Exhibit 4(e)1
MISSISSIPPI POWER & LIGHT COMPANY

TO

BANK OF MONTREAL TRUST COMPANY

AND

Z. GEORGE KLODNICKI,

AS TRUSTEES

Mortgage and Deed of Trust

Dated as of February 1, 1988

MISSISSIPPI POWER & LIGHT COMPANY

TO

BANK OF MONTREAL TRUST COMPANY

and

Z. GEORGE KLODNICKI, AS TRUSTEES

Mortgage and Deed of Trust

_________________
TABLE OF CONTENTS1/
Page
Parties     1
Recitals     1

Description of bonds	1

General form of coupon bond	2

General form of coupon	4

General form of fully registered bond	4
General form of fully registered bond

(reverse)	6
Form of trustee's authentication

certificate on all bonds	7

Compliance with legal requirements	7
Granting clause     7
Agreement as to after-acquired property     8
Properties excepted from Lien of Indenture     8
Habendum     9
Grant in Trust     9
Defeasance clause     10
Covenant clause     10

______________________________

1	The Table of Contents was not a part of the Mortgage and Deed of Trust as executed.

Table of Contents
Page

ARTICLE I
DEFINITIONS

Sec 1.01	Explanatory statement 10

Construction of accounting terms	10

Evidence of approval of signer	10

Requests and applications to be accompanied by certificates and opinions	10

Sec. 1.02	“Adjusted Net Earnings” defined in Section 1.07 hereof 10

“affiliate”	10

“Board of Directors”	11

“Company”	11

“Cost” defined in Section 1.04 (III) hereof	11

“Co-Trustee”	11

“Daily Newspaper”	11

“Defaults” defined in Section 12.01 hereof	11

“Deferred Grand Gulf I Costs”	11

“Engineer”	11

“Engineer’s Certificate”	11

“Excepted Encumbrances” defined in Section 1.06 hereof	12

“Federal Bankruptcy Act”	12

“Fuel Transportation Facilities”	12

“Funded Cash” defined in Section 1.05 hereof	12

“Funded Property” defined in Section 1.05 hereof	12

“Grand Gulf I”	12

“Grand Gulf I Costs”	12

“Independent”	12

“Independent Engineer’s Certificate”	12

“Investment Securities”	12

“the Lien hereof”, “the Lien of the Indenture” and “the Lien of this Indenture”	13

“Mortgage” or “Indenture”	13

Sec. 1.03	“the Mortgaged and Pledged Property” 13

“Net Earning Certificate” defined in Section 1.07 hereof	13

“1944 Mortgage” defined in the granting clause hereof	13

“Officer’s Certificate”	13

“Opinion of Counsel”	13

“Original Trustee” and “Original Co-Trustee”	14

“Outstanding”	14

“PIK Bonds”	14

“prior lien”	14

“Property Additions” defined in Section 1.04 hereof	14

“Resolution”	14

“Responsible Officers”	14

“Retired Bonds”	15

“SEC”	15

“Space Satellites”	15

“Trustee”	15

“Trustees”	15

“underwriter” defined in Section 16.12 hereof	16

Sec. 1.04	(I) “Property Additions” 16

(II) Provisions for netting Property Additions	17

(III) “Cost”	18

Sec. 1.05	“Funded Property” 19

“Funded Cash”	20

Sec. 1.06	“Excepted Encumbrances” 20

Sec. 1.07	“Net Earning Certificate” 21

Construction of phrases relating to property retirement	24

Interest payment in foreign coin or currency	24
ARTICLE II
FORMS, EXECUTION, REGISTRATION AND EXCHANGE OF BONDS

Sec. 2.01	Series and form of bonds 24

One or more series may be expressed in one or more foreign languages - English text shall prevail	25
Form of each series shall specify the descriptive title, designation, date of bonds, rate or rates of interest, medium of payment, dates of maturity, dates for payment of interest, and place for payment of principal and interest    25
May also contain provisions for:

(a)	Additional places for payment, registration and transfer 25

(b)	Reimbursement of taxes, Sinking fund, put options, and conversion of bonds into stock 25

(c)	Exchanges of bonds 25

(d)	Redemption 26

(e)	Splitting of interest and principal payments 26

(f)	Complying with laws, rules, regulations or usage 26

(g)	Wire or electronic transfer of funds 26

(h)	Other terms and conditions 26

Principal or interest payment in foreign coin or currency	26

Sec. 2.02	Kinds and denominations of bonds 26

Sec. 2.03	Date of and interest on fully registered bonds 26

Dates and designation of coupon bonds	27

Sec. 2.04	Legends on bonds 27

Sec. 2.05	Surrender of bonds upon exchange 27

Authentication and issuance of new bonds	27

Charges for exchanges and transfers of bonds	27

Sec. 2.06	Registration and transfer books 27

Sec. 2.07	Execution of bonds 28

Matured coupons to be detached before authentication of bonds	28

Sec. 2.08	Temporary bonds 28

Sec. 2.09	Replacement of stolen, lost, destroyed or mutilated bonds 29

Indemnity and charges	29

Sec. 2.10	Trustee’s certificate on bonds 29

Sec. 2.11	Bonds may be paid in foreign countries and in foreign currencies 29
ARTICLE III
GENERAL PROVISIONS AS TO ISSUANCE OF BONDS

Sec. 3.01	Aggregate amount of bonds which may be secured by Indenture 29

Sec. 3.02	Company free to determine price, etc., for bonds 29
ARTICLE IV
ISSUANCE OF BONDS UPON THE BASIS OF DEFERRED GRAND GULF I COSTS

Sec. 4.01	Requirements for issuance 30

Sec. 4.02	Provisions of this Article are Exclusive 31
ARTICLE V
ISSUANCE OF BONDS UPON THE BASIS OF PROPERTY ADDITIONS

Sec. 5.01	Additional bonds issuable on basis of Property Additions 31

Sec. 5.02	No bonds issuable under Article V on basis of Funded Property 31

Sec. 5.03	Bonds issuable under Article V to specified percentage of Cost or fair value of Property Additions after making certain deductions and additions 31

Sec. 5.04	Net Earning requirements for issue on Property Additions 31

Sec. 5.05	Bond application papers for issue on Property Additions 31

Determination of Cost, fair value and fair market value	35
ARTICLE VI
ISSUANCE OF BONDS UPON RETIREMENT OF CERTAIN BONDS PREVIOUSLY OUTSTANDING HEREUNDER OR UNDER THE 1944 MORTGAGE

Sec. 6.01	Bond application papers for issues in refunding certain Retired Bonds 35

Net Earning Certificate in certain cases	35
ARTICLE VII
ISSUANCE OF BONDS UPON DEPOSIT OF CASH WITH TRUSTEE

Sec. 7.01	Bond application papers for issues against deposited cash 36

Sec. 7.02	Withdrawal of cash deposited under Section 7.01 37

Sec. 7.03	Company may direct application of cash deposited under Section 7.01 to purchase, pay or redeem bonds 37

ARTICLE VIII
COMPLIANCE WITH THE TRUST INDENTURE ACT OF 1939

Sec. 8.01	Reservation of right to comply with the Trust Indenture Act of 1939 37
ARTICLE IX
PARTICULAR COVENANTS OF THE COMPANY

Sec. 9.01	Possession 38

Maintenance of Lien	38

Right to mortgage	38

Sec. 9.02	Payment of principal and interest 38

Cancellation of paid coupons	38

Sec. 9.03	(a) Appointment of qualified Trustee 38

(b)	Office or agency for presentation of bonds, coupons, notices, etc. 38
Results of failure to maintain such offices.    39

(c)	Duty of paying agent other than Trustee 39

(d)	Duty of Company acting as paying agent 39

(e)	Delivery to Trustee of sums held by other paying agent 39

(f)	All sums to be held subject to Section 19.03 39

Sec. 9.04	Payments of taxes, etc. 39

Sec. 9.05	Insurance on property 40

Application of insurance proceeds	40

Deductible provision	42

Sec. 9.06	Maintenance of Mortgaged and Pledged Property 42

Independent Engineer’s Certificate on maintenance of Mortgaged and Pledged Property	43

Retirement from plant account of property no longer useful in business	45

Sec. 9.07	Maintenance of corporate existence and franchises 45

Sec. 9.08	Recording, filing, etc. 45

Annual Opinion of Counsel	45

Instruments of further assurance	45

Sec. 9.09	(a) Company to furnish Trustee information as to names and
addresses of bondholders    46

(b)	Preservation by Trustee of such information 46

(c)	Trustee shall make such information available or mail communications to bondholders in certain circumstances 46

(d)	Trustee and paying agent not accountable by reason of disclosing or mailing material pursuant to subdivision (c) 47

Sec. 9.10	(1) Company agrees to file with Trustee copies of annual reports which the Company may be required to file with the
Securities and Exchange Commission    47

(2)	Company agrees to file with Trustee and Securities and
Exchange Commission certain additional information with
respect to compliance with certain conditions and covenants

of Indenture    47

(3)	Company agrees to transmit to bondholders summaries of such information as may be required by Securities and

Exchange Commission	48

Sec. 9.11	Books of record and account 48

Faithful performance of covenants, conditions, etc.	48

Sec. 9.12	Deposit with Trustee of certain property upon discharge of prior lien 48

Sec. 9.13	Dividend Covenant 49

Sec. 9.14	Annual Certificate of no default 49

Sec. 9.15	Restriction of issuance of bonds under the 1944 Mortgage 49

Sec. 9.16	Compliance with maintenance and replacement fund provisions of the 1944 Mortgage 49

Sec. 9.17	Compliance with applicable laws 49
ARTICLE X
REDEMPTION OR PURCHASE OF BONDS

Sec. 10.01	What bonds redeemable 50

Sec. 10.02	Redemption of a part only of bonds 50

Notice of redemption	50

Mailing notice	50

Sec. 10.03	Bonds due on redemption date if price deposited and notice given 51

Sec. 10.04	Redemption money held in trust until paid to holders on surrender of bonds 51

When bonds cease to bear interest	51

Partial redemption of registered bonds	51

Sec. 10.05	Purchase of bonds with cash held by Trustee 52

Company may designate series	52

Solicitation of offers to sell	52

Sec. 10.06	Bonds paid, purchased or redeemed hereunder to be cancelled 52

Destruction of bonds and coupons	52
ARTICLE XI
POSSESSION, USE AND RELEASE OF MORTGAGED AND PLEDGED PROPERTY

Sec. 11.01	Company’s possession and enjoyment 52

Sec. 11.02	What Company may do without release or consent by Trustee 52

(1)	Replacement of machinery, equipment, tools, etc. 53

(2)	Cancellation of rights of way 53

(3)	Surrender or assent to modification of franchises, etc. 53

Sec. 11.03	Release of property 53

(1)	Officers’ Certificate 53

(2)	Engineer’s Certificate 53

(3)	Cash equal to amount by which fair value of property released exceeds the sum of:

(a)	Purchase money obligations received 54

(b)	Cost or fair value of Property Additions made basis of release 54

(c)	Principal amount of bonds which Company waives right to issue 55

(d)	Principal amount of obligations secured by purchase money mortgage 55

(e)	Taxes and expenses 55

(4)	Opinion of Counsel on Property Additions 56

(5)	Opinion of Counsel on purchase money mortgage, etc. 56

(6)	Opinion of Counsel if franchise to be released 56

(7)	Opinion of Counsel on conditions and covenants 56
Assignment, filing and recordation of purchase money mortgages;

Opinion of Counsel	56

Conditions if release based on Property Additions, etc.	56

When Property Additions made basis for release do not become Funded Property	57

Disposition of consideration received upon release	57

Substituted property to become subject to Lien	58

Sec. 11.04	Release of real estate unimproved for Company’s business 58

Any consideration received by Company to be deposited hereunder	59

Sec. 11.05	Withdrawal or application or moneys received for releases, etc. 59
Such moneys may be:

(1)	Withdrawn on basis of Property Additions 59

(2)	Withdrawn on basis of right to issue bonds 59

(3)	Applied to purchase bonds 60

(4)	Applied to redeem bonds 60

Requirements for withdrawal of moneys	60

When withdrawal does not represent Funded Property	60

Release of purchase money mortgage obligations	61

Principal and interest on purchase money mortgage obligations	62

Disposition of bonds deposited under this Section	62

Sec. 11.06	Release of property taken by eminent domain or purchased by governmental body 62

Application of proceeds	62

Sec. 11.07	If Mortgaged and Pledged Property in hands of receiver or trustee, it may exercise powers conferred on Company 63

Notwithstanding default, Trustee may release Mortgaged and Pledged Property	63

Purchaser in good faith not put on inquiry	63

Sec. 11.08	Alternative method of release of certain Mortgaged and Pledged Property 63

Sec. 11.09	Quitclaim of property not subject to Lien 64

Sec. 11.10	Release of property which is not Funded 64

(1)	Officers’ Certificate 64

(2)	(a) Engineer’s Certificate 64
(b) Independent Engineer’s Certificate    65

(3)	Further Engineer’s Certificate 65

(4)	Opinion of Counsel 65

ARTICLE XII
REMEDIES OF TRUSTEES AND BONDHOLDERS UPON DEFAULT

Sec. 12.01	Definition of “Defaults” 65

Sec. 12.02	Trustees’ issuance of Notice of Default 66

Sec. 12.03	Declaration of principal and accrued interest due upon Default 67

Holders of specified percentage of bonds may annul declaration	67

Sec. 12.04	Trustee or Co-Trustee may take possession of and operate Mortgaged and Pledged Property on Default 68

When Trustees shall surrender possession to Company	68

Sec. 12.05	Power of Trustees to sell all the Mortgaged and Pledged Property 68

Sec. 12.06	Judicial proceedings by Trustees 69

Remedies cumulative	69

Delay, etc., not a waiver of rights	69

Sec. 12.07	Holders of specified percentage of bonds may direct judicial proceedings by Trustees 69

Bonds owned by Company or affiliates not included in determining percentages for certain purposes	70

Sec. 12.08	Appointment of receiver 70

Sec. 12.09	All bonds to become due and payable upon sale of property 70

Sec. 12.10	Purchase by bondholders at sale of property 70

Sec. 12.11	Receipt of Trustees or officer making sale to be a discharge to purchaser 71

Effect of sale on rights of Company	71

Sec. 12.12	Disposition of proceeds of sale 71

Order of application	71

Sec. 12.13	Waiver by Company of advantage of any appraisement, valuation, stay, extension or redemption laws, and of rights to marshal assets 72

Sec. 12.14	Payment of principal and interest to Trustees upon occurrence of certain defaults 72

Judgment may be taken by Trustees	72

Proofs of claim	73

Lien of Indenture not to be affected by judgment or levy of execution by Trustees	73

Application of moneys collected by Trustees	73

Trustee may rely on order, judgment or certificate	74

Sec. 12.15	Possession of bonds unnecessary in action by Trustees 74

Bondholders not necessary part to action	74

Sec. 12.16	Limitation upon right of bondholders to institute certain legal proceedings 75

Right of bondholders to receive and enforce payment not impaired	75

Sec. 12.17	Company may waive period of grace 75

If enforcement proceedings abandoned, status quo is established	75

ARTICLE XIII
EVIDENCE OF RIGHTS OF BONDHOLDERS AND OWNERSHIP OF BONDS

Sec. 13.01	Execution of instruments by bondholders 75

Proof of execution	75

(a)	Acknowledgment 75

(b)	Certificate of trust company, bank, etc. 75

Consent or vote binding on future holder of bond	76

Sec. 13.02	Evidence of ownership of temporary or coupon bonds 76

Evidence of ownership of registered bonds	76

Inspection of bonds	76
ARTICLE XIV
IMMUNITY OF INCORPORATORS, SUBSCRIBERS TO THE
CAPITAL STOCK, STOCKHOLDERS, OFFICERS AND DIRECTORS

Sec. 14.01	Liability of officers, etc., released and waived 76
ARTICLE XV
EFFECT OF MERGER, CONSOLIDATION, ETC.

Sec. 15.01	Company may merge, consolidate etc., upon certain terms 77

Covenant against impairment of Lien thereby	77

Assumption of obligation by successor	77

Sec. 15.02	Right of successor corporation 77

Execution of Indenture	78

Issuance of bonds, etc., on basis of Property Additions by successor corporation	78

Sec. 15.03	Extent of Lien of Indenture upon property of successor corporation 78
ARTICLE XVI
CONCERNING THE TRUSTEES

Sec. 16.01	Qualification of Trustee 79

Acceptance of trust - duties in general	80

Sec. 16.02	Extent of Trustees’ liability - in general 80

Sec. 16.03	Recitals deemed made by Company 81

Sec. 16.04	Trustees not liable for debts incurred in operating property 81

Trustees, etc., may own bonds	81

Sec. 16.05	Trustees may give notices incidental to action by it 81

Sec. 16.06	Notice by Trustees to Company - mailing 81

Sec. 16.07	Trustees protected in relying on Certificates, etc. 81

Trustees may consult counsel	82

Responsibility in selection of experts	82

Sec. 16.08	Moneys deposited with Trustees to be held in trust 82

Interest on moneys with Trustees	82

Sec. 16.09	Compensation of Trustees - lien therefor 82

Sec. 16.10	Trustees may rely on facts established by certificate from Company 83

Sec. 16.11	Action to be taken by Trustees and Co-Trustee who becomes creditor of Company 83

Sec. 16.12	Action to be taken by Trustees and Co-Trustee acquiring conflicting interest 87

Definition of conflicting interest	88

Sec. 16.13	Trustees and Co-Trustee to transmit certain reports to bondholders 91

Copies of reports to be filed with stock exchanges and Securities and Exchange Commission	93

Sec. 16.14	Resignation or removal of Trustees and Co-Trustee 93

Sec. 16.15	Appointment of successor Trustee and successor Co-Trustee 94

Sec. 16.16	Appointment of additional trustees or co-trustees 95

Conditions affecting such appointment	96

Notice by bondholders to Trustee, notice to all trustees	96

Contents, filing, etc. of instrument appointing trustee Incapacity, etc., of separate trustee or co-trustee	96

Sec. 16.17	Acceptance by successor trustee 97

Requirements of predecessor trustee upon retiring	97

Sec 16.18	Merger or consolidation of Trustee 97

Delivery of bonds authenticated by predecessor Trustee	97

Authentication by successor Trustee	97

Sec. 16.19	Appointment of successor Trustee by Company 98

Sec. 16.20	Estates, rights, etc. of Trustee are in joint tenancy 98

Notice, etc. on behalf of Company delivered to Trustee deemed delivered to both Trustee and Co-Trustee	98

Sec. 16.21	Necessity for Co-Trustee 98
ARTICLE XVII
DISCHARGE OF MORTGAGE

Sec. 17.01	Execution of requisite deeds and instruments 98

Bonds for payment of which money or obligations of the United States are deposited are deemed paid - proviso	99
ARTICLE XVIII
MEETINGS AND CONSENTS OF BONDHOLDERS

Sec. 18.01	Modifications of Indenture - in general 99

Sec. 18.02	Call and notice of meeting of bondholders 99

Place when called by Trustee	99

Written notice	100

Publication	100

When notice not required	100

Sec. 18.03	Attendance at meetings 100

Trustee may make regulations as to deposits of bonds	100

Certificate in lieu of production of unregistered bonds	100

Sec. 18.04	Persons entitled to vote at meetings 101

When production of bonds and further proof necessary	101

Proxies - Acknowledgment	101

Sec. 18.05	Temporary Chairman and Secretary 101

Permanent Chairman and Secretary	101

Inspectors of Votes	101

Sec. 18.06	Quorum 101

Notice of adjournment	102

Sec. 18.07	Vote necessary for modification, alteration, etc., of Indenture 103

Limitations on right of modification	103

Bonds owned, held by, or for account of Company not counted	103

Sec. 18.08	Record of meeting 104

Conclusiveness of meeting	104

Copy of resolution to be mailed to bondholders	104

Proof of mailing to be filed with Trustees	104

Effect of failure to mail	104

Approval of resolution by Company	104

Effective date of resolution	104

Sec. 18.09	Notation of action taken may be made on bonds 104

New bonds	104

When supplemental instrument may be executed	105

Sec. 18.10	(A) Trustee may receive written consent of bondholders in lieu of holding a meeting 105

(B)	Acknowledgment of written consent. 105

(C)	Revocation of consent. 106
ARTICLE XIX
MISCELLANEOUS

Sec. 19.01	Benefits restricted to parties and to holders of bonds and coupons 106

Sec. 19.02	Investment of cash by Trustee in certain securities 106

Such securities held by Trustee as part of Mortgaged and Pledged Property	106

Retirement of bonds with funds in excess of specified amount held by Trustee for specified period	107

Sec. 19.03	Deposits for bonds and coupons not claimed for specified period to be returned to Company on demand 107

Sec. 19.04	Rights may be waived or surrendered by Company 107

Company may enter into further covenants for benefit of one or more series of bonds	107

Trustee may join with Company execution of instruments	108

Sec. 19.05	Formal requirements of certificates and opinions hereunder 108

Sec. 19.06	Concerning court costs and counsel fees in certain suits hereunder 108

Sec. 19.07	Successors and assigns 109

Sec. 19.08	In event of conflict, Trust Indenture Act Provisions herein to control 109

Sec. 19.09	Effect of Indenture under Louisiana law 109

Sec. 19.10	Reference is to Trust Indenture Act in force on the date of execution hereof-exceptions 109

Sec. 19.11	Titles of Articles of Indenture, marginal sectional, marginal Article references and table of contents not part thereof 109

Sec. 19.12	Execution in counterparts 109

Sec. 19.13	Governing law 109
ARTICLE XX
SPECIFIC DESCRIPTION OF PROPERTY
Property Description    110
Testimonium    240
Signatures and seals    240
Acknowledgments    242
Summary of recording data    245

INDENTURE, dated as of the 1st day of February, 1988, made and entered into by and among MISSISSIPPI POWER & LIGHT COMPANY, a corporation of the State of Mississippi, whose post office address is P.O. Box 1640, Jackson, Mississippi 39215-1640 (tel. 601-969-2311) (hereinafter sometimes called the Company), party of the first part, and BANK OF MONTREAL TRUST COMPANY, a corporation of the State of New York, whose principal office is located at Two Wall Street, New York, New York 10005 (tel. 212-964-1100) (hereinafter sometimes called the Trustee), and Z. GEORGE KLODNICKI, whose post office address is 87 Prospect Avenue, Westwood, New Jersey 07675 (tel. 212-964-1100) (hereinafter sometimes called the Co-Trustee), parties of the second part (the Trustee and the Co-Trustee being hereinafter collectively sometimes called the Trustees);
WHEREAS, the Company deems it necessary to borrow money for its corporate purposes and to issue its bonds therefor from time to time in one or more series, and to mortgage and pledge its property hereinafter described or mentioned to secure the payment of the same, such bonds to be at the election of the Company coupon bonds (which may be bearer bonds if at the time permitted by law) and/or fully registered bonds, authenticated by the certificate of the Trustee and issuable as in this Indenture hereinafter provided, such coupon bonds, coupons, fully registered bonds and Trustee’s authentication certificate to be substantially in the forms following, respectively, with such insertions, omissions and variations as the Board of Directors of the Company may determine in accordance with the provisions of this Indenture:

[GENERAL FORM OF COUPON BOND]

MISSISSIPPI POWER & LIGHT COMPANY

___________ Bond

____________ Series due _______

No. _____________    $__________
MISSISSIPPI POWER & LIGHT COMPANY, a corporation of the State of Mississippi (hereinafter called the Company), for value received, hereby promises to pay to the bearer, or, if this bond be registered, to the registered owner hereof, at the office or agency of the Company in ________________, ________________ dollars on ______________, ______________, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay interest thereon from the date hereof at the rate of ____________ per centum per annum in like coin or currency at such office or agency on ____________ and ___________ in each year, until the principal of this bond shall have become due and payable, and to pay interest on any overdue principal and (to the extent that payment of such interest is not prohibited under applicable law) on any defaulted interest at the rate then borne by this bond plus one per centum (1%) per annum. The interest accrued on the principal hereof prior to such principal becoming due and payable shall be paid only upon presentation and surrender of the interest coupons therefor hereto attached as they severally mature.
This bond is one of a series of bonds of the Company issuable in series and is one of a series known as its ______________ Bonds, ______________ Series due ______________, all bonds of all series issued under and equally secured by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, called the Mortgage), dated as of February 1, 1988, executed by the Company to Bank of Montreal Trust Company and Z. George Klodnicki, as Trustees. Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustees in respect thereof, the duties and immunities of the Trustees and the terms and conditions upon which the bonds are, and are to be, secured, the circumstances under which additional bonds may be issued and the definition of certain terms hereinafter used. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then Outstanding as are specified in the Mortgage.
The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided.
This bond is negotiable and shall pass by delivery unless registered as to principal at the office or agency of the Company in ___________, and such registration noted hereon, after which no valid transfer hereof can be made, except at such office or agency, until after registered transfer to bearer, but after such registered transfer to bearer this bond shall be again transferable by delivery. Such registration, however, shall not affect the negotiability of the coupons, which shall always remain payable to bearer and transferable by delivery. The Company and the Trustees may deem and treat the bearer of this bond if it be not registered as to principal, or, if this bond is registered as herein authorized, the person in whose name the same is registered, as the absolute owner hereof, and the bearer of any coupon hereunto appertaining as the absolute owner hereof, whether or not this bond or such coupon shall be overdue, for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.
As provided in the Mortgage, the Company shall not be required to make transfers or exchanges of bonds of any series for a period of fifteen days next preceding any interest payment date for bonds of said series, or next preceding any designation of bonds of said series to be redeemed, and the Company shall not be required to make transfers or exchanges of any bonds designated in whole or in part for redemption.
No recourse shall be had for the payment of the principal or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.
Neither this bond nor the coupons hereto attached shall become obligatory until Bank of Montreal Trust Company, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.
IN WITNESS WHEREOF, MISSISSIPPI POWER & LIGHT COMPANY has caused this bond to be signed in its corporate name by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof, and interest coupons bearing the facsimile signature of its Treasurer or an Assistant Treasurer to be attached hereto, as of ______, ____________________.
MISSISSIPPI POWER & LIGHT COMPANY

By
ATTEST:
___________________________

[GENERAL FORM OF COUPON]
No. _____________    $__________
On ______________, ____, unless the bond hereafter mentioned shall have previously become due and payable, MISSISSIPPI POWER & LIGHT COMPANY will pay to bearer, upon surrender of this coupon, at its office or agency in ______________, ____ dollars in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, being _________ months’ interest then due on its ______________ Bond, ______________ Series due______________, No. ______

[GENERAL FORM OF FULLY REGISTERED BOND)

________________ BOND

__________ Series due ____________
No. _____________    $__________
MISSISSIPPI POWER & LIGHT COMPANY, a corporation of the State of Mississippi (hereinafter called the Company), for value received, hereby promises to pay to _________, or registered assigns, at the office or agency of the Company in ______________, ____ dollars on _________, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay to the registered owner hereof interest thereon from __________, _________, if the date of this bond is prior to __________, or, if the date of this bond is on or after __________, from the______________ or ______________ next preceding the date of this bond (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof), at the rate of ______________ per centum per annum in like coin or currency at such office or agency on ______________ and ______________ in each year, until the principal of this bond shall have become due and payable, and to pay interest on any overdue principal and (to the extent that payment of such interest is not prohibited under applicable law) on any defaulted interest at the rate then borne by this bond plus one per centum (1%) per annum. [The following provision may be included here at the Company’s option: provided, however, if the date hereof is after any record date, as hereinafter provided, with respect to any interest payment date and prior to such interest payment date, then interest shall be payable only from such interest payment date unless the Company shall default in the payment of the interest due on such interest payment date, in which case interest shall be payable from the next preceding interest payment date to which interest has been paid, or, if no such interest has been paid on the bonds, from _______________ _____________________.

The interest so payable on any interest payment date will, subject to certain exceptions provided in the Mortgage hereinafter referred to, be paid to the person in whose name this bond is registered at the close of business (whether or not a business day) on the _______________ or _______________ (herein called “record dates”), as the case may be, next preceding such interest payment date.] At the option of the Company, interest may be payable by check mailed on or prior to such interest payment date to the address of the person entitled thereto as such address shall appear on the register of the Company.
[The provisions hereinafter indicated for the reverse of the bond may instead be inserted here. Otherwise, the following statement shall be included here if provisions are continued on the reverse of the bond: ADDITIONAL PROVISIONS OF THIS BOND ARE SET FORTH ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.]
This bond shall not become obligatory until Bank of Montreal Trust Company, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.
IN WITNESS WHEREOF, Mississippi Power & Light Company has caused this bond to be signed in its corporate name by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof.
Dated:
MISSISSIPPI POWER & LIGHT COMPANY

By:

ATTEST:
___________________________

[General Form of Fully Registered Bond]

(Reverse)

MISSISSIPPI POWER & LIGHT COMPANY
This bond is one of a series of bonds of the Company issuable in series and is one of a series known as its ______________ Bonds, ______________ Series due ______________, all bonds of all series issued under and equally secured by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, called the Mortgage), dated as of February 1, 1988, executed by the Company to Bank of Montreal Trust Company and Z. George Klodnicki, as Trustees. Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustees in respect thereof, the duties and immunities of the Trustees and the terms and conditions upon which the bonds are, and are to be, secured, the circumstances under which additional bonds may be issued and the definition of certain terms hereinafter used. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then Outstanding as are specified in the Mortgage.
The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided.
This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in _______________________________________________________, upon surrender of this bond, and upon payment, if the Company shall require it, of the transfer charges provided for in the Mortgage, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustees may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.
[The following paragraph may be omitted or modified if a record date is established or if such paragraph is otherwise inapplicable.]
As provided in the Mortgage, the Company shall not be required to make transfers or exchanges of bonds of any series for a period of fifteen days next preceding any interest payment date for bonds of said series, or next preceding any designation of bonds of said series to be redeemed, and the Company shall not be required to make transfers or exchanges of any bonds designated in whole or in part for redemption.
No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.
[FORM OF TRUSTEE’S AUTHENTICATION
CERTIFICATE ON ALL BONDS]
TRUSTEE’S AUTHENTICATION CERTIFICATE
This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned mortgage.
BANK OF MONTREAL TRUST COMPANY,
as Trustee,

By
Authorized Officer
; and
WHEREAS, all things necessary to make this Indenture a valid, binding and legal instrument for the security of said bonds, have been performed, and the issue of said bonds, subject to the terms of this Indenture, has been in all respects duly authorized;
NOW, THEREFORE, THIS INDENTURE WITNESSETH: That MISSISSIPPI POWER & LIGHT COMPANY, in consideration of the premises and of Ten Dollars ($10) to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued hereunder, according to their tenor and effect and the performance of all provisions hereof (including any instruments supplemental hereto and any modification made as in this Indenture provided) and of said bonds, hath granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over and confirmed and granted a security interest in, and by these presents doth grant, bargain, sell, release, convey, assign, transfer, mortgage, hypothecate, affect, pledge, set over and confirm and grant a security interest in (subject, however, to Excepted Encumbrances as defined in Section 1.06 hereof), unto Z. George Klodnicki and (to the extent of its legal capacity to hold the same for the purposes hereof) to BANK OF MONTREAL TRUST COMPANY, as Trustees, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all properties of the Company specifically described in Article XX hereof and all other properties of the Company real, personal and mixed, of the kind or nature specifically mentioned herein or of any other kind or nature (except any hereinbefore or hereinafter expressly excepted), now owned or, subject to the provisions of Section 15.03 hereof, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same, the scope and intent of the foregoing or of any general description contained in this Indenture) all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, street lighting systems, standards and other equipment incidental thereto; all telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam heat and hot water plants, substations, electric, gas and water lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine driven generators and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment, and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as hereinbefore or hereinafter expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described.
TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 11.01 hereof) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, rights and franchises and every part and parcel thereof.
IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 15.03 hereof, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any hereinbefore or hereinafter expressly excepted, shall be and are as fully granted and conveyed hereby and as fully embraced within the Lien hereof as if such property, rights and franchises were now owned by the Company and were specifically described herein and granted and conveyed hereby.
PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder, nor is a security interest therein hereby granted or intended to be granted, and the same are hereby expressly excepted from the Lien hereof and the operation of this Indenture, viz.: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereinbefore or hereafter specifically pledged, paid, deposited, delivered or held hereunder or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships, or other vessels and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all timber, minerals, mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged hereunder or hereafter covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the Lien hereof; (5) electric energy, gas, water, steam, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system, and any natural gas distribution system; and (7) the Company’s franchise to be a corporation; provided, however, that the property and rights expressly excepted from the lien and operation of this Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII hereof by reason of the occurrence of a Default.
TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 hereof), unto Z. GEORGE KLODNICKI and (to the extent of its legal capacity to hold the same for the purposes hereof) to BANK OF MONTREAL TRUST COMPANY, as Trustees, and their successors and assigns forever.
IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth, for the equal pro rata benefit and security of all and each of the bonds and coupons issued and to be issued hereunder, or any of them, in accordance with the terms of this Indenture, without preference, priority or distinction as to the lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject to the provisions hereinafter set forth in reference to extended, transferred or pledged coupons and claims for interest; it being intended that, subject as aforesaid, the lien and security of all of said bonds and coupons of all series issued or to be issued hereunder shall take effect from the date of the initial issuance of bonds hereunder, and that the lien and security of this Indenture shall take effect from said date as though all of the said bonds of all series were actually authenticated and delivered and issued upon such date.
PROVIDED, HOWEVER, these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid, the principal of and interest on said bonds, together with the premium, if any, payable on such of said bonds as may have been called for redemption prior to maturity, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon for principal, interest and premium, if any, and if the Company shall also pay or cause to be paid all other sums payable hereunder by it, then this Indenture and the estate and rights hereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.
IT IS HEREBY COVENANTED, DECLARED AND AGREED by and between the parties hereto that all such bonds and coupons are to be authenticated, delivered and issued, and that all property subject or to become subject hereto is to be held subject to the further covenants, conditions, uses and trusts hereinafter set forth, and the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the Trustees and their successor or successors in such trust, for the benefit of those who shall hold said bonds and interest coupons, or any of them, as follows:

ARTICLE I

DEFINITIONS

Section 1.01    The terms defined in the next succeeding six Sections hereof, numbered from 1.02 to 1.07, both inclusive, shall (except as herein otherwise expressly provided) for all purposes of this Indenture, and of any indenture supplemental hereto, have the respective meanings in such Sections specified. Any term defined in Section 303 of the Trust Indenture Act of 1939, as amended, and not defined in this Indenture shall have the meaning assigned to such term in such Section 303 as in force on the date of the execution of this Indenture.
Except as otherwise specifically provided, the accounting terms used in this Indenture shall be construed in accordance with sound accounting practices.
The acceptance by the Trustee of any document the signer of which is required by some provision hereof to be approved by the Trustee, shall be sufficient evidence of its approval of the signer within the meaning of this Indenture, unless the Trustee shall object in writing within a reasonable time.
Every request or application by the Company for action by the Trustee under any of the provisions of this Indenture shall be accompanied by the Officers’ Certificate and the Opinion of Counsel provided for in Section 19.05 hereof.
Section 1.02.    The term “Adjusted Net Earnings” is defined in Section 1.07 hereof.
The term “affiliate” means a person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another person.
The term “Board of Directors” means either the board of directors of the Company or any duly authorized committee of said board.
The term “Company” shall mean the party of the first part hereto, Mississippi Power & Light Company, and subject to the provisions of Article XV hereof, shall also include its successors and assigns. For the purposes of (i) clause (2) of subdivision (c) of Section 9.03 hereof, (ii) the second paragraph of Section 12.07 hereof, (iii) the second and third paragraphs of Section 12.14 hereof, (iv) Section 16.11 hereof, (v) Section 16.12 hereof and (vi) paragraph (3) of subdivision (a) of Section 16.13 hereof, the word “Company” shall be deemed to mean and refer to the Company and any other obligor on the bonds secured hereby.
The term “Cost” with respect to Property Additions is defined in Section 1.04 (III) hereof.
The term “Co-Trustee” shall mean Z. George Klodnicki and shall also include his successors and assigns.
The term “Daily Newspaper” shall mean a newspaper of general circulation in the relevant area, printed in the English language and customarily published on each business day, whether or not published on Saturdays, Sundays or holidays. In the event that successive weekly publications in a Daily Newspaper are required hereunder they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or in different Daily Newspapers. In case, by reason of the suspension of publication of any Daily Newspaper, or by reason of any other cause, it shall be impractical without extraordinary expense to make publication of any notice in a Daily Newspaper as required by this Indenture, then such method of publication or notification as shall be made with the approval of the Trustee shall be deemed the equivalent of the required publication of such notice in a Daily Newspaper.
The term “Defaults” is defined in Section 12.01 hereof.
The term “Deferred Grand Gulf I Costs” shall mean the aggregate uncollected balance of the deferrals of Grand Gulf I Costs and any deferred carrying charges thereon recorded as assets on the books of the Company.
The term “Engineer” shall mean an individual who is an engineer or a co-partnership or a corporation engaged in an engineering business, who or which, unless required to be independent, may be employed by the Company.
The term “Engineer’s Certificate” shall mean a certificate signed by the Chairman of the Board, Chief Executive Officer, President or a Vice President of the Company and by an Engineer (who may be an employee of the Company) appointed by the Board of Directors of the Company; provided, however, if any property or securities are to be released from the lien of this Indenture, the Engineer’s Certificate as to the fair value of such property or securities and as to matters referred to in clause (f) of subdivision (2) of Section 11.03 hereof shall be made by an Independent Engineer, appraiser, or other expert, if the fair value of such property or securities and of all other property or securities released since the commencement of the then current calendar year, as set forth in the certificates required by this Indenture, is ten per centum (10%) or more of the aggregate principal amount of the bonds at the time Outstanding; but such a certificate of an Independent Engineer, appraiser, or other expert shall not be required in the case of any release of property or securities, if the fair value thereof as set forth in the certificates required by this Indenture is less than Twenty-five Thousand Dollars ($25,000) or less than one per centum (1%) of the aggregate of (x) the principal amount of the bonds at the time Outstanding hereunder and (y) the principal amount of the bonds at the time Outstanding, as therein defined, under the 1944 Mortgage. If and to the extent required by the provisions of Section 19.05 hereof, each such certificate shall include the statements provided for in such Section.
The term “Excepted Encumbrances” is defined in Section 1.06 hereof.
The term “Federal Bankruptcy Act” shall mean the Bankruptcy Reform Act of 1978 and any amendments thereto, or any law substituted therefor.
The term “Fuel Transportation Facilities” shall mean railroad cars, barges and other transportation equipment (other than trucks) used or to be used primarily for the transportation of coal, oil, nuclear fuel or other fuel.
The term “Funded Cash” is defined in Section 1.05 hereof.
The term “Funded Property” is defined in Section 1.05 hereof.
The term “Grand Gulf I” shall mean Unit No. 1 of the Grand Gulf Nuclear Electric Generating Station, a 1,250 megawatt electric generating unit located in Claiborne County, Mississippi.
The term “Grand Gulf I Costs” shall mean the Company’s non-fuel costs associated with the Company’s purchase of capacity and energy from Grand Gulf I.
The term “Independent”, when applied to any accountant, Engineer, appraiser or other expert, shall mean such a person who (a) is in fact independent, (b) does not have any direct material financial interest in the Company or in any other obligor upon the bonds or in any affiliate of the Company or of such other obligor and (c) is not connected with the Company or such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions, appointed by the Chairman of the Board, Chief Executive Officer, President or a Vice President of the Company and who is approved by the Trustee in the exercise of reasonable care.
The term “Independent Engineer’s Certificate” shall mean a certificate signed by an Independent Engineer. If and to the extent required by the provisions of Section 19.05 hereof, each such certificate shall include the statements provided for in such Section.
The term “Investment Securities” shall mean any of the following obligations or securities on which neither the Company nor any affiliate of the Company is the obligor having a maturity of one (1) year or less: (a) bonds or other obligations of the United States of America; (b) interest bearing deposit accounts (which may be represented by certificates of deposit) in national or state banks (which may include the Trustee) having a combined capital and surplus of not less than Ten Million Dollars ($10,000,000), or savings and loan or homestead or like associations having total assets of not less than Forty Million Dollars ($40,000,000); (c) bankers’ acceptances drawn on and accepted by commercial banks (which may include the Trustee) having a combined capital and surplus of not less than Ten Million Dollars ($10,000,000); (d) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any State of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico, or any political subdivision of any of the foregoing, which are rated in any of the three highest rating categories by a nationally recognized rating agency; (e) bonds or other obligations of any agency or instrumentality of the United States of America; (f) commercial or finance company paper which is rated in any of the three highest rating categories by a nationally recognized statistical rating organization; (g) corporate debt securities rated in any of the three highest rating categories by .a nationally recognized statistical rating organization; and (h) any other obligations or securities which may lawfully be purchased by the Trustee and which are rated in any of the three highest rating categories by a nationally recognized statistical rating organization.
The terms “the Lien hereof”, “the Lien of the Indenture” and “the Lien of this Indenture” shall mean the lien created by these presents (including the after-acquired property clauses hereof) and the lien created by any subsequent conveyance or delivery to or pledge with the Trustees hereunder or otherwise (whether made by the Company or any other corporation or any individual or co-partnership) effectively constituting any property a part of the security held by the Trustees or either of them upon the terms and trusts and subject to the covenants, conditions and uses specified in this Indenture.
The terms “Mortgage” (being referred to in the general forms of bonds) or “Indenture” shall mean this instrument and all indentures supplemental hereto.
Section 1.03.    The term “the Mortgaged and Pledged Property” shall mean as of any particular time the property (including securities and other personal property) which at said time is subject or intended to be subject to the Lien of this Indenture whether such Lien be created by these presents (including the after-acquired property clauses hereof) or by subsequent conveyance or delivery to or pledge with the Trustees hereunder or otherwise (whether made by the Company or any other corporation or any individual or co-partnership).
The term “Net Earning Certificate” is defined in Section 1.07 hereof.
The term “1944 Mortgage” shall mean the Company’s Mortgage and Deed of Trust, dated as of September 1, 1944, as heretobefore or hereinafter supplemented, to Irving Trust Company and Frederick G. Herbst (J.A. Vaughan, successor Co-Trustee).

The term “Officers’ Certificate” shall mean a certificate signed by the Chairman of the Board, Chief Executive Officer, President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company. If and to the extent required by the provisions of Section 19.05 hereof, each such certificate shall include the statements provided for in such Section.
The term “Opinion of Counsel” shall mean an opinion in writing signed by counsel (who may be of counsel to the Company) appointed by the Board of Directors of the Company. If and to the extent required by the provisions of Section 19.05 hereof, each such opinion shall include the statements provided for in such Section.
The term “Original Trustee” shall mean Bank of Montreal Trust Company. The term “Original Co-Trustee” shall mean Z. George Klodnicki.
The term “Outstanding”, subject to the provisions of Sections 12.07 and 18.07 hereof, shall mean as of any particular time with respect to bonds issued or issuable under this Indenture all bonds which theretofore shall have been authenticated and delivered by the Trustee under this Indenture, except (a) bonds theretofore paid, retired, redeemed, discharged or cancelled, or bonds for the purchase, payment or redemption of which money in the necessary amount shall have been deposited with or shall then be held by the Trustee with irrevocable direction so to apply the same, provided that, in the case of redemption, the notice required by Article X hereof shall have been given or have been provided for to the satisfaction of the Trustee, (b) bonds deposited with or held in pledge by the Trustee under any of the provisions of this Indenture, including any so held under any sinking or other fund, and (c) bonds authenticated and delivered hereunder, upon transfer of which or in exchange or substitution for and/or in lieu of which other bonds have been authenticated and delivered under any of the provisions of this Indenture.
The term “PIK Bonds” shall mean bonds issued pursuant to any option the Company may have as a term of any series of bonds to satisfy the obligation of the Company to pay interest on such series of bonds on any or all specified interest payment dates. Any PIK Bonds shall have the same terms, including rate of interest and maturity, as those of the series of bonds in respect of which such PIK Bonds are issued, unless the supplemental indenture providing for the issuance of such PIK Bonds provides otherwise.
The term “prior lien” as used herein shall not include the lien of the 1944 Mortgage.
The term “Property Additions” is defined in Section 1.04 hereof.
The term “Resolution” shall mean a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date certified.
The term “Responsible Officers” of the Trustee shall mean and include the chairman or vice chairman of the board of directors of the Trustee, the chairman or vice chairman of the executive committee of said board, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller, any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject; and the term “Responsible Officer” shall mean and include any of said officers.

The term “Retired Bonds” shall mean: (1) any bonds authenticated and delivered under Article V, VI or VII of this Indenture (and not having been made the basis under any of the provisions of this Indenture of the authentication and delivery of bonds, the withdrawal of cash or the release of property, subject to the provisions of Section 11.03 and Section 11.05 hereof permitting the revocation of the waiver of the right to the authentication and delivery of bonds) that shall have been purchased, paid, retired, redeemed or cancelled or surrendered to the Trustee for cancellation or for the purchase, payment or redemption of which moneys in the necessary amount shall have been deposited with or shall then be held by the Trustee with irrevocable direction so to apply the same (provided that any such purchase, payment, retirement, redemption, cancellation or surrender of bonds shall have been, or is to be, effected otherwise than with cash which, after giving effect to the provisions of Sections 1.05 and 11.05 hereof, is then deemed to be or to have been Funded Cash, and, in the case of redemption, the notice required therefor shall have been given or have been provided for to the satisfaction of the Trustee); and (2) any bonds Outstanding, as therein defined, under the 1944 Mortgage on February 1, 1988 (and not having been made the basis under any of the provisions of this Indenture of the authentication and delivery of bonds, or the withdrawal of cash or the release of property under the 1944 Mortgage, subject to the provisions of Sections 59 and 61 thereof permitting the revocation of the waiver of the right to the authentication and delivery of bonds thereunder), which subsequent thereto shall have been paid, retired, redeemed, discharged or cancelled or surrendered to the Trustee under the 1944 Mortgage for cancellation, or for the purchase, payment or redemption of which moneys in the necessary amount shall have been deposited with or shall then be held by the Corporate Trustee under the 1944 Mortgage with irrevocable direction so to apply the same (provided that any such purchase, payment, retirement, redemption, cancellation or surrender of bonds shall have been, or is to be, effected otherwise than with cash which, after giving effect to the provisions of Sections 5 and 61 of the 1944 Mortgage, is then deemed to be or to have been Funded Cash under subdivision (b), (c) or (d) of the definition of Funded Cash), provided that, in the case of redemption, the notice required by Article X of the 1944 Mortgage shall have been given or have been provided for to the satisfaction of the Corporate Trustee under the 1944 Mortgage as evidenced by an Officers’ Certificate. For purposes of any Officers’ Certificate delivered pursuant to Section 6.01(3) hereof, bonds otherwise conforming to the requirements of this definition, which will, concurrently with the authentication and delivery of the bonds as to which said Officers’ Certificate pertains, be surrendered to the Trustee hereunder or to the Corporate Trustee under the 1944 Mortgage, as the case may be, for cancellation (otherwise than upon exchanges or transfers of bonds), shall be deemed to be “Retired Bonds”.
The term “SEC” shall mean the Securities and Exchange Commission or any successor agency.
The term “Space Satellites” shall mean any form of solar power satellites, space satellites, space stations and other analogous facilities whether or not in the Earth’s atmosphere.
The term “Trustee” shall mean Bank of Montreal Trust Company and shall also include its successors and assigns.
The term “Trustees” shall mean the Trustee and the Co-Trustee.
The term “underwriter” is defined in the last paragraph of Section 16.12 hereof.
Section 1.04    (I) The term “Property Additions” shall mean all property of the following description acquired by the Company after December 31, 1987: all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power, all distribution systems; all service systems; all supply systems; Fuel Transportation Facilities; all power houses, gas plants, Space Satellites, street lighting systems, standards and other equipment incidental thereto; all telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine driven generator and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, and pipe lines (including, but not limited to, gas pipe lines for supplying fuel to the Company’s plants), gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; and other property, real or personal, and improvements, extensions, additions, renewals or replacements, acquired by the Company by purchase, consolidation, merger, donation, construction, erection or in any other way whatsoever, or in the process of construction or erection and used or useful or to be used in or in connection with the business of generating, manufacturing, exploring for and developing, producing, transmitting, transporting, distributing, supplying or managing the use of energy or fuel in any form, including, without limitation, electricity or gas for light, heat, power, refrigeration or other purposes or of generating, manufacturing, producing, transmitting, transporting, distributing or supplying water for drinking, power, heat or other purposes or steam or hot water for power, heat or other purposes. The Term “Property Additions” shall not, however, include (1) any shares of stock, bonds, notes or other obligations or other securities or contracts, leases, or operating agreements, bills, notes and other instruments, accounts receivable, general intangibles or choses in action, or Deferred Grand Gulf I Costs, or (2) except as herein otherwise specifically provided, going value, good will, franchises or governmental permits or licenses granted to or acquired by the Company, as such, separate and distinct from the property operated thereunder or in connection therewith or incident thereto, or (3) any merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or in part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft, and fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; or rolling stock, buses, motor coaches, automobiles or other vehicles, or any aircraft (other than Fuel Transportation Facilities and Space Satellites), or (4) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system, or timber, minerals, mineral rights and royalties, or (5) any property, the cost of acquiring, making or constructing which is chargeable to operating expenses.

(II)When any Property Additions are certified to the Trustee in any certificate in any application under any of the provisions of this Indenture as the basis either of the authentication and delivery of bonds or of the release of property or the withdrawal of cash (except in the case of the release of property, or the withdrawal of cash representing the proceeds of insurance on or of the release of property or payment of or on account of obligations secured by purchase money mortgages, in each case on the basis of Property Additions’ acquired or constructed within ninety (90) days prior to the date of the application for such release, or to the receipt by the Trustee of such cash, or subsequent to such application or receipt of cash),

(A)there shall be deducted from the Cost or fair value thereof to the Company, as the case may be (as of the date so certified), an amount equal to the Cost (or as to Property Additions of which the fair value to the Company at the time the same became Funded Property was less than the Cost as determined pursuant to this Section, then such fair value in lieu of Cost) of all Funded Property of the Company retired subsequent to December 31, 1987 (other than the Funded Property, if any, in connection with the application for the release of which such certificate is filed) and not theretofore deducted from the Cost or fair value to the Company of Property Additions theretofore certified to the Trustee, and

(B)there may, at the option of the Company, be added to such Cost or fair value, as the case may be, the sum of

(a)the principal amount of any obligations secured by purchase money mortgages and any cash (other than proceeds of such purchase money obligations), not theretofore so added and which the Company then elects so to add, received by the Trustee or the trustee or other holder of any prior lien, in either case representing the proceeds of insurance on, or of the release or other disposition of, Funded Property retired;

(b)ten-sevenths (10/7ths) of the principal amount of any bond(s) or fraction of a bond, not theretofore so added and which the Company then elects so to add, the right to the authentication and delivery of which under the provisions of Section 5.01 hereof shall have been waived as the basis of the release of Funded Property retired; and

(c)the Cost to the Company of any Property Additions not theretofore so added and which the Company then elects so to add, to the extent that the same shall have been substituted for Funded Property retired;

provided, however, that the aggregate of the amounts added under clause (B) above shall in no event exceed the amounts deducted under clause (A) above and provided further, that neither any reduction in the Cost or book value of property recorded in the plant account of the Company nor the transfer of any amounts appearing in such account to intangible and/or adjustment accounts otherwise than in connection with actual retirements of physical property abandoned, destroyed, released or disposed of, or retired from plant account, shall be deemed to be Funded Property retired for the purposes of this Section.
(III)The term “Cost”, with respect to Property Additions made the basis under any of the provisions of this Indenture of the authentication and delivery of bonds, or the withdrawal of cash or the release of property shall mean the sum of (i) any cash forming a part of such Cost, (ii) an amount equivalent to the fair market value in cash (as of the date of delivery) of any securities delivered in payment therefor or for the acquisition thereof, (iii) the principal amount of any prior lien bonds secured by prior lien upon such Property Additions, outstanding at the time of their acquisition, and (iv) the principal amount of any other indebtedness incurred or assumed as all or part of the Cost to the Company of such Property Additions; provided, however, that, notwithstanding any other provision of this Indenture, in any case where Property Additions shall have been acquired (otherwise than by construction) by the Company without any consideration consisting of cash, property or securities or the incurring or assumption of indebtedness, no determination of Cost shall be required, and wherever in this Indenture provision is made for Cost or fair value, the Cost, in such case, shall mean an amount equal to the fair value thereof.

In case any Property Additions are shown by the Engineer’s Certificate provided for in subdivision (3) of Section 5.05 hereof to include property which has been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company, the Cost thereof may include the amount of cash or the value of any portion of the securities paid or delivered for any rights and intangible property simultaneously acquired for which no separate or distinct consideration shall have been paid or apportioned, and in such case the term Property Additions as defined herein may include such rights and intangible property.
For the purposes of the deductions required by this Section, the Cost and/or the fair value to the Company of Funded Property retired shall be determined as follows: in the case of property which was owned by the Company on December 31, 1987, the Cost thereof shall be the Cost as shown on the books of the Company, or if not so separately shown, the Cost as estimated by the Company; and in the case of Property Additions retired, the Cost or the fair value thereof to the Company shall be the Cost or the fair value thereof to the Company as shown by the Engineer’s Certificate or Independent Engineer’s Certificate furnished to the Trustee at the time such Property Additions became Funded Property, or, if not separately shown in such certificate, shall be such portion of the Cost or the fair value to the Company of Property Additions shown in such certificate as shall be allocated to such Property Additions retired in any Engineer’s Certificate subsequently delivered to the Trustee, and in case such Property Additions shall not have been included in any Engineer’s Certificate or Independent Engineer’s Certificate theretofore furnished to the Trustee, the Cost or the fair value thereof to the Company shall be as shown, as of the time when they become Funded Property, in an Engineer’s Certificate then delivered to the Trustee.

Section 1.05.    The term “Funded Property” shall mean:

(1)all property, except property expressly excepted from the Lien of this Indenture, owned by Mississippi Power & Light Company on December 31, 1987;

(2)all Property Additions to the extent that the same shall have been made the basis of the authentication and delivery of bonds under this Indenture;

(3)all Property Additions to the extent that the same shall have been made the basis of the release of property from the Lien of this Indenture, subject, however, to the provisions of Section 11.03 hereof;

(4)all Property Additions to the extent that the same shall have been substituted (otherwise than under the release or cash withdrawal provisions hereof) for Funded Property retired;

(5)all Property Additions to the extent that the same shall have been made the basis of the withdrawal of any Funded Cash, as hereinafter defined, held by the Trustee hereunder subject, however, to the provisions of Section 9.05 hereof and clause (a) of Section 11.05 hereof, and except to the extent that any such Property Additions shall no longer be deemed to be Funded Property in accordance with the provisions of clause (b) of Section 11.05 hereof; and

(6)all Property Additions to the extent that the same shall have been made the basis of the release, or substituted for cash made the basis of the release, from the lien of the 1944 Mortgage of property that had been made the basis of the authentication and delivery of bonds thereunder, or that had been substituted for such property.

In the event that in any certificate filed with the Trustee in connection with any of the transactions referred to in clauses (2), (3), (5) and (6) of this Section only a part of the Cost or fair value of the Property Additions described in such certificate shall be required for the purposes of such certificate, then such Property Additions shall be deemed to be Funded Property only to the extent so required for the purpose of such certificate.
All Funded Property that shall be retired on the books of the Company from plant account (but not including Funded Property removed from plant account on the books of the Company as a result of or reflecting action of any regulatory authority having jurisdiction over the rates and services of the Company requiring or mandating a direct or indirect disallowance of plant costs for ratemaking purposes under circumstances in which the Trustee shall have been furnished, within 180 days subsequent to such action of such regulatory authority, a certificate signed by an Independent Engineer, appraiser or other expert complying with the requirements of Section 19.05 hereof and stating the signer’s opinion to the effect that (i) such Funded Property is used or useful or to be used in or in connection with the business of generating, manufacturing, exploring for and developing, producing, transmitting, transporting, distributing, supplying or managing the use of energy or fuel in any form, including, without limitation, electricity or gas for light, heat, power, refrigeration or other purposes or of generating, manufacturing, producing, transmitting, transporting, distributing or supplying water for drinking, power, heat or other purposes or steam or hot water for power, heat or other purposes and (ii) the fair value of such Funded Property to the Company immediately following such action of such regulatory authority is at least equal to the fair value thereof to the Company immediately prior to such action) or abandoned, destroyed, released or otherwise disposed of shall for the purpose of Section 1.04 hereof be deemed Funded Property retired and for other purposes of this Indenture shall thereupon cease to be Funded Property but as in this Indenture provided may at any time thereafter again become Funded Property.
The term “Funded Cash” shall mean:
(a)cash, held by the Trustee hereunder, to the extent that it represents the proceeds of insurance on or the release of or the taking by eminent domain of property or the proceeds of the release of obligations secured by purchase money mortgage which obligations have been delivered to the Trustee pursuant to Article XI hereof and used as a credit in any application for the release of property hereunder, or the proceeds of payment to the Trustee on account of the principal of obligations secured by purchase money mortgage which obligations have been delivered to it pursuant to Article XI hereof and used as a credit in any application for the release of property hereunder; and

(b)any cash deposited with the Trustee under Section 7.01 and/or 9.12 hereof.

Section 1.06.    The term “Excepted Encumbrances” shall mean as of any particular time any of the following:

a.liens for taxes, assessments or governmental charges not then delinquent and liens for worker’s compensation awards and similar obligations not then delinquent and undetermined liens or charges incidental to construction or repair work, and liens for taxes, assessments or governmental charges then delinquent but the validity of which is being contested at the time by the Company in good faith as provided in Section 9.04 hereof
;
b.any liens securing indebtedness, neither assumed nor guaranteed by the Company nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by the Company for substation, transmission line, transportation line, distribution line or right of way purposes;

c.rights reserved to or vested in any municipality or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of the Company;

d.rights reserved to or vested in others to take or receive any part of the power, gas, oil or other minerals or timber generated, developed, manufactured or produced by, or grown on, or acquired with, any property of the Company;

e.easements, restrictions, exceptions or reservations in any property and/or rights of way of the Company for the purpose of roads, pipe lines, distribution lines, removal of coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights of way, facilities and/or equipment, and defects, irregularities and deficiencies in titles of any property and/or rights of way, which do not materially impair the use of such property and/or rights of way for the purposes for which such property and/or rights of way are held by the Company;

f.rights reserved to or vested in any municipality or public authority to control or regulate any property of the Company, or to use such property in a manner which does not materially impair the use of such property for the purposes for which it is held by the Company;

g.any obligations or duties, affecting the property of the Company, to any municipality or public authority with respect to any franchise, grant, license or permit;

h.any controls, liens, restrictions, regulations, easements, exceptions or reservations of any governmental authority applying to the property or facilities of the Company;

i.any controls, liens, restrictions, regulations, easements, exceptions or reservations of any governmental authority applying particularly to Space Satellites; or

j.the lien of the 1944 Mortgage.

Section 1.07.    The term “Net Earning Certificate” shall mean a certificate signed by the Chairman of the Board, Chief Executive Officer, President or a Vice President of the Company and an accountant, who unless required to be independent, may be an officer or employee of the Company, stating:

(A)the Adjusted Net Earnings of the Company for a period of twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the first day of the month in which the application for the authentication and delivery under this Indenture of bonds then applied for is made, specifying:

(1)its operating revenues, which may include revenues collected by the Company subject to possible refund at a future date, with the principal divisions thereof;

(2)its operating expenses, with the principal divisions thereof, including, without limitation, all expenses and accruals for repairs and maintenance and all appropriations out of income for property retirement in respect of all property owned by the Company;

(3)the amount remaining after deducting the amount required to be stated in such certificate by clause (2) of this Section from the amount required to be stated therein by clause (1) of this Section;

(4)its rental revenues (net) not otherwise included in such certificate;

(5)the sum of the amounts required to be stated in such certificate by clauses (3) and (4) of this Section;

(6)its other income or loss (net);

(7)the amount, if any, by which the amount of other income or loss (net) required to be stated in such certificate by clause (6) of this Section exceeds, without regard to whether such net amount constitutes income or loss, ten per centum (10%) of the amount required to be stated in such certificate by clause (5) of this Section;

(8)the amount remaining after reducing the amount required to be stated in such certificate by clause (6) of this Section by the amount required to be stated therein by clause (7) of this Section; and

(9)the Adjusted Net Earnings of the Company for such period of twelve (12) consecutive calendar months (being the sum of the amounts required to be stated in such certificate by clauses (5) and (8) of this Section);

(B)the Annual Interest Requirements, being the interest requirements, if any, for twelve (12) months upon:

(i)    all bonds Outstanding hereunder at the date of such certificate, except any for the payment of which the bonds applied for are to be issued; provided that, if any such series of Outstanding bonds bears interest at a variable rate, then the interest on such series of bonds shall be computed at the average annual rate in effect for such series during the period of twelve (12) consecutive calendar months (or any portion thereof in which bonds of such series are Outstanding) being used for the calculation of Adjusted Net Earnings; and if such Outstanding bonds have been issued after the end of such twelve (12) consecutive calendar months, then computed at the initial rate upon issuance;
(ii)    all bonds then applied for in pending applications, including the application in connection with which such certificate is made, computed at the initial rate upon issuance;
(iii)    all bonds Outstanding, as therein defined, under the 1944 Mortgage (other than bonds pledged or delivered as security to the Trustee hereunder) and the principal amount of all other indebtedness (except indebtedness for the payment of which the bonds applied for are to be issued and indebtedness for the purchase, payment or redemption of which moneys in the necessary amount shall have been deposited with or be held by the Trustee or the trustee or other holder of a lien prior to the Lien of this Indenture upon property subject to the Lien of this Indenture with irrevocable direction so to apply the same; provided that, in the case of redemption, the notice required therefor shall have been given or have been provided for to the satisfaction of the Trustee), outstanding in the hands of the public on the date of such certificate and secured by lien prior to the Lien of this Indenture upon property subject to the Lien of this Indenture, if said indebtedness has been assumed by the Company or if the Company customarily pays the interest upon the principal thereof.
In calculating such Adjusted Net Earnings, all the Company’s expenses for taxes (other than income, profits and other taxes measured by, or dependent on, net income), assessments, rentals and insurance shall be included in its operating expenses, or otherwise deducted from its revenues and income; provided, however, that in calculating such Adjusted Net Earnings (x) no expenses or provisions for interest on any of its indebtedness or for the amortization of debt discount, premium and expense, or loss on reacquired debt, amortization of property (other than depreciation or other similar provisions for property retirement), or for other amortization, or for any other extraordinary charge to income of whatever kind or nature, or for refunds of revenues previously collected by the Company subject to possible refund, or for any improvement or sinking fund or other device for the retirement of any indebtedness, shall be required to be included in operating expenses to be deducted from, or shall be otherwise required to be deducted from, its revenues or its other income and (y) no extraordinary items of any kind or nature (determined in accordance with sound accounting practices), no write-off occasioned by and reflecting action of any regulatory authority having jurisdiction over the rates and services of the Company requiring a direct or indirect disallowance of plant costs for rate-making purposes (whether or not the amount thereof would be required, for financial statement reporting purposes, to be recorded as a component of income from continuing operations), and no write-off of previously recorded Deferred Grand Gulf I Costs required as a result of the failure of any rate order or authorization, issued or granted by any regulatory authority having jurisdiction over the rates and services of the Company, to comply with or satisfy the standards of applicable generally accepted accounting principles and practices with respect to the recording of Deferred Grand Gulf I Costs as assets in accordance with such standards (whether or not the amount thereof would be required, for financial statement reporting purposes, to be recorded as a component of income from continuing operations) shall be required to be included in making such calculation.
If any of the property of the Company owned by it at the time of the making of any Net Earning Certificate shall have been acquired during or after any period for which Adjusted Net Earnings of the Company are to be computed, the Adjusted Net Earnings of such property (computed in the manner in this Section provided for the computation of the Adjusted Net Earnings of the Company) during such period or such part of such period as shall have preceded the acquisition thereof, to the extent that the same have not otherwise been included and unless such property shall have been acquired in exchange or substitution for property the earnings of which have been included, may, at the option of the Company, be included in the Adjusted Net Earnings of the Company for all purposes of this Indenture, and shall be included if such property has been operated as a separate unit or if the earnings therefrom are readily ascertainable.
In any case where a Net Earning Certificate is required as a condition precedent to the authentication and delivery of bonds, such certificate shall also be made and signed by an independent public accountant, if the aggregate principal amount of bonds then applied for plus the aggregate principal amount of bonds authenticated and delivered hereunder since the commencement of the then current calendar year (other than those with respect to which a Net Earning Certificate is not required, or with respect to which a Net Earning Certificate made and signed by an independent public accountant has previously been furnished to the Trustee) is ten per centum (10%) or more of the sum of (a) the aggregate principal amount of the bonds at the time Outstanding hereunder and (b) the aggregate principal amount of the bonds at the time Outstanding, as therein defined, under the 1944 Mortgage; but no Net Earning Certificate need be made and signed by any person other than the Chairman of the Board, Chief Executive Officer, President or a Vice President and an accountant, as to dates or periods not covered by annual reports required to be filed by the Company, in the case of conditions precedent which depend upon a state of facts as of a date or dates or for a period or periods different from that required to be covered by such annual reports.
Each such certificate shall include the statements required by Section 19.05 hereof.
The phrase “appropriations out of income for property retirement”, and other phrases of similar import shall be deemed to include not only charges made upon a retirement accounting theory but also charges made on any depreciation or other accounting theory intended to provide for retirement of property.
Unless otherwise specifically provided with respect to a series of bonds, if interest on any bonds Outstanding hereunder is payable solely in the coin or currency of a foreign nation, then the Annual Interest Requirements for such bonds included in any Net Earning Certificate shall be based upon the Federal noon buying rate (on a date within ten (10) days prior to the date of the application for the authentication and delivery under this Indenture of such bonds) of such foreign coin or currency in The City of New York, New York or if such noon buying rate is not available to the signers of such certificate, then such other rate as may be determined by the signers of such certificate upon a specified commercially reasonable basis.
ARTICLE II

FORMS, EXECUTION, REGISTRATION AND EXCHANGE OF BONDS

Section 2.01.    So long as any of the bonds issued under the 1944 Mortgage are outstanding, bonds issued hereunder shall be known as “General and Refunding Mortgage Bonds” and thereafter upon the discharge of the lien of the 1944 Mortgage may be entitled “First Mortgage Bonds”. Upon such discharge, holders of General and Refunding Mortgage Bonds shall have the right to exchange their bonds for bonds entitled First Mortgage Bonds. At the option of the Company, the bonds issued hereunder may be issued in one or more series, the bonds of each series maturing on such date or dates and bearing interest at such rate or rates as the Board of Directors of the Company prior to the authentication thereof may authorize. The form of each series of bonds issued hereunder and of the coupons to be attached to the coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company. The bonds and coupons of any one or more series may be expressed in one or more foreign languages, if also expressed in the English language. The English text shall govern the construction thereof and both or all texts shall constitute but a single obligation. The text of the coupon bonds, coupons, fully registered bonds and the Trustee’s authentication certificate shall be respectively of substantially the tenor and purport hereinbefore recited; provided, however, that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds (which may contain the words “General and Refunding Mortgage Bond” or when bonds are no longer Outstanding, as therein defined, under the 1944 Mortgage, may contain the words “First Mortgage Bond”), if any, the designation of the series, the date of the coupon bonds of that series, the rate or rates (or the basis for the determination thereof) of interest, if any, to be borne by the bonds of that series, the coin or currency in which payable (which need not be coin or currency of the United States of America), the date or dates of maturity, the dates for the payment of interest, and a place or places for the payment of principal and interest. Any series of bonds to the extent issued in registered form may have provisions providing for record dates for the payment of interest. Any series of bonds may also have such omissions or modifications or contain such other provisions not prohibited by the provisions of this Indenture as the Board of Directors may, in its discretion, cause to be inserted therein, including, but not limited to, the following:

(a)specifying any additional place or places, either in the United States of America or elsewhere, for the payment of principal and/or interest and/or a place or places for the registration of bonds and/or the transfer of bonds;

(b)expressing any obligation of the Company for the payment of the principal of the bonds of that series or the interest thereon, or both, without deduction for taxes and/or for the reimbursement of taxes in case of payment by the bondholders, it being agreed that such obligation may be limited to taxes imposed by any taxing authorities of a specified class and may exclude from its operation or be limited to any specified tax or taxes or any portion thereof; and/or expressing any obligation of the Company for the creation of a sinking fund or other analogous device for the bonds of that series, and/or expressing an obligation of the Company for the redemption, purchase or other acquisition of the bonds of that series at the election of bondholders upon the occurrence of specified events, and/or expressing any obligation of the Company to permit the conversion of bonds of that series into capital stock of the Company or of any other corporation of any designated class or classes;

(c)permitting the bondholders to make, at a specified place or places, any or all of the following exchanges, viz., exchanges of coupon bonds for fully registered bonds; exchanges of fully registered bonds for coupon bonds; exchanges of coupon bonds for coupon bonds of other authorized denominations; exchanges of fully registered bonds for fully registered bonds of other authorized denominations; exchanges of bonds of one series for bonds of another series; exchanges of bonds containing the words “General and Refunding Mortgage” for bonds containing the words “First Mortgage” when bonds are no longer Outstanding, as therein defined, under the 1944 Mortgage; and exchanges of bonds of one series for bonds of a successor to the Company, whether by merger, consolidation or sale or other disposition of all or substantially all the assets of the Company; and such privilege of exchange may in any case be made subject to such conditions, limitations or restrictions as the Board of Directors may determine and the privilege of exchange may in any case be conferred upon the holders of bonds of one or more denominations and withheld from the holders of bonds of other denominations of the same series and may in any case be conferred on the holders of fully registered bonds and withheld from the holders of coupon bonds or vice versa;

(d)reserving to the Company the right to redeem all or any part of the bonds of that series before maturity at a time or times and at a redemption price or prices to be specified in the form of bond;

(e)reserving to the Company the right to create fully registered bonds that may be registered as to the payment of principal to one holder and to the payment of interest to another holder;

(f)complying with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or conforming to usage;

(g)expressing an obligation of the Company to make payments of principal, premium (if any) and interest on the bonds of that series by wire or other electronic transfer of funds to or for the order of the holder or holders thereof; and/or

(h)in any other respect expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under this Indenture.

For the purposes of calculations under this Indenture (including calculations of principal amount under Articles IV, V, VI, VII and XVIII), the principal amount of any series of bonds Outstanding hereunder payable in a foreign coin or currency payable in a foreign coin or currency shall be based upon the Federal noon buying rate of such foreign coin or currency in The City of New York, New York (or, if such noon buying rate is not available to the signers of the Officers’ Certificate forming a part of the application for the authentication and delivery under this Indenture for the initial authentication and delivery of such bonds, then such other rate as may be determined by the signers of such certificate on a commercially reasonable basis) on a date within ten (10) days prior to the date of such application for authentication and delivery (and set forth in the Officers’ Certificate forming a part of such application) or on such other basis as may be provided in the supplemental indenture creating such series. Such principal amount in coin or currency of the United States of America shall not be changed for subsequent calculations of the principal amount of such bonds after the initial determination, but the determination of interest shall be recalculated as required from time to time by the provisions of Section 1.07 hereof.
Section 2.02.    Any series of bonds may be executed, authenticated and delivered originally as coupon bonds and/or as fully registered bonds, of such denomination or denominations as the Board of Directors of the Company may from time to time authorize.

Section 2.03.    Unless otherwise specifically provided with respect to a series of bonds, fully registered bonds shall be dated as of the date of authentication. Unless other provisions (including, but not limited to, provisions establishing record dates for the payment of interest) are specifically provided with respect to a series of bonds, fully registered bonds shall bear interest from the beginning of the current interest period for that series; provided, however, that if any fully registered bond shall be authenticated and delivered upon a transfer of, or in exchange for or in lieu of, any bond or bonds upon which interest is in default, it shall be dated so that such bond shall bear interest from the last preceding date to which interest shall have been paid on the bond or bonds in respect of which such fully registered bond shall have been delivered, unless otherwise specifically provided with respect to a series of bonds. The coupon bonds of each series of bonds issued hereunder shall be dated as of such date as may be determined by the Board of Directors of the Company and designated in the form established for such series.

Section 2.04.    Any bond may have imprinted thereon or included therein any legend or legends required in order to comply with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or to conform to usage, and the Board of Directors of the Company by Resolution may at any time amend the form of any legend to be used on bonds then Outstanding so as to comply with any such law, rule or regulation, or so as to conform to usage.

Section 2.05.    Unless otherwise specifically provided with respect to a series of bonds, in all cases in which the privilege of exchanging bonds exists and is exercised, the bonds to be exchanged shall be surrendered at such place or places as shall be designated by the Board of Directors of the Company for the purpose, with all unmatured coupons appertaining thereto (in the case of coupon bonds) and the Trustee shall authenticate and the Company shall deliver in exchange therefor the bond or bonds which the bondholder making the exchange shall be entitled to receive, having attached thereto, in the case of coupon bonds, all unmatured coupons appertaining thereto. In case at the time of any such exchange, interest on the bonds of such series is in default, all coupon bonds of such series surrendered for exchange and delivered in exchange shall have attached thereto all matured coupons in default unless such coupons have heretofore been previously surrendered. All bonds so surrendered for exchange shall be in bearer form, or if registered, accompanied, by a written instrument or instruments of transfer wherever required by the Company duly executed by the registered owner or his duly authorized attorney. All bonds so surrendered for exchange and the coupons appertaining thereto shall be cancelled by the Trustee. Upon any transfer of bonds as permitted by the next succeeding Section, and upon any exchange of bonds, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge and in addition may charge a sum not exceeding a sum, if any, provided as a term of such series of bonds for each bond authenticated and delivered upon any such transfer or exchange, which sum shall be paid by the party requesting such transfer or exchange as a condition precedent to the exercise of the privilege of making such transfer or exchange. The Company shall not be required to make transfers or exchanges of bonds of any series for a period of fifteen (15) days next preceding any interest payment date of said series (unless such series has a record date for the payment of interest), or next preceding any designation of bonds of said series to be redeemed. The Company shall not be required to make transfers or exchanges of any bonds designated in whole or in part for redemption.

Section 2.06.    The Company shall keep, at such place or places as shall be designated for the purpose, books for the registration and transfer of bonds issued hereunder, which, at all reasonable times, shall be open for inspection by the Trustee; and upon presentation for such purpose at any such place or places, the Company will register or cause to be registered therein, and permit to be transferred thereon, under such reasonable regulations as it may prescribe, any bonds issued under this Indenture and entitled to registration or transfer at such office. Upon the registration of any coupon bond as to principal, the fact of such registration shall be noted on such bond. Upon the transfer of any registered bond, the Trustee shall authenticate and the Company shall issue in the name of the transferee or transferees a new registered bond or new registered bonds of the same series for a like principal amount. All registered bonds so surrendered for transfer shall be cancelled by the Trustee.

Section 2.07.    All bonds authenticated and delivered hereunder shall, from time to time, be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents, whose signature may be facsimile, and its corporate seal shall be thereon impressed or imprinted and attested by its Secretary or one of its Assistant Secretaries, whose signature may be facsimile. The coupons to be attached to coupon bonds shall bear the facsimile signature of the Treasurer or any Assistant Treasurer of the Company. In case any of the officers who shall have signed any bonds or attested the seal thereon, or whose facsimile signature appears on any coupon, shall cease to be such officer of the Company before the bonds so signed and/or sealed shall have been actually authenticated and delivered by the Trustee or issued by the Company, such bonds nevertheless may be authenticated, delivered and/or issued with the same force and effect as though the person or persons who signed such bonds and/or attested the seal thereon and/or whose facsimile signature appears on any coupon had not ceased to be such officer or officers of the Company. Before authenticating any coupon bonds, the Trustee shall cut off and cancel all matured coupons thereto attached (except as otherwise provided or permitted in Sections 2.05 and 2.09 hereof).

Section 2.08.    There may be authenticated and delivered and issued from time to time in lieu of (or in exchange for) any definitive bond or bonds issued or issuable under this Indenture one or more temporary bonds substantially of the tenor of the bonds hereinbefore described, with or without one or more coupons, and with or without the privilege of registration as to principal only, or as to both principal and interest, and such temporary bond or bonds may be in such denomination or denominations as the Board of Directors of the Company may determine. Until a definitive bond or bonds secured hereby are delivered in exchange therefor, each such temporary bond or bonds shall be entitled to the Lien and benefit of this Indenture. Upon the exchange by the Company of definitive coupon bonds or definitive fully registered bonds for temporary bonds (which exchange the Company shall make on request of, and without charge to, the holder, when definitive bonds are ready for delivery) such temporary bond or bonds and any unmatured coupons appertaining thereto shall be cancelled by the Trustee. When and as interest is paid upon any unregistered temporary bond without coupons, the fact of such payment shall be noted thereon and interest due on any temporary bond which is represented by a coupon shall be paid only upon presentation and surrender of such coupon for cancellation. Unregistered temporary bonds without coupons of any series shall bear interest from the beginning of the current interest period for bonds of that series in which such unregistered temporary bonds without coupons shall be authenticated. The holder of one or more temporary bonds may exchange the same on the surrender thereof, for cancellation, in bearer form with all unmatured coupons, if any, appertaining thereto, or, if registered, accompanied by a written instrument or instruments of transfer, wherever required by the Company, duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company, and shall be entitled to receive a temporary bond or bonds of the same series of like aggregate principal amount of such other denominations as the Board of Directors of the Company may determine to issue in exchange.

Section 2.09.    Upon receipt by the Company and the Trustee of evidence satisfactory to them of the theft, loss, destruction or mutilation of any bond Outstanding hereunder and/or the coupons appertaining thereto, and of indemnity satisfactory to them, and upon payment, if the Company or the Trustee shall require it, of a reasonable charge and upon reimbursement to the Company and the Trustee of all reasonable expense incident thereto, and upon surrender and cancellation of such bond, if mutilated, and the coupons appertaining thereto, if any, the Company may execute, and the Trustee shall thereupon authenticate and deliver, a new bond of like tenor and of the same series with all unpaid coupons, if any, appertaining thereto in lieu of such stolen, lost, destroyed or mutilated bond and coupons, if any, or if any such bond or any coupon shall have matured or be about to mature, instead of issuing a substituted bond or coupon the Company may pay the same without surrender thereof. Any indemnity bond shall name as obligees the Company, the Trustee, and if requested by the Company, any paying agent.

Section 2.10.    No bond shall be secured hereby unless there shall be endorsed thereon the certificate of the Trustee, substantially in the form hereinbefore recited, that it is one of the bonds (or temporary bonds) of the series therein designated, herein described or provided for; and such certificate on any such bond shall be conclusive evidence that such bond has been duly authenticated and delivered by the Trustee and when delivered by the Company will be secured hereby.

Section 2.11.    The Company may provide for the payment of principal of and/or interest on bonds of any series at one or more places in foreign countries, and/or in the coin or currency of any foreign nation.

ARTICLE III

GENERAL PROVISIONS AS TO ISSUANCE OF BONDS

Section 3.01.    The aggregate principal amount of bonds which may be secured by this Indenture is unlimited except as provided by the terms hereof.

Section 3.02.    Nothing in this Indenture contained shall limit the power of the Board of Directors of the Company (in conformity with applicable law) to fix the price at which the bonds authenticated and delivered under any of the provisions of this Indenture may be issued, exchanged, sold or disposed of, but any or all of said bonds may be issued, exchanged, sold or disposed of upon such terms and for such consideration as the Board of Directors of the Company may deem fit.

ARTICLE IV

ISSUANCE OF BONDS UPON THE BASIS OF
DEFERRED GRAND GULF I COSTS

Section 4.01.    The Trustee shall, from time to time, upon the written order or orders of the Company signed by its Chairman of the Board, Chief Executive Officer, President or a Vice President and its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer, authenticate and deliver bonds of one or more series, registered as to principal, under the provisions of this Section 4.01, upon the basis of Deferred Grand Gulf I Costs, in an aggregate principal amount not exceeding Four Hundred Million Dollars ($400,000,000), but only after the Trustee shall have received the following:

(1)the Resolution provided for in subdivision (1) of Section 5.05 hereof;

(2)the Officers’ Certificate provided for in subdivision (2) of Section 5.05 hereof;

(3)an Officers’ Certificate stating that (a) the bonds for which application is made are to be authenticated and delivered under this Section 4.01, (b) the aggregate principal amount of all Outstanding bonds authenticated and delivered under this Section 4.01, including the bonds for which application is made, will not exceed fifty per centum (50%) of the uncollected balance of the Deferred Grand Gulf I Costs as of the end of the most recent month preceding the authentication and delivery of bonds for which application is made as to which financial statements of the Company are available and in any event as of a date not more than fifty-one (51) days prior to the date of such authentication and delivery, and (c) the uncollected balance of Deferred Grand Gulf I Costs referred to in clause (b) above is either (i) properly recorded as an asset on the books of the Company in accordance with generally accepted accounting principles and practices in use at the time by companies operating like properties, or (ii) if not so recorded in accordance with such generally accepted accounting principles and practices, is nevertheless recorded as an asset on the books of the Company reflecting the terms of a rate order or authorization then in effect, issued or granted by a regulatory authority having jurisdiction over the retail rates and services of the Company, providing for the recovery of such Deferred Grand Gulf I Costs (in which case, such Officers’ Certificate shall be accompanied by a certificate made and signed by an independent public accountant to such effect);

(4)a Net Earning Certificate showing the Adjusted Net Earnings of the Company to be as required by Section 5.04 hereof;

(5)an Opinion of Counsel as provided for in subdivision (8) of Section 5.05 hereof; and

(6)copies of the certificates, or other documents, if any, specified in the Opinion of Counsel provided for in Subdivision (5) of this Section.

Section 4.02.    The bonds of any single series authenticated and delivered in accordance with the provisions of Section 4.01 of this Indenture shall be authenticated and delivered based entirely upon the provisions of said Section 4.01 and shall not be authenticated and delivered in part in accordance with the provisions of Article V, VI or VII of this Indenture.

ARTICLE V

ISSUANCE OF BONDS UPON THE BASIS OF PROPERTY ADDITIONS

Section 5.01.    The Trustee shall, from time to time, upon the written order or orders of the Company signed by its Chairman of the Board, Chief Executive Officer, President or a Vice President and its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer, authenticate and deliver bonds hereunder of one or more series upon the basis of Property Additions, but only in accordance with and subject to the conditions, provisions and limitations set forth in this Article V.

Section 5.02.    No bonds shall be authenticated and delivered at any time under the provisions of this Article V upon the basis of Funded Property.

Section 5.03.    Bonds of any one or more series may be authenticated and delivered under the provisions of this Article V upon the basis of Property Additions for a principal amount not exceeding seventy per centum (70%) of the balance of the Cost or of the fair value thereof to the Company (whichever shall be less) after making any deductions and any additions pursuant to Section 1.04 hereof.

Section 5.04.    No bonds shall be authenticated and delivered upon the basis of Property Additions or pursuant to Section 4.01 hereof, unless, as shown by a Net Earning Certificate, the Adjusted Net Earnings of the Company for the period therein referred to shall have been in the aggregate at least equivalent to twice the Annual Interest Requirements as shall be specified, pursuant to the provisions of subdivision (B) of Section 1.07 hereof, in such Net Earning Certificate. Notwithstanding the foregoing, no Net Earning Certificate is required in connection with the authentication and delivery of PIK Bonds.

Section 5.05.    No bonds shall be authenticated or delivered hereunder by the Trustee upon the basis of Property Additions until the Trustee shall have received the following:

(1)a Resolution requesting the Trustee to authenticate and deliver bonds, (a) specifying the principal amount of bonds called for, the series thereof and any other matters with respect thereto required by this Indenture, and (b) specifying the officer or officers of the Company to whom, or upon whose written order, such bonds shall be delivered;

(2)an Officers’ Certificate complying with the requirements of Section 19.05 hereof and stating that to the knowledge of the signers none of the events which itself or with a lapse of time or the giving of notice or both would constitute a Default hereunder has occurred and is continuing;

(3)an Engineer’s Certificate made and dated not more than ninety (90) days prior to the date of such application:

(a)describing in reasonable detail the Property Additions made the basis of the application;

(b)stating that all the Property Additions made the basis of the application are Property Additions as defined in Section 1.04 hereof;

(c)stating that such Property Additions are desirable for use in the proper conduct of the business of the Company;

(d)stating that such Property Additions, to the extent of the Cost or fair value thereof (whichever is less) to the Company made the basis of the application, do not consist of Funded Property;

(e)stating, except as to Property Additions acquired, made or constructed wholly through the delivery of securities, that the amount of cash forming all or part of the Cost thereof was equal to or more than an amount to be stated therein;

(f)briefly describing, with respect to any Property Additions acquired, made or constructed in whole or in part through the delivery of securities, the securities so delivered and stating the date of such delivery;

(g)stating what part, if any, of such Property Additions includes property which within six months prior to the date of acquisition thereof by the Company has been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and showing whether or not the fair value thereof to the Company is less than Twenty-five Thousand Dollars ($25,000) and whether or not the fair value thereof to the Company is less than one per centum (1%) of the aggregate of (x) the principal amount of the bonds at the time Outstanding hereunder and (y) the principal amount of the bonds Outstanding, as therein defined, under the 1944 Mortgage;

(h)stating, except as to Property Additions in respect to the fair value to the Company of which a statement is to be made in an Independent Engineer’s Certificate as provided for in subdivision (4) of this Section, that the fair value to the Company as of the date of such certificate of such Property Additions is a specified amount;

(i)stating the amount required to be deducted under the provisions of subdivision (A) of Section 1.04 hereof and the amount elected to be added under the provisions of clauses (a), (b) and (c) of subdivision (B) of Section 1.04 hereof in respect of Funded Property retired of the Company; and

(j)stating that the easements, restrictions, exceptions, reservations or rights, if any, of the character mentioned in clauses (e) and (f) of Section 1.06 hereof, to which any property or rights of way included in such Property Additions are subject, and the defects, irregularities and deficiencies in titles of the character mentioned in said clauses of any property or rights of way included in such Property Additions do not materially impair the use of such property or rights of way for the purposes for which the same are held by the Company;

(4)In case any Property Additions are shown by the Engineer’s Certificate provided for in subdivision (3) above to include property which within six months prior to the date of acquisition thereof by the Company has been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and such certificate does not show the fair value thereof to the Company, as of the date of such certificate, to be less than Twenty-five Thousand Dollars ($25,000) or less than one per centum (1%) of the aggregate of (x) the principal amount of the bonds at the time Outstanding hereunder and (y) the principal amount of the bonds Outstanding, as therein defined, under the 1944 Mortgage, a further certificate consisting of an Independent Engineer’s Certificate stating as to such Property Additions which have been so used or operated and (at the option of the Company) as to any other Property Additions included in the Engineer’s Certificate provided for in subdivision (3) of this Section that the then aggregate fair value thereof to the Company, as of the date of such Independent Engineer’s Certificate, in the opinion of the signer is a specified amount; and in the case of the authentication and delivery of bonds, the fair value to the Company in the opinion of the signer of any property so used or operated which has been subjected to the Lien of this Indenture since the commencement of the then current calendar year as the basis for the authentication and delivery of bonds, and as to which an Independent Engineer’s Certificate has not previously been furnished to the Trustee;

(5)In case any Property Additions are shown by the Engineer’s Certificate provided for in subdivision (3) above to have been acquired, made or constructed in whole or in part through the delivery of securities, a written appraisal of an engineer, appraiser or other expert person, firm or corporation, stating in the opinion of the signer the fair market value in cash of such securities at the time of delivery thereof in payment for or for the acquisition of such Property Additions;

(6)A Net Earning Certificate showing the Adjusted Net Earnings of the Company to be as required by Section 5.04 hereof;

(7)an Opinion of Counsel complying with the requirements of Section 19.05 hereof and stating the signer’s opinion to the effect that:

(a)(except as to paving, grading and other improvements to, under or upon public highways, bridges, parks or other public property of analogous character) this Indenture is, or upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in said opinion, will be, a lien on all the Property Additions made the basis of such application, subject to no lien thereon prior or equal to the Lien of this Indenture except Excepted Encumbrances, and that the Company has the right to remove any such Property Additions which are located on any leasehold or which are on property as to which the Company has an easement, prior to or upon the termination of such leasehold or easement, without compensation or other remuneration and free of any lien prior or equal to the Lien of this Indenture, except Excepted Encumbrances; and

(b)the Company has corporate authority to operate the Property Additions in respect to which such application is made; and

(8)an Opinion of Counsel complying with the requirements of Section 19.05 hereof and stating the signer’s opinion to the effect that:

(a)the issue of the bonds has been duly authorized by the Company;

(b)the issue of the bonds has been duly authorized by any and all governmental authorities the consent of which is requisite to the legal issue of such bonds, specifying any officially authenticated certificates, or other documents, by which such consent is or may be evidenced, or that no consent of any governmental authorities is requisite;

(c)the Company has sold or contracted to sell or to issue for value such bonds, or contracted to pledge such bonds to secure other indebtedness of a principal amount not less than seventy-five per centum (75%) of the principal amount of such bonds, or issued or pledged such bonds to effectively secure the Company’s payment obligations pursuant to Section 5D of that certain Bond Purchase Agreement, dated as of December 17, 1987, between the Company and the Purchaser named therein; and

(d)the requirements of any tax law applicable to the issuance of the bonds have been complied with;

(9)copies of the instruments of conveyance, assignment and transfer, if any, specified in the Opinion of Counsel provided for in subdivision (7) above; and

(10)copies of the certificates, or other documents, if any, specified in the Opinion of Counsel provided for in subdivision (8) above.

If, in order to render the Opinion of Counsel provided for in subdivision (7) or subdivision (8) above, the signer thereof shall deem it necessary that additional facts or matters be stated in the Engineer’s Certificate provided for in subdivision (3) above, then in such event the Engineer’s Certificate may state all such additional facts or matters as the signer of such Opinion of Counsel may request.

The amount of the Cost of any Property Additions and the fair value thereof to the Company and the fair market value in cash of any securities so delivered in payment therefor or for the acquisition thereof and the amount of any deductions and any additions made pursuant to Section 1.04 hereof shall be determined for the purposes of this Article V by the appropriate certificate provided for in this Section.
ARTICLE VI

ISSUANCE OF BONDS UPON RETIREMENT OF CERTAIN
BONDS PREVIOUSLY OUTSTANDING HEREUNDER OR
UNDER THE 1944 MORTGAGE

Section 6.01.    The Trustee shall, from time to time, upon the written order or orders of the Company signed by its Chairman of the Board, Chief Executive Officer, President or a Vice President and its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer, authenticate and deliver bonds hereunder of one or more series of a principal amount equal to and on the basis of the principal amount of any Retired Bonds, but only after the Trustee shall have received the following:

(1)the Resolution provided for in subdivision (1) of Section 5.05 hereof;

(2)the Officers’ Certificate provided for in subdivision (2) of Section 5.05 hereof;

(3)an Officers’ Certificate stating that specific Retired Bonds (in principal amount not less than the principal amount of bonds in respect of which such written order or orders for authentication and delivery is or are made under this Section) have theretofore been sold or issued for value or pledged to secure indebtedness of a principal amount not less than seventy-five per centum (75%) of the principal amount of such Retired Bonds and are the basis for such written order or orders;

(4)the Opinion of Counsel provided for in subdivision (8) of Section 5.05 hereof; and

(5)copies of the certificates, or other documents, if any, specified in the Opinion of Counsel provided for in subdivision (4) of this Section.

In case (i) an application for the authentication and delivery of bonds under any of the provisions of this Indenture, which shall have contained a Net Earning Certificate, shall have been made to the Trustee subsequent to the delivery to the Trustee hereunder or the Corporate Trustee under the 1944 Mortgage of an irrevocable direction to apply moneys to any such purchase, payment, retirement and/or redemption of, or subsequent to the cancellation or surrender for cancellation of, any bonds previously authenticated and delivered under this Indenture or the 1944 Mortgage on the basis of which other bonds are to be authenticated and delivered pursuant to the provisions of this Article VI, and in such Net Earning Certificate the annual interest requirements on any such bonds to be authenticated and delivered shall not have been included, or (ii) the Retired Bonds on the basis of which other bonds are to be so authenticated and delivered mature by their terms at a date more than one year after the date of authentication and delivery of the bonds applied for and bear a lower interest rate than the bonds applied for, or (iii) the Retired Bonds on the basis of which other bonds are to be so authenticated and delivered were retired pursuant to the provisions of Section 39 of the 1944 Mortgage or pursuant to any sinking or improvement fund provision set forth in the 1944 Mortgage, then the Trustee shall in such a case also receive a Net Earning Certificate showing the Adjusted Net Earnings to be as required by Section 5.04 hereof. For purposes of clause (ii) of the immediately preceding sentence, in the event Retired Bonds on the basis of which other bonds are to be authenticated and delivered bear (or, as to such Retired Bonds no longer Outstanding hereunder, bore) interest at a variable rate, then the interest rate on such Retired Bonds shall be deemed to be the annual interest rate thereon in effect immediately prior to the retirement thereof.
Any and all coupon bonds delivered to the Trustee pursuant to this Article shall have attached thereto all unmatured coupons appertaining thereto.
ARTICLE VII

ISSUANCE OF BONDS UPON DEPOSIT OF CASH WITH TRUSTEE

Section 7.01.    The Trustee shall, from time to time, upon the written order or orders of the Company signed by its Chairman of the Board, Chief Executive Officer, President or a Vice President and its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer, authenticate and deliver bonds hereunder of one or more series upon deposit with the Trustee by the Company of cash equal to the aggregate principal amount of the bonds so requested to be authenticated and delivered but only after the Trustee shall have received:

(1)the Resolution provided for in subdivision (1) of Section 5.05 hereof;

(2)the Officers’ Certificate provided for in subdivision (2) of Section 5.05 hereof;

(3)a Net Earning Certificate showing the Adjusted Net Earnings of the Company to be as required by Section 5.04 hereof;

(4)the Opinion of Counsel provided for in subdivision (8) of Section 5.05 hereof; and

(5)copies of the certificates, or other documents, if any, specified in the Opinion of Counsel provided for in subdivision (4) of this Section.

Section 7.02.    All cash deposited with the Trustee under the provisions of the next preceding Section hereof shall be held by the Trustee as a part of the Mortgaged and Pledged Property, and may be withdrawn from time to time by the Company, upon application of the Company to the Trustee evidenced by a Resolution, in an amount equal to the principal amount of each bond or fraction of a bond to the authentication and delivery of which the Company shall be entitled under Article V or VI of this Indenture by virtue of compliance with all applicable provisions of this Indenture (except as hereinafter in this Section otherwise provided).

Upon any such application for withdrawal the Company shall comply with all applicable provisions of this Indenture relating to the authentication and delivery of such bond(s) or fraction of a bond except that the Company shall not be required to comply with any earning requirement or to deliver to the Trustee any Resolution, Net Earning Certificate or Opinion of Counsel such as is described in subdivisions (1), (6) and (8) of Section 5.05 hereof.

Any withdrawal of cash under this Section shall operate as a waiver by the Company of its right to the authentication and delivery of the bond(s) or fraction of a bond on which it is based and such bond(s) or fraction of a bond may not thereafter be authenticated and delivered hereunder, and any Property Additions which have been made the basis of any such right to the authentication and delivery of bond(s) or fraction of a bond so waived shall have the status of Funded Property and shall be deemed to have been made the basis of the withdrawal of such cash, and any bonds which have been made the basis of any such right to the authentication and delivery of bond(s) or fraction of a bond so waived shall be deemed to have been made the basis of the withdrawal of such cash.
Section 7.03.    If at any time the Company shall so direct, any sums deposited with the Trustee under the provisions of Section 7.01 hereof may be used or applied to the purchase, payment or redemption of bonds in the manner and subject to the conditions provided in subdivisions (3) and (4) of Section 11.05 hereof; provided, however, that none of such cash shall be applied to the payment of more than the principal amount of any bonds so purchased, paid or redeemed, except to the extent that the aggregate principal amount of all bonds theretofore, and of all bonds then to be, purchased, paid and/or redeemed with cash deposited under Section 7.01 hereof shall have exceeded the aggregate cost for principal, interest, brokerage and premium, if any, on all bonds theretofore, and on all bonds then to be, purchased, paid and/or redeemed with cash so deposited.

ARTICLE VIII

COMPLIANCE WITH THE TRUST INDENTURE ACT OF 1939

Section 8.01.    The Company reserves the right without any consent or other action by holders of bonds to make such amendments to this Indenture as shall be necessary from time to time in order to qualify this Indenture under the Trust Indenture Act of 1939, as amended, as in force on the date of the making of any such amendment, including, without limitation, the substitution of a separate trustee for any security not applicable to all holders of bonds, provided that no such amendment shall, without the consent of the holder of any bond issued under this Indenture affected thereby, impair or affect the right of such holder to receive payment of the principal of (and premium, if any) and interest on such bond, on or after the respective due dates expressed in such bond, or to institute suit for the enforcement of any such payment on or after such respective dates, or permit the creation of any lien ranking prior to, or on a parity with, the Lien of this Indenture with respect to any of the property mortgaged and pledged thereunder or permit the deprivation of such bondholder of a lien upon the Mortgaged and Pledged Property for the security of his bonds (subject only to the lien of taxes for the then current year, the lien of taxes, assessments or governmental charges not then due and delinquent and to any mortgage or other liens existing upon said property which are prior to this Indenture at the time of such amendment), and holders of any bonds Outstanding under this Indenture by acceptance of such bonds, agree and consent to the making of any such amendments.

ARTICLE IX

PARTICULAR COVENANTS OF THE COMPANY

Section 9.01.    The Company hereby covenants that it is lawfully possessed of all the Mortgaged and Pledged Property; that it will maintain and preserve the Lien of this Indenture so long as any of the bonds issued hereunder are Outstanding; that (subject to the provisions of Section 15.03 hereof) all property of the Company hereafter acquired, made or constructed and wheresoever situated, except any hereinbefore or hereinafter expressly excepted, shall be subject to the Lien of this Indenture just as though said property was now owned by the Company and described herein; and that it has good right and lawful authority to mortgage and pledge the Mortgaged and Pledged Property, as provided in and by this Indenture.

Section 9.02.    The Company hereby covenants that it will duly and punctually pay the principal of and interest and premium, if any, on all bonds Outstanding hereunder, according to the terms thereof; and that as the coupons appertaining to said bonds are paid they will be cancelled.

Section 9.03.    (a) The Company hereby covenants that, whenever necessary to avoid or fill a vacancy in the office of Trustee, the Company will in the manner provided in Section 16.15 hereof appoint a Trustee so that there shall be at all times a Trustee hereunder which shall at all times be a bank or trust company having its principal office and place of business in the United States of America, if there be such a bank or trust company willing and able to accept the trust upon reasonable or customary terms, and which shall at all times be a corporation organized and doing business under the laws of the United States or of any State or Territory or of the District of Columbia, with (i) in respect of the Original Trustee, a combined capital and surplus of at least Five Million Dollars ($5,000,000) and (ii) in respect of any successor Trustee appointed hereunder, a combined capital and surplus of at least Fifty Million Dollars ($50,000,000) and, in either such case, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority.

(a)The Company hereby covenants that it will keep an office or agency, while any of the bonds issued hereunder are Outstanding, at any and all places at which the principal of or interest on any of said bonds and coupons appurtenant thereto shall be payable, where bonds entitled to be registered, transferred, exchanged, or converted may be presented or surrendered for registration, transfer, exchange or conversion, where notices, presentations and demands to or upon the Company in respect of such bonds or coupons as may be payable at such places or in respect of this Indenture may be given or made, and for the payment of the principal thereof and interest and premium, if any, thereon. The Company will from time to time give the Trustee written notice of the location of such office or offices or agency or agencies, and in case the Company shall fail to maintain such office or offices or agency or agencies or to give the Trustee written notice of the location thereof, then in addition to any other remedy or right arising as a result of the violation of the covenants contained in this Section, the Company agrees that any such notice, presentation or demand in respect of said bonds or coupons or of this Indenture may be given or made, unless other provision is expressly made herein, to or upon the Trustee at its principal office, and the Company hereby authorizes such presentation and demand to be made to and such notice to be served on the Trustee in either of such events and the principal of and interest and premium, if any, on said bonds shall in such event be payable at said office of the Trustee.

(b)The Company hereby covenants that, if it shall appoint a paying agent other than the Trustee, such paying agent shall meet the financial qualifications of Section 9.03(a) and the Company will cause such paying agent to execute and deliver to the Trustee an instrument in which such paying agent shall agree with the Trustee, subject to the provisions of this Section, (1) that such paying agent shall hold in trust for the benefit of the bondholders or the Trustee all sums held by such paying agent for the payment of the principal of or interest on the bonds (and premium, if any); and (2) that such paying agent shall give the Trustee notice of any default by the Company in the making of any deposit with it for the payment of the principal of or interest on the bonds (and premium, if any), and of any default by the Company in the making of any such payment. Such paying agent shall not be obligated to segregate such sums from other funds of such paying agent except to the extent required by law.

(c)The Company hereby covenants that, if the Company acts as its own paying agent, it will, on or before each due date of each installment of principal or interest on the bonds, set aside and segregate and hold in trust for the benefit of the bondholders or the Trustee a sum sufficient to pay such principal or interest so becoming due on the bonds (and premium, if any) and will notify the Trustee of such action, or of any failure to take such action.

(d)Anything in this Section to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a release or satisfaction of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it or any paying agent as required by this Section, such sums to be held by the Trustee upon the trusts in this Indenture contained.

(e)Anything in this Section to the contrary notwithstanding, the holding of sums in trust as provided in this Section is subject to the provisions of Section 19.03 hereof.

Section 9.04.    The Company hereby covenants that it will pay all taxes and assessments and other governmental charges lawfully levied or assessed upon the Mortgaged and Pledged Property, or upon any part thereof or upon any income therefrom or upon the interest of the Trustee in the Mortgaged and Pledged Property, before the same shall become delinquent, and will duly observe and conform to all valid requirements of any governmental authority relative to any of the Mortgaged and Pledged Property, and all covenants, terms and conditions upon or under which any of the Mortgaged and Pledged Property is held; that it will not suffer any lien to be hereafter created upon the Mortgaged and Pledged Property, or any part thereof, or the income therefrom, prior to the Lien hereof, other than Excepted Encumbrances, and other than, in the case of property hereafter acquired, vendors’ liens, purchase money mortgages and any lien thereon at the time of the acquisition thereof and within four (4) months after any lawful claim or demand for labor, materials, supplies or other objects has become delinquent which if unpaid would or might by law be given precedence over the Lien of this Indenture as a lien or charge upon any of the Mortgaged and Pledged Property, or the income therefrom, it will pay or cause to be discharged or make adequate provisions to satisfy or discharge the same; provided, however, that nothing in this Section contained shall require the Company to observe or conform to any requirement of governmental authority or to cause to be paid or discharged, or to make provision for, any such lien or charge, or to pay any such tax, assessment or governmental charge so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings; and provided that nothing in this Section contained shall require the Company to pay, discharge or make provisions for any tax, assessment or other governmental charge, the validity of which shall not be so contested if adequate security for the payment of such tax, assessment or other governmental charge and for any damages which may reasonably be anticipated from failure to pay the same shall be given to the Trustee; and that, save as aforesaid, it will not suffer any matter or thing whereby the Lien hereof might or could be impaired in contravention of the provisions hereof.

Section 9.05.    The Company hereby covenants that it will keep or cause to be kept all the property subject to the Lien hereof insured against fire, flood, lightning, windstorm, hail, explosion and other risks to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties (all such risks being hereinafter referred to in this Section as the “Specified Hazards”), to a reasonable amount, by reputable insurance companies, any loss, except as to materials and supplies and except as to any particular loss less than Five Million Dollars ($5,000,000), to be made payable, unless otherwise required by applicable provisions promulgated by the Nuclear Regulatory Commission, or any successor regulatory agency, including the requirements of Section 50.54 of the Regulations of such Commission, to the Trustee as the interest of the Trustee may appear and/or to the holder of any other lien prior hereto upon property subject to the Lien hereof, if the terms thereof require losses so to be made payable; or that it will, in lieu of or supplementing such insurance in whole or in part, adopt some other method or plan of protection against loss by the Specified Hazards at least equal in protection to the method or plan of protection against loss by the Specified Hazards of companies similarly situated and operating properties subject to similar hazards, and that if it shall adopt such other method or plan, it will, except as to materials and supplies and except as to any particular loss less than Five Million Dollars ($5,000,000), pay to the Trustee, unless otherwise required by applicable provisions promulgated by the Nuclear Regulatory Commission, or any successor regulatory agency, including the requirements of Section 50.54 of the Regulations of such Commission, on account of any loss sustained by reason of the destruction or damage of such property by any of the Specified Hazards, an amount of cash equal to such loss less any amounts otherwise paid to the Trustee, or to the trustee or other holder of any mortgage or any other lien prior hereto upon property subject to the Lien hereof, if the terms thereof require losses so to be paid. Any amounts of cash so required to be paid by the Company pursuant to any such method or plan shall for the purposes of this Indenture be deemed to be proceeds of insurance. In case of the adoption of such other method or plan of protection, the Company shall also furnish to the Trustee a certificate of an actuary or other qualified person appointed by the Company with respect to the adequacy of such method or plan. There shall be delivered to the Trustee, on or before October 1 of each year and also whenever the Trustee shall make request therefor, a detailed statement, signed by the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company, of any insurance policies covering the Specified Hazards then outstanding and in force upon the aforesaid property, or any part thereof, including, or by reference to former statements including, the names of the insurance companies which have issued the policies and the amounts and expiration dates thereof, together with a detailed statement, signed by the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company, of such other method or plan, if any.

All moneys paid to the Trustee by the Company in accordance with this Section or received by the Trustee as proceeds of any insurance against loss by any of the Specified Hazards shall, subject to the requirements of any other lien prior hereto upon property subject to the Lien hereof, be held by the Trustee and, subject as aforesaid, shall be paid by it to the Company to reimburse the Company for an equal amount spent in the rebuilding or renewal of the property destroyed or damaged, upon receipt by the Trustee of (1) an Officers’ Certificate requesting such reimbursement, (2) an Engineer’s Certificate stating the amounts so expended and the nature of such rebuilding or renewal and the fair value to the Company of the property rebuilt or renewed and if
(A)within six (6) months prior to the date of acquisition thereof by the Company, such property has been used or operated by a person or persons other than the Company, in a business similar to that in which it has been or is to be used or operated by the Company, and

(B)the fair value to the Company of such property as set forth in such Engineer’s Certificate is not less than Twenty-five Thousand Dollars ($25,000) and not less than one per centum (1%) of the aggregate principal amount of the bonds at the time Outstanding under this Indenture, the Engineer making such certificate shall be an Independent Engineer, and (3) an Opinion of Counsel that the property so rebuilt or renewed is subject to the Lien hereof to the same extent as was the property so destroyed or damaged; provided, however, that to the extent that moneys paid by the Trustee to the Company for reimbursement, as aforesaid, shall represent the proceeds of property that was not Funded Property destroyed or damaged by any of the Specified Hazards, the property so rebuilt or renewed (for which reimbursement is so made), shall not be deemed to be Funded Property.

Any such money not so applied within eighteen (18) months after its receipt by the Trustee, or in respect of which notice in writing of intention to apply the same to the work of rebuilding or renewal then in progress and uncompleted shall not have been given to the Trustee by the Company within such eighteen (18) months, or which the Company shall at any time notify the Trustee is not to be so applied, shall thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes and subject to the conditions provided in Section 11.05 hereof.
Anything in this Indenture to the contrary notwithstanding, the Company may have insurance policies covering any of the Specified Hazards with a deductible provision in a dollar amount per occurrence not exceeding Five Million Dollars ($5,000,000) or three per centum (3%) of the bonds Outstanding hereunder on the date such policy goes into effect if such three per centum (3%) is in excess of Five Million Dollars ($5,000,000); provided, however, such dollar amount may be exceeded to the extent such dollar amount per occurrence is below the deductible amount in effect as to such insurance on property of similar character insured by companies similarly situated and operating like property.
The Company hereby further covenants that it will procure and maintain insurance against public liability claims for personal injury, death or property damage suffered by others upon or in or about any premises occupied by it or occurring as a result of the operation of its business, and workmen’s compensation or similar insurance as may be required under federal law or the laws of the states of Mississippi or Arkansas, in each case from reputable insurance companies in such amounts and with such terms as are comparable to companies similarly situated and operating like properties.
Section 9.06.    The Company will not, except as herein permitted, do or suffer any act or thing whereby the Mortgaged and Pledged Property might or could be impaired; provided, however, that the Company shall not be deemed, for purposes of this Section, to have suffered the Mortgaged and Pledged Property to be impaired if the plant account on the books of the Company is reduced solely as a result of or to reflect action of any regulatory authority having jurisdiction over the rates and services of the Company mandating or requiring a direct or indirect disallowance of costs for ratemaking purposes. The Company will at all times maintain, preserve and keep the Mortgaged and Pledged Property, as an operating system or systems, in good repair, working order and condition. The Company will from time to time make all needful and proper repairs, replacements, additions, betterments and improvements, so that the operations and business of and pertaining to the Mortgaged and Pledged Property, as an operating system or systems, shall at all times be conducted properly and advantageously; and whenever any portion of the Mortgaged and Pledged Property shall have been worn out or destroyed or shall have become obsolete or otherwise unfit for use, the Company will procure substitutes of at least equal utility and efficiency, so that at all times the efficiency of the Mortgaged and Pledged Property, as an operating system or systems, shall be fully maintained.

Nothing herein contained, however, shall be held to prevent the Company from permanently discontinuing the operation of or reducing the capacity of any of its plants or properties, if, in the judgment of the Company, any such action which affects the Mortgaged and Pledged Property is necessary or desirable in the conduct of the business of the Company, or if the Company is ordered so to do by regulatory authority having jurisdiction in the premises, or if the Company intends to sell or dispose of the same and within a reasonable time shall endeavor to effectuate such sale; nor shall anything herein contained be construed to prevent the Company from taking such action with respect to the use of its plants and properties as is proper under the circumstances, including the cessation or omission to exercise rights, permits, licenses, privileges or franchises which, in the judgment of the Company, can no longer be profitably exercised or availed of; provided, however, the Company covenants that it will, within sixty (60) days after its determination permanently to discontinue the operation of any of its plants or properties subject to the Lien of this Indenture of a Cost, determined as provided in Section 1.04 hereof, in any one case in excess of Five Million Dollars ($5,000,000) or in the aggregate in any period of twelve (12) consecutive calendar months in excess of Ten Million Dollars ($10,000,000), furnish the Trustee for information purposes with an Officers’ Certificate setting forth the Cost, as so determined, to the Company of the plants, or properties, the operation of which the Company shall have determined so to discontinue.
Whenever (but not more often than once in any period of five (5) years) the holders of at least twenty-five per centum (25%) in principal amount of the bonds Outstanding hereunder shall deliver to the Trustee and to the Company a written statement that they have reasonable grounds to believe that the Mortgaged and Pledged Property has not been adequately maintained, as an operating system or systems, in good repair, working order and condition and request the Company to furnish to the Trustee an Independent Engineer’s Certificate stating whether or not the Mortgaged and Pledged Property, as an operating system or systems, has been maintained in good repair, working order and condition, and whether or not there is any property subject to the Lien of this Indenture which should be retired on the books of the Company as having ceased permanently to be used or useful in the business of the Company and which has not been so retired, the Company shall cause such Independent Engineer’s Certificate to be furnished to the Trustee within a reasonable time after such request. If such Independent Engineer shall report that the Mortgaged and Pledged Property, as an operating system or systems, has not been maintained in good repair, working order and condition, he shall state clearly in his report the character and extent of, and, if longer than one year, the time reasonably necessary to make good such deficiency and, if he shall report that there is property subject to the Lien of this Indenture which should be retired on the books of the Company as having ceased permanently to be used or useful in the business of the Company and which has not been so retired, his report shall briefly describe such property. Said report shall be placed on file by the Trustee and shall be open to inspection by any bondholder at any reasonable time.
If the Company, within thirty (30) days after the filing of the report of such Independent Engineer, objects in writing delivered to the Trustee to the findings of such Independent Engineer as to the character and extent of such maintenance deficiency and/or to the property which should be retired upon the books of the Company, then the character and extent of such maintenance deficiency, if any, and/or the property, if any, so to be retired upon the books of the Company shall be forthwith referred to three arbitrators selected in the following manner: The Trustee, within ten (10) days after the expiration of said period of thirty (30) days, shall name one arbitrator and give notice of such selection to the Company. Within ten (10) days after receipt of such notice, the Company shall name one arbitrator and give notice of such selection to the Trustee, and failure so to do shall entitle the Trustee to name an arbitrator to represent the Company. The two thus selected shall, within ten (10) days after the appointment of the arbitrator representing the Company, select a third arbitrator, but if said arbitrators are unable, within said ten (10) days, to agree upon such third arbitrator, then, upon the election of either the Company or the Trustee, any District Judge of the United States of America for the District in which the Trustee has its principal place of business may appoint such third arbitrator, upon application to said District Judge by either party after five (5) days notice thereof to the other party. The written decision of a majority of such arbitrators shall be filed as soon as practicable with the Trustee and a copy thereof delivered to the Company, and shall be binding upon the Trustee, the Company and the bondholders.
Within one year from the date of the report of such Independent Engineer or the date of such decision of arbitrators, whichever is later, or such longer period as may be reported by such Independent Engineer or the arbitrators, as the case may be, to be reasonably necessary to make good any such deficiency, no statement contained in any report of any Independent Engineer filed with the Trustee, as hereinbefore in this Section provided, shall be deemed to be in any way evidence or proof of a failure to comply with the provisions of this Section.
The Company shall, with all reasonable speed, do or cause to be done such maintenance work as may be necessary to make good any such maintenance deficiency as shall have been determined to exist as hereinabove provided at the time of the report of such Independent Engineer or at the time of such decision of arbitrators, as the case may be, whereupon such Independent Engineer or such arbitrators, as the case may be (or, in case of his or their refusal or inability to act, some other Independent Engineer), shall report in writing to the Trustee whether such deficiency has been made good.
Unless the Trustee shall be so advised in writing by such Independent Engineer or arbitrators, as the case may be, within one (1) year from the date of the report of such Independent Engineer or the date of such decision of arbitrators, as the case may be, or such longer period as may be reported by such Independent Engineer or the arbitrators, as the case may be, to be reasonably necessary for the purpose, that such deficiency has in all material respects been made good, the Company shall be deemed to have defaulted in the due performance of the covenants of this Section, so far as concerns the maintenance of the Mortgaged and Pledged Property.
All expenses incurred pursuant to this Section shall be borne by the Company.
In the event that any regulatory authority having jurisdiction over the Company shall, by order or regulation, prohibit, in whole or in part, such expenditures for repairs and maintenance, then, upon filing with the Trustee a certified copy of such order or a copy of such regulation, as the case may be, the Company shall, so long as such order or such regulation remains in effect, be relieved from compliance with the covenants contained in this Section, in regard to the maintenance of the Mortgaged and Pledged Property, to the extent that such expenditures for repairs and maintenance shall be prohibited.
The Company covenants that it will promptly retire on its books of account any of the Mortgaged and Pledged Property included in plant account (except real estate held for the purpose of sale or resale) that has, in the opinion of the Company, ceased permanently to be used or useful in its business or which pursuant to the provisions of this Section any Independent Engineer has reported to the Company more than thirty (30) days prior thereto (without written objection thereto having been delivered to the Trustee by the Company), or any arbitrators have determined, should be retired on the books of the Company as having ceased permanently to be used or useful in the business of the Company.
Notwithstanding the foregoing provisions of this Section 9.06, nothing herein contained shall be held to require the Company to retire, other than solely for purposes of this Indenture, any of the Mortgaged and Pledged Property in the event that the Company is ordered not to retire such Mortgaged and Pledged Property by regulatory authority having jurisdiction in the premises.
Section 9.07.    The Company hereby covenants that it will, subject to the provisions of Article XV hereof, at all times maintain its corporate existence and right to carry on business, and duly procure all renewals and extensions thereof, if and when any shall be necessary and, subject to the provisions of this Indenture, will use its best efforts to maintain, preserve and renew all the rights, powers, privileges and franchises owned by it, affecting the Mortgaged and Pledged Property.

Section 9.08.    The Company hereby covenants that it will cause this Indenture and all indentures and instruments supplemental hereto or notices in respect thereof to be promptly recorded and filed and re-recorded and re-filed in such manner and in such places, as may be required by law in order fully to preserve and protect the security of the bondholders and all rights of the Trustee, and will furnish to the Trustee:

(a)Promptly after the execution and delivery of this Indenture and of each supplemental indenture, an Opinion of Counsel either stating that in the opinion of such counsel this Indenture or such supplemental indenture or notice in respect thereof has been properly recorded and filed, so as to make effective the lien intended to be created thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such lien effective. It shall be a compliance with this subdivision (a) if (1) the Opinion of Counsel herein required to be delivered to the Trustee shall state that this Indenture or such supplemental indenture or notice in respect thereof has been received for record or filing in each jurisdiction in which it is required to be recorded or filed and that, in the opinion of counsel (if such is the case), such receipt for record or filing makes effective the lien intended to be created by this Indenture or such supplemental indenture, and (2) such opinion is delivered to the Trustee within such time, following the date of the execution and delivery of this Indenture or such supplemental indenture, as shall be practicable having due regard to the number and distance of the jurisdictions in which this Indenture or such supplemental indenture is required to be recorded or filed.

(b)On or before February 1 of each year, beginning February 1, 1989, an Opinion of Counsel either stating that in the opinion of such counsel such action has been taken, since the date of the most recent Opinion of Counsel furnished pursuant to this subdivision (b) or the first Opinion of Counsel furnished pursuant to subdivision (a) of this Section, with respect to the recording, filing, re-recording, and re-filing of this instrument and each notice with respect thereto and of each indenture supplemental to this instrument, as is necessary to maintain the Lien hereof, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien.

The Company hereby covenants that it will execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of this Indenture and to make subject to the Lien hereof any property hereafter acquired, made or constructed, intended to be subject to the Lien hereof, and to transfer to any new trustee or co-trustee or co-trustees, the estate, powers, instruments or funds held in trust hereunder.
Section 9.09.    (a) The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee between February 15 and March 1 and between August 15 and September 1 in each year after July 1, 1988, and at such other times as the Trustee may request in writing, a list in such form as the Trustee may reasonably require containing all the information in the possession or control of the Company or of its paying agents, as to the names and addresses of the holders of bonds obtained since the date as of which the next previous list, if any, was furnished. Any such list may be dated as of a date not more than fifteen (15) days prior to the time such information is furnished or caused to be furnished, and need not include information received after such date; and, provided, that the Company need not furnish or cause to be furnished any such list with respect to bonds with respect to which the Trustee maintains the books for the registration and transfer of bonds as provided for in Section 2.06.

(b)The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of bonds (1) contained in the most recent list, if any, furnished to it as provided in subdivision (a) of this Section, (2) received by it in the capacity of paying agent hereunder, and (3) filed with it within two (2) preceding years pursuant to the provisions of paragraph (2) of subdivision (c) of Section 16.13 hereof. The Trustee may (1) destroy any list furnished to it as provided in subdivision (a) of this Section upon receipt of a new list so furnished; (2) destroy any information received by it as paying agent upon delivery to itself as Trustee, not earlier than forty-five (45) days after an interest payment date of the bonds, of a list containing the names and addresses of the holders of bonds obtained from such information since the delivery of the next previous list, if any; (3) destroy any list delivered to itself as Trustee which was compiled from information received by it as paying agent upon the receipt of a new list so delivered; and (4) destroy any information received by it pursuant to the provisions of paragraph (2) of subdivision (c) of Section 16.13 hereof, but not until two (2) years after such information has been filed with it.

(c)In case three or more holders of bonds (hereinafter referred to as “Applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such Applicant has owned a bond for a period of at least six (6) months preceding the date of such application, and such application states that the Applicants desire to communicate with other holders of bonds with respect to their rights under this Indenture or under the bonds, and is accompanied by a copy of the form of proxy or other communication which such Applicants propose to transmit, then the Trustee shall, within five (5) business days after the receipt of such application, at its election either

i.afford to such Applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subdivision (b) of this Section; or

ii.inform such Applicants as to the approximate number of holders of bonds whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subdivision (b) of this Section, and as to the approximate cost of mailing to such bondholders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford to such Applicants access to such information, the Trustee shall, upon the written request of such Applicants, mail to each bondholder whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subdivision (b) of this Section, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment or provision for the payment of the reasonable expenses of mailing, unless within five (5) days after such tender the Trustee shall mail to such Applicants and file with the Securities and Exchange Commission together with a copy of the material to be mailed a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of bonds, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections, or if said Commission shall find, after notice and opportunity for a hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such bondholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such Applicants respecting their application.
(d)Neither the Trustee nor any paying agent shall be held accountable by reason of the disclosure of information as to names and addresses or the mailing of any material pursuant to any request made under subdivision (c) of this Section.

Section 9.10.    The Company covenants and agrees:

(1)to file with the Trustee within fifteen (15) days after the Company is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as such Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with such Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents, or reports pursuant to either of such sections, then to file with the Trustee and the Securities and Exchange Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2)to file with the Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants, conforming to the requirements of Section 19.05 hereof, as to compliance with conditions or covenants, compliance with which is subject to verification by accountants, but no such certificate or opinion shall be required as to (A) dates or periods not covered by annual reports required to be filed by the Company, in the case of conditions precedent which depend upon a state of facts as of a date or dates or for a period or periods different from that required to be covered by such annual reports, or (B) the amount and value of Property Additions, except as provided in Section 5.05 hereof, or (C) the adequacy of depreciation, maintenance, or repairs; and

(3)to transmit to the holders of bonds, in the manner and to the extent provided in subdivision (c) of Section 16.13 hereof with respect to reports pursuant to subdivision (a) of Section 16.13 hereof, such summaries of any information, documents and reports required to be filed by the Company pursuant to subdivisions (1) and (2) of this Section as may be required by the rules and regulations prescribed from time to time by the Securities and Exchange Commission.

Section 9.11.    The Company hereby covenants that it will, in accordance with sound accounting practices, keep books of record and account of all dealings or transactions of, or in relation to, the plants, properties, business and affairs of the Company.

The Company hereby covenants that it will not issue, or permit to be issued, any bonds hereunder in any manner other than in accordance with the provisions of this Indenture and that it will faithfully observe and perform all the conditions, covenants and requirements of this Indenture and of all indentures supplemental hereto and of the bonds issued hereunder.
Section 9.12.    Subject to the rights of the bondholders under the 1944 Mortgage, the Company hereby covenants that, upon the cancellation and discharge of any lien prior hereto (upon property subject to the Lien hereof), securing indebtedness, the Company will cause all cash, purchase money obligations and other property then held by the trustee or other holder of such lien, which were received by such trustee or other holder by reason of the release of, or the purchase by a governmental authority or its designee of, or which represents the proceeds of the taking by eminent domain of, or insurance on, any of the Mortgaged and Pledged Property (including all proceeds of or substitution for any thereof) to be paid and/or delivered to and/or deposited with the Trustee hereunder, to be held as part of the Mortgaged and Pledged Property, any such cash and/or purchase money obligations constituting a part thereof to be paid over, withdrawn, used or applied in the manner, to the extent, and for the purposes and subject to the conditions provided in Section 11.05 hereof with respect to cash and purchase money obligations deposited under the provisions of Section 11.03 hereof, and any other property constituting a part thereof to be subject to use and release as provided with respect to such property in Article XI hereof. Nothing in this Indenture contained shall be deemed to limit the right of any successor to the Company under the provisions of Article XV hereof which shall not have caused this Indenture or any indenture executed as in Section 15.02 hereof provided to become a lien upon any of the properties or franchises of the successor corporation (except as contemplated by clauses (a), (b) and (c) of Section 15.03 hereof) to increase the indebtedness secured by lien upon any of its properties or franchises not subject to the Lien of this Indenture or of any such indenture executed as in Section 15.02 hereof provided.

Section 9.13.    The Company covenants that, unless otherwise permitted by the SEC in the exercise of its jurisdiction under the Public Utility Holding Company Act of 1935, it will comply with the limitation on dividends to which it is subject under the Statement of Policy regarding First Mortgage Bonds subject to the Public Utility Holding Company Act of 1935, as in effect at the time, in connection with each issuance of bonds under the Indenture and subject to such Act.

Section 9.14.    (a) The Company hereby covenants that it will deliver to the Trustee, on or before February 1, 1989 and each February 1 thereafter, a written statement signed by the Chairman of the Board, Chief Executive Officer, President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, stating, as to each signer thereof, that, to the best of his knowledge, the Company has fulfilled all its obligations under this Indenture throughout the preceding calendar year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him and the nature and status thereof.

The Company hereby covenants that within five (5) business days after any of the Chairman of the Board, Chief Executive Officer, President or a Vice President of the Company having responsibility for financial or accounting matters becomes aware of the occurrence of any event which itself or with a lapse of time or the giving of notice or both would constitute a Default hereunder (except any such event relating to default by the Company in the performance of its obligations pursuant to clause (1) or clause (2) of Section 9.10 hereof), it will give notice of such event to the Trustee specifying the nature and status thereof.

Section 9.15.    The Company hereby covenants that it will not issue any additional bonds under the 1944 Mortgage, except such bonds, if any, as may be issued at the option of the Company from time to time to the Trustee or Trustees hereunder to provide additional security hereunder, and that upon the payment in full of all indebtedness secured thereby (other than bonds held by the Trustee or Trustees) the Company will promptly take all necessary action to obtain and effect the release and cancellation of the lien of the 1944 Mortgage upon any of the Mortgaged and Pledged Property and the discharge and satisfaction of the 1944 Mortgage. Upon receipt of an Officers’ Certificate to the effect that no bonds are Outstanding under the 1944 Mortgage other than bonds held by the Trustee or Trustees hereunder, the Trustee or Trustees shall surrender all bonds so held to the Corporate Trustee under the 1944 Mortgage for cancellation.

Section 9.16.    The Company hereby covenants that, so long as the 1944 Mortgage has not been discharged or satisfied, it will duly and punctually comply with the provisions of Sections 38 and 39(I) of the 1944 Mortgage.

Section 9.17.    To the extent that lack of compliance could reasonably be expected to have a material adverse effect on its business, prospects, profits, properties or condition (financial or otherwise) (except to the extent that the Company is contesting the same in good faith by timely and appropriate legal action diligently pursued), the Company will comply with applicable statutes, regulations, orders and restrictions of the United States of America, foreign countries, states and municipalities, and agencies and instrumentalities of the foregoing, in respect of the conduct of its business and the ownership of its property.

ARTICLE X

REDEMPTION OR PURCHASE OF BONDS

Section 10.01.    Such of the bonds of any series issued hereunder as are, by their terms, redeemable before maturity, may, at the option of the Company or pursuant to the requirements of this Indenture, be redeemed at such times, in such amounts and at such prices as may be specified therein and in accordance with the provisions of the three next succeeding Sections numbered from 10.02 to 10.04, both inclusive.

Section 10.02.    If less than all the Outstanding bonds of any series are to be redeemed, the particular bonds to be redeemed shall be selected by the Trustee from the Outstanding bonds of such series which have not previously been called for redemption by such method as the Trustee shall deem fair and appropriate. Notwithstanding the foregoing, special provisions for the selection of the particular bonds to be redeemed within a particular series may be provided by a supplemental indenture to this Indenture.

Unless otherwise provided as to a particular series of bonds, notice of intention to redeem to owners and/or holders of any bonds which are not registered as to principal and interest or principal only shall be given, by or on behalf of the Company, by publication in one Daily Newspaper of general circulation in the Borough of Manhattan, The City of New York, once before the date fixed for redemption, the publication to be at least thirty (30) days prior to the date fixed for redemption. If less than all bonds of any particular series are to be redeemed, unless otherwise provided as to a particular series of bonds, the numbers of any bonds to be redeemed which are not so registered shall be included in such notice and may be stated as follows: individually; in groups from one number to another number, both inclusive, except such as shall have been previously called for redemption or otherwise retired; or in any other way satisfactory to the Trustee.
Unless otherwise provided as to a particular series of bonds, notice of intention to redeem to the registered owner of any bond registered as to principal and interest or as to principal only which is to be redeemed in whole or part shall be mailed by or on behalf of the Company, not less than thirty (30) days before the date fixed for redemption, to him at his last address appearing upon the registry books.
Failure duly to give such notice by publication and/or by mailing to the owner or holder of any bond designated for redemption in whole or part shall not affect the validity of the proceedings for the redemption of any other bond.

Unless otherwise provided as to a particular series of bonds, if at the time of publication or mailing of any notice of redemption the Company shall not have deposited with the Trustee and/or irrevocably directed the Trustee to apply, from money held by it available to be used for the redemption of bonds, an amount in cash sufficient to redeem all of the bonds called for redemption, including accrued interest to such date fixed for redemption, such notice shall state that it is subject to the receipt of the redemption moneys by the Trustee before the date fixed for redemption (unless such redemption is mandatory) and such notice shall be of no effect unless such moneys are so received before such date.
The Trustee, upon the request of the Company evidenced by a Resolution delivered to the Trustee at least ten (10) days prior to the date on which notice of redemption must first be published or mailed (unless a shorter notice shall be accepted by the Trustee as sufficient) shall, for and on behalf of and in the name of the Company, call for redemption bonds secured hereby (whether or not the Trustee shall hold at the time of such call cash sufficient for such redemption) provided that, if cash sufficient for such purpose is not so held and such redemption is not mandatory, the notice shall state that it is subject to the receipt of the redemption moneys by the Trustee before the date fixed for redemption and such notice shall be of no effect unless such moneys are so received before such date.
Section 10.03.    Publication of the notice of redemption, if required, having been completed as above provided, or if mailing is required, notice of redemption having been mailed, as in Section 10.02 hereof provided, and the Company having before the redemption date specified in the notice of redemption deposited with the Trustee (and/or having irrevocably directed the Trustee to apply, from money held by it available to be used for the redemption of bonds) an amount in cash sufficient to redeem all of the bonds called for redemption, including accrued interest, the bonds called for redemption shall become due and payable on such redemption date. The foregoing conditions for such bonds so becoming due and payable shall not apply to any redemption of bonds which is mandatory pursuant to other provisions of this Indenture.

Section 10.04.    All moneys held by the Trustee for the redemption of bonds shall, subject to the provisions of Section 19.03 hereof, be held in trust for account of the holders of the bonds so to be redeemed, and shall be paid to them, respectively, upon presentation and surrender of said bonds, with (if required by the Company) all unmatured coupons, if any, appertaining thereto. Coupons maturing on or prior to the date fixed for redemption shall remain payable in accordance with their terms. On and after such date fixed for redemption, if the moneys for the redemption of the bonds to be redeemed shall be held by the Trustee for the purpose, such bonds shall cease to bear interest (except such bonds as shall have been properly presented for payment on, or within one year after, the date fixed for redemption and shall not have been paid) and shall cease to be entitled to the Lien of this Indenture and the coupons for interest, if any, maturing subsequent to the date fixed for redemption shall be void.

If any fully registered bond shall be called for redemption in part only, the notice of redemption shall specify the principal amount thereof to be redeemed, and such fully registered bond shall be presented for cancellation properly endorsed for transfer at or after the date fixed for the redemption of said bonds so called for redemption, and thereupon the payment with respect to said bond shall be made upon surrender of said bond so endorsed, and coupon bonds or fully registered bonds for the unpaid balance of the principal amount of the fully registered bond so presented and surrendered shall be executed by the Company and authenticated and delivered by the Trustee without charge therefor to the holder thereof.
Section 10.05.    Except as may be otherwise provided in any indenture supplemental hereto, at any time, upon the request of the Company, expressed by an Officers’ Certificate, the Trustee shall, to the extent that such bonds are available for such purchase, apply all or any part of the cash held by it under any provision of this Indenture, subject to the provisions of Sections 7.03, 9.12, and 10.04 hereof, or any cash deposited with it by the Company for the purpose, to the purchase (including a purchase from the Company) of bonds then Outstanding hereunder of such series as the Company may designate. Before making any such purchase the Trustee may, and upon request of the Company shall, by notice published once in one Daily Newspaper of general circulation in the Borough of Manhattan, The City of New York, advertise for written proposals (to be received by it on or before a specified date) to sell to it on or before a subsequent specified date bonds of the series designated by the Company then Outstanding hereunder, and the Trustee, to the extent, as nearly as is possible, of such funds then in its hands and requested by the Company to be so applied, shall purchase the bonds so offered at the price or prices most favorable to the Company, and reasonable notice shall be mailed by the Trustee to the holder or holders of the bonds whose proposals shall have been accepted. The Trustee shall, upon request of the Company, invite offers of bonds for sale to it in any other usual manner. The Trustee in its discretion may reject any or all proposals in whole or in part, and shall reject any or all proposals in whole or in part if on the same day after opening said proposals it has actual knowledge that it can purchase the requisite amount of such bonds or any part thereof at a price more favorable to the Company than it could by accepting said proposals. All offers by holders shall be subject to acceptance of a portion thereof unless otherwise expressed in the offers and all advertisements for written proposals shall so state.

Section 10.06.    All bonds issued hereunder paid, retired or redeemed under any of the provisions of this Indenture or purchased by the Trustee as provided in Section 10.05 hereof and all appurtenant coupons, if any, shall forthwith be cancelled by the Trustee, and the Trustee may periodically destroy any such cancelled coupon bonds and deliver to the Company a certificate of such destruction and deliver any such cancelled fully registered bonds to the Company.

ARTICLE XI

POSSESSION, USE AND RELEASE OF MORTGAGED
AND PLEDGED PROPERTY

Section 11.01.    Unless one or more Defaults shall have occurred and be continuing, the Company shall be suffered and permitted to possess, use and enjoy the Mortgaged and Pledged Property (except: (a) such cash as is expressly required to be deposited with the Trustee; and (b) to the extent not herein otherwise provided, such securities as are expressly required to be deposited with the Trustee), and to receive, use and dispose of the tolls, rents, revenues, issues, earnings, income, products and profits thereof, with power in the ordinary course of business, freely and without let or hindrance on the part of the Trustee or of the bondholders, except as herein otherwise expressly provided to the contrary, to exercise any and all rights under choses in action, contracts, franchises and claims.

Section 11.02.    Unless the Company is in default in the payment of the interest on any of the bonds then Outstanding hereunder or one or more Defaults shall have occurred and be continuing, the Company may at any time and from time to time, without any release or consent by, or report to, the Trustee:

(1)sell or otherwise dispose of, free from the Lien of this Indenture, any machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements, or furniture, or any other fixtures or personalty, then subject to the Lien hereof, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable or unnecessary for use in the operations of the Company upon replacing the same by, or substituting for the same, machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements, or furniture, or any other fixtures or personalty, of at least equal value to that of the property sold or otherwise disposed of and subject to the Lien hereof, subject to no liens prior hereto except liens to which the property sold or otherwise disposed of was subject;

(2)cancel or make changes or alterations in or substitutions of any and all right of way grants; and

(3)surrender or assent to the modification or replacement of any right, power, franchise, license, governmental consent or permit under which it may be operating, provided that, in the opinion of the Board of Directors of the Company (such opinion to be stated in a Resolution to be filed with the Trustee), any such surrender, modification or replacement which affects the Mortgaged and Pledged Property is necessary or desirable in the conduct of the business of the Company and is not materially detrimental to the interest of the bondholders.

Section 11.03.    Unless the Company is in default in the payment of the interest on any bonds then Outstanding hereunder or one or more Defaults shall have occurred and be continuing, the Company may obtain the release of any of the Mortgaged and Pledged Property (except cash then held by the Trustee) (provided, however, that obligations secured by purchase money mortgage deposited with the Trustee shall not be released except as provided in Section 11.05 hereof), and the Trustee shall release all its right, title and interest in and to the same from the Lien hereof upon the application of the Company and receipt by the Trustee of the following:

(1)an Officers’ Certificate complying with the requirements of Section 19.05 hereof and describing in reasonable detail the property to be released and requesting such release, and stating that the Company is not in default in the payment of the interest on any bonds then Outstanding hereunder and that no Default has occurred and is continuing;

(2)an Engineer’s Certificate, made and dated not more than ninety (90) days prior to the date of such application, stating:

(a)that the Company has sold, leased, granted an undivided interest in, exchanged, dedicated or disposed of, or intends or has agreed to sell, lease, grant an undivided interest in, exchange, dedicate or dispose of, or that a governmental body or agency has exercised a right to order the Company to divest itself of, the property to be released;

(b)the fair value, in the opinion of the signers, of the property (or securities) to be released;

(c)the fair value, in the opinion of the signers, of any portion thereof that is Funded Property;

(d)that (except in any case where a governmental body or agency has exercised a right to order the Company to divest itself of such property) such release is in the opinion of the signers desirable in the conduct of the business of the Company;

(e)the release value of the property to be released, being as to property owned by the Company on December 31, 1987, the depreciated book value thereof on that date, and as to any other property of the Company, the Cost thereof; and

(f)that in the opinion of the signers such release will not impair the security under this Indenture in contravention of the provisions hereof;

(3)an amount in cash (including any amount in cash deposited with the Trustee pursuant to the requirements of Section 9.12 hereof which the Company elects, as evidenced by an Officers’ Certificate, to be also credited against the cash to be held pursuant to this subdivision (3)), to be held by the Trustee as part of the Mortgaged and Pledged Property, equivalent to the amount, if any, by which the release value of the property to be released, as specified in the Engineer’s Certificate provided for in subdivision (2) above, exceeds the aggregate of the following items:

(a)the principal amount, subject to the limitations stated below in this subdivision (3), of any obligations delivered to the Trustee, to be held as part of the Mortgaged and Pledged Property, consisting of obligations secured by purchase money mortgage upon the property released;

(b)the Cost or fair value to the Company (whichever is less) of any Property Additions made the basis of the application which are not then Funded Property (after making any deductions and any additions pursuant to the provisions of Section 1.04 hereof) as shown by a further Engineer’s Certificate (made and dated not more than ninety (90) days prior to the date of such application) delivered to the Trustee; provided, however, that Property Additions acquired, made or constructed within ninety (90) days prior to the date of such application for release, or subsequently thereto, may, at the option of the Company, not have deducted therefrom the deductions nor added thereto the additions pursuant to Section 1.04 hereof;

(c)the principal amount of each bond or fraction of a bond to the authentication and delivery of which the Company shall be entitled under the provisions of Section 6.01 hereof, by virtue of compliance with all applicable provisions of Section 6.01 (except as hereinafter in this Section otherwise provided); provided, however, that (except as hereinafter in this Section otherwise provided) the application for such release shall operate as a waiver by the Company of such right to the authentication and delivery of each such bond or fraction thereof on the basis of which right such property is released and to such extent no such bond or fraction thereof may thereafter be authenticated and delivered hereunder, and any bonds which have been made the basis of any such right to the authentication and delivery of bond(s) or fraction of a bond so waived shall be deemed to have been made the basis of the release of such property;

(d)the principal amount, subject to the limitations stated below in this subdivision (3), of any obligations secured by purchase money mortgage upon the property to be released and/or any amount in cash, that is evidenced to the Trustee by a certificate of the holder of a lien prior hereto, as the case may be, to have been received by it in accordance with the provisions of such lien prior hereto in consideration for the release of such property or any part thereof from such lien prior hereto; and

(e)any taxes and expenses incidental to such sale, exchange, dedication or disposal;

provided, however, that (i) no obligations secured by purchase money mortgage upon any property being released from the Lien hereof shall be used as a credit in any application for such release unless all obligations secured by such purchase money mortgage shall be delivered to the Trustee or to the trustee or other holder of a lien prior hereto; (ii) in case the total principal amount of obligations secured by purchase money mortgage upon property being released shall exceed seventy-five per centum (75%) of the fair value of such property, as specified in the Engineer’s Certificate provided for in subdivision (2) above, the aggregate credit which may be used pursuant to clause (a) and clause (d) of this subdivision (3) in respect of such obligations shall not exceed seventy-five per centum (75%) of the fair value of the property to be released, as specified in such Engineer’s Certificate; and (iii) no obligations secured by purchase money mortgage shall be used as a credit in any application for the release of property hereunder, if the aggregate credit in respect of such obligations to be used by the Company pursuant to clause (a) and clause (d) of this subdivision (3) plus the aggregate credits used by the Company pursuant to said clause (a) and clause (d) in all applications for the release of property theretofore released from the Lien hereof on the basis of purchase money obligations theretofore delivered to and then held by the Trustee or the trustee or other holder of a lien prior hereto shall, immediately after the release then being applied for, exceed fifteen per centum (15%) of the aggregate of (x) the principal amount of the bonds at such time Outstanding under this Indenture and (y) the principal amount of the bonds Outstanding, as therein defined, under the 1944 Mortgage;
(4)in the case where the release is on the basis of Property Additions, an Opinion of Counsel as required by Section 5.05(7) hereof;

(5)in case any obligations secured by purchase money mortgage upon the property to be released are included in the consideration for such release and are delivered to the Trustee or to the holder of a lien prior hereto in connection with any release of such property, an Opinion of Counsel stating that, in his or their opinion, such obligations are valid obligations enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of mortgagees’ and other creditors’ rights and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and that the purchase money mortgage securing the same is sufficient to afford a valid purchase money lien upon the property to be released, subject to no lien prior thereto except Excepted Encumbrances and such liens, if any, as shall have existed thereon just prior to such release as liens prior to the Lien of this Indenture;

(6)in case the Trustee is requested to release any franchise, an Opinion of Counsel stating that in his or their opinion such release will not impair to any material extent the right of the Company to operate any of its remaining properties; and

(7)an Opinion of Counsel complying with the requirements of Section 19.05 hereof.

All purchase money obligations and the mortgages securing the same delivered to the Trustee pursuant to this Section shall be duly assigned to the Trustee. The Company shall cause any such purchase money mortgage and the assignment thereof to be promptly recorded and filed in such place or places as shall be required by law in order fully to preserve and protect the security afforded thereby and shall furnish to the Trustee an Opinion of Counsel stating that in the opinion of such counsel such purchase money mortgage and the assignment thereof have been properly recorded and filed so as to make effective the lien intended to be created thereby. Should any re-recording or re-filing be necessary at any time or from time to time, the Company shall likewise cause the same to be duly effected and shall, in each case, furnish to the Trustee an Opinion of Counsel similar to the foregoing. The Trustee shall deliver to the Company any purchase money mortgage and/or assignment thereof whenever required for the purpose of recording or filing or re-recording or re-filing, as evidenced by an Opinion of Counsel.
In case the release of property is, in whole or in part, based upon Property Additions (as permitted under the provisions of clause (b) of subdivision (3) of this Section), the Company shall, subject to the provisions of said clause (b), comply with all applicable provisions of this Indenture (including but not limited to the furnishing of the Engineer’s Certificate provided for in subdivision (3) of Section 5.05 hereof and, in case the provisions of subdivision (4) of Section 5.05 hereof are applicable, the Independent Engineer’s Certificate provided for in said subdivision (4) of Section 5.05 hereof) as if such Property Additions were made the basis of an application for the authentication and delivery of bonds thereon (equivalent in principal amount to seventy per centum (70%) of the fair value of that portion of the property to be released which is to be released on the basis of such Property Additions, as shown by the Engineer’s Certificate in subdivision (2) of this Section provided for), and in case the release of property is in whole or in part based upon the right to the authentication and delivery of bonds (as permitted under the provisions of clause (c) of subdivision (3) of this Section) the Company shall comply with all applicable provisions of Section 6.01 hereof, as the case may be, relating to such authentication and delivery, except that in no such case shall the Company be required to comply with any earnings requirement or to deliver to the Trustee any Resolution, Officers’ Certificate, Net Earning Certificate or Opinion of Counsel provided for in subdivisions (1), (2), (6) and (8) of Section 5.05 hereof; provided, however, that the Cost of any Property Additions received or to be received by the Company in whole or in part as consideration in exchange for the property to be released shall for all purposes of this Indenture be deemed to be the amount stated in the Engineer’s Certificate provided for in subdivision (2) of this Section to be the fair value of the property to be released (a) plus the amount of any cash and the fair value of any other consideration, further to be stated in such Engineer’s Certificate, paid and/or delivered or to be paid and/or delivered by, and the amount of any obligations assumed or to be assumed by, the Company in connection with such exchange as additional consideration for such Property Additions or (b) less the amount of any cash and the fair value to the Company of any other consideration, which shall also be stated in such Engineer’s Certificate, received or to be received by the Company in connection with such exchange in addition to such Property Additions.
For all purposes of this Article XI, the fair value of property subject to a lien prior to the Lien hereof shall be the fair value thereof less the principal amount of any obligations secured by such lien thereon if it will thereafter cease to be a lien on any property subject to the Lien hereof.
Notwithstanding any of the other provisions of this Indenture,
(A)to the extent that any property to be released is not Funded Property and the Property Additions made the basis of such release shall (as evidenced by a statement to such effect in an Engineer’s Certificate) have been acquired in exchange or consideration for, or acquired, made or constructed in anticipation of, the release of property (and shall never previously have been used as the basis of the release of property under the provisions of clause (b) of subdivision (3) of this Section or as the basis of the withdrawal of cash under subdivision (1) of Section 11.05) said Property Additions shall not have the status of Funded Property except to the extent of any amount which shall, at the time such Property Additions were made the basis of such release, have been deducted from the Cost or fair value of such Property Additions pursuant to the provisions of clause (A) of Section 1.04 hereof less any amount which shall then have been added thereto pursuant to the provisions of clause (B) of said Section 1.04, and

(B)to the extent that any property released shall not have been Funded Property just prior to its release,

(i)    any Property Additions made the basis of such release of property shall not be deemed to be Funded Property except to the extent of any amount which shall, at the time such Property Additions were made the basis of such release, have been deducted from the Cost or fair value of such Property Additions pursuant to the provisions of clause (A) of Section 1.04 hereof less any amount which shall then have been added thereto pursuant to the provisions of clause (B) of said Section 1.04, and
(ii)    any waiver of the right to the authentication and delivery of bonds made the basis of such release of property shall be revoked and cease to be effective and shall no longer be deemed to have been made, if the Company shall within two years after the release of such property file with the Trustee such Officers’ Certificates, Engineer’s Certificates, Independent Engineer’s Certificates, Opinions of Counsel and other papers (other than any Resolution, Net Earning Certificate or Opinion of Counsel such as is described in subdivisions (1), (6) and (8) of Section 5.05 hereof) as under the provisions of Article V hereof would entitle the Company, on the basis of Property Additions acquired, made or constructed subsequent to the application for the release of such property, to the authentication and delivery of bonds (equal in principal amount to seventy per centum (70%) of the fair value of such property so released), and the inclusion of such subsequently acquired Property Additions in any such Officers’ Certificate, Engineer’s Certificate, Independent Engineer’s Certificate, Opinion of Counsel or other papers shall not make such subsequently acquired Property Additions Funded Property.
Any bonds Outstanding under this Indenture deposited with the Trustee, pursuant to the provisions of this Section, shall forthwith be cancelled by the Trustee, and any moneys and/or obligations secured by purchase money mortgage and/or other property and/or the proceeds of any thereof and/or substitutes therefor received by the Trustee under this Section shall be held as part of the Mortgaged and Pledged Property and such moneys and/or obligations secured by purchase money mortgage shall be paid over, withdrawn, used or applied, in the manner, to the extent, and for the purposes and subject to the conditions provided in Section 11.05 hereof.
Any property acquired by the Company by exchange or purchase to take the place of any property released under any provisions of this Article shall forthwith and without further conveyance become subject to the Lien of and be covered by this Indenture as a part of the Mortgaged and Pledged Property, subject to no lien except Excepted Encumbrances and any liens existing thereon just prior to the acquisition thereof.

Section 11.04.    Unless the Company is in default in the payment of the interest on any bonds then Outstanding hereunder or one or more Defaults shall have occurred and be continuing, the Trustee shall whenever from time to time requested by the Company (such request to be evidenced by an Officers’ Certificate) and without requiring compliance with any of the provisions of Section 11.03 hereof, release from the Lien hereof all the right, title and interest of the Trustee in and to any real estate unimproved for use in the conduct of the business of the Company, provided the Company has sold, exchanged, dedicated or disposed of such real estate, or has agreed to sell, exchange, dedicate or dispose of such real estate, or, as evidenced by a Resolution, has authorized its officers to endeavor to sell such real estate, and provided the aggregate value of the interest of the Company in such real estate so released without such compliance in any period of twelve (12) consecutive calendar months shall not exceed the greater of One Million Dollars ($1,000,000) or three per centum (3%) of the bonds Outstanding hereunder on the date of such release. Prior to the granting of any such release, there shall be delivered to the Trustee an Engineer’s Certificate stating the fair value of the property to be released and that in the opinion of the signers the release thereof will not impair the security under this Indenture in contravention of the provisions hereof and setting forth any other facts required to be known by it as a condition precedent to any act by it under this Section. The Company covenants that it will deposit with the Trustee, to be dealt with in the manner provided in Section 11.05 hereof, the net consideration, if any, received by it upon the sale or other disposition of any such real estate so released (to the extent that the same shall not have been paid or delivered to the holder of another lien prior to the Lien of this Indenture in accordance with the provisions thereof and an Officers’ Certificate to that effect shall have been furnished to the Trustee), or if no consideration be received therefor or results therefrom to the Mortgaged and Pledged Property the Company will so deposit the fair value thereof.

Section 11.05.    Unless the Company is in default in the payment of the interest on any bonds then Outstanding hereunder or one or more Defaults shall have occurred and be continuing, any Funded Cash received by the Trustee shall be held by the Trustee and, subject to the provisions of Section 9.12 hereof, such cash and any cash which may be applied as in this Section provided,

(1)may be withdrawn from time to time by the Company to the extent of the Cost or the fair value to the Company (whichever is less) of Property Additions not then Funded Property (after making any deductions and additions pursuant to the provisions of Section 1.04 hereof); provided, however, that no such withdrawal of cash representing the proceeds of insurance on or the release of property or securities or payment of or on account of obligations secured by purchase money mortgages may be based in whole or in part upon Property Additions acquired, made or constructed more than five (5) years prior to the last day of the calendar month immediately preceding the receipt by the Trustee of such cash; and provided further, that Property Additions acquired, made or constructed within ninety (90) days prior to the date of the receipt by the Trustee of such cash representing the proceeds of insurance on or the release of property (including securities and other personal property, if any), or payment of or on account of obligations secured by purchase money mortgages, or subsequent to such receipt of cash, may, at the option of the Company, not have deducted therefrom the deductions nor added thereto the additions pursuant to Section 1.04 hereof;

(2)may be withdrawn from time to time by the Company in an amount equal to the principal amount of each bond or fraction of a bond to the authentication and delivery of which the Company shall be entitled under the provisions of Section 6.01 hereof, by virtue of compliance with all applicable provisions of said Section 6.01 (except as hereinafter in this Section otherwise provided); provided, however, that (except as hereinafter in this Section otherwise provided) the application for such withdrawal of cash shall operate as a waiver by the Company of such right to the authentication and delivery of each such bond or fraction thereof, on the basis of which right such cash is withdrawn, and any bonds which have been made the basis of any such right to the authentication and delivery of bond(s) or fraction of a bond so waived shall be deemed to have been made the basis of the withdrawal of such cash;

(3)may, upon the request of the Company, be used by the Trustee for the purchase of bonds issued hereunder in accordance with the provisions of Section 10.05; or

(4)may, upon the request of the Company, be applied by the Trustee to the payment at maturity of any bonds issued hereunder or to the redemption of any bonds issued hereunder which are, by their terms, redeemable, of such series as may be designated by the Company, such redemption to be in the manner and as provided in Article X hereof.

Such moneys shall, from time to time, be paid out or used or applied by the Trustee, as aforesaid, upon the request of the Company evidenced by a Resolution, and upon receipt by the Trustee of an Officers’ Certificate stating that the Company is not in default in the payment of the interest on any bonds then Outstanding hereunder and that no Default has occurred and is continuing. In case the withdrawal of cash is, in whole or in part, based upon Property Additions (as permitted under the provisions of clause (1) of this Section), the Company shall, subject to the provisions of said clause (1), comply with all applicable provisions of this Indenture (including but not limited to the furnishing of the Engineer’s Certificate provided for in subdivision (3) of Section 5.05 hereof and, in case the provisions of subdivision (4) of Section 5.05 hereof are applicable, the Independent Engineer’s Certificate provided for in said subdivision (4) of Section 5.05 hereof) as if such Property Additions were made the basis of an application for the authentication and delivery of bonds thereon equivalent in principal amount to seventy per centum (70%) of the cash to be withdrawn on such basis; or in case the withdrawal of cash is, in whole or in part, based upon the right to the authentication and delivery of bonds (as permitted under the provisions of clause (2) of this Section) the Company shall comply with all applicable provisions of Section 6.01 hereof, as the case may be, relating to such authentication and delivery; except that in no such case shall the Company be required to comply with any earnings requirement or to deliver to the Trustee any Resolution, Officers’ Certificate, Net Earning Certificate or Opinion of Counsel such as is described in subdivisions (1), (2), (6) and (8) of Section 5.05 hereof.
Notwithstanding any of the other provisions of this Indenture,
(a)to the extent that any cash to be withdrawn under the provisions of this Section represents the proceeds of property that was not Funded Property released, taken by eminent domain or damaged or destroyed by fire or represents payment on account of principal of, or consideration for the release of, obligations secured by purchase money mortgage which shall have been deposited with the Trustee as the basis of the release of property that was not Funded Property, and the application for the withdrawal of such cash is based upon Property Additions (which shall never previously have been used as the basis of the withdrawal of cash under subdivision (1) of this Section or as the basis of the release of property under the provisions of clause (b) of subdivision (3) of Section 11.03 hereof) acquired, made or constructed or to be acquired, made or constructed with such cash, or acquired, made or constructed in anticipation of the release of property or the withdrawal of cash (as evidenced by a statement to such effect in an

Engineer’s Certificate), then such Property Additions shall not have the status of Funded Property, except to the extent of any amount which shall, at the time such Property Additions were made the basis of such withdrawal of cash, have been deducted from the Cost or fair value of such Property Additions pursuant to the provisions of clause (A) of Section 1.04 hereof less any amount which shall then have been added thereto pursuant to the provisions of clause (B) of said Section 1.04, and

(b)to the extent that any cash withdrawn, used or applied under the provisions of this Section shall have represented the proceeds of property that was not Funded Property released, taken by eminent domain or damaged or destroyed by fire or shall have represented payment on account of principal of, or consideration for the release of, obligations secured by purchase money mortgage which shall have been deposited with the Trustee as the basis of the release of property that was not Funded Property,

i.such cash shall no longer be deemed to be, or to have been at the time of such withdrawal, use or application, Funded Cash;

ii.any Property Additions made the basis of such withdrawal of cash shall not be deemed to be Funded Property except to the extent of any amount which shall, at the time such Property Additions were made the basis of such withdrawal of cash, have been deducted from the Cost or fair value of such Property Additions pursuant to the provisions of clause (A) of Section 1.04 hereof less any amount which shall then have been added thereto pursuant to the provisions of clause (B) of said Section 1.04; and

iii.any waiver of the right to the authentication and delivery of bonds, made the basis of such withdrawal of cash, shall be revoked and cease to be effective and shall no longer be deemed to have been made, if the Company shall, within two years after the withdrawal, use or application of such cash, file with the Trustee such Officers’ Certificates, Engineer’s Certificates, Independent Engineer’s Certificates, Opinions of Counsel and other papers (other than any Resolution, Net Earning Certificate or Opinion of Counsel such as is described in subdivisions (1), (6) and (8) of Section 5.05 hereof) as, under the provisions of Article V hereof, would entitle the Company, on the basis of Property Additions acquired, made or constructed subsequent to the receipt by the Trustee of such cash, to the authentication and delivery of bonds equal in principal amount to seventy per centum (70%) of such cash so withdrawn, used or applied, and the inclusion of such subsequently acquired Property Additions in any such Officers’ Certificate, Engineer’s Certificate, Independent Engineer’s Certificate, Opinion of Counsel or other papers shall not make such subsequently acquired Property Additions Funded Property.

Any obligation secured by purchase money mortgage received or to be received by the Trustee under any of the provisions of this Indenture in consideration of the release of any property may be released at any time upon payment by the Company to the Trustee of all or the unpaid portion of the principal of such obligation; provided, however, at any time after the Trustee shall have received on account of the principal of any obligations secured by purchase money mortgage on a specified property (from the Company, the obligor or otherwise), an amount in cash equal to the aggregate principal amount of such obligations to the extent made the basis of a credit in the application for the release from the Lien hereof of such property, the Trustee shall deliver to the Company on the written request of the Chairman of the Board, Chief Executive Officer, President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company, the purchase money mortgage on such property and all obligations secured thereby then held by the Trustee including, but not limited to, any such obligations delivered to the Trustee as required by subdivision (3) of Section 11.03 hereof but not used as a credit thereunder.
The principal of and interest on any such obligations secured by purchase money mortgage held by the Trustee shall be collected by the Trustee as and when the same become payable. Unless the Company is in default in the payment of the interest on any of the bonds then Outstanding hereunder or one or more Defaults shall have occurred and be continuing, the interest received by the Trustee on any such obligations shall be paid over to the Company, and any payments received by the Trustee on account of the principal of any such obligations in excess of the amount of credit used by the Company in respect of such obligations upon the release of any property from the Lien hereof shall also be paid over to the Company.
The Trustee shall have and may exercise all the rights and powers of an owner of such obligations and of all substitutions therefor and, without limiting the generality of the foregoing, may collect and receive all insurance moneys payable to it under any of the provisions thereof and apply the same in accordance with the provisions thereof, may consent to extensions thereof at a higher or lower rate of interest, may join in any plan or plans of voluntary or involuntary reorganization or readjustment or rearrangement and may accept and hold hereunder new obligations, stocks or other securities issued in exchange therefor under any such plan. Any discretionary action which the Trustee may be entitled to take in connection with any such obligations or substitutions therefor shall be taken, so long as no Default shall exist, in accordance with the request of the Company, evidenced by a Resolution, and during the existence of a Default in its own discretion.
Any bonds issued under this Indenture received by the Trustee pursuant to the provisions of this Section shall forthwith be cancelled by the Trustee.
Section 11.06.    Should any of the Mortgaged and Pledged Property be taken by exercise of the power of eminent domain or by the exercise by any governmental authority or instrumentality or designee thereof of the right to purchase or otherwise acquire any of the Mortgaged and Pledged Property and should the Company not elect to release such property pursuant to other provisions of this Article XII, the Trustee shall, upon request of the Company, evidenced by an Officers’ Certificate, and upon receipt of the net proceeds referred to below, release from the Lien hereof, all its right, title and interest in and to the property so taken, purchased or otherwise acquired upon being furnished with an Opinion of Counsel to the effect that such property has been taken by exercise of the power of eminent domain or by the exercise by any governmental authority or instrumentality or designee thereof of the right to purchase or otherwise acquire the same. Such Opinion of Counsel shall state the amount of net proceeds received for such property so taken or acquired and the amount so stated shall be deemed to be the fair value of such property for the purpose of subdivision (b) of Section 16.13 hereof. An amount equal to the net proceeds of all property so taken or acquired (which proceeds shall, in either event, be required to be entirely in the form of cash) shall be paid over to the Trustee (except to the extent that such net proceeds shall have been paid or delivered to the holder of a lien prior hereto in accordance with the provisions thereof and a certificate of such trustee or other holder to that effect shall have been furnished to the Trustee), and (if paid over to the Trustee hereunder) may, subject to the provisions of Section 9.12 hereof, thereafter be withdrawn, used or applied in the manner, to the extent, for the purposes and subject to the conditions provided in Section 11.05 hereof.

Section 11.07.    In case the Mortgaged and Pledged Property shall be in the possession of a receiver or trustee, lawfully appointed, the powers hereinbefore conferred upon the Company with respect to the sale or other disposition of the Mortgaged and Pledged Property or the withdrawal of cash may be exercised, with the approval of the Trustee, by such receiver or trustee, notwithstanding the Company may be in default and any request, certificate, appointment or approval made or signed by such receiver or trustee for such purposes shall be as effective as if made by the Company or its Board of Directors or any of its officers or appointees in the manner herein provided; and if the Trustee shall be in possession of the Mortgaged and Pledged Property under any provision of this Indenture, then such powers may be exercised by the Trustee in its discretion notwithstanding that the Company may be in default.

Notwithstanding the existence of a default in the payment of interest on any bonds Outstanding hereunder or the existence of a Default, the Trustee, in its discretion, may release from the Lien hereof any part of the Mortgaged and Pledged Property or permit the withdrawal of cash, upon compliance with the other conditions specified in this Article in respect thereof.
No purchaser in good faith of property purporting to have been released hereunder shall be bound to ascertain the authority of the Trustee to execute the release, or to inquire as to any facts required by the provisions hereof for the exercise of this authority; nor shall any purchaser or grantee of any property or rights permitted by this Article to be sold, granted, exchanged, dedicated or otherwise disposed of, be under obligation to ascertain or inquire into the authority of the Company to make any such sale, grant, exchange, dedication or other disposition.
Section 11.08.    In addition to the other provisions for the release of Mortgaged and Pledged Property provided in this Indenture, unless the Company is in default in the payment of the interest on any bonds then Outstanding hereunder or one or more Defaults shall have occurred and be continuing, the Company may in the alternative also obtain the release of any of the Mortgaged and Pledged Property (except cash or obligations secured by purchase money mortgage or all or substantially all of the Mortgaged and Pledged Property) by delivery to the Trustee of the Officers’ Certificate provided for in subdivision (1) of Section 11.03 hereof, the Engineer’s Certificate provided for in subdivision (2) of Section 11.03 hereof, the Opinion of Counsel provided for in subdivision (7) of Section 11.03 hereof and a copy of a release of such Mortgaged and Pledged Property from the lien of the 1944 Mortgage executed by the Corporate Trustee thereunder.

Section 11.09.    In case the Company has sold, exchanged, dedicated or disposed of, or intends or has agreed to sell, exchange, dedicate or dispose of, or a governmental body or agency has exercised a right to order the Company to divest itself of, any property of a character excepted from the Lien hereof, or the Company desires to disclaim or quitclaim title to property to which the Company does not purport to have title, the Trustee shall, from time to time, execute such instruments of disclaimer or quitclaim as may be appropriate upon receipt by the Trustee of the following:

(1)an Officers’ Certificate complying with the requirements of Section 19.05 hereof and describing in reasonable detail the property to be disclaimed or quitclaimed; and

(2)an Opinion of Counsel complying with the requirements of Section 19.05 hereof and stating the signer’s opinion that such property is not subject to the Lien hereof or required to be subject thereto by any of the provisions hereof; and stating that the execution of such disclaimer or quitclaim is appropriate.

Section 11.10.    Unless the Company is in default in the payment of the interest on any bonds then Outstanding hereunder or one or more Defaults shall have occurred and be continuing, the Company may obtain the release of any of the Mortgaged and Pledged Property which is not Funded Property, except cash then held by the Trustee (provided, however, obligations secured by purchase money mortgage deposited with the Trustee shall not be released except as provided in Section 11.05 hereof), and the Trustee shall release all its right, title and interest in and to the same from the Lien hereof upon application of the Company and receipt by the Trustee of the following (in lieu of complying with the requirements of Section 11.03 hereof):

(1)An Officers’ Certificate stating that the Company has sold, leased, granted an interest in, exchanged, dedicated or disposed of, or intends to sell, lease, grant an interest in, exchange, dedicate, or dispose of, or that a governmental body or agency has lawfully ordered the Company to divest itself of, certain property, which shall be described in reasonable detail, that is not Funded Property and stating the consideration, if any, received or to be received therefor, and requesting the release thereof from the Lien of this Indenture; and stating that such property has not theretofore been Funded; that such release is in the opinion of the signers desirable in the conduct of the business of the Company; and that the Company is not, to the knowledge of the signers, in default in the performance of any of the terms or covenants of this Indenture; and that in the opinion of the signers all conditions precedent provided for in this Indenture relating to the release of the property in question have been complied with;

(2)(a) An Engineer’s Certificate, made and dated not more than (90) days prior to the date of such application, stating, in the opinion of the signers, the then fair value of the property to be released (which property shall be described in such certificate in reasonable detail) without deduction for any liens on such property; and stating that, in the opinion of the signers, such release will not impair the security under this Indenture in contravention of the provisions of this Indenture;

(b)In the case the fair value of such property to be released and all of other property released from the Lien of this Indenture since the commencement of the then current calendar year as shown by certificates filed pursuant to Article XI hereof, is ten per centum (10%) or more of the aggregate principal amount of bonds Outstanding at the time of the application then being made, an Independent Engineer’s Certificate stating in substance, the then fair value, in the opinion of the signers, of the property to be released, without deduction for any lien on such property; and that such release, in the opinion of the signers, will not impair the security under this Indenture in contravention of the terms of this Indenture; provided, however, that no Independent Engineer’s Certificate need be delivered to the Trustee in the case of any release of property if the fair value thereof, as shown by the certificate filed pursuant to paragraph (a) of this subdivision (2), is less than twenty-five thousand dollars ($25,000) or less than one per centum (1%) of the aggregate principal amount of bonds at the time Outstanding hereunder;

(3)A further Engineer’s Certificate, made and dated not more than ninety (90) days prior to the date of such application, stating, in the opinion of the signers, that the aggregate principal amount of bonds to be Outstanding under this Indenture immediately after such release shall not exceed seventy per centum (70%) of the aggregate fair value of the then Funded Property of the Company; and

(4)An Opinion of Counsel to the effect that all conditions precedent provided for in this Indenture relating to the release of the property in question have been complied with and, in case the Trustee is requested to release any franchise, that such release will not impair to any material extent the right of the Company to operate any of its remaining properties.

ARTICLE XII

REMEDIES OF TRUSTEES AND BONDHOLDERS UPON DEFAULT

Section 12.01.    The following events are hereby defined for all purposes of this Indenture (except where the term is otherwise defined for specific purposes) as “Defaults”:

(a)Failure to pay the principal of any bond hereby secured when the same shall become due and payable, whether at maturity, as therein expressed, or upon redemption or by declaration or otherwise;

(b)Failure to pay interest upon any bond hereby secured for a period of ten (10) days after such interest shall have become due and payable;

(c)The expiration of a period of sixty (60) days following the entry of a decree or order by a court having jurisdiction in the premises for relief in respect of the Company under the Federal Bankruptcy Act or any other applicable Federal or State law of a similar nature, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of or for the Company or any substantial part of its property, or ordering the winding up or liquidation of its affairs unless during such period such decree, order or appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official shall be vacated or shall be stayed on appeal or otherwise or shall have otherwise ceased to continue in effect;

(d)The commencement by the Company of a voluntary case, or the institution by it of proceedings, to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization, arrangement or relief under the Federal Bankruptcy Act or any other applicable Federal or State law of a similar nature, or the consent or acquiescence by it to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action;

(e)The expiration of a period of thirty (30) days after the mailing by the Trustee to the Company of a written demand (citing this provision), or by the holders of fifteen per centum (15%) in principal amount of the bonds at the time Outstanding hereunder (determined as provided in Section 12.07 hereof) to the Company and to the Trustee of a written demand, that the Company perform a specified covenant or agreement contained herein or in any indenture supplemental hereto or in any bond secured hereby, which specified covenant or agreement the

Company shall have failed to perform prior to such mailing, unless the Company during such period shall have performed such specified covenant or agreement or shall have in good faith commenced efforts to perform the same. The Trustee may, and, if requested in writing so to do by the holders of a majority in principal amount of the bonds then Outstanding, shall, make such demand;

(f)The existence of any “Default”, as therein defined, in any indenture supplemental hereto; and

(g)The existence of any “Default”, as therein defined, under the 1944 Mortgage.

Section 12.02    The Trustees shall, within thirty (30) days after the occurrence thereof, give to the bondholders in the manner and to the extent provided in subdivision (c) of Section 16.13 hereof, notice of all defaults known to the Trustees, unless such defaults shall have been cured before the giving of such notice (the term “defaults” for the purposes of this Section being hereby defined to be the events specified in subdivisions (a), (b), (c), (d), (e), (f) and (g) of Section 12.01 hereof, not including any periods of grace provided for in said subdivisions) but in the case of any default as specified in subdivision (e) of Section 12.01 hereof, no such notice shall be given until at least twenty (20) days after the occurrence thereof; provided that, except in the case of default in the payment of the principal of or interest on any of the bonds hereby secured, or in the payment of any installment of any fund required to be applied to the purchase or redemption of any of the bonds hereby secured, the Trustee shall be protected in withholding such notice if and so long as the board of directors, executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determine that the withholding of such notice is in the interests of the bondholders and the Co-Trustee shall be protected in withholding such notice if and so long as the Co-Trustee in good faith determines that the withholding of such notice is in the interests of the bondholders.

Section 12.03.    Upon the occurrence of a Default, the Trustee may, and upon the written request of the holders of twenty-five per centum (25%) in principal amount of the bonds then Outstanding (determined as provided in Section 12.07 hereof) shall, and the holders of twenty-five per centum (25%) in principal amount of the bonds at the time Outstanding hereunder may, (unless the holders of bonds of any series have annulled a declaration of such Default relating to such series of bonds pursuant to the provisions of the supplemental indenture creating such series of bonds), by notice in writing given to the Company (and to the Trustee if such notice be given by bondholders) unless prior to such declaration all covenants with respect to which Default shall have occurred, shall have been fully performed or made good, and all indebtedness secured hereby (including interest on overdue principal and, to the extent that payment of such interest is not prohibited under applicable law, on any overdue interest at the rate specified in Section 12.14 hereof), (other than expenses and charges of the Trustees), except the principal of any bonds not then due by their terms (other than by such declaration) and except interest accrued on such bonds since the last interest payment date, shall be paid, or the amount thereof shall be paid to the Trustee for the benefit of those entitled thereto, declare the principal of all of the bonds hereby secured and the interest accrued thereon immediately due and payable, and such principal and interest shall thereupon become and be immediately due and payable; subject, however, to the right of the holders of a majority in principal amount of all Outstanding bonds, by written notice to the Company and to the Trustees, thereafter to annul such declaration and destroy its effect at any time before any sale hereunder, if, before any such sale, all covenants with respect to which a Default shall have occurred shall be fully performed or made good, and the reasonable expenses and charges of the Trustees, their agents and attorneys, and all other indebtedness secured hereby (including interest on overdue principal and, to the extent that payment of such interest is not prohibited under applicable law, on any overdue interest, at the rate specified in Section 12.14 hereof), except the principal of any bonds not then due by their terms (other than by such declaration) and except interest accrued on such bonds since the last interest payment date, shall be paid, or the amount thereof shall be paid to the Trustee for the benefit of those entitled thereto.

Section 12.04.    Upon the occurrence of one or more Defaults, the Company, upon demand of the Trustees, or either of them, shall (if at the time such action shall be lawful) forthwith surrender to the Trustee or to both the Trustee and the Co-Trustee, or to the Co‑Trustee to the extent that the Trustee is not legally qualified to take possession as it or they may demand, the actual possession of, and (if at the time such action shall be lawful) the Trustee, or the Trustee and the Co-Trustee, or the Co-Trustee to the extent that the Trustee is not legally qualified to act in the premises, as shall be specified in such demand, by such officer or agent as it or they may appoint, may take possession of, all the Mortgaged and Pledged Property (with the books, papers and accounts of the Company) and hold, operate and manage the same, and from time to time make all needful repairs and such extensions, additions and improvements as to the Trustee or the Trustee and the Co-Trustee, or the Co‑Trustee to the extent the Trustee is not legally qualified to act in the premises, shall seem wise; and receive the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and out of the same pay all proper costs and expenses of so taking, holding, managing and operating the same, including reasonable compensation to the Trustees, their agents and counsel, and any charges of the Trustees hereunder, and any taxes and assessments and other charges prior to the Lien of this Indenture which the Trustee or trustee in possession may deem it wise to pay, and all expenses of such repairs, extensions, additions and improvements, and apply the remainder of the moneys so received by the Trustee, or the Trustee and the Co-Trustee, or the Co-Trustee to the extent the Trustee is not legally qualified to act in the premises, subject to the provisions of Section 12.12 hereof with respect to extended, transferred or pledged coupons or claims for interest, first to the payment of the installments of interest which are due and unpaid (including, to the extent that payment thereof is not prohibited under applicable law, interest on overdue interest at the rate specified in Section 12.14 hereof), in the order of their maturity, and next, if the principal of any of said bonds is due, to the payment of the principal and accrued interest thereon (including interest on overdue principal and, to the extent that payment thereof is not prohibited under applicable law, interest on overdue interest, at the rate specified in Section 12.14 hereof) pro rata without any preference or priority whatever, except as aforesaid. Whenever all that is due upon such bonds and installments of interest and under any of the terms of this Indenture shall have been paid and all Defaults made good, the Trustees or trustee in possession shall surrender possession to the Company, its successors or assigns; the same right of entry, however, to exist upon any subsequent Default.

Section 12.05.    Upon the occurrence of one or more Defaults, the Trustees, by such officer or agent as they may appoint, with or without entry, may, if at the time such action shall be lawful, sell all the Mortgaged and Pledged Property as an entirety, or in such parcels as the holders of a majority in principal amount of the bonds Outstanding hereunder (determined as provided in Section 12.07 hereof) shall in writing request, or in the absence of such request, as the Trustees may determine, at public auction at some convenient place in such county or judicial district in which the Company owns property subject hereto as the Trustees shall determine, or such other place or places as may be required by law, having first given notice of such sale by publication for three (3) consecutive weeks preceding the sale in at least one Daily Newspaper of general circulation in each county or parish in Mississippi, Arkansas and any other state in which the Company owns property (if there be such Daily Newspaper), the first publication to be made not less than twenty-one (21) days prior to the date of such sale, and by like publication one (1) time in at least one Daily Newspaper of general circulation in the Borough of Manhattan, The City of New York, New York, and by posting notice of such sale for the same period of time at the courthouse of each county in Mississippi, Arkansas and any other state in which the Company owns property, and any other notice which may be required by law, and such notice or advertisement shall disclose the name of the Company as the original grantor of this Mortgage and Deed of Trust. From time to time the Trustees may (to the extent permitted by law) adjourn such sale in their discretion by announcement at the time and place fixed for such sale without further notice, and upon such sale may make and deliver to the purchaser or purchasers a good and sufficient instrument or instruments of conveyance, assignment or transfer for the same, which sale shall to the extent then permitted by law, be a perpetual bar, both at law and in equity, against the Company and all persons, firms and corporations lawfully claiming or who may claim by, through or under it.

The Company waives the provisions of Section 89-1-55 of the Mississippi Code of 1972, as amended, as far as such section restricts the right of the Trustees to offer at sale more than 160 acres at a time, and the Trustees may offer the property herein conveyed as a whole, regardless of how it is described.
Section 12.06.    In case of the breach of any of the covenants or conditions of this Indenture, the Trustees shall have the right and power to take appropriate judicial proceedings for the enforcement of their rights and the rights of the bondholders hereunder. In case of a Default the Trustees may either after entry, or without entry, proceed by suit or suits at law or in equity to enforce payment of the bonds then Outstanding hereunder and to foreclose this Indenture and to sell the Mortgaged and Pledged Property under the judgment or decree of a court or courts of competent jurisdiction.

No remedy by the terms of this Indenture conferred upon or reserved to the Trustees, or either of them (or to the bondholders), is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute.
No delay or omission to exercise any right or power accruing upon any Default shall impair any such right or power or shall be construed to be a waiver of any such Default or acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.
No waiver of any Default, whether by the Trustee or by the bondholders, shall extend to or shall affect any subsequent Default or shall impair any rights or remedies consequent thereon.
Section 12.07.    The holders of not less than a majority in principal amount of the bonds at the time Outstanding hereunder may direct the time, method, and place of conducting, any proceeding for any remedy available to the Trustees, or either of them, exercising any trust or power conferred upon the Trustees, or either of them, provided, however, that such direction shall not be otherwise than in accordance with the provisions of law and this Indenture and that, subject to the provisions of Sections 16.01 and 16.02 hereof, the Trustees shall have the right to decline to follow any such direction if the Trustee in good faith shall by Responsible Officers determine that the action or proceeding so directed would involve the Trustees, or either of them, in personal liability or be unjustifiably prejudicial to nonassenting bondholders or that it will not be sufficiently indemnified for any expenditures in any action or proceeding so directed.

For the purposes of this Section and of Sections 9.06, 12.01, 12.03, 12.05, 16.02, 16.14, 16.15, 18.02, 18.06, 18.10 and 19.06 hereof, and for the purpose of waiving, in accordance with any of the provisions of Section 18.07 hereof, any past Default of the Company and the consequences thereof, in determining whether the holders of the required percentage of the principal amount of bonds have concurred or participated in any direction or consent, (a) bonds for the purchase of which money in the necessary amount shall have been deposited with or shall then be held by the Trustee with irrevocable direction to apply the same to the purchase thereof shall be deemed Outstanding and (b) bonds owned by the Company or by any affiliate of the Company (unless all bonds at the time Outstanding hereunder are then so owned) shall be disregarded, except that for the purpose of determining whether the Trustees, or either of them, shall be protected in relying on any such direction or consent, only bonds which the Trustees, or either of them, know are so owned, shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this paragraph, if the pledgee shall establish to the satisfaction of the Trustees or the Trustee the pledgee’s right to vote such bonds and that the pledgee is not an affiliate of the Company. In case of a dispute as to such right, any decision by the Trustees, or either of them, taken upon the advice of counsel shall be full protection to the Trustees.
Section 12.08.    In case of a Default and upon the filing of a bill in equity or other commencement of judicial proceedings to enforce the rights of the Trustees and of the bondholders under this Indenture, the Trustees shall be entitled, as a matter of right (to the extent that such right is enforceable under applicable law), to the appointment of a receiver or receivers of the Mortgaged and Pledged Property, and of the tolls, rents, revenues, issues, earnings, income, products and profits thereof, pending such proceedings, with such powers as the court making such appointment shall confer, whether or not the Mortgaged and Pledged Property shall be adequate to satisfy the bonds then Outstanding.

Section12.09.    Upon any sale being made either under the power of sale hereby given or under judgment or decree in any judicial proceedings, for the foreclosure or otherwise for the enforcement of this Indenture, the principal of all bonds then secured hereby, if not previously due, shall become and be immediately due and payable.

Section 12.10.    Upon any sale made either under the power of sale hereby given or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Indenture, any bondholder or bondholders may bid for and purchase the Mortgaged and Pledged Property or any part thereof and upon compliance with the terms of sale may hold, retain and possess and dispose of such property in his, their or its own absolute right without further accountability, and any purchasers at any such sale may, in paying the purchase money, turn in any of the bonds Outstanding hereunder and coupons or claims for interest outstanding hereunder in lieu of cash to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, subject, however, to the provisions of Section 12.12 hereof with respect to extended, transferred, or pledged coupons or claims for interest. Said bonds and coupons, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the holders thereof after being appropriately stamped to show partial payment.

Section 12.11.    Upon any sale made either under the power of sale hereby given or under judgment or decree in any judicial proceedings for the foreclosure or otherwise for the enforcement of this Indenture, the receipt of the Trustees, or either of them, or of the officer making such sale shall be a sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money and such purchaser or purchasers, his or their assigns or personal representatives shall not, after paying such purchase money and receiving such receipt of the Trustees, or either of them, or of such officer therefor, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or non-application thereof.

Any sale made either under the power of sale hereby given or under judgment or decree in any judicial proceedings for the foreclosure or otherwise for the enforcement of this Indenture shall, if and to the extent then permitted by law, operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Company of, in and to the property so sold, and be a perpetual bar both at law and in equity against the Company, its successors and assigns and against any and all persons, firms or corporations claiming or who may claim the property sold, or any part thereof, from, through or under the Company, its successors or assigns.
Section 12.12.    The proceeds of any sale made either under the power of sale hereby given, or under judgment or decree in any judicial proceedings for the foreclosure or otherwise for the enforcement of this Indenture, together with any other amounts of cash which may then be held by the Trustees, or either of them, as part of the Mortgaged and Pledged Property, shall be applied, as follows:

First.--To the payment of all taxes, assessments, governmental charges and liens prior to the Lien of this Indenture, except those subject to which such sale shall have been made, and of all the costs and expenses of such sale, including reasonable compensation to the Trustees, their agents and (to the extent permitted by law) their attorneys, and of all other sums payable to the Trustees hereunder by reason of any expenses or liability incurred (in good faith and without negligence by the Trustees) or advances made in connection with the management or administration of the trusts hereby created;
Second.--To the payment in full of the amounts then due and unpaid for principal, premium and interest upon the bonds then secured hereby; and in case such proceeds shall be insufficient to pay in full the amounts so due and unpaid, then to the payment thereof ratably, without preference or priority as to principal, premium or interest, or of any amount of interest over any other amount of interest; provided, however, that if the time for the payment of any coupon or claim for interest upon any of the bonds secured hereby shall have been extended (except pursuant to action taken under Article XVIII hereof) by or with the consent of the Company, or if any thereof at or after maturity shall have been transferred or pledged separate from the bond to which they relate, such coupons or claims for interest shall not be entitled in case of Default hereunder to the benefit or security of this Indenture except after the prior payment in full of the principal and premium, if any, of all bonds issued hereunder and then secured hereby and of all coupons and claims for interest on such bonds the payment of which has not been so extended, or not so transferred or pledged; but the foregoing provisions of this paragraph Second shall not be applicable to any coupon or claim for interest the time for the payment of which shall have been extended, if such extension be pursuant to a plan proposed by the Company to all holders of any one or more series of bonds then Outstanding and accepted by and binding upon the holder of such coupon or claim for interest; and
Third.--Any surplus thereof remaining to the Company, its successors or assigns or to it, him or them whosoever may be lawfully entitled to receive the same.
Section 12.13.    In case of a Default, to the extent that such rights may then lawfully be waived, neither the Company nor anyone claiming through or under it shall or will set up, claim, or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force in any locality where any of the Mortgaged and Pledged Property may be situated, in order to prevent or hinder the enforcement or foreclosure of this Indenture, or the absolute sale of the Mortgaged and Pledged Property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser or purchasers thereat, but the Company, for itself and all who may claim through or under it, hereby waives, to the extent that it lawfully may so do, the benefit of all such laws and all right of appraisement and redemption to which it may be entitled under the laws of any State where any of the Mortgaged and Pledged

Property may be situated. The Company, for itself and all who may claim through or under it, waives, to the extent that it lawfully may do so, any and all right to have the estates comprised in the security intended to be created hereby marshalled upon any foreclosure of the Lien hereof, and agrees that any court having jurisdiction to foreclose such Lien may sell the Mortgaged and Pledged Property as an entirety.

Section 12.14.    The Company covenants that if default shall be made in the payment of the principal of any bond hereby secured when the same shall become due and payable, whether by the maturity of said bond or otherwise, or in the case of a default in the payment of the interest on any bond for a period of ten (10) days after such interest shall have become due and payable, then upon demand of the Trustee, the Company will pay to the Trustees, for the benefit of the holders of the bonds and coupons then secured hereby, the whole amount due and payable on all such bonds and coupons for principal, premium, if any, and interest, with interest on any overdue principal and (to the extent that payment of such interest is not prohibited under applicable law) on any overdue interest at the rate borne by the bonds with respect to which any such amount or amounts are overdue plus one per centum (1%) per annum.

In the case of a default in payment of the principal of any bond when the same shall become due and payable, or in the case of a default in the payment of the interest on any bond for a period of ten (10) days after such interest shall have become due and payable, the Trustees, or either of them, may recover judgment, in their own names and as trustees of an express trust, against the Company for the whole amount of such principal, interest and any premium remaining unpaid together with interest on any overdue principal and (to the extent that payment of such interest is not prohibited under applicable law) on any overdue interest at the rate borne by the bonds with respect to which any such amount or amounts are overdue plus one per centum (1%) per annum.
The Trustees, or either of them, may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustees, or either of them, and of the bondholders allowed in any judicial proceedings relative to the Company or its creditors, or its property. In case of any receivership, insolvency, bankruptcy, reorganization or other similar proceedings affecting the Company or its property, the Trustee, irrespective of whether the principal of the bonds shall then be due and payable and irrespective of whether the Trustee shall have made any demand for such payment, shall be entitled and empowered either in its own name or as trustee of an express trust or as attorney in fact for the holders of the bonds and coupons, or in any one or more of such capacities, to file a proof of claim for the whole amount of principal and interest (with interest on any overdue principal and (to the extent that payment of such interest is not prohibited under applicable law) on any overdue interest at the rate borne by the bonds with respect to which any such amount or amounts are overdue plus one per centum (1%) per annum) which may be or become owing and unpaid in respect of the bonds and for any additional amount which may be or become payable by the Company hereunder, without regard to or deduction for any amount which may have been or which may thereafter be received, collected or realized by the Trustees from or out of the Mortgaged and Pledged Property or any part thereof or from or out of the proceeds thereof or any part thereof; but nothing in this Indenture contained shall authorize the Trustees to accept or consent to any composition or plan of reorganization on behalf of any bondholder.
The Trustees, to the extent permitted by law, shall be entitled to sue and recover judgment and/or to file and prove such claim as aforesaid either before or after or during the pendency of any proceedings for the enforcement of the Lien of this Indenture upon the Mortgaged and Pledged Property, and in case of a sale of any of the Mortgaged and Pledged Property and of the application of the proceeds of sale to the payment of the debt hereby secured, the Trustees, in their own name and as trustees of an express trust, shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid upon any and all the bonds and coupons then Outstanding hereunder, for the benefit of the holders thereof, and the Trustees shall be entitled to recover judgment for any portion of the debt remaining unpaid, with interest. No recovery on any such judgment by the Trustees and no levy of any execution upon any such judgment upon any of the Mortgaged and Pledged Property or upon any other property shall in any manner or to any extent affect the Lien of this Indenture upon the Mortgaged and Pledged Property or any part thereof, or any rights, powers or remedies of the Trustees hereunder, or any lien, rights, powers or remedies of the holders of the said bonds, but such lien, rights, powers and remedies of the Trustees and of the bondholders shall continue unimpaired as before.
Any moneys thus collected or received by the Trustees under this Section shall be applied by them first, to the payment of their expenses, disbursements and compensation and the expenses, disbursements and compensation of their agents and attorneys, and, second, toward payment of the amounts then due and unpaid upon such bonds and coupons in respect of which such moneys shall have been collected, ratably and without preference or priority of any kind (subject to the provisions of Section 12.12 hereof with respect to extended, transferred or pledged coupons and claims for interest), according to the amounts due and payable upon such bonds and coupons, respectively, at the date fixed by the Trustees for the distribution of such moneys, with interest on any overdue principal and (to the extent that payment of such interest is not prohibited under applicable law) on any overdue interest at the rate borne by the bonds with respect to which any such amount or amounts are overdue plus one per centum (1%) per annum, upon presentation of the several bonds and coupons and upon stamping such payment thereon, if partly paid, and upon surrender thereof, if fully paid.
Upon any payment or distribution of assets of the Company pursuant to this Article XII, the Trustees shall be entitled to rely upon a court order or judgment or certificate of a receiver trustee in bankruptcy, or liquidating trustee, for the purpose of ascertaining persons entitled to participate in such payment, and the amount or amounts to be paid or distributed therein, including facts pertinent to whether interest on overdue interest shall be paid or payable in accordance with any provision of this Article XII and to whom it shall be payable.
Section 12.15.    All rights of action (including the right to file proofs of claim) under this Indenture or under any of the bonds or coupons may be enforced by the Trustees, or either of them, without the possession of any of the bonds or coupons or the production thereof in any trial or other proceeding relating thereto, and any such suit or proceeding instituted by the Trustees, or either of them, shall be brought in their names as Trustees, or in its or his name as Trustee or Co-Trustee, and any recovery of judgment shall be for the equal benefit of the holders of the Outstanding bonds and coupons, subject to the provisions of Section 12.12 hereof with respect to extended, transferred or pledged coupons and claims for interest.

In any proceeding brought by the Trustees, or either of them (including also any proceeding involving the interpretation of any provision of this Indenture to which the Trustees, or either of them, shall be a party), the Trustee or Trustees shall be held to represent all the holders of the bonds and coupons secured by this Indenture and it shall not be necessary to make such holders of the bonds and coupons parties to any such proceedings.
Section 12.16.    No holder of any bond or coupon shall have any right to institute any suit, action or proceeding in equity or at law for the foreclosure of this Indenture or for the execution of any trust hereof or for the appointment of a receiver or any other remedy hereunder unless such holder shall have previously given to the Trustees written notice of a Default, nor unless also the holders of twenty-five per centum (25%) in principal amount of the bonds then Outstanding hereunder shall have made written request to the Trustees and shall have offered them reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such suit, action or proceeding in their own name and shall have offered to the Trustees security and indemnity satisfactory to the Trustees against the costs, expenses and liabilities to be incurred thereby without negligence or bad faith, and the Trustees shall have declined to take such action or shall have failed so to do within sixty (60) days thereafter; it being understood and intended that no one or more holders of the bonds or coupons shall have any right in any manner whatsoever to affect, disturb or prejudice the Lien of this Indenture by his or their action to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all holders of Outstanding bonds and coupons. Such notification, request and offer of indemnity are hereby declared, at the option of the Trustees, but subject to the provisions of Sections 16.01 and 16.02 hereof, to be conditions precedent to the execution by them of the powers and trusts of this Indenture and to the exercise by them of any action or cause of action or remedy hereunder.

Notwithstanding any other provision of this Indenture, the right of any holder of any bond to receive payment of the principal of and interest on such bond, on or after the respective due dates expressed in such bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.
Section 12.17.    The Company may waive any period of grace provided for in this Article.
In case the Trustees shall have proceeded to enforce any right under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustees, then and in every such case the Company and the Trustees shall be restored to their former positions and rights hereunder with respect to the Mortgaged and Pledged Property, and all rights, remedies and powers of the Trustees shall continue as if no such proceedings had been taken.

ARTICLE XIII

EVIDENCE OF RIGHTS OF BONDHOLDERS AND OWNERSHIP OF BONDS

Section 13.01.    Any request, declaration or other instrument, which this Indenture may require or permit to be signed and executed by the bondholders, may be in any number of concurrent instruments of similar tenor, and shall be signed or executed by such bondholders in person or by attorney appointed in writing. Proof of the execution of any such request or other instrument, or of a writing appointing any such attorney, or of the holding by any person of the bonds or coupons appertaining thereto, shall be sufficient (subject, insofar as the Trustees are concerned, to the provisions of Section 16.01 and Section 16.02 hereof) for any purpose of this Indenture (except as otherwise herein expressly provided) if made in the following manner:

(a)The fact and date of the execution by any person of such request or other instrument or writing may be proved by a witness or by a certificate acknowledged before a Notary Public or other officer authorized to take acknowledgments;

(b)The amount of bonds transferable by delivery held by any person executing such request or other instrument as a bondholder, and the series and serial numbers thereof, held by such person, and the date of his holding the same, may be proved by a certificate executed by any trust company, bank, banker or other depositary wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such person had on deposit with such depositary the bonds described in such certificate. The Trustees, or either of them, may nevertheless in their discretion require further proof in cases where they deem further proof desirable. The ownership of registered bonds shall be proved by the registry books.

Any request, consent or vote of the owner of any bond shall bind all future holders and owners of said bond issued in exchange or substitution for said bond in respect of anything done or suffered by the Company or the Trustees in pursuance thereof.
Section 13.02.    The Company and the Trustees may deem and treat the bearer of any temporary or coupon bond Outstanding hereunder, which shall not at the time be registered as to principal as hereinbefore authorized, and the bearer of any coupon for interest on any such bond, whether such bond shall be registered or not, as the absolute owner of such bond or coupon, as the case may be, whether or not such bond or coupon shall be overdue, for the purpose of receiving payment thereof or on account thereof and for all other purposes, and neither the Company nor the Trustees shall be affected by any notice to the contrary.

The Company and the Trustees may, subject to the provisions of this Indenture providing for the use of a record date in certain cases, deem and treat the person in whose name any fully registered bond Outstanding hereunder shall be registered upon the books of the Company, as herein authorized, as the absolute owner of such bond for the purpose of receiving payment of or on account of the principal of and interest on such bond and for all other purposes, and they may deem and treat the person in whose name any coupon bond shall be so registered as to principal as the absolute owner thereof for the purpose of receiving payment of or on account of the principal thereof and for all other purposes, except to receive payment of interest represented by outstanding coupons; and all such payments so made to any such registered owner, or upon his order, shall be valid and effectual to satisfy and discharge the liability upon such bond to the extent of the sum or sums so paid, and neither the Company nor the Trustees shall be affected by any notice to the contrary.
Neither the Company nor the Trustees shall be bound to recognize any person as the holder of a bond Outstanding under this Indenture unless and until his bond is submitted for inspection, if required, except as may otherwise be provided by regulations made under Section 18.03 hereof, and his title thereto satisfactorily established, if disputed.

ARTICLE XIV

IMMUNITY OF INCORPORATORS, SUBSCRIBERS TO THE
CAPITAL STOCK, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 14.01.    No recourse under or upon any obligation, covenant or agreement contained in this Indenture (including any indenture supplemental hereto) or in any bond or coupon hereby secured, or because of the creation of any indebtedness hereby secured, shall be had against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that this Indenture and the obligations hereby secured are solely corporate obligations, and that no such personal liability shall attach to, or be incurred by, such incorporators, subscribers to the capital stock, stockholders, officers or directors of the Company or of any predecessor or successor corporation, or any of them, as such, because of the incurring of the indebtedness hereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the bonds or coupons hereby secured, or implied therefrom, and that any and all such personal liability of every name and nature, and any and all such rights and claims against every such incorporator, subscriber to the capital stock, stockholder, officer or director, as such, whether arising at common law or in equity, or created by rule of law, statute, constitution or otherwise, are expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the bonds and interest obligations secured hereby.

ARTICLE XV

EFFECT OF MERGER, CONSOLIDATION, ETC.

Section 15.01.    The Company may consolidate with, or merge into, any corporation having corporate authority to carry on any of the businesses mentioned in the first sentence of Section 1.04 of this Indenture, or may convey, transfer or lease, subject to the Lien of this Indenture, all or substantially all of the Mortgaged and Pledged Property as an entirety to any corporation lawfully entitled to acquire or lease or operate the same; provided, however, and the Company covenants and agrees, that such consolidation, merger, conveyance, transfer or lease shall be upon such terms as fully to preserve and in no respect to impair the Lien or security of this Indenture, or any of the rights or powers of the Trustees or the bondholders hereunder; and provided, further, that immediately after giving effect to such transaction, no Default shall have occurred and be continuing hereunder; and provided, further, that any such lease shall be made expressly subject to immediate termination by the Company or by the Trustees, or either of them, at any time during the continuance of a Default hereunder, and also by the purchaser of the property so leased at any sale thereof hereunder, whether such sale be made under the power of sale hereby conferred or under judicial proceedings; and provided, further, that, upon any such consolidation, merger, conveyance or transfer, or upon any such lease the term of which extends beyond the date of maturity of any of the bonds secured hereby, the due and punctual payment of the principal and interest of all bonds secured hereby according to their tenor and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be kept or performed by the Company shall be expressly assumed by an instrument in writing executed and delivered to the Trustees by the corporation formed by such consolidation or into which such merger shall have been made, or acquiring all or substantially all the Mortgaged and Pledged Property as an entirety, as aforesaid, or by the lessee under any such lease the term of which extends beyond the date of maturity of any of the bonds secured hereby. No such conveyance, transfer or lease of all or substantially all of the Mortgaged and Pledged Property as an entirety shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section from its liability as obligor and maker on any of the bonds secured hereby.

Section 15.02.    In case the Company, as permitted by Section 15.01 hereof, shall be consolidated with or merged into any other corporation or shall convey or transfer, subject to the Lien of this Indenture, all or substantially all the Mortgaged and Pledged Property as an entirety, the successor corporation formed by such consolidation, or into which the Company shall have been merged, or which shall have received a conveyance or transfer as aforesaid, upon executing with the Trustees and causing to be recorded an indenture whereby such successor corporation shall expressly assume and agree to pay, duly and punctually, the principal of, interest and premium, if any, on the bonds issued hereunder in accordance with the provisions of said bonds and coupons and this Indenture, and shall agree to perform and fulfill all the covenants and conditions of this Indenture to be kept or performed by the Company, shall succeed to and be substituted for the Company with the same effect as if it had been named herein, and shall have and may exercise under this Indenture the same powers and rights as the Company, and (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing general powers and rights) such successor corporation thereafter may cause to be executed, authenticated and delivered, either in its own name or in the name of Mississippi Power & Light Company, as its name is now or shall then exist, in respect of property of the character defined in Section 1.04 hereof as Property Additions, such bonds as could or might have been executed, issued and delivered by the Company had it acquired such property of such character by purchase on or after the date of such consolidation, merger, conveyance or transfer, and had such consolidation, merger, conveyance or transfer not occurred, and upon the order of such successor corporation in lieu of the Company, and subject to all the terms, conditions and restrictions in this Indenture prescribed concerning the authentication and delivery of bonds, the Trustee shall authenticate and deliver any bonds delivered to it for authentication which shall have been previously signed by the proper officers of the Company, and such bonds as the successor corporation shall thereafter, in accordance with the provisions of this Indenture, cause to be executed and delivered to the Trustee for such purpose, and such successor corporation shall also have and may exercise in respect of the property of such character, and subject to all the terms, conditions and restrictions in this Indenture prescribed applicable thereto, whether as to withdrawal of cash, release of property, or otherwise, the same powers and rights which the Company might or could exercise had it acquired the property of such character by purchase on or after the date of such consolidation, merger, conveyance or transfer, and had such consolidation, merger, conveyance or transfer not occurred. All the bonds so issued or delivered by the Company shall in all respects have the same legal right and security as the bonds theretofore issued or delivered in accordance with the terms of this Indenture as though all of said bonds had been authenticated and delivered at the date of the execution hereof. As a condition precedent to the execution by such successor corporation and the authentication and delivery by the Trustee of any such additional bonds or the withdrawal of cash or release of property, under any of the provisions of this Indenture, on the basis of property of the character defined in this Indenture as Property Additions acquired, made or constructed by the successor corporation or by any corporation with which the Company or any successor corporation may be so consolidated or into which the Company or any successor corporation may be so merged or to which the Company or any successor corporation may make any such conveyance, the indenture with the Trustees to be executed and caused to be recorded by the successor corporation as in this Section provided, or a subsequent indenture, shall contain a conveyance or transfer and mortgage in terms sufficient to subject such property to the Lien hereof; and provided, further, that the lien created thereby and the lien thereon shall have similar force, effect and standing as the Lien of this Indenture would have if the Company should not be consolidated with or merged into such other corporation or should not convey or transfer, subject to this Indenture, all or substantially all the Mortgaged and Pledged Property as an entirety, as aforesaid, to such successor corporation, and should itself on or after the date of such consolidation, merger, conveyance or transfer, acquire or construct such property, and in respect thereof should request the authentication and delivery of bonds or the withdrawal of cash or the release of property under the provisions of this Indenture.

Section 15.03.    In case the Company, as permitted by Section 15.01 of this Indenture, shall be consolidated with or merged into any other corporation, or shall convey or transfer, subject to the Lien of this Indenture, all or substantially all the Mortgaged and Pledged Property as an entirety as aforesaid, neither this Indenture nor the indenture with the Trustees to be executed and caused to be recorded by the successor corporation as in Section 15.02 hereof provided, shall, unless such indenture shall otherwise provide, become or be or be required to become or be a lien upon any of the properties, rights or franchises then owned or thereafter acquired by the successor corporation (by purchase, consolidation, merger, donation, construction, erection or in any other way) except (a) those acquired by it from the Company, and improvements, extensions and additions thereto and renewals and replacements thereof,

(b) the property made and used by the successor corporation as the basis under any of the provisions of this Indenture for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property, and (c) such franchises, repairs and additional property as may be acquired, made or constructed by the successor corporation (1) to maintain, renew and preserve the franchises covered by this Indenture, or (2) to maintain the property mortgaged and intended to be mortgaged hereunder as an operating system or systems in good repair, working order and condition, or (3) in rebuilding or renewal of property, subject to the Lien hereof, damaged or destroyed, or (4) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, rails, ties, switches, tools, implements and furniture, subject to the Lien hereof, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged and intended to be mortgaged hereunder.

ARTICLE XVI

CONCERNING THE TRUSTEES

Section 16.01.    The Trustee shall at all times be a bank or trust company eligible under Section 9.03 hereof and have (i) in respect of the Original Trustee, a combined capital and surplus of not less than Five Million Dollars ($5,000,000) and (ii) in respect of any successor Trustee appointed hereunder, a combined capital and surplus of at least Fifty Million Dollars ($50,000,000). If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirement of any supervising or examining authority referred to in Section 9.03 hereof, then for the purposes of this Section the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Any Co-Trustee appointed in succession to the Original Co-Trustee shall always be an individual who shall be a citizen of the United States of America, or a bank or trust company having combined capital and surplus of not less than One Hundred and Fifty Thousand Dollars ($150,000), organized and doing business under the laws of the United States or of one of the States thereof or the District of Columbia which is authorized under such laws to exercise corporate trust powers, unless otherwise required by law.
The Trustees hereby accept the trust hereby created. The Trustees undertake, prior to Default, and after the curing of all such Defaults which may have occurred, to perform such duties and only such duties as are specifically set forth in this Indenture, and in case of such Default (which has not been cured) to exercise such of the rights and powers vested in them by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. For the purposes of this Section 16.01 and of Section 16.02 hereof a Default shall be deemed cured when the act or omission or other event giving rise to such Default shall have been cured, remedied or terminated.
The Trustee, upon receipt of evidence furnished to it by or on behalf of the Company pursuant to any provision of this Indenture, will examine the same to determine whether or not such evidence conforms to the requirements of this Indenture.
Section 16.02.    No provision of this Indenture shall be construed to relieve the Trustees, or either of them, from liability for their, its or his own negligent action, negligent failure to act, or willful misconduct, except that

(a)prior to Default, and after the curing of all such Defaults which may have occurred, the Trustees, or either of them, shall not be liable except for the performance of such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustees, or either of them, but the duties and obligations of the Trustees, or either of them, prior to Default, and after the curing of all such Defaults which may have occurred, shall be determined solely by the express provisions of this Indenture; and

(b)prior to Default, and after the curing of all such Defaults which may have occurred, and in the absence of bad faith on the part of the Trustee, the Trustees, or either of them, may conclusively rely as to the truth of the statements and the correctness of opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; and

(c)no Trustee which is a corporation shall be personally liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of such Trustee unless it shall be proved that such Trustee was negligent in ascertaining the pertinent facts and no Co-Trustee who is an individual shall be personally liable for any error of judgment made in good faith by him unless it shall be proved that he was negligent in ascertaining the pertinent facts; and

(d)the Trustees, or either of them, shall not be personally liable with respect to any action taken or omitted to be taken by them, or either of them, in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the bonds at the time Outstanding (determined as provided in Section 12.07 hereof) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustees, or either of them., or exercising any trust or power conferred upon the Trustees, or either of them, under this Indenture; and

(e)the Trustees may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustees shall not be responsible for any misconduct or negligence on the part of any agent or attorney who is not, in either case, an employee of the Trustees, appointed with due care by them or either of them hereunder.

Section 16.03.    The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustees, or either of them, assume no responsibility for the correctness of the same. The Trustees, or either of them, make no representations as to the conditions, genuineness, validity or value of the Mortgaged and Pledged Property or any part thereof, or as to the title of the Company thereto, or as to the validity or adequacy of the security afforded thereby and hereby, or as to the validity of this Indenture or of the bonds or coupons issued hereunder. The Trustees, or either of them shall be under no responsibility or duty with respect to the disposition of any bonds authenticated and delivered hereunder or the application of the proceeds thereof or the application of any moneys paid to the Company under any of the provisions hereof.

Section 16.04.    The Trustees, or either of them, shall not be personally liable in case of entry by them, or either of them, upon the Mortgaged and Pledged Property for debts contracted or liability or damages incurred in the management or operation of said property.

The Trustee, Co-Trustee, any paying agent, bond registrar, or authenticating agent, in its individual or any other capacity, may become the holder, owner or pledgee of bonds or coupons secured hereby and, subject to Sections 19.11 and 16.12 hereof, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Co‑Trustee, paying agent, bond registrar or authenticating agent.

Section 16.05.    Whenever it is provided in this Indenture that the Trustees, or either of them, shall take any action upon the happening of a specified event or upon the fulfillment of any condition or upon the request of the Company or of bondholders, the Trustees, or either of them, taking such action shall have full power to give any and all notices and, to do any and all acts and things incidental to such action.

Section 16.06.    Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustees, or either of them, on the Company shall be deemed to have been sufficiently given or served, for all purposes, by being deposited postage prepaid in a post office letter box addressed (until another address is filed by the Company with the Trustee for the purpose of this Section) to the Company at the address given in the first paragraph of this Indenture.

Section 16.07.    To the extent permitted by Sections 16.01 and 16.02 hereof:

(1)The Trustees, or either of them, may rely and shall be protected in acting upon any Resolution, Officers’ Certificate, Engineer’s Certificate, Independent Engineer’s Certificate, Net Earning Certificate, Opinion of Counsel, resolution, certificate, opinion, notice, request, consent, order, appraisal, report, bond or other paper or document believed by them, it or him to be genuine and to have been signed or presented by the proper party or parties; and any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate, Resolution or written order; and

(2)The Trustees, or either of them, may consult with counsel, who may be of counsel to the Company, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by them, it or him hereunder in good faith and in accordance with the opinion of such counsel.

The Trustees, or either of them, shall not be under any responsibility for the selection, appointment or approval of any expert for any of the purposes expressed in this Indenture, except that nothing in this Section contained shall relieve the Trustees, or either of them, of their, its or his obligation to exercise reasonable care with respect to such selection, appointment or approval of independent experts who may furnish opinions or certificates to the Trustees, or either of them, pursuant to any provision of this Indenture.
Nothing contained in this Section shall be deemed to modify the obligation of the Trustees, or either of them, to exercise during the continuance of a Default the rights and powers vested in them, it or him by this Indenture with the degree of care and skill specified in Section 16.01 hereof.
Section 16.08.    Subject to the provisions of Section 19.03 hereof, all moneys received by the Trustees, or either of them, whether as Trustee, Co-Trustee, or paying agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were paid, but need not be segregated from other funds except to the extent required by law. The Trustee may allow and credit to the Company interest on any moneys received by it hereunder at such rate, if any, and upon such terms as may be agreed upon with the Company from time to time and as may be permitted by law.

None of the provisions contained in this Indenture shall require the Trustees, or either of them, to expend or risk their, its or his own funds or otherwise incur personal financial liability in the performance of any of their, its or his duties or in the exercise of any of their, its or his rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to them, it, or him.

Section 16.09.    The Company covenants and agrees to pay to the Trustees from time to time, and the Trustees shall be entitled to, reasonable compensation for all services rendered by them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustees, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, and the Company will reimburse the Trustees for all appropriate advances made by the Trustees, or either of them, pursuant to this Indenture and in performance of its or their duties, and will pay to the Trustees from time to time their expenses and disbursements (including the reasonable compensation and the expenses and disbursements of all persons not regularly in its employ and, to the extent permitted by law, of its counsel) incurred without negligence or bad faith. The Company also covenants to indemnify the Trustees and each of them for, and to hold them and each of them harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustees or such Trustee, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending against any claim of liability in the premises. To secure the performance of the obligations of the Company under this Section, the Trustees and each of them shall have (in addition to any other rights under this Indenture) a lien prior to that of the bonds upon the :rust estate, including all property and funds held or collected by the Trustees.

If, and to the extent that, the Trustees, and either of them, and their counsel and other persons not regularly in their, its or his employ do not receive compensation for services rendered, reimbursement of its, their or his advances, expenses and disbursements, or indemnity, as herein provided, as the result of allowances made in any reorganization, bankruptcy, receivership, liquidation or other proceeding or by any plan of reorganization or readjustment of obligations of the Company, the Trustees, or either of them, shall be entitled, in priority to the holders of the bonds, to receive any distribution of any securities, dividends or other disbursements which would otherwise be made to the holders of bonds in any such proceeding or proceedings and the Trustees, or either of them, are hereby constituted and appointed, irrevocably, the attorneys-in-fact for the holders of the bonds and each of them to collect and receive, in their name, place and stead, such distributions, dividends or other disbursements, to deduct therefrom the amounts due to the Trustees, or either of them, their, its or his counsel and other persons not regularly in their, its or his employ on account of services rendered, advances, expenses, and disbursements made or incurred, or indemnity, and to pay and distribute the balance, pro rata, to the holders of the bonds. The Trustees shall have a lien upon any securities or other considerations to which the holders of bonds may become entitled pursuant to any such plan of reorganization or readjustment of obligations, or in any such proceeding or proceedings; and the court or judge in any such proceeding or proceedings may determine the terms and conditions under which any such lien shall exist and be enforced.
Section 16.10.     Whenever in the administration of the trusts of this Indenture, prior to a Default and after the curing of any such Default, the Trustees, or either of them, shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may to the extent permitted by Sections 16.01 and 16.02 hereof be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, Chief Executive Officer, President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company and delivered to the Trustees, or either of them, and such certificate shall be full warrant to the Trustees, or either of them, for any action taken or suffered by them, it or him under the provisions of this Indenture upon the faith thereof.

Section 16.11.    [This Section shall not be operative as a part of this Indenture until this Indenture is qualified under the Trust Indenture Act, and, until such qualification, this Indenture shall be construed as if this Section were not contained herein.]

(a)Subject to the provisions of subdivision (b) of this Section, if the Trustee or

(b)Co-Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within four months prior to a default (as defined in the last paragraph of this subdivision), or subsequent to such a default, then, unless and until such default shall be cured, the Trustee or Co-Trustee shall set apart and hold in a special account for the benefit of the Trustee or Co-Trustee individually, the holders of the bonds, and the holders of other indenture securities (as defined in the last paragraph of this subdivision (a))

(1)an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest effected after the beginning of such four months’ period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this subdivision (a) or from the exercise of any right of set-off which the Trustee or Co-Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

(2)all property received in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such four (4) months’ period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee or Co‑Trustee
(A)to retain for its or his own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee or Co-Trustee to a third person, and (iii) distributions made in cash, securities, or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law;

(B)to realize for its or his own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four (4) months’ period;

(C)to realize, for its or his own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four (4) months’ period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee or Co-Trustee shall sustain the burden of proving that at the time such property was so received the Trustee or Co-Trustee had no reasonable cause to believe that a default as defined in the last paragraph of this subdivision (a) would occur within four months; or

(D)to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

For the purposes of paragraphs (B), (C), and (D), property substituted after the beginning of such four (4) months’ period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee or Co-Trustee as such creditor, such claim shall have the same status as such pre-existing claim.
If the Trustee or Co-Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee. or Co-Trustee, the bondholders, and the holders of other indenture securities in such manner that the Trustee or Co-Trustee, the bondholders, and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee or Co-Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee or Co-Trustee, the bondholders, and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term “dividends” shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee or Co-Trustee, the bondholders, and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee or Co-Trustee, the bondholders, and the holders of other indenture securities, with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.
Any Trustee or Co-Trustee who has resigned or been removed after the beginning of such four (4) months’ period shall be subject to the provisions of this subdivision (a) as though such resignation or removal had not occurred. If any Trustee or Co-Trustee has resigned or been removed prior to the beginning of such four (4) months’ period, it shall be subject to the provisions of this subdivision (a) if and only if the following conditions exist--
(i)the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee or Co-Trustee had continued as Trustee or Co-Trustee, occurred after the beginning of such four (4) months’ period; and

(ii)such receipt of property or reduction of claim occurred within four (4) months after such resignation or removal.

As used in this Section, the term “default” means any failure to make payment in full of the principal of or interest upon the bonds or upon the other indenture securities when and as such principal or interest becomes due and payable; and the term “other indenture securities” means securities upon which the Company is an obligor (as defined in the Trust Indenture Act of 1939, as amended) outstanding under any other indenture (a) under which such Trustee or Co-Trustee is also trustee, (b) which contains provisions substantially similar to the provisions of this subdivision (a), and (c) under which a default exists at the time of the apportionment of the funds and property held in said special account.
(b)There shall be excluded from the operation of subdivision (a) of this Section a creditor relationship arising from--

(1)the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one (1) year or more at the time of acquisition by such Trustee or Co-Trustee;

(2)advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture for the purpose of preserving the property subject to the Lien of this Indenture or of discharging tax liens or other prior liens or encumbrances on the trust estate, if notice of such advance and of the circumstances surrounding the making thereof is given to the bondholders as provided in subdivisions (a), (b) and (c) of Section 16.13 hereof with respect to advances by the Trustee or Co-Trustee as such;

(3)disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

(4)an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in the last paragraph of this subdivision (b);

(5)the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

(6)the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in the last paragraph of this subdivision (b).

As used in this Section, the term “security” shall have the meaning assigned to such term in the Securities Act of 1933, as amended and in force on the date of the execution of this Indenture; the term “cash transaction” shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; the term “self-liquidating paper” shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee or Co-Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation; and the term “Trustee” shall include the Trustee or Co-Trustee, and any separate trustee or co-trustee appointed pursuant to Section 16.16 hereof.
Section 16.12    [This Section shall not be operative as a part of this Indenture until this Indenture is qualified under the Trust Indenture Act, and then only to the extent required by such Act, and, until such qualification, this Indenture shall be construed as if this Section were not contained herein.]

(a)If the Trustee or Co-Trustee has or acquires any conflicting interest, as defined by subdivision of this Section, the Trustee or Co-Trustee shall within ninety (90) days after ascertaining that it or he has such conflicting interest, either eliminate such conflicting interest or resign by giving written notice to the Company, but such resignation shall not become effective until the appointment of a successor trustee or co-trustee and such successor’s acceptance of such appointment. The Company covenants to take prompt steps to have a successor appointed in the manner hereinafter provided in Section 16.15 hereof. Upon giving such notice of resignation, the resigning Trustee or Co-Trustee shall publish notice thereof in a Daily Newspaper of general circulation in the Borough of Manhattan, The City of New York, New York, once, provided, however, that if all bonds then Outstanding shall be registered as to principal, no notice need be given except by mail in accordance with subdivision (c) of Section 16.13 hereof. If the resigning Trustee or Co-Trustee fails to publish such notice within ten (10) days after giving written notice of resignation to the Company, the Company shall publish such notice.

(b)In the event that the Trustee or Co-Trustee shall fail to comply with the provisions of the preceding subdivision (a) of this Section, the Trustee or Co-Trustee shall within ten (10) days after the expiration of such ninety (90) day period transmit notice of such failure to the bondholders in the manner and to the extent provided in subdivision (c) of Section 16.13 hereof with respect to reports pursuant to subdivision (a) of Section 16.13 hereof.

(c)Subject to the provisions of Section 19.06 hereof, any bondholder who has been a bona fide holder of a bond or bonds for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee or Co-Trustee and the appointment of a successor if the Trustee or Co-Trustee fails, after written request therefor by such holder, to comply with the provisions of subdivision (a) of this Section.

(d)The Trustee or Co-Trustee shall be deemed to have a conflicting interest if--

(1)the Trustee or Co-Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company, are outstanding unless such other indenture is a collateral trust indenture under which the only collateral consists of bonds issued under this Indenture; provided that there shall be excluded from the operation of this paragraph (1) another indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the Company shall have sustained the burden of proving, on application to the Securities and Exchange Commission and after opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee or

(2)Co-Trustee from acting as such under one of such indentures;

(3)the Trustee or Co-Trustee or any of its directors or executive officers is an obligor upon the bonds or an underwriter for the Company;

(4)the Trustee or Co-Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company;

(5)the Trustee or Co-Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee or Co-Trustee itself or himself) for the Company who is currently engaged in the business of underwriting, except that (A) one individual may be a director and/or an executive officer of the Trustee or Co-Trustee and a director and/or an executive officer of the Company, but may not be at the same time an executive officer of both the Trustee or Co-Trustee and the Company; (B) if and so long as the number of directors of the Trustee or Co-Trustee in office is more than nine, one additional individual may be a director and/or an executive officer of the Trustee or

(6)Co-Trustee and a director of the Company; and (C) the Trustee or Co-Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary or in any other similar capacity or, subject to the provisions of paragraph (1) of this subdivision (d), to act as trustee, whether under an indenture or otherwise;

(7)ten per centum (10%) or more of the voting securities of the Trustee or Co-Trustee is beneficially owned either by the Company or by any director, partner or executive officer thereof, or twenty per centum (20%) or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or ten per centum (10%) or more of the voting securities of the Trustee or Co-Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

(8)the Trustee or Co-Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default, (A) five per centum (5%) or more of the voting securities or ten per centum (10%) or more of any other class of security of the Company, not including the bonds issued under this Indenture and securities issued under any other indenture under which the Trustee or Co-Trustee is also trustee, or (B) ten per centum (10%) or more of any class of security of an underwriter for the Company;

(9)the Trustee or Co-Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, five per centum (5%) or more of the voting securities of any person who, to the knowledge of the Trustee or Co-Trustee, owns ten per centum (10%) or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company; the Trustee or Co-Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default, ten per centum (10%) or more of any class of security of any person who, to the knowledge of the Trustee or Co-Trustee, owns fifty per centum (50%) or more of the voting securities of the Company; or the Trustee or Co-Trustee owns on February 15 in any calendar year in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of twenty-five per centum (25%) or more of the voting securities or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7), or (8) of this subdivision (d). As to any such securities of which such Trustee or Co-Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed twenty-five per centum (25%) of such voting securities or twenty-five per centum (25%) of any such class of security. Promptly after January 15 in each calendar year, the Trustee or Co-Trustee shall make a check of its or his holdings of such securities in any of the above-mentioned capacities as of February 15. If the Company fails to make payment in full of principal or interest upon the bonds when and as the same becomes due and payable, and such failure continues for thirty (30) days thereafter, the Trustee or Co-Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such thirty (30) day period and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee or Co-Trustee with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee or Co-Trustee for the purposes of paragraphs (6), (7), and (8) of this subdivision (d).

The specifications of percentages in paragraphs (5) to (9), inclusive, of this subdivision (d) shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this subdivision (d).
For the purposes of paragraphs (6), (7), (8) and (9) of this subdivision (d) only, (A) the terms “security” and “securities” shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms or any certificate of interest or participation in any such note or evidence of indebtedness; (B) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for thirty (30) days or more and shall not have been cured; and (C) the Trustee or Co-Trustee shall not be deemed to be the owner or holder of (i) any security which it or he holds as collateral security (as trustee or otherwise) for an obligation which is not in default as above defined, or (ii) any security which it or he holds as collateral security under this Indenture, irrespective of any default hereunder, or (iii) any security which it or he holds as agent for collection, or as custodian, escrow agent or depositary, or in any similarly representative capacity.
The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

(aa)    A specified percentage of the voting securities of the Trustee or Co-Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a “person” in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.
(bb)    A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.
(cc)    The term “amount”, when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.
(dd)    The term “outstanding” means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:
(1)Securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

(2)Securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

(3)Securities pledged by the issuer thereof as security for any obligation of the issuer not in default as to principal or interest or otherwise;

(4)Securities held in escrow if placed in escrow by the issuer thereof;
provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.
(ee)    A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges, provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes, and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.
The provisions of this Section which have been made specifically applicable to the Trustee shall apply to the Trustee, the Co-Trustee and, if a separate or co-trustee is appointed pursuant to Section 16.16 hereof, to any separate or co-trustee, except that in case of the resignation of the Co-Trustee or a separate or co-trustee, such resignation and the appointment of a successor shall (subject to the provisions of subdivision (c) of this Section) be governed by the provisions of Section 16.15 and paragraph (3) of Section 16.16 hereof.
The term “underwriter” when used with reference to the Company means every person, who, within three (3) years prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors’ or sellers’ commission.
Section 16.13.    (a) The Trustee and Co-Trustee shall transmit, either jointly or severally as they may determine, within sixty (60) days after the last day of February in each year, beginning with the year 1989, to the bondholders as hereinafter in this Section provided, a brief report dated as of such date with respect to

(1)its or his eligibility and its or his qualifications under Sections 9.03, 16.01 and 16.12 hereof, or in lieu thereof, if to the best of its or his knowledge the Trustee or Co-Trustee has continued to be eligible and qualified under such Sections, a written statement to such effect;

(2)the character and amount of any advances (and if such Trustee or Co-Trustee elects so to state, the circumstances surrounding the making thereof) made by such Trustee or Co-Trustee as such which remain unpaid on the date of such report, and for the reimbursement of which such Trustee or Co-Trustee claims or may claim a lien or charge prior to that of the bonds on the trust estate or on property or funds held or collected by it or him as Trustee or Co-Trustee, provided that such Trustee or Co-Trustee shall not be required (but may elect) to state such advances, if such advances so remaining unpaid aggregate not more than one-half of one per centum (1/2 of 1%) of the principal amount of the bonds Outstanding on the date of such report;

(3)the amount, interest rate, and maturity date of all other indebtedness owing by the Company to such Trustee or Co-Trustee in its or his individual capacity on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in paragraphs (2), (3), (4) or (6) of subdivision (b) of Section 16.11 hereof;

(4)the property and funds physically in the possession of such Trustee or Co-Trustee on the date of such report;

(5)any release, or release and substitution, of property subject to the Lien of this Indenture (and the consideration therefor, if any) which has not been previously reported, provided, however, that to the extent that the aggregate value as shown by the release papers of any or all of such released properties does not exceed an amount equal to one per centum (1%) of the principal amount of bonds then Outstanding, the report need only indicate the number of such releases, the total value of property released as shown by the release papers, the aggregate amount of cash received and the aggregate value of property received in substitution therefor as shown by the release papers;

(6)any additional issue of bonds which has not been previously reported; and

(7)any action taken by the Trustee or Co-Trustee in the performance of its or his duties under this Indenture which it or he has not previously reported and which in its or his opinion materially affects the bonds or the trust estate, except in respect of a Default, notice of which has been or is to be withheld by the Trustee in accordance with the provisions of Section 12.02 hereof.

(b)The Trustee and Co-Trustee shall transmit to the bondholders as hereinafter provided a brief report with respect to--

(1)the release, or release and substitution, of property subject to the Lien of this Indenture (and the consideration therefor, if any) unless the fair value of such property, as set forth in the certificate or opinion required by Section 9.05, 11.03, 11.04, 11.05 or 11.06 hereof, is less than ten per centum (10%) of the principal amount of bonds Outstanding at the time of such release, or such release and substitution, such report to be so transmitted within ninety (90) days after such time, provided that, if any such report is transmitted by the Trustee, no report covering the same transaction need be made by the Co-Trustee; and

(2)the character and amount of any advances (and if the Trustee or Co-Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee or Co-Trustee as such since the date of the last report transmitted pursuant to the provisions of subdivision (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it or he claims or may claim a lien or charge prior to that of the bonds on the trust estate or on property or funds held or collected by it or him as Trustee or Co-Trustee, and which it or he has not previously reported pursuant to this paragraph, provided that the Trustee or

(3)Co-Trustee shall not be required (but may elect) to state such advances, if such advances remaining unpaid at any time aggregate not more than ten per centum (10%) of the principal amount of bonds Outstanding at such time, such report to be transmitted within ninety (90) days after such time.

(c)Reports pursuant to this Section shall be transmitted by mail--

(1)to all registered holders of bonds, as the names and addresses of such holders appear upon the registration books of the Company;

(2)to such holders of bonds as have, within two years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

(3)except in the case of reports pursuant to subdivision (b) of this Section, to each bondholder whose name and address is preserved at the time by the Trustee, as provided in subdivision (b) of Section 9.09 hereof.

(d)A copy of each such report shall, at the time of such transmission to bondholders, be filed by the Trustee and Co-Trustee with each stock exchange upon which the bonds are listed and also with the Securities and Exchange Commission. The Company will notify the Trustee of the name and address of each stock exchange on which the bonds are listed.

(e)Notwithstanding any of the provisions of this Section which require the Co-Trustee to transmit reports to the bondholders and to file such reports with each stock exchange upon which the bonds are listed and also with the Securities and Exchange Commission, such Co-Trustee may, if it or he so elects, furnish to the Trustee all information concerning such Co-Trustee which such Co-Trustee is required to report, and the Trustee shall transmit and file such information, in accordance with the provisions of this Section, on behalf of such Co-Trustee.

Section 16.14.    The Trustee or Co-Trustee may at any time resign and be discharged of the trusts hereby created by giving written notice to the Company specifying the day upon which such resignation shall take effect and thereafter publishing notice thereof, in one Daily Newspaper of general circulation in the Borough of Manhattan, The City of New York, New York, once and such resignation shall take effect upon the day specified in such notice unless previously a successor trustee shall have been appointed by the bondholders or the Company in the manner hereinafter provided in Section 16.15 and in such event such resignation shall take effect immediately on the appointment of such successor trustee, provided, however, that if all bonds then Outstanding shall be registered, no notice need be given except by mail in accordance with subdivision (c) of Section 16.13 hereof. This Section shall not be applicable to resignations pursuant to Section 16.12 hereof.

Any Trustee or Co-Trustee may be removed at any time by an instrument or concurrent instruments in writing filed with such Trustee or Co-Trustee and signed and acknowledged by the holders of a majority in principal amount of the bonds then Outstanding hereunder (determined as provided in Section 12.07 hereof) or by their attorneys in fact duly authorized.
In case at any time the Trustee or Co-Trustee shall cease to be eligible in accordance with the provisions of Section 9.03 or Section 16.01 hereof, then the Trustee or Co‑Trustee so ceasing to be eligible shall resign immediately in the manner and with the effect in this Section provided; and, in the event that it or he does not resign immediately in such case, then it or he may be removed forthwith by an instrument or concurrent instruments in writing filed with the Trustee or Co-Trustee so ceasing to be eligible and either (a) signed by the Chairman of the Board, Chief Executive Officer, President or a Vice President of the Company with its corporate seal attested by the Secretary or an Assistant Secretary of the Company or (b) signed and acknowledged by the holders of a majority in principal amount of the bonds then Outstanding hereunder (determined as provided in Section 12.07 hereof) or by their attorneys in fact duly authorized.
Section 16.15.    In case at any time the Trustee or Co-Trustee shall resign or shall be removed (unless such Trustee or Co-Trustee shall be removed as provided in subdivision (c) of Section 16.12 hereof in which event the vacancy shall be filled as provided in said subdivision) or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or Co-Trustee or of its or his property shall be appointed, or if any public officer shall take charge or control of the Trustee or Co-Trustee, or of its or his property or affairs for the purpose of rehabilitation, conservation or liquidation, a vacancy shall be deemed to exist in the office of the Trustee or Co-Trustee, and a successor or successors may be appointed by the holders of a majority in principal amount of the bonds then Outstanding hereunder (determined as provided in Section 12.07 hereof) by an instrument or concurrent instruments in writing signed and acknowledged by such bondholders or by their attorneys in fact duly authorized, and delivered to such new Trustee or Co-Trustee, notification thereof being given to the Company and the retiring Trustee or Co-Trustee; provided, nevertheless, that until a new Trustee or Co-Trustee shall be appointed by the bondholders as aforesaid, the Company, by instrument executed by order of its Board of Directors and duly acknowledged by its Chairman of the Board, Chief Executive Officer, President or a Vice President, may appoint a Trustee or Co-Trustee to fill such vacancy until a new Trustee or Co-Trustee shall be appointed by the bondholders as herein authorized. The Company shall publish notice of any such appointment made by it in the manner provided in Section 16.14 hereof. Any new Trustee or Co-Trustee appointed by the Company shall, immediately and without further act, be superseded by a Trustee or Co-Trustee appointed by the bondholders as above provided, if such appointment by the bondholders be made prior to the expiration of one year after the first publication of notice of the appointment of the new Trustee or Co-Trustee by the Company.

If in a proper case no appointment of a successor Trustee or Co-Trustee shall be made pursuant to the foregoing provisions of this Section within six months after a vacancy shall have occurred in the office of Trustee or Co-Trustee, the holder of any bond Outstanding hereunder or any retiring Trustee or Co-Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee or Co-Trustee. Said court may thereupon after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee or successor Co-Trustee.
If any Trustee or Co-Trustee resigns because of a conflict of interest as provided in subdivision (a) of Section 16.12 hereof and a successor has not been appointed by the Company or the bondholders, or, if appointed, has not accepted the appointment, within thirty (30) days after the date of such resignation, the resigning Trustee or Co-Trustee may apply to any court of competent jurisdiction for the appointment of a successor Trustee or successor Co-Trustee.
Any Trustee appointed under the provisions of this Section in succession to the Original Trustee shall be a bank or trust company eligible under Sections 9.03 and 16.01 hereof and qualified under Section 16.12 hereof.
Any Trustee or Co-Trustee which or who has resigned or been removed shall nevertheless retain the lien afforded to it or him by Section 16.09 hereof upon the trust estate, including all property or funds held or collected by such Trustee or Co-Trustee, as such, to secure the amounts due to such Trustee or Co-Trustee as compensation, reimbursement, expenses and indemnity, and shall retain the rights afforded to it or him by said Section 16.09 hereof.
Section 16.16.    At any time or times, for the purpose of conforming to any legal requirements, restrictions or conditions in any State or jurisdiction in which any part of the Mortgaged and Pledged Property then or to become subject to the Lien of this Indenture may be located, the Company and the Trustees or the Trustee shall have the power to appoint, and, upon the request of the Trustees or the Trustee the Company shall for such purpose join with the Trustees or the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, another corporation or one or more persons approved by the Trustees or the Trustee, either to act as separate trustee or trustees, or co-trustee or co-trustees jointly with the Trustee or Co Trustee, of all or any of the property subject to the Lien hereof. In the event that the Company shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Trustees or Trustee alone shall have power to make such appointment.

Every separate trustee, every co-trustee and every successor trustee, other than any trustee which may be appointed as successor to the Original Trustee or the Original Co‑Trustee, shall, to the extent permitted by law, but to such extent only, be appointed subject to the following provisions and conditions, namely:
(1)The rights, powers, duties and obligations conferred or imposed upon trustees hereunder or any of them shall be conferred or imposed upon and exercised or performed by the Trustee or Trustees and such separate trustee or separate trustees or co-trustee or co-trustees jointly, as shall be provided in the instruments and agreements appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by the Co-Trustee or by such separate trustee or separate trustees or co-trustee or co-trustees;

(2)The bonds secured hereby shall be authenticated and delivered, and all powers, duties, obligations and rights, conferred upon the Trustees or Trustee in respect of the custody of all bonds and other securities and of all cash pledged or deposited hereunder, shall be exercised solely by the Original Trustee or its successors in the trust hereunder; and

(3)The Company and the Trustee and the Co-Trustee, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any separate trustee or co-trustee appointed under this Section or otherwise, and, upon the request of the Trustee, the Company shall, for such purpose, join with the Trustee and the Co-Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to make effective such resignation or removal. In the event that the Company shall not have joined in such action within fifteen (15) days after the receipt by it of a request so to do, the Trustee and the Co-Trustee alone shall have power to accept such resignation or to remove any such separate trustee or co-trustee. A successor to a separate trustee or co-trustee so resigned or removed may be appointed in the manner provided in this Section.

No trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other trustee or co-trustee hereunder.
Any notice, request or other writing, by or on behalf of the holders of the bonds delivered to the Original Trustee, or its successor in the trust hereunder, shall be deemed to have been delivered to all of the then trustees or co-trustees as effectually as if delivered to each of them. Every instrument appointing any trustee or trustees other than a successor to the Original Trustee shall refer to this Indenture and the conditions in this Article expressed, and upon the acceptance in writing by such trustee or trustees or co-trustee or co-trustees, he, they or it shall be vested with the estates or property specified in such instrument, either jointly with the Original Trustee, or its successor, or separately, as may be provided therein, subject to all the trusts, conditions, and provisions of this Indenture; and every such instrument shall be filed with the Original Trustee or its successor in the trust hereunder. Any separate trustee or trustees, or any co-trustee or co-trustees, may at any time by an instrument in writing constitute the Original Trustee or its successor in the trust hereunder his, their or its agent or attorney in fact, with full power and authority, to the extent which may be permitted by law, to do any and all acts and things and exercise any and all discretion authorized or permitted by him, them or it, for and in behalf of him, them or it, and in his, their or its name. In case any separate trustee or trustees or co-trustee or co-trustees, or a successor to any of them, shall die, become incapable of acting, resign or be removed, all the estates, property, rights, powers, trusts, duties and obligations of said separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Original Trustee or its successor in the trust hereunder, without the appointment of a new trustee as successor to such separate trustee or co-trustee.
Section 16.17.    Any successor trustee appointed hereunder shall execute, acknowledge and deliver to his or its predecessor trustee, and also to the Company, an instrument accepting such appointment hereunder, and thereupon such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of his or its predecessor in trust hereunder, with like effect as if originally named as trustee herein; but the trustee ceasing to act shall nevertheless, on the written request of the Company, or of the successor trustee, or of the holders of ten per centum (10%) in principal amount of the bonds then Outstanding hereunder, execute, acknowledge and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor trustee all the right, title and interest of the trustee to which he or it succeeds, in and to the Mortgaged and Pledged Property and such rights, powers, trusts, duties and obligations, and the trustee ceasing to act shall also, upon like request pay over, assign and deliver to the successor trustee any money or other property subject to the Lien of this Indenture, including any pledged securities which may then be in his or its possession. Should any deed, conveyance or instrument in writing from the Company be required by the new trustee for more fully and certainly vesting in and confirming to such new trustee such estates, properties, rights, powers, trusts and duties, any and all such deeds, conveyances and instruments in writing shall, on request be executed, acknowledged and delivered by the Company.

Section 16.18.    Any corporation into which the Trustee may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation in which the Trustee shall be a party or any corporation to which substantially all the business and assets of the Trustee may be transferred, provided such corporation shall be eligible under the provisions of Section 9.03 and 16.01 hereof and qualified under Section 16.12 hereof, shall be the successor trustee under this Indenture, without the execution or filing of any paper or the performance of any further act on the part of any other parties hereto, anything herein to the contrary notwithstanding. In case any of the bonds contemplated to be issued hereunder shall have been authenticated but not delivered, any such successor to the Trustee may, subject to the same terms and conditions as though such successor had itself authenticated such bonds, adopt the certificate of authentication of the Original Trustee or of any successor to it, as trustee hereunder, and deliver the said bonds so authenticated; and in case any of said bonds shall not have been authenticated, any successor to the Trustee may authenticate such bonds either in the name of any predecessor hereunder or in the name of the successor trustee, and in all such cases such certificate shall have the full force which it is anywhere in said bonds or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to authenticate bonds in the name of the Original Trustee shall apply only to its successor or successors by merger or consolidation or sale as aforesaid.

Section 16.19.    Notwithstanding any other provisions hereof, the Company, by instrument executed by order of its Board of Directors and duly acknowledged by its proper officers, may, within the period beginning January 1, 1993, and ending December 31, 1993, and the comparable period in each succeeding decade, appoint any corporation eligible under the provisions of Section 16.15 hereof, and doing business in the United States of America, as Trustee in succession to the Trustee in office as of the date of such appointment and the corporation so appointed Trustee shall thereupon become successor Trustee hereunder until a new Trustee shall be appointed by the bondholders as authorized herein.

Section 16.20.    All the estates, rights, titles and interest by this Indenture conveyed or assigned or transferred to the Trustee and the Co-Trustee are conveyed, assigned and transferred to them as joint tenants and not as tenants in common.

Except as herein expressly provided to the contrary, any notice, request, or other writing by or on behalf of the Company delivered solely to the Trustee shall be deemed to have been delivered to both the Trustee and the Co-Trustee hereunder as effectually as if delivered to each of them.
Section 16.21.    The Co-Trustee has been joined as trustee in order to comply with any legal requirements respecting trustees under mortgages or deeds of trust of property in the states, or some of them, in which the mortgaged premises or part thereof are or may be situate, and shall as such trustee possess such powers, and such powers only, as may be necessary to comply with such requirements. If by reason of the repeal of such requirements, or for any other reason, it shall not be necessary, in the opinion of counsel, that there shall be a Co-Trustee and the Company shall file with the Trustee, and also with the Co-Trustee, an Opinion of Counsel to that effect and a written request for the resignation or removal of the Co-Trustee, the Original Co-Trustee, or any successor, will thereupon resign or shall forthwith cease to be a Trustee hereunder, and all powers of the Co-Trustee shall forthwith terminate, as shall his right, title or interest in and to the trust estate; and, unless and until there shall be appointed a new Trustee or successor to the Co-Trustee, all the right, title and powers of the Trustees shall devolve upon the Trustee and its successors alone.

ARTICLE XVII

DISCHARGE OF MORTGAGE

Section 17.01.    The Trustees (and any trustee or trustees or co-trustee or co-trustees appointed pursuant to the provisions of this Indenture) may, and upon request of the Company shall, cancel and discharge the Lien hereof and execute and deliver to the Company such deeds and instruments as shall be requisite to satisfy the Lien hereof and reconvey and transfer to the Company the Mortgaged and Pledged Property, whenever all indebtedness secured hereby shall have been paid, including all proper charges of the Trustees hereunder.

Notwithstanding the satisfaction and discharge of this Indenture, the Trustees shall have an unsecured right to charge and be reimbursed for any expenditures and liabilities (incurred in good faith and without negligence by the Trustees) which they or either of them may thereafter incur.
Bonds and interest obligations for the payment of which and bonds for the redemption of which either

(i)	moneys in the necessary amount or

(ii)
obligations of the United States of America which shall not contain provisions permitting the redemption thereof at the option of the issuer, the principal of and the interest on which when due, and without any regard to reinvestment thereof, will, in the opinion of an Independent accountant, provide moneys which, together with the moneys, if any, deposited with or held by the Trustee, shall be sufficient to pay when due and to become due on said bonds or portions thereof on the redemption date or maturity date thereof, as the case may be, shall have been set apart by or deposited with the Trustee, with irrevocable direction so to apply the same, subject to the provisions of Section 19.03 hereof (with or without any additional right given to the holders to surrender their bonds or obtain therefrom payment therefor prior to the redemption date) shall for all purposes under this Indenture, including satisfying the Lien of this Indenture, be deemed to have been paid; provided that in case of redemption the notice requisite to the validity of such redemption shall have been given or arrangements shall have been made assuring to the satisfaction of the Trustee that the same will be given, and provided further that the Trustee shall receive an Opinion of Counsel to the effect that such setting apart by, or deposit with, the Trustee does not require registration on behalf of any such obligations of the United States of America by the Company or by the Trustee under the Investment Company Act of 1940, does not violate any applicable laws, and does not result in a taxable event with respect to the holders of the bonds prior to the time of their right to receive payment.

ARTICLE XVIII

MEETINGS AND CONSENTS OF BONDHOLDERS

Section 18.01    Modifications and alterations of this Indenture and/or of any indenture supplemental hereto and/or of the rights and obligations of the Company and/or of the rights of the holders of bonds and coupons issued hereunder may be made as provided in this Article XVIII.

Section 18.02    The Trustee may at any time call a meeting of the bondholders and it shall call such a meeting on written request of the holders of not less than a majority in principal amount of the bonds Outstanding hereunder at the time of such request. The Company, pursuant to a Resolution of its Board of Directors, may also call a meeting of the bondholders at any time. In each such case the purpose or purposes of such meeting shall be set forth in reasonable detail in the notice of the meeting provided for herein. In the event of the Trustee’s failing for ten (10) days to call a meeting after being thereunto requested by the bondholders as above set forth, holders of Outstanding bonds in the amount above specified in this Section or the Company, pursuant to Resolution of its Board of Directors, may call such meeting. Every such meeting called by and at the instance of the Trustee shall be held in Jackson, Mississippi, or the Borough of Manhattan, The City of New York, New York, or with the written approval of the Company, at any other place in the United States of America, and notice thereof, stating the place and time thereof and in reasonable detail the business to be submitted, shall be mailed by the Trustee not less than thirty (30) days before such meeting (a) to all holders of bonds the names and addresses of whom are then preserved as required by Section 9.09 hereof, and (b) to the Company addressed to it at the address given in the first paragraph of this Indenture (or at such other address as may be designated by the Company from time to time), and, unless all bonds Outstanding hereunder are at the time registered as to principal, shall be published by the Trustee once preceding the meeting, in a Daily Newspaper of general circulation in the Borough of Manhattan, The City of New York, New York, the publication to be not less than twenty (20) days prior to the date of such meeting; provided, however, that the mailing of such notice to any bondholders shall in no case be a condition precedent to the validity of any action taken at such meeting, and provided further, however, that if all bonds then Outstanding shall be registered, no notice need be given except by mail in accordance with subdivision (c) of Section 16.13 hereof. If such meeting is called by or at the instance either of the Company or of the bondholders, it shall be held at such place in the United States of America as may be specified in the notice calling such meeting and notice thereof shall be sufficient for all purposes hereof if given by newspaper publication as aforesaid stating the place and time of the meeting and in reasonable detail the business to be submitted. Any meeting of bondholders shall be valid without notice if the holders of all bonds then Outstanding hereunder are present in person or by proxy and if the Company and the Trustee are present by duly authorized representatives, or if notice is waived in writing before or after the meeting by the Company, the holders of all bonds Outstanding hereunder and by the Trustee, or by such of them as are not present in person or by proxy.

Section 18.03.    Officers and nominees of the Trustee, of the Co-Trustee and of the Company or their or its nominees may attend such meeting, but shall not as such be entitled to vote thereat. Attendance by bondholders may be in person or by proxy and, unless specifically prohibited by law, any such proxy shall remain in effect unless specifically revoked and shall be binding on any subsequent holder of the bonds represented by such proxy, unless specifically revoked by any such subsequent holder before being voted. In order that the holder of any bond payable to bearer and his proxy may attend and vote without producing his bond, the Trustee, with respect to any such meeting, may make and from time to time vary such regulations as it shall think fit for deposit of bonds with, or the stamping of bonds by, (i) any banks, bankers or trust or insurance companies having a capital of not less than Five Hundred Thousand Dollars ($500,000) or (ii) any trustee of any pension, welfare, hospitalization or similar fund or funds having an aggregate corpus in excess of Five Million Dollars ($5,000,000), or (iii) the United States of America, any Territory thereof, the District of Columbia, any State of the United States, any municipality in any State of the United States or any public instrumentality of the United States, any State or Territory, or (iv) by any other person or corporation satisfactory to the Trustee, and for the issue to the persons depositing the same of certificates by such depositaries entitling the holders thereof to be present and vote at any such meeting and to appoint proxies to represent them and vote for them at any such meeting as if the persons so present and voting, either personally or by proxy, were the actual bearers of the bonds in respect of which such certificates shall have been issued and any regulations so made shall be binding and effective. A bondholder in any of the foregoing categories may sign such certificate in his own behalf. In lieu of or in addition to providing for such deposit, the Trustee may, in its discretion, permit such institutions to issue certificates stating that bonds were exhibited to them, which certificates shall entitle the holders thereof to vote at any meeting only if the bonds with respect to which they are issued are not produced at the meeting by any other person and are not at the time of the meeting registered in the name of any other person. Each such certificate shall state the date on which the bond or bonds in respect of which such certificate shall have been issued were deposited with or submitted to such institution and the series, maturities and serial numbers of such bonds. In the event that two or more such certificates shall be issued with respect to any bond or bonds, the certificate bearing the latest date shall be recognized and be deemed to supersede any certificate or certificates previously issued with respect to such bond or bonds. If any such meeting shall have been called under the provisions of Section 18.02 hereof, by bondholders or by the Company, and the Trustee shall fail to make regulations as above authorized, then regulations to like effect for such deposit, stamping or exhibition of bonds and the issue of certificates by (i) any bank, banker or trust or insurance company organized under the laws of the United States of America or of any State thereof, having a capital of not less than Five Hundred Thousand Dollars ($500,000), or (ii) any trustee or any pension, welfare, hospitalization, or similar fund or funds having an aggregate corpus in excess of Five Million Dollars ($5,000,000), or (iii) by the United States of America, any Territory thereof, the District of Columbia, any State of the United States, any municipality in any State of the United States or any public instrumentality of the United States, any State or Territory shall be similarly binding and effective for all purposes hereof if adopted or approved by the bondholders calling such meeting or by the Board of Directors of the Company, if such meeting shall have been called by the Company, provided that in either such case copies of such regulations shall be filed with the Trustee. A bondholder in any of the foregoing categories may sign such a certificate in his own behalf.

Section 18.04.    Subject to the restrictions specified in Sections 18.03 and 18.07 hereof, any registered holder of bonds Outstanding hereunder and any holder of a certificate (not superseded) provided for in Section 18.03 hereof, shall be entitled in person or by proxy to attend and vote at such meeting as holder of the bonds registered or certified in the name of such holder without producing such bonds. All others seeking to attend or vote at such meeting in person or by proxy must, if required by an authorized representative of the Trustee or the Company or by any other bondholder, produce the bonds claimed to be owned or represented at such meeting, and everyone seeking to attend or vote shall, if required as aforesaid, produce such further proof of bond ownership or personal identity as shall be satisfactory to the authorized representative of the Trustee, or if none be present then to the Inspectors of Votes hereinafter provided for. Proxies shall be witnessed or in the alternative may (a) have the signature guaranteed by a bank or trust company or a registered dealer in securities, (b) be acknowledged before a Notary Public or other officer authorized to take acknowledgments, or (c) have their genuineness otherwise established to the satisfaction of the Inspectors of Votes. All proxies and certificates presented at any meeting shall be delivered to said Inspectors of Votes and filed with the Trustee.

Section 18.05.    Persons named by the Trustee, if it is represented at the meeting, shall act as temporary Chairman and Secretary of the meeting, but if the Trustee shall not be represented or shall fail to nominate such persons or if any person so nominated shall not be present, the bondholders represented shall by a majority vote, irrespective of the amount of their holdings, elect another person or other persons from those present to act as temporary Chairman and/or Secretary. A permanent Chairman and a permanent Secretary of such meeting shall be elected from those present by the bondholders represented by a majority vote of bonds represented. The Trustee, if represented at the meeting, shall appoint two Inspectors of Votes who shall decide as to the right of anyone to vote and shall count all votes cast at such meeting, except votes on the election of a Chairman and Secretary, both temporary and permanent, as aforesaid and who shall make and file with the permanent Secretary of the meeting their verified written report in duplicate of all such votes so cast at said meeting. If the Trustee shall not be represented at the meeting or shall fail to nominate such Inspectors of Votes or if either Inspector of Votes fails to attend the meeting, the vacancy shall be filled by appointment by the permanent Chairman of the meeting.

Section 18.06.    The holders of:

(a)not less than a majority in principal amount of the bonds Outstanding hereunder when such meeting is held; or

(b)if the action proposed at said meeting adversely affects solely the rights of the holders of one or more, but less than all, series of bonds then Outstanding, then at least a majority in principal amount of those bonds then Outstanding so to be adversely affected; or

(c)if the action proposed at said meeting relates to the express provisions of Section 1.07 or 4.01 hereof, then at least a majority in principal amount of all series of bonds authenticated and delivered under Article IV hereof then Outstanding hereunder, considered as a single class, and of the holders of a majority in principal amount of the bonds then Outstanding hereunder

(excluding in any case bonds disqualified from voting by reason of the Company’s interest therein) must be present at such meeting in person or by proxy in order to constitute a quorum for the transaction of business, less than a quorum, however, having power to adjourn; provided, however, that if such meeting is adjourned by less than a quorum for more than thirty (30) days, notice thereof shall be mailed as soon as practicable by the Trustee if such meeting shall have been called by the Trustee (a) to the Company addressed to it at the address given in the first paragraph of this Indenture (or at such other address as may be designated by the Company in writing from time to time), and (b) to all holders of bonds then Outstanding hereunder, the names and addresses of whom are then preserved by the Trustee as required by the provisions of Section 9.09 hereof, and, unless all bonds Outstanding hereunder are at the time of such mailing registered as to principal, shall be published at least once in each thirty (30) day period of such adjournment in a Daily Newspaper of general circulation in the Borough of Manhattan, The City of New York, New York, provided, however, that if all bonds then Outstanding shall be registered, no notice need be given except by mail in accordance with subdivision (c) of Section 16.13 hereof. Notwithstanding the foregoing, if a meeting is first adjourned by less than a quorum for less than thirty (30) days and is again adjourned, no such notice need be mailed or published during the period of the first adjournment but such notice shall be mailed as soon as practicable by the Trustee after the second adjournment and, unless all bonds Outstanding hereunder are at the time of such mailing registered as to principal, shall be published as aforesaid at least once in each thirty (30) day period of the second adjournment and of any subsequent adjournments. The failure to mail such notice to any such bondholder as aforesaid shall in no case affect the validity of any action taken at any meeting held pursuant to such adjournment. If such meeting shall have been called, under the provisions of Section 18.02 hereof, by bondholders or by the Company, notice of such adjournment shall be given by the permanent Chairman and permanent Secretary of the meeting in the newspaper and for the number of times above specified in this Section and shall be sufficient if so given.
Section 18.07.    Subject to the provisions of Section 12.16 hereof, any modification or alteration of this Indenture (including any indenture supplemental hereto) and/or of the rights and obligations of the Company and/or the rights of the holders of bonds and/or coupons issued hereunder in any particular and/or the waiver of any Default under the Indenture may be made or given at a meeting of bondholders duly convened and held in accordance with the provisions of this Article, but only by resolution duly adopted by the affirmative vote of at least a majority in principal amount of the bonds Outstanding hereunder, or, if the rights of one or more, but less than all, series of bonds then Outstanding are to be adversely affected by action taken at such meeting, then by affirmative vote of the holders of at least a majority in principal amount of those bonds so to be adversely affected and Outstanding hereunder, when such meeting is held, or, if any such amendment or alteration is in respect of the express provisions of Section 1.07 or 4.01 hereof, then by the affirmative vote of the holders of at least a majority in principal amount of all series of bonds authenticated and delivered under Article IV hereof Outstanding hereunder, voting together as a single class, and of the holders of at least a majority in principal amount of the bonds Outstanding hereunder, and in every case approved by Resolution of the Board of Directors of the Company as hereinafter specified; provided that, no such modification or alteration shall, without the consent of the holder of any bond issued hereunder affected thereby, (1) impair or affect the right of such holder to receive payment of the principal of (and premium, if any) and interest on such bond, on or after the respective due dates expressed in such bond, or to institute suit for the enforcement of any such payment on or after such respective dates, or (2) permit the creation of any lien ranking prior to, or on a parity with, the Lien of this Indenture with respect to any of the Mortgaged and Pledged Property, or (3) permit the deprivation of any nonassenting bondholder of the benefit of a lien upon the Mortgaged and Pledged Property for the security of his bonds (subject only to the lien of taxes, assessments or governmental charges not then delinquent and to any mortgage or other liens existing upon such property which are prior hereto at the date of the calling of any such bondholders’ meeting) or (4) permit the reduction of the percentage required by the provisions of this Section for the taking of any action under this Section with respect to any bond Outstanding hereunder.

Except for the purpose of waiving any past Default of the Company and the consequences thereof, in which event the provisions of Section 12.07 hereof shall be applied, bonds owned and/or held by and/or for the account of and/or for the benefit or interest of the Company or any affiliate of the Company shall not be deemed Outstanding for the purpose of any vote or of any calculation of bonds Outstanding in this Article XVIII provided for, except that, subject to the provisions of Sections 16.01 and

16.02 hereof, for the purpose of determining whether the Trustees, or either of them, shall be protected in relying on any such vote or calculation, only bonds which the Trustees, or either of them, know are so owned and/or held, shall be so excluded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this paragraph, if the pledgee shall establish to the satisfaction of the Trustees, or either of them, the pledgee’s right to vote such bonds and that the pledgee is not an affiliate of the Company. In case of a dispute as to such right, any decision by the Trustees, or either of them, taken upon the advice of counsel shall be full protection to the Trustees.
Section 18.08.    A record in duplicate of the proceedings of each meeting of bondholders shall be prepared by the permanent Secretary of the meeting and shall have attached thereto the original reports of the Inspectors of Votes, and affidavits by one or more persons having knowledge of the facts showing a copy of the notice of the meeting and a copy of the notice of adjournment thereof, if required under the provisions of Section 18.06 hereof, and showing that said notices were mailed and published as provided in Section 18.02 hereof and, in a proper case, as provided in Section 18.06 hereof. Such record shall be signed and verified by the affidavits of the permanent Chairman and the permanent Secretary of the meeting, and one duplicate thereof shall be delivered to the Company and the other to the Trustee for preservation by the Trustee. Any record so signed and verified shall be proof of the matters therein stated, and if such record shall also be signed and verified by the affidavit of a duly authorized representative of the Trustee, such meeting shall be deemed conclusively to have been duly convened and held and such record shall be conclusive, and any resolution or proceeding stated in such record to have been adopted or taken, shall be deemed conclusively to have been duly adopted or taken by such meeting. A true copy of any resolution adopted by such meeting shall be mailed by the Trustee to all holders of bonds Outstanding hereunder, the names and addresses of whom are then preserved by the Trustee pursuant to the provisions of Section 9.09 hereof, and proof of such mailing by the affidavit of some person having knowledge of the fact shall be filed with the Trustee, but failure to mail copies of such resolution as aforesaid shall not affect the validity thereof. No such resolution shall be binding until and unless such resolution is approved by Resolution. It shall be the duty of the Company to file a copy of any such Resolution of approval with the Trustee, but if such Resolution is adopted and a certified copy thereof is filed with the Trustee, the resolution so adopted by such meeting shall (to the extent permitted by law) be deemed conclusively to be binding upon the Company, the Trustees and the holders of all bonds and coupons issued hereunder, at the expiration of sixty (60) days after such filing, except in the event of a final decree of a court of competent jurisdiction setting aside such resolution, or annulling the action taken thereby in a legal action or equitable proceeding for such purposes commenced within such sixty (60) day period; provided, however, that no such resolution of the bondholders or Resolution shall in any manner change or modify or be so construed as to change or modify any of the rights, immunities, or obligations of the Trustees without their written assent thereto.

Section 18.09    Bonds authenticated and delivered after the date of any bondholders’ meeting may bear a notation in form approved by the Trustee as to the action taken at meetings of bondholders theretofore held, and upon demand of the holder of any bond Outstanding at the date of any such meeting and presentation of his bond for the purpose at the principal office of the Trustee, the Company shall cause suitable notation to be made on such bond by endorsement or otherwise as to any action taken at any meeting of bondholders theretofore held. If the Company or the Trustee shall so determine, new bonds so modified as, in the opinion of the Trustee and the Board of Directors of the Company, to conform to such bondholders’ resolution shall be prepared, authenticated and delivered, and upon demand of the holder of any bond then Outstanding and affected thereby shall be exchanged without cost to such bondholder for bonds then Outstanding hereunder upon surrender of such bonds with all unmatured coupons, if any, appertaining thereto. The Company or the Trustee may require bonds Outstanding to be presented for notation or exchange as aforesaid if either shall see fit to do so. Instruments supplemental to this Indenture embodying any modification or alteration of this Indenture (including any indenture supplemental hereto) made at any bondholders’ meeting and approved, by Resolution of the Board of Directors of the Company, as aforesaid, may be executed by the Trustees and the Company and upon demand of the Trustee, or if so specified in any resolution adopted by any such bondholders’ meeting, shall be executed by the Company and the Trustees.

Any instrument supplemental to this Indenture executed pursuant to the provisions of this Section shall comply with all applicable provisions of the Trust Indenture Act of 1939, as amended and in force on the date of the execution of such supplemental indenture.
Section 18.10.    (A) Anything in this Article contained to the contrary notwithstanding, the Trustee shall receive the written consent (in any number of instruments of similar tenor executed by bondholders or by their attorneys appointed in writing) of the holders of bonds Outstanding hereunder, the affirmative vote or votes of which would otherwise be required by Section 18.07 hereof (in all cases, at the time the last such needed consent is delivered to the Trustee), in lieu of the holding of a meeting pursuant to this Article and in lieu of all action at such a meeting and with the same force and effect as a resolution duly adopted in accordance with the provisions of Section 18.07 hereof.

(B)Instruments of consent shall be witnessed or in the alternative may (a) have the signature guaranteed by a bank or trust company or a registered dealer in securities, (b) be acknowledged before a notary public or other officer authorized to take acknowledgments, or (c) have their genuineness otherwise established to the satisfaction of the Trustee.

The amount of bonds payable to bearer, and the series and serial numbers thereof, held by a person executing an instrument of consent (or whose attorney has executed an instrument of consent in his behalf), and the date of his holding the same, may be proved either by exhibiting the bonds themselves to the Trustee or by a certificate executed (i) by any bank, banker or trust or insurance company organized under the laws of the United States of America or of any State thereof, having a capital of not less than Five Hundred Thousand Dollars ($500,000), (ii) by any trustee of any pension, welfare, hospitalization or similar fund having an aggregate corpus in excess of Five Million Dollars ($5,000,000), (iii) by the United States of America, any Territory thereof, the District of Columbia, any State of the United States, any municipality in any State of the United States or any public instrumentality of the United States, any State or Territory, or (iv) by any other person or corporation satisfactory to the Trustee. A bondholder in any of the foregoing categories may sign a certificate in his or its own behalf.
Each such certificate shall be dated and shall state in effect that, as of the date thereof, a coupon bond or bonds bearing a specified serial number or numbers was deposited with or exhibited to the signer of such certificate. The holding by the person named in any such certificate of any bond specified therein shall be presumed to continue unless (1) any certificate bearing a later date issued in respect of the same bond shall be produced, (2) the bond specified in such certificate (or any bond or bonds issued in exchange or substitution for such bond) shall be produced by another holder, or (3) the bond specified in such certificate shall be registered as to principal in the name of another holder or shall have been surrendered in exchange for a fully registered bond registered in the name of another holder. The Trustee may, in its discretion, require further proof in cases where it deems further proof desirable. The ownership of registered bonds shall be proved by the registry books.

(C)Until such time as the Trustee shall receive the written consent of the necessary per centum in principal amount of the bonds required by the provisions of subsection (A) above for action contemplated by such consent, any holder of a bond, the serial number of which is shown by the evidence to be included in the bonds the holders of which have consented to such action, may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in subsection (B) above, revoke such consent so far as it concerns such bond. Except as aforesaid, any such consent shall be conclusive and binding upon such holder and upon all future holders of such bond (and any bond issued in lieu thereof or exchanged therefor), irrespective of whether or not any notation of such consent is made upon such bond, and in any event any action taken by the holders of the percentage in aggregate principal amount of the bonds specified in subsection (A) above in connection with such action shall, subject to the provisions of the last sentence of Section 18.08 hereof, be conclusively binding upon the Company, the Trustees and holders of all the bonds.

ARTICLE XIX

MISCELLANEOUS

Section 19.01.    Nothing in this Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding hereunder, any right, remedy, or claim under or by reason of this Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons Outstanding hereunder.

Section 19.02.    Any money which is held by the Trustee (other than money which is held by it for the purpose of effecting the purchase, payment or redemption of any bonds issued hereunder or the payment of any coupons or interest claims appertaining to bonds issued hereunder or which it has been directed to apply to any such purchase, payment or redemption which may only be invested in any bonds or other obligations of the United States of America designated by the Company) shall, at the request of the Company evidenced by an Officers’ Certificate, be invested or reinvested by the Trustee in any Investment Securities designated by the Company, and, unless the Company is in default in the payment of interest on any of the bonds then Outstanding hereunder or one or more Defaults shall have occurred and be continuing, any interest on such bonds or other obligations which may be received by the Trustee shall be forthwith paid to the Company. Such bonds or other obligations (other than those held for the purpose of effecting the purchase, payment or redemption of any bonds issued hereunder or the payment of any coupons or interest claims appertaining to bonds issued hereunder) shall be held by the Trustee as a part of the Mortgaged and Pledged Property and subject to the same provisions hereof as the cash used to purchase the same, but upon a like request of the Company, the Trustee shall sell all or any designated part of the same and the proceeds of such sale shall be held by the Trustee subject to the same provisions hereof as the cash used by it to purchase the bonds or other obligations so sold. If such sale shall produce a net sum less than the cost of the bonds or other obligations so sold, the Company covenants that it will pay promptly to the Trustee such amount of cash as with the net proceeds from such sale will equal the costs of the bonds or other obligations so sold, and if such sale shall produce a net sum greater than the costs of the bonds or other obligations so sold, the Trustee shall promptly pay to the Company an amount in cash equal to such excess.

Unless the Company is in Default, any money in excess of the sum of Fifty Thousand Dollars ($50,000) which shall have been held by the Trustee for a period of five (5) years, invested or uninvested (other than money which is held by it for the purpose of effecting the purchase, payment or redemption of any bonds issued hereunder or the payment of any coupons or interest claims appertaining to bonds issued hereunder or which it has been directed to apply to any such purchase, payment or redemption), shall be applied by the Trustee to the redemption of bonds to the extent any bonds then Outstanding are, by their terms, redeemable, selected as provided in Section 10.02 hereof from the bonds of all series then redeemable. Any moneys not so applied to redemption of bonds shall be held, applied or withdrawn in accordance with the other provisions of this Indenture. In the case of any such redemption, the Trustee shall have power to give any and all redemption notices for or on behalf of the Company.
Section 19.03.    In the event that any bond issued hereunder shall not be presented for payment when the principal thereof becomes due, either at maturity or otherwise, or at the date fixed for the redemption thereof, or in the event that any coupon shall not be presented for payment at the due date thereof and the Company shall have deposited with the Trustee or any paying agent for the purpose or left with either of them if previously so deposited, money sufficient to pay the principal of such bond (and premium, if any), together with all interest due thereon to the date of the maturity of such bond or to the date fixed for the redemption thereof, or to pay such coupon, as the case may be, for the use and benefit of the holder thereof, the Trustee or such paying agent shall, in case the holder of any such bond or coupon shall not, within two (2) years after the maturity of any such bond or coupon or the date fixed for the redemption of any such bond, claim the amount deposited as above stated for the payment thereof, pay over to the Company such amount so deposited, if the Company is not at the time in default hereunder; and the Trustee or such paying agent shall thereupon be relieved from all responsibility to the holder thereof, and in the event of such payment to the Company the holder of any such bond or coupon shall (subject to any applicable statute of limitations) be deemed to be an unsecured creditor of the Company for an amount equivalent to the amount deposited as above stated for the payment thereof and so paid over to the Company.

Section 19.04.    Any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of this Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued hereunder and provide that a breach thereof shall be equivalent to a Default under this Indenture, or the Company may cure any ambiguity contained herein, or in any supplemental indenture, or may (in lieu of establishment by Resolution as provided in Section 2.01 hereof) establish the terms and provisions of any series of bonds by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to be recorded in all of the states in which any property at the time subject to the Lien hereof shall be situated. Alternative provisions relating to redemption of a particular series may be provided for in the relevant supplemental indenture to this Indenture, as approved by the Trustee, in lieu of the provisions of Section 10.04. Any supplemental indenture to this Indenture subjecting any bonds issued under the 1944 Mortgage or any other securities to the Lien hereof shall provide the terms and conditions under which such bonds or securities shall be held, including provisions regarding the voting of such bonds or securities. The Trustee is hereby authorized to join with the Company in the execution of any such instrument or instruments or any other instruments of pledge or delivery of securities. Such instrument, executed and acknowledged as aforesaid, shall be delivered to the Trustee and thereupon any modification of the provisions of these presents therein set forth, authorized by this Section, shall be binding upon the parties hereto, their successors and assigns, and the holders of the bonds and coupons hereby secured. Anything herein contained to the contrary notwithstanding, this Section shall not be construed to permit any act, waiver, surrender or restriction adversely affecting any bonds then Outstanding hereunder.

Section 19.05.    Each certificate or opinion which is specifically required by the provisions of this Indenture to be delivered to the Trustee with respect to compliance with a condition or covenant herein contained shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not in the opinion of such person such condition or covenant has been complied with.

Every request or application by the Company for action by the Trustee shall be accompanied by an Officers’ Certificate and an Opinion of Counsel stating in each case that in the opinion of the person making such certificate or opinion the conditions precedent, if any, to such action, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent), have been complied with.
The same officer or officers of the Company, or the same engineer or counsel or other person, as the case may be, need not certify to all the matters required to be certified under the provisions of any Article, Section, subsection, subdivision, paragraph or clause hereof, but different officers, engineers, counsel or other persons may certify to different facts respectively.
Section 19.06.    All parties to this Indenture agree, and each holder or owner of any bond by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney’s fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this section shall not apply to any suit instituted by the Trustee, to any suit instituted by any bondholder, or group of bondholders, holding in the aggregate more than ten per centum (10%) in principal amount of the bonds Outstanding (determined as provided in Section 12.07 hereof), or to any suit instituted by any bondholder for the enforcement of the payment of the principal of or interest on any bond, on or after the respective due dates expressed in such bond.

Section 19.07.    Subject to the provisions of Article XV and Article XVI hereof, whenever in this Indenture any of the parties hereto is named or referred to (except in subdivision (1) of Section 1.05 hereof), this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

Section 19.08.    If any provision of this Indenture limits, qualifies, or conflicts with another provision of this Indenture which has been required to be included pursuant to any requirements of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, such required provision shall control.

Section 19.09.    It is the intention and it is hereby agreed that so far as concerns that portion of the Mortgaged and Pledged Property situated within the State of Louisiana the general language of conveyance contained in this Indenture is intended and shall be construed as words of hypothecation and not of conveyance, and that so far as the said Louisiana property is concerned, this Indenture shall be considered as an act of mortgage and pledge under the laws of the State of Louisiana, and the Trustees herein named are named as mortgagee and pledgee in trust for the benefit of themselves and of all present and future holders of bonds and coupons issued and to be issued hereunder, and are irrevocably appointed special agents and representatives of the holders of the bonds and coupons issued and to be issued hereunder and vested with full power in their behalf to effect and enforce the mortgage and pledge hereby constituted for their benefit, or otherwise to act as herein provided for.

Section 19.10.    Wherever reference is made in this Indenture to the Trust Indenture Act of 1939, as amended (except in Section 18.09 hereof), reference is made to such Act as it was in force on the date of the execution of this Indenture.

Section 19.11.    The titles of the several Articles of this Indenture, the marginal sectional and marginal Article references and the table of contents shall not be deemed to be any part of this Indenture.

Section 19.12.    This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 19.13.    The laws of the State of New York shall govern this Indenture and the bonds issued hereunder, except to the extent that the validity or perfection of the Lien of the Indenture, or remedies thereunder, are governed by the laws of a jurisdiction other than the State of New York.

ARTICLE XX

SPECIFIC DESCRIPTION OF PROPERTY

PARAGRAPH ONE
THE ELECTRIC GENERATING PLANTS, PLANT SITES AND STATIONS OF THE COMPANY, including all electric works, power houses, buildings, pipe lines and structures owned by the Company and all lands of the Company on which the same are situated and all of the Company’s lands and easements, rights-of-way, permits, privileges, licenses, poles, wires, machinery, implements, equipment and appurtenances, forming a part of said plants, sites, or stations, or any of them, or used or enjoyed, or capable of being used or enjoyed in conjunction with any of said power plants, sites, stations, lands and property, including all the Company’s right, title and interest in and to the following property situated in the State of Mississippi:
(1)The Steam Electric Generating Station situated in the County of Adams, State of Mississippi, including the power houses, buildings and other structures and all of the Company’s right, title and interest in and to lands, rights-of-way, easement rights, water rights, franchises, consents, privileges and immunities of every kind and character, owned, used or enjoyed in connection therewith, being that certain parcel of land in said County and State, described as follows:

A parcel of land fronting 1883.7 feet on the North ROW line of the Y&MV Railroad and being a portion of Greenwood Plantation in Sections 13 and 18, Township 7 North, Range 2 West, in Adams County, Mississippi, and containing 82.7 acres, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Adams County, Mississippi, in Book “5-Z” at Page 195; LESS AND EXCEPT right-of-way through Parcel 29, Block 1, Tax Map 181, Adams County, Mississippi, as more particularly described as follows:
From centerline Station Number 67+20, as surveyed for State Aid Project No. SAP 1(45), and shown on the plans for said project on file in the City-County Engineer’s Office in Natchez, Mississippi, go South 20 degrees 20 minutes West for 30.0 feet to the point of beginning, being a point on the present right-of-way of Steam Plant Road. From said point of beginning go South 20 degrees 20 minutes West for 20.0 feet, thence go North 69 degrees 40 minutes West for 50.0 feet, thence go South 20 degrees 20 minutes West for 130.0 feet, thence go North 69 degrees 40 minutes West for 96.2 feet, more or less, to a point in the center of Foster’s Bayou; thence go North 64 degrees 40 minutes East along the center of said bayou for 45.3 feet more or less, thence go North 16 degrees 00 minutes East along the center of said bayou for 117.9 feet more or less, thence go South 69 degrees 40 minutes East for 123.5 feet, more or less, back to the point of beginning. The herein described property contains 0.27 acres, more or less.
(2)The Steam Electric Generating Station situated in the County of Bolivar, State of Mississippi, including the power houses, buildings and other structures and all of the Company’s right, title and interest in and to lands, rights-of-way, easement rights, water rights, franchises, consents, privileges and immunities of every kind and character, owned, used or enjoyed in connection therewith, being that certain tract of land in said County and State described as follows:
PARCEL 1:
East Half, Northeast Quarter, Section 3, Township 22 North, Range 5 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Bolivar County, Mississippi, in Book M-43 at Page 204; West Half, Northeast Quarter and Northwest Quarter, Section 3, Township 22 North, Range 5 West, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Bolivar County, Mississippi, in Book M‑43 at Pages 149 and 154, and Book M-50 at Page 255, containing 339.95 acres, more or less, in the Second Judicial District of Bolivar County, being the entire North Half of Section 3, Township 22 North, Range 5 West.
PARCEL 2:
The South Half of Section 34, Township 23 North, Range 5 West; the West Half of the Northeast Quarter, and the East Half of the Northwest Quarter, and the East Half of the Northwest Quarter of the Northwest Quarter, and the Southwest Quarter of the Northwest Quarter of Section 3, all being in Township 22 North, Range 5 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Bolivar County, Mississippi, in Book M-43 at Page 154.

PARCEL 3:
151.91 acres, more or less, situated as follows: All that portion of the Southeast Quarter of Section 33, Township 23 North, Range 5 West, situated East of U.S. Highway No. 61, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Bolivar County, Mississippi, in Book M-43 at Pages 144, 146 and 154, LESS AND EXCEPT 4.14 acre easement sold to State Highway Commission, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Bolivar County, Mississippi, in Book M‑101 at Page 219; LESS AND EXCEPT easement for railroad spur track: A strip of land 100 feet wide across that part of Northeast Quarter of Southwest Quarter and East Half of West Half of Southwest Quarter lying east of ICRR and that part of West Half of West Half of Southeast Quarter lying West of U.S. Highway No. 61, all in Section 33, Township 23 North, Range 5 West; ALSO 60 feet by 1116 feet across Northeast Quarter of Southwest Quarter and that part of East Half of Northwest Quarter of Southwest Quarter lying East of ICRR, all in Section 33, Township 23 North, Range 5 West, all as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Bolivar County, Mississippi, in Book M-44 at Page 231.
PARCEL 4:
A parcel or tract of land containing 3.9 acres more or less and located in Section 35, Township 23 North, Range 5 West, in Bolivar County, Mississippi, being more particularly described as follows, to-wit:
Commence at the southwest corner of Section 35, Township 23 North, Range 5 West, run thence north 1,325 feet to a point; thence run east 2,158 feet to a point which is the point of beginning and the southwest corner of the parcel or tract of land hereinabove mentioned; from this point of beginning run north 10 degrees and 54 minutes west a distance of 407.34 feet to a point; thence run east 400 feet more or less to a point in the thread of the stream of the Sunflower River; thence run in a southeasterly direction along the said thread of the stream a distance of 407 feet more or less to a point; thence run west 400 feet more or less to the point of beginning, all being located in the South Half of Section 35, Township 23 North, Range 5 West, Bolivar County, Mississippi; as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Bolivar County, Mississippi, in Book M-43 at Page 441.
(3)The Steam Electric Generating Station situated in the County of DeSoto, State of Mississippi, including the power houses, buildings and other structures and all of the Company’s right, title and interest in and to lands, rights-of-way, easement rights, water rights, franchises, consents, privileges and immunities of every kind and character, owned, used or enjoyed in connection therewith, and that certain tract of land in said county and state, described as follows:
PARCELS 1, 2 AND 3:
Description of the Koehler Plantation, being parts of Sections 27, 28, 29, 31, 32, 33, and 34, including accretions to Sections 29, 31, and 32 in Township 2 South, Range 10 West, in DeSoto County, Mississippi, and parts of Sections 4 and 5 in Township 3 South, Range 10 West, in Tunica County, Mississippi, more particularly described as follows:

PARCEL 1:
Parts of Sections 27, 28, 32, 33, and 34 of Township 2 South, Range 10 West, in DeSoto County, Mississippi, and parts of Sections 4 and 5 of Township 3 South, Range 10 West, in Tunica County, Mississippi, lying west of U.S. Highway No. 61 and east of Y&MV Rail Road; BEGINNING at an iron pin in the northwest right of way of U.S. Highway No. 61, 150 feet wide, and the south line of Section 34, Township 2 South, Range 10 West; thence South 84° 30’ west with the south line of Sections 34 and 33, and along the DeSoto and Tunica County line a distance of 4930.80 feet to an iron pin, the northwest corner of the Northeast Quarter of Section 4, Township 3 South, Range 10 West; thence South 5° 35’ 52” east a distance of 2598 feet to an iron pin, the southeast corner of the Northwest Quarter of said Section 4; thence South 84° 24’ 50” west 2661 feet to an iron pin, the southwest corner of the Northwest Quarter of said Section 4; thence North 5° 35’ 52” west along the line dividing Sections 4 and 5 a distance of 778 feet to an iron pin, said point being 1824 feet south of the north corner of Sections 4 and 5, Township 3 South, Range 10 West; thence South 84° 40’ 11” west a distance of 2640 feet to an iron pin; thence North 5° 35’52” west with the west line of the Northeast Quarter of said Section 5 a distance of 1824 feet to an iron pin, the northwest corner of the Northeast Quarter of said Section 5 and the southwest corner of the Southeast Quarter of Section 32, Township 2 South, Range 10 West, said point also being in the DeSoto County and Tunica County line; thence South 84° 40’ 11” west along the south line of said Section 32 and said County line a distance of 435.63 feet to an iron pin in the southeast right-of-way of the Y&MV Railroad, 100 feet wide; thence with said Railroad right of way North 26° 25’ 45” east 1141.47 feet to an iron pin, the corner of said Railroad Depot lot; thence with said Depot lot South 63° 34’ 15” east 100 feet to an iron pin; thence North 26° 25’ 45” east with the Depot lot 870 feet to an iron pin; thence North 63° 34’ 15” west a distance of 100 feet to an iron pin, said point being 50 feet southeast of the centerline of said Railroad, as measured along a right angle to said centerline; thence with said Railroad right of way North 26° 25’ 45” east a distance of 248.05 feet to a point of curve; thence continuing eastwardly along said Railroad right of way along a curve to the right with a radius of 5680 feet a distance of 2662.57 feet to a point of tangency; thence continuing along said right of way North 53° 17’ 14” east a distance of 8157.29 feet to an iron pin, said point being 1659.9 feet east of the west line of Section 27, Township 2 South, Range 10 West; thence South 5° 24’ 47” east and parallel to the West line of said Section 27 a distance of 2502.43 feet to an iron pin in the line dividing Sections 27 and 34; thence with the line dividing said Sections North 84° 55’ 59” east a distance of 980.10 feet to an iron pin, the northeast corner of the Northwest Quarter of Section 34, Township 2 South, Range 10 West; thence South 5° 36’ 04” east along said quarter section line a distance of 2674.77 feet to an iron pin in the center of Section 34; thence North 84° 53’ 40” east with the north line of the Southeast Quarter of Section 34 a distance of 2483.04 feet to an iron pin in the northwest right of way of U.S. Highway No. 61, 170 feet wide; thence with said Highway right of way South 40° 02’ 20” west a distance of 2706.52 feet to a point; thence with said right of way South 49° 57’ 40” east a distance of 25 feet to a point, said point being 60 feet from the centerline of said Highway; thence with said right of way South 40° 02’ 20” west 950 feet to a point; thence North 49” 57’ 40” west 25 feet to a point; thence South 40° 02’ 20” west with said right of way 104.5 feet to an iron pin; thence leaving said Highway North 49° 57’ 40” west 210 feet to an iron pin; thence South 40° 02’ 20” west 230 feet to an iron pin; thence South 49° 57’ 40” east 220 feet to an iron pin in the northwest right of way of said Highway, 150 feet wide; thence with said Highway right of way South 40° 02’ 20” west a distance of 5.20 feet to the beginning, and containing 1558.310 acres of land.

PARCEL 2:
Parts of Sections 27, 28, 29, 32, and 33 of Township 2 South, Range 10 West, in DeSoto County, Mississippi, lying west of the Y & MV Railroad and east of the New Yazoo-Mississippi Delta Levee right of way:
Beginning at an iron pin in the south line of Section 32, Township 2 South, Range 10 West, said line being the line dividing DeSoto County and Tunica County, said point being also in the west right of way of the Y&MV Railroad, 100 feet wide, and 553.24 feet west of the southeast corner of the Southwest Quarter of said Section 32; thence South 84° 40’ 11” west with the south line of said Section 32 a distance of 743.89 feet to an iron pin in the east right of way of the New Yazoo-Mississippi Delta Levee; thence with the east right of way of said levee as follows: North 23° 38’ 08” east 2548.62 feet; north 66° 21’ 38” west 40 feet; North 23° 37’ 54” east 1966.99 feet; North 41° 44’ 54” east 702 feet; North 41° 50’ 54” east 5300 feet; North 41° 47’ 54” east 468.09 feet to an iron pin in a public road; thence North 84° 55’ 59” east and parallel to and 2824.8 feet north of the south line of Sections 28 and 27, Township 2 South, Range 10 West, a distance of 3989.70 feet to an iron pin in said Road, said point being 1659.9 feet east of the west line of said Section 27; thence South 5° 24’ 47” east and parallel to the west line of Section 27 a distance of 205.33 feet to an iron pin in the north right of way of the Y&MV Railroad, 100 feet wide; thence with said right of way South 53° 17’ 14” west 8218.09 feet to a point of curve; thence continuing southwardly along a curve to the left with a radius of 5780 feet a distance of 2709.45 feet to a point of tangency; thence with said right of way South 26° 25’ 45” west a distance of 98.05 feet to an iron pin the corner of a Depot Lot; thence with said Depot Lot North 63° 34’ 15” west 25 feet to an iron pin; thence South 26° 25’ 45” west with said Depot 150 feet to an iron pin; thence South 63° 34’ 15” east a distance of 25 feet to an iron pin in the northwest right of way of said Railroad; thence with said right of way South 26° 25’ 45” west a distance of 2073.38 feet to the beginning, containing 406.346 acres of land, including 12.111 acres in Old Highway 61, 40 feet wide by usage - no deed.
PARCEL 3:
Parts of Sections 28, 29, 31, and 32, including accretions to Sections 29, 33, and 32, lying west of the New Yazoo-Mississippi Delta Levee and east of the top of the revetment bank of the Mississippi River in DeSoto County, Mississippi:
Beginning at an iron pin in the northwest right of way of the New Yazoo-Mississippi Delta Levee, said point being 3970.23 feet west of the east line of Section 28, Township 2 South, Range 10 West, as measured along a line 2824.8 feet north of the south line of said Section 28; thence with said levee right of way as follows: South 41° 50’ 22” west 475.04 feet; South 48° 09’ 38” east 11 feet; South 39° 55’ 29” west 97 feet; South 34° 35’ 26” west 257 feet; South 49° 36’ 33” east 52 feet; South 39° 48’ 27” west 444 feet; South 47° 44’ 27” west 393 feet; South 40° 17’ 27” west 558 feet; South 42° 55’ 27” west 509 feet; South 53° 22’ 27” west 191 feet; South 41° 02’ 27” west 1071.27 feet; North 48° 10’ 38” west 54 feet; South 41° 49’ 22” west 168 feet; South 41° 47’ 35” west 622.74 feet; South 48° 13’ 38” east 170 feet; South 46° 08’ 17” west 344 feet; South 32° 59’ 17” west 94 feet; South 24° 13’ 17” west 39 feet; South 41° 46’ 52” west 170.83 feet; South 23° 50’ 13” west 572.10 feet; South 21° 04’ 21” west 206.79 feet; South 72° 10’ 29” west 64 feet; South 23° 50’ 29” west 251 feet; North 66° 17’ 38” west 131 feet; South 23° 40’ 44” west 800.99 feet; South 24” 56’ 29” west 1100.28 feet; South 23° 38’ 22” west 1100 feet; South 66° 21’ 38” east 255 feet; South 23° 12’ 29” east 438.63 feet; South 61° 29’ 50” west 203.59 feet; South 89° 18’ 42” west 219.32 feet; North 66° 27’ 38” west 225 feet; South 23° 32’ 22” west 56 feet; North 66° 27’

38” west 250 feet; South 23° 32’ 22” west 770.48 feet to an iron pin in the south line of Section 31, Township 2 South, Range 10 West, said point being 267.1 feet west of the southeast corner of said Section 31, said point also being in the east line of the old levee; thence along the east line of the old levee as follows: North 6° 40’ 32” east 69.33 feet; North 7° 13’ 46” east 428.01 feet; North 5° 16’ 19” west 503.75 feet; North 9° 01’ 15” east 620.95 feet; North 80° 28’ 57” west 100 feet; North 8° 04’ 10” east 709.55 feet to a point, the southeast corner of a parcel deeded to Koehler by the Levee Board; thence with said parcel North 58° 55’ 09” west 736.51 feet, call 735 feet, to a point in the west line of the old levee, the southwest corner of said parcel; thence with the west line of the old levee as follows: South 6° 14’ 13” west 1011.67 feet; south 1° 07’ 33” east 627.57 feet; south 7° 36’ 1” west 805.05 feet; South 83° 48’ 57” east 163 feet; South 2° 45’ 02” west 100.18 feet; south 1° 14’ 10” west 212 feet to an iron pin in the south line of Section 31 extended and in the DeSoto, Tunica County line, said point being 837.9 feet west of the southeast corner of Section 31, Township 2 South, Range 10 West; thence with said County line South 84° 40’ 11” west 3428.52 feet to an old railroal rail in the Buck Island Slough; thence with an old fence in the Buck Island Slough as follows: North 58° 36’ 48” west 395 feet to an old iron pin; North 49° 34’ 43” west 206.28 feet to an old post with braces; North 64° 00’ 06” west 212.07 feet to an old post with braces; North 79° 01’ 20” west 537.24 feet to an old cross tie post; North 80° 39’ 07” west 190.78 feet to an old iron pin; North 80° 57’ 14” west 339.81 feet to an old iron pin in concrete; North 38’ 25’ 33” west 206.88 feet to an old iron pin; North 37°.37’ 44” west 399.36 feet to an iron pin on the top .of the east bank of the Mississippi River, as reveted; thence with the top of said River bank as follows: North 69° 02’ 53” east 275.66 feet; North 65° 49’ 46” east 533.13 feet; North 62° 14’ 59” east 118.17 feet; North 71° 07’ 03” east 359.56 feet; North 65° 27’ 29” east 1180.78 feet; North 70° 59’ 55” east 200 feet; North 73° 03’ 04” east 1095.78 feet; North 42° 14’ 59” east 735.81 feet; North 43° 22’ 27” east 1189.78 feet; North 45° 21’ 48” east 321.48 feet; North 33° 47’ 22” east 1676.48 feet; North 45° 05’ 39” east 1273.14 feet; North 49° 35’ 57” east 822.03 feet; North 53° 03’ 28” east 550.66 feet to a point, the intersection of the east bank of said River with the west right of way of the old levee; thence with the west right of way of the old levee as follows: South 39° 30’ 48” west 152.4 feet; South 28° 10’ 39” west 333.19 feet; South 44° 25’ 19” west 385.13 feet; South 27° 20’ 29” west 223.22 feet; South 29° 46’ 56” west 372.62 feet; South 29° 35’ 22” west 711.49 feet; South 27° 22’ 27” west 1408.36 feet to a point, the northwest corner of a parcel of levee conveyed to Koehler; thence South 61° 37’ 52” east 634.72, call 632, feet to a point in the east right of way of the old levee, the northeast corner of a parcel conveyed to Koehler; thence with the east line of the old levee as follows: North 36° 05’ 54” east 89.37 feet; North 20° 47’ 01” east 661.53 feet; North 25° 31’ 52” east 1710.49 feet; North 26° 44’ 00” east 123.53 feet; North 42° 56’ 03” east 700 feet; North 33° 40’ 12” east 733.39 feet; North 23° 32’ 24” east 721.53 feet to a point on the present east bank of the Mississippi River; thence with said River bank as follows: North 53° 03’ 28” east 502.29 feet; North 40° 29’ 47” west 78.28 feet; North 57° 18’ 19” east 397.11 feet; North 60° 53’ 37” east 544.16 feet to a point where said River bank again intersected the east line of the old levee; thence with the east line of the old levee as follows: North 76° 57’ 16” east 408.56 feet; North 47° 39’ 24” east 356.78 feet; North 47° 23’ 49” east 129.5 feet to a point where said levee right of way again intersects the east bank of the River; thence with said River bank as follows: North 61° 03’ 59” east 609.32 feet; North 41° 23’ 21” east 272.21 feet; North 54° 49’ 15” east 277.47 feet to an iron pin; thence leaving said River South 6° 15’ 00” east 601.39 feet to an iron pin; thence North 84° 55’ 59” east 287.87 feet to the beginning, containing 621.548 acres of land.

LESS AND EXCEPT:
Two parcels of land located in the North one-half of the Southwest Quarter of Section 27, the Southeast Quarter and the Southeast Quarter of the Southwest Quarter of Section 28, the Northwest Quarter of the Northeast Quarter and the Northwest Quarter of Section 33, the South one-half of the Northeast Quarter, the Southeast Quarter and the Southeast Quarter of the Southwest Quarter of Section 32, all Township 2 South, Range 10 West of the Chickasaw Meridian, DeSoto County, Mississippi, more particularly described as follows:
PARCEL 1:
Beginning at the intersection of the North line of the North one-half of the Southwest Quarter of said Section 27 and a line that lies parallel to and/or concentric with and 50 feet normally distant southeasterly from the centerline of the Illinois Central Gulf Railroad Company’s Clarksdale District main track; thence southwesterly along said parallel and/or concentric line, being Grantor’s southeasterly right-of-way line 11,100 feet, more or less, to Grantor’s Mile Post M-25 (Valuation Station 1288+70), being the northwesterly corner of Grantor’s Penton station grounds property; thence southeasterly at a right angle, 100 feet to a line that lies parallel to and 150 feet normally distant southeasterly from the centerline of said main track; thence southwesterly along the last said parallel line, 870 feet; thence northwesterly at a right angle, 100 feet to said line that lies parallel to and/or concentric with and 50 feet normally distant southeasterly from the centerline of said main track, being the southwesterly corner of Grantor’s station grounds property; thence southwesterly along the last said parallel and/or concentric line, 1,360 feet, more or less, to the South line of the Southeast Quarter of the Southwest Quarter of said Section 32; thence West along said South line, 29 feet, more or less, to a line that lies parallel to and/or concentric with and 25 feet normally distant southeasterly from the centerline of said main track; thence northeasterly along the last said parallel and/or concentric line, 13,310 feet, more or less, to said North line of the North one-half of the Southwest Quarter of Section 27; thence East along said North line, 47 feet; more or less, to the point of beginning; all as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of DeSoto County, Mississippi, in Book 151 at Page 511.
PARCEL 2:
Beginning at the intersection of the North line of the North one-half of the Southwest Quarter of said Section 27 and a line that lies parallel to and/or concentric with and 50 feet normally distant northwesterly from the centerline of the Illinois Central Gulf Railroad Company’s Clarksdale district main track; thence southwesterly along said parallel and/or concentric line, being Grantor’s northwesterly right-of-way line, 10,800 feet, more or less, to the northeasterly corner of Grantor’s old depot property; thence northwesterly at a right angle, 25 feet to a line that lies parallel to and 75 feet normally distant northwesterly from the centerline of said main track; thence southwesterly along the last said parallel line, 150 feet; thence southeasterly at a right angle, 25 feet to said line that lies parallel to and/or concentric with and 50 feet normally distant northwesterly from the centerline of said main track; thence southwesterly along the last said parallel and/or concentric line, 2,300 feet, more or less, to the South line of the Southeast Quarter of the Southwest Quarter of said Section 32; thence East along said South line, 29 feet, more or less, to a line that lies parallel to and/or concentric with and 25 feet normally distant northwesterly from the centerline of said main track; thence northeasterly along the last said parallel and/or concentric line, 13,270 feet, more or less, to said North line of the North one-half of the Southwest Quarter of Section 27; thence West along said North line, 47 feet, more or less, to the point of beginning; all as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of DeSoto County, Mississippi, in Book 151 at Page 511.
Subject to the rights of the public in roadways on, over, along and across Parcels 1 and 2.
LESS AND EXCEPT FURTHER:
A parcel of land in the Southeast Quarter of Section 33, Township 2 South, Range 10 West, in DeSoto County, Mississippi, and being more particularly described as follows:
Commencing at the Southeast Corner of Section 33, Township 2 South, Range 10 West, DeSoto County, Mississippi, said point being in the center of a County Gravel Road and also being 2,170 feet West of the centerline of U.S. Highway No. 61; thence South 89 degrees 05 minutes West along the center of said County Road, 2,446 feet to a point; thence North 00 degrees 55 minutes West 20 feet to the Point of Beginning on the North right-of-way of said County Road; thence North 43 degrees 45 minutes East 265.6 feet to a point; thence North 46 degrees 15 minutes West 100 feet to a point; thence South 43 degrees 45 minutes West 364.4 feet to a point on the North right-of-way of said County Road; thence North 89 degrees 05 minutes East along said road right-of-way 140.6 feet to the Point of Beginning, containing 0.72 acre and all being in the Southeast Quarter of Section 33, Township 2 South, Range 10 West, DeSoto County, Mississippi.
LESS AND EXCEPT FURTHER:
A parcel of land in the South Half of South Half of Section 34, Township 2 South, Range 10 West, in DeSoto County, Mississippi, more particularly described as follows:
Begin at a point on the present Northerly right-of-way line of U.S. Highway No. 61 that is 85 feet Northerly of and perpendicular to the centerline of survey of State Project No. 79-0009-06-008-10 at Station. 2 + 60; from said point of beginning run thence North 35° 02’ East, a distance of 142.2 feet; thence North 56° 28’ East, a distance of 255.0 feet to said present Northerly right-of-way; thence run South 45° 09’ West along said right-of-way line, a distance of 390.0 feet; thence North 44° 51’ West, a distance of 25.0 feet to the point of beginning, containing 0.26 acres, more or less, and being situated in the South 1/2 of South 1/2 of Section 34, Township 2 South, Range 10 West, DeSoto County, Mississippi, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of DeSoto County, Mississippi, in Book 174 at Pages 279-280.
(4)The Steam Electric Generating Station situated in the City of Jackson, County of Hinds, State of Mississippi, including the power houses, buildings and other structures and all of the Company’s right, title and interest in and to lands, rights-of-way, easement rights, water rights, franchises, consents, privileges and immunities of every kind and character, owned, used or enjoyed in connection therewith, being that certain tract of land in said City, County and State, described as follows:
PARCEL 1:
A tract of land in the shape of a triangle in the South end of Lot 5, Garland Community Farms, containing 40.0 acres, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Hinds County, Mississippi, in Deed Book 544 at Page 114; ALSO all rights and title in and to the water, pumping equipment and other properties owned or leased in or near Hico Lake, all in Sections 16 and 17, Township 6 North, Range 1 East.

PARCEL 2:
Lot 6 of Garland Community Farm, containing 40.0 acres, more or less, as shown by map or plat thereof, recorded in Surveyor’s Record Book “B”, Page 67, containing 40.0 acres, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Hinds County, Mississippi, in Deed Book 357 at Page 242.
PARCEL 3:
Lot 7 of Garland Community Farm Subdivision, according to a map or plat of said subdivision, on file and of record in Surveyor’s Record Book “B” at Page 67, in the office of the Chancery Clerk of Hinds County at Jackson, Mississippi, said lot being a part of the SW1/4 of SE1/4 of Section 17, Township 6, Range 1 East, Hinds County, Mississippi, except so much and such part of said Lot 7 as was granted by the Company by Warranty Deed, which deed is recorded in the office of the Chancery Clerk of Hinds County, at Jackson, Mississippi, in Deed Book 357 at Page 489.
ALSO, a strip of land four hundred (400) feet wide from east to west across and off of the east side of Lot 12 of Garland Community Farm Subdivision, according to the map or plat of said subdivision, on file and of record in the office of the Chancery Clerk of Hinds County, at Jackson, Mississippi, in Surveyor’s Record Book “B”, at Page 67 thereof, particularly described as follows:
Begin at the northeast corner of said Lot 12 and run thence west along the north line of said lot a distance of 400 feet; run thence south parallel to the east line of said lot, a distance of 1336 feet to the south line of said lot; run thence east along the south line of said lot a distance of 400 feet to the southeast corner of said lot; and run thence north along the east line of said lot a distance of 1336 feet to the point of beginning, except, however, so much and such part of said land that may be embraced in the public road on the south side thereof, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Hinds County, Mississippi, in Book 676 at Page 445.
PARCEL 4:
A parcel of land located in the Northeast Quarter of the Northeast Quarter and Northwest Quarter of the Northeast Quarter of Section 20, Township 6 North, Range 1 East, of Hinds County, Mississippi, being more particularly described as follows:
Commencing at an iron pin in Northside Drive, said pin locating a section corner common to Sections 16, 17, 20 and 21, all in Township 6 North, Range 1 East; thence South 30 feet along the east line of Section 20 to the point of beginning which is an iron pin located at the northeast corner of a certain Brickyard Subdivision, Part 1, a plat of said subdivision being a matter of record in Plat Book 7 at Page 43 thereof in the Office of the Hinds County Chancery Clerk in Jackson, Mississippi; thence North 89° 30’ West 285 feet along the north line of said Brickyard Subdivision, Part 1, to an iron pin located at the northeast corner of Lot 4 of said subdivision; thence South along the east line of said Lot 4 - 200 feet to an iron pin located at the southeast corner of said Lot 4; thence North 89° 30’ west along the south line of said Lot 4 - 100 feet to an iron pin located at the southwest corner of said Lot 4; thence North along the west side of said Lot 4 - 200 feet to an iron pin located at the northwest corner of said Lot 4; thence North 89°-30’ west along the north line of said Brickyard Subdivision, and the extension of said north line extended west, 2279.4 feet to an iron pin located on a line between the East Half and the West Half of said Section 20, said point also being located 8.2 feet north of a concrete monument located at the northeast corner of

Lot 7, Block B, Milo Park, a subdivision, a plat of which is a matter of record in Plat Book 8, at Page 16 thereof, in the Office of the Hinds County Chancery Clerk at Jackson, Mississippi; thence turning through a deflection angle to the left of 90°-24’ - 400 feet in a southerly direction along the east side of said Milo Park Subdivision to an iron pin located at a point 3.4 feet south of the southeast corner of Lot 10, Block D, Milo Park; thence turning through a deflection angle to the left of 89°-36’ 2661.6 feet to an iron pin located on a line which is the southerly extension of the east line of said Brickyard Subdivision; thence North along said line extension and the east line of said Brickyard Subdivision 400 feet to the point of beginning, consisting of 23.99 acres, more or less, all lying in the City of Jackson in Northeast Quarter Northeast Quarter and Northwest Quarter Northeast Quarter, Section 20, Township 6 North, Range 1 East, Hinds County, Mississippi.
LESS AND EXCEPT:
PARCEL 1:
A parcel of land along the South side of Northside Drive located in the North Half of the Northeast Quarter of Section 20, Township 6 North, Range 1 East, said parcel of land being described by metes and bounds as follows:
Beginning at a point on the South side of Northside Drive, said point being the Northeast corner of Lot 1 of Brickyard Subdivision, Part I, being a subdivision in Section 20, Township 6 North, Range 1 East, recorded in Plat Book 7, Page 43 of the Records of Maps and Plats of Land of the First Judicial District of Hinds County, Mississippi; from said point of beginning run Westerly along the South line of Northside Drive a distance of 2,664.3 feet to a point; thence angle left 90 degrees 22 minutes 40 seconds and run Southerly along an extension of the East boundary of Milo Park Subdivision, Block “B”, a distance of 8.2 feet to a concrete monument at the Northeast corner of said subdivision; thence continue Southerly along the East boundary of said subdivision a distance of 1.1 feet to a point; thence angle left 89 degrees 31 minutes 29 seconds and run Easterly and parallel to centerline of construction of Northside Drive a distance of 2,526.7 feet to a point of curve; thence continue Easterly and parallel to centerline of said construction on a curve to left with a radius of 2,897.79 feet a distance of 133.18 feet to a point of reverse curve; thence continue Easterly and parallel to centerline of said construction on a curve to the right with a radius of 2,831.79 feet a distance of 4.44 feet to a point on the East line of said Brickyard Subdivision, Part I; run thence Northerly along the East boundary line of said subdivision a distance of 2.6 feet to the point of beginning, containing 0.46 acre (20,101 square feet) more or less, all as shown on a plat attached as Exhibit “A” to that certain document recorded among the land records in the office of the Chancery Clerk of Hinds County at Jackson, Mississippi, in Book 2278 at Pages 652-656; and also
PARCEL 2:
A parcel of land off the South end of Lots 6, 7 and 12 of the Garland Community Farm, a subdivision of the Southwest Quarter of Section 8, the whole of Section 17, and the Northeast Quarter of Section 18, all in Township 6 North, Range 1 East, said parcel of land being described by metes and bounds as follows:
Commencing at the intersection of the section line between Sections 16 and 17, Township 6 North, Range 1 East, and the North line of Northside Drive, run thence Westerly along said North line of Northside Drive a distance of 1,243 feet to the point of beginning of the parcel of land herein described; thence continue Westerly along the North line of Northside Drive a distance of 1,795 feet to the Southwest corner of Grantor’s property; thence angle right 90 degrees 00 minutes and run Northerly along the West line of Grantor’s property a distance of 3.4 feet to a point; thence angle right 90 degrees 06 minutes 30 seconds and run thence Easterly parallel to centerline of construction of Northside Drive a distance of 1,795 feet to the point of beginning, containing 0.070 acre (3,052 square feet) more or less, all as shown on a plat attached, marked Exhibit “B”, and made a part of that certain document recorded among the land records in the office of the Chancery Clerk of Hinds County at Jackson, Mississippi, in Book 2278 at Pages 652-656.
(5)The Steam Electric Generating Station situated inside and outside the City of Vicksburg, in the County of Warren, State of Mississippi, including the power houses, buildings and other structures and all of the Company’s right, title and interest in and to lands, rights-of-way, easement rights, water rights, franchises, consents, privileges and immunities of every kind and character, owned, used or enjoyed in connection therewith, being that certain tract of land in said City, County and State described as follows:
PARCEL 1:
A certain tract of land being a part of Section 18, Township 15 North, Range 3 East, and together with accretions lying West and South of and being adjacent thereto, more particularly described by metes and bounds as follows, to-wit:
Begin at a point on Stouts, or Big Bayou as said Bayou was in existence in 1963, 61.28 chains North 84° 08’ West from the Northwest corner of Section 30, Township 15 North, Range 3 East, and run thence up said Bayou, with the meanderings thereof, as follows:
N4°29’30”W, 295.1 feet; Nl° 38’E, 878.4 feet; N33°41’30”E, 180.3 feet; S76°09’E, 221.4 feet; N77°35’30”E, 153.6 feet; N36°14’E, 231.8 feet; N8°56’30”E, 180.2 feet; N12°05’W, 477.6 feet; N18°12’30”E, 218.8 feet; N7°29’30”W, 225.0 feet; N50°36’W, 144.9 feet; N80°9’30”W, 175.6 feet; N30°58’W, 110.8 feet; N17°51’E, 186.0 feet; N30°44’30”E, 1271.7 feet; N45°00’E, 353.6 feet; N30°12’30”E, 1047.2 feet; N21°48’W, 242.3 feet; N51°11’30”W, 295.2 feet; N21°39’30”W, 303.4 feet; N34°50’30”E, 192.5 feet; N67°34’30”E, 372.3 feet; N83°28’30”E, 439.9 feet; 582°13’30”E, 406.7 feet; 566°16’30”E, 415.1 feet; N79°15’30”E, 198.6 feet; N49°34’E, 932.8 feet; N75°20’30”E, 335.9 feet; 556°18’30”E, 72.1 feet; N33°25’30”E, 299.5 feet; N6°51’30”E, 792.4 feet to a point on the South line of the William Foster 25 acre tract of land; run thence N 58°00’W along the South line of said William Foster 25 acre tract for a distance of 2405 feet to a point on West line of the property of Amanda Wilkins and the West line of the property of Howard Divers, Jr., extended South, as said West line of the property of Wilkins and Divers are shown on a plat of a survey made by W. L. Polk in January 1900, and recorded in the office of the Chancery Clerk of Warren County at Vicksburg, Mississippi, in Deed Book 69, Page 73; run thence North for a distance of 1120.2 feet to a point measured along the said west line of the property of Wilkins and Divers and along said line extended Southerly, said point being S32°00’W, 2226.3 feet and N58°00’W, 446.2 feet measured from an iron stake at the SW corner of Lot No. 5 of the H.C. McCabe Subdivision according to a map or plat recorded in said office of the Warren County Chancery Clerk in Deed Book 116, Page 192, said point also being on the South line of the A. Clark 10 acre tract of land extended Westerly; run thence N58°00’W and along a line parallel with the said South line of the William Foster 25 acre tract for a distance of 350.2 feet to a point on the East bank of the Mississippi River, as said river bank existed in July, 1963; run thence Southwesterly along the said East bank of the Mississippi River as follows:
S53°37’W, 689.4 feet; S51°09’W, 924.6 feet; S57°30’30”W, 225.3 feet; 547°23’W, 867.0 feet; 556°37’30”W, 203.6 feet; S4°20’30”W, 237.7 feet; 530°33’W, 141.7 feet; S46°01’W, 358.6 feet;

S33°57’30”E, 59.1 feet; S8°24’30”W, 410.4 feet; S50°30’W, 213.8 feet; S19°55’W, 231.9 feet; S33°34’30”W, 139.2 feet; S22°22’W, 378.5 feet; S30°52’ 30”W, 643.1 feet; S17°39’W, 138.5 feet; S49°47’W, 161.1 feet; S34°56’W, 448.9 feet; S39°30’W, 413.4 feet; S28°32’30”W, 194.7 feet; S33°02’30”W, 146 7 feet; S6°57’E, 82.6 feet; S18°53’30”W, 157.5 feet; S48°22’W, 84.3 feet; S24°37’W, 487.3 feet; S30°28’W, 374.7 feet; S13°14’30”W, 104.8 feet; S33°32’W, 199.2 feet; S16°33’30”W, 512.2 feet; S22°20’30”W, 431.4 feet; S31°54’W, 452.3 feet; S24°51’W, 387.9 feet; S18°32’30”W, 173.0 feet; 523°27’30”W, 115.6 feet; S30°31’W, 330.8 feet; 515°21’W, 317.3 feet; S10°04’30”W, 154.4 feet; S15°13’40”W, 886.3 feet to the South line of the property conveyed by Ella Reese Morgan to W.J. Hatcher (now deceased) on December 21, 1927, by deed recorded in Book 172, at page 72 of the record of deeds of Warren County, Mississippi; then leaving said East bank of the Mississippi River and run thence S89°11’30”E measured along a hacked and blazed line for a distance of 4107.3 feet to the point of beginning, and containing an area of 824 acres, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 382 at Page 513.
PARCEL 2:
Begin at a railroad iron marking the southeast corner of the Northeast Quarter of the Southwest Quarter of Section 8, Township 15 North, Range 3 East, and run thence North 2 degrees, 14 minutes East, 161.0 feet to the junction of two fences; run thence along one of said fence lines, marking the east boundary line of the W.B. Ross, Jr., property North 0 degrees, 35 minutes West, 1294.4 feet; thence North 1 degree, 10 minutes West, 982.0 feet; thence North 1 degree, 53 minutes East, 159.0 feet; thence North 2 degrees, 12 minutes West, 234.7 feet to an old iron pipe; continuing with said fence run North 0 degrees, 23 minutes West, 485.0 feet; thence North 0 degrees, 16 minutes East, 367.0 feet; run thence North 0 degrees, 36 minutes West, 92 feet to a point located 15 feet East of and at right angles to the top bank of the Mississippi River, as it existed in 1964, which point is described as Point “B” for the purpose of this description; thence following the top bank of the Mississippi River, as it existed in 1964, but running 15 feet distant therefrom run South 36 degrees, 46 minutes West, 107.9 feet; thence South 25 degrees, 15 minutes East, 90.0 feet; thence South 50 degrees, 35 minutes West, 1090.0 feet; thence South 42 degrees, 44 minutes West, 510.0 feet; thence South 38 degrees, 27 minutes West, 310.0 feet; thence South 45 degrees, 04 minutes West, 390.0 feet; thence South 47 degrees, 12 minutes West, 570.0 feet; thence South 48 degrees, 57 minutes West, 470.0 feet; thence South 52 degrees, 24 minutes West, 440.0 feet; thence South 49 degrees, 43 minutes West, 485 feet; thence South 46 degrees, 19 minutes West, 255.0 feet; thence South 34 degrees, 25 minutes West, 260.0 feet; thence South 27 degrees, 03 minutes West, 260.0 feet; thence South 45 degrees, 24 minutes West, 26.9 feet to a fence line which point for the purpose of this description is called Point “A”; thence following said fence south 59 degrees, 04 minutes East, 450.7 feet; thence South 29 degrees 57 minutes West, 927 feet to an old iron pipe, the junction with an east-west fence; thence following said east-west fence South 58 degrees, 15 minutes East, 1520.7 feet to an old iron pipe close to the bank of Four Mile or Hennessey’s Bayou; thence continuing South 58 degrees, 15 minutes East, 45 feet to the center line of Four Mile or Hennessey’s Bayou; thence running up said Bayou North 63 degrees, 00 minutes East, 110 feet; North 73 degrees, 00 minutes East, 90 feet; North 51 degrees, 00 minutes East, 120 feet; thence North 36 degrees, 30 minutes East, 120 feet; thence North 27 degrees, 30 minutes East, 100 feet; thence North 34 degrees, 00 minutes East, 50 feet; thence North 4 degrees, 55 minutes East, 83.2 feet; thence leaving said Bayou and run South 88 degrees, 10 minutes East, 690 feet; thence North 1 degree, 07 minutes East, 380.4 feet to a point on the north bank of said Bayou; thence run East 23.4 feet to a fence; thence with said fence run North 0 degrees, 18 minutes West, 935 feet; thence North 89 degrees, 58 minutes East, 1276.4 feet to the point of beginning of this parcel.
PARCEL 3:
To get to the point of beginning commence at a point on the top bank of the Mississippi River (as of 1964), at Point “B” in Parcel Two next above, and run thence North 36 degrees, 46 minutes East, 134.8 feet to the point of beginning of Parcel Three, which for the purposes of this description is called Point “C”; run thence East 1097.1 feet to an old iron pipe; thence run North 4 degrees 03 minutes West, 979.1 feet to an old iron pipe; run thence North 58 degrees, 00 minutes West, 167.2 feet to a point 15 feet east of the top bank of the Mississippi River as of 1964, which for the purpose of this description is called Point “D”; thence with a line 15 feet east of and at right angles to said top bank run South 25 degrees, 19 minutes West, 43.8 feet; thence South 11 degrees, 16 minutes West, 60 feet; thence South 64 degrees, 47 minutes West, 135 feet; thence South 3 degrees, 57 minutes West, 60 feet; thence South 43 degrees, 13 minutes West, 110 feet; thence South 26 degrees, 58 minutes West, 120 feet; thence South 78 degrees, 48 minutes West, 60 feet; thence South 44 degrees, 10 minutes West, 335 feet; thence South 28 degrees, 12 minutes West, 115 feet; thence South 13 degrees, 13 minutes West, 105 feet; thence South 53 degrees, 45 minutes West, 205 feet; thence South 36 degrees, 46 minutes West, 107.3 feet; to the point of beginning of this Parcel.
PARCEL 4:
That certain strip of land lying between the west line of Parcels Two and Three next above and the Mississippi Louisiana State line described as beginning at Point “A” of Parcel Two next above, and run North 59 degrees, 04 minutes West to the Mississippi-Louisiana State line; thence upstream with said State line to its intersection with a line which runs from Point “D” of Parcel Three next above North 58 degrees, 00 minutes West; thence South 58 degrees 00 minutes East to Point “D” aforesaid; thence southerly with the west line of Parcel Three next above to Point “C”; thence South 36 degrees, 46 minutes West 134.8 feet to Point “B”; thence southerly with the west line of Parcel Two next above to Point “A”, the point of beginning, LESS AND EXCEPT, HOWEVER, that certain strip of land lying west of the line running from Point “B” North 36 degrees, 46 minutes East 134.8 feet to Point “C” above and the accretions, alluvium and riparian rights appurtenant to said strip.
It is intended to grant in trust hereby and there is granted in trust hereby all lands in Sections 6, 7, 8, 17 and 18, Township 15 North, Range 3 East, aforesaid owned or claimed by the said William B. Ross, Jr., together with all accretions, alluvium and riparian rights which are appurtenant to the above described land, except that there is specifically excepted from this grant that certain tract of land conveyed by Joseph V. Lavecchia, et al, by deed dated June 17, 1933, of record in Deed Book 190 at Page 62, of the land deed records of Warren County, Mississippi.
Parcels Two, Three and Four are all more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 390 at Page 313, and the descriptions therein are hereby incorporated herein by reference.
PARCEL 5:
That certain tract or parcel of land, lying and being in Section 18, Township 15 North, Range 3 East, in the County of Warren, State of Mississippi, described as follows, to‑wit:

To get to the point of beginning commence at the corner common to Sections 7, 8, 17 and 18, Township 15 North, Range 3 East, and run thence North 88 degrees, 20 minutes West, 619.8 feet; thence North 58 degrees, 19 minutes, 45 seconds West, 613.9 feet to an iron pipe marking the Southwest corner of Lot 7 of the H.C. McCabe tract, a plat of which is of record in Book 116 at Page 192 of the Land Deed records of Warren County, Mississippi; thence South 32 degrees, 00 minutes West, 3,255.6 feet to a point in the South line of the May Peers Ross tract, as surveyed by G.E. Strickland, a plat of which is of record in Book 350 at page 464 of the Land Deed records of Warren County, Mississippi, which point is the point of beginning of the parcel herein described; from said point of beginning run North 57 degrees, 29 minutes, 40 seconds West, 1903 feet to a point which lies South 57 degrees, 29 minutes, 40 seconds East, twenty-five (25) feet from the existing top bank of the Mississippi River as of March, 1964, which point is called Point “A” in this description; thence with said top bank and 25 feet distant therefrom run South 52 degrees, 12 minutes, 20 seconds West, 225.5 feet to a concrete monument, which point is called Point “B” in this description; thence run South 58 degrees, 00 minutes East 325.2 feet to a concrete monument; run thence South 1120.2 feet to a concrete monument; run thence South 58 degrees, 00 minutes East 2355 feet to a concrete monument; thence continue South 58 degrees, 00 minutes East 50 feet to a point in the center line of Four Mile or Hennessey Bayou (sometimes called Stout’s Bayou); thence up said Bayou with the center line thereof with the following courses and distances: North 4 degrees, 00 minutes West 95 feet; North 19 degrees, 30 minutes West 150 feet; North 4 degrees, 00 minutes East 210 feet; North 17 degrees, 36 minutes West 222.7 feet; North 7 degrees, 30 minutes East 60 feet; North 13 degrees, 15 minutes East 140 feet; North 21 degrees, 00 minutes East 160 feet; North 9 degrees, 30 minutes East 265 feet; North 25 degrees, 22 minutes East 50 feet to the Southeast corner of the May Peers Ross tract; thence with the South line of the May Peers Ross tract run North 57 degrees, 29 minutes, 40 seconds West, 694 feet to the point of beginning of the parcel herein described, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 390 at Page 300.
PARCEL 6:
Commence at Point “A” as described and located in Parcel Five next above, and run thence with the West line of said Parcel One South 52 degrees, 12 minutes, 20 seconds West 225.5 feet to a concrete monument; run thence North 58 degrees, 00 minutes West to the Mississippi-Louisiana State line; thence Northerly up the Mississippi-Louisiana State line to the South line of the May Peers Ross tract aforesaid projected Westward; thence with the South line of the May Peers Ross tract projected westward and the North line of the tract herein described run South 57 degrees, 29 minutes, 40 seconds, East to Point A, the point of beginning of Parcel Two hereof, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 390 at Page 300.
PARCEL 7:
Begin at a point common to Sections 7, 8, 17, and 18, Township 15 North, Range 3 East, Warren County, Mississippi, and run thence North 88 degrees 20 minutes West 619.8 feet to a point; run thence North 58 degrees 19 minutes 45 seconds West a distance of 613.6 feet to a point being the Southwest corner of Lot 7 of the H.C. McCabe Subdivision, a plat of which is of record in Book 116 at Page 192 of the Land Records of Warren County, Mississippi; thence run South 32 degrees, 0 minutes West a distance of 2,689.2 feet to the point of beginning of the tract or parcel of land hereinafter described; thence from said point of beginning run North 58 degrees 0 minutes West a distance of 1,749.8 feet to a point located 15 feet East of and at right angles to the top bank of the

Mississippi River as of 1964, which point is described as Point A for the purpose of this description; thence following the top bank of the Mississippi River as of 1964, but running 15 feet distance therefrom run South 47 degrees, 36 minutes West a distance of 570.8 feet to a point for the purpose of this description called Point B; run thence South 57 degrees 29 minutes 40 seconds East a distance of 2,597 feet to the center of Four Mile or Hennessey’s Bayou; run thence and meandering along the center of said Bayou run North 38 degrees 5 minutes East a distance of 28.6 feet; run thence North 7 degrees 0 minutes East 185 feet; run thence North 16 degrees 30 minutes East 170 feet; run thence North 29 degrees 0 minutes East 140 feet; run thence North 46 degrees 0 minutes East a distance of 75 feet; run thence North 58 degrees 0 minutes West a distance of 584.2 feet to the point of beginning, together with all of the lands immediately contiguous to said lands which are now and have been under fence and claimed by the Grantor described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 390 at Page 362, the legal description in such document being hereby incorporated herein as a more particular description of this Parcel 7.
PARCEL 8:
That certain strip of land lying West of the West boundary of Parcel Seven next above described as follows: Begin at Point A in Parcel Seven next above, run thence North 58 degrees 0 minutes West to the Mississippi-Louisiana State Line, thence downstream with said State line to its intersection with a line which runs North 57 degrees 29 minutes 40 seconds West from Point B in Parcel Seven next above; run thence South 57 degrees 29 minutes 40 seconds East to Point B in Parcel Seven next above; run thence North 47 degrees 36 minutes East a distance of 570.8 feet to Point A in Parcel Seven next above, being the point of beginning, together with the accretions and alluvium and riparian rights appurtenant to said strip, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 390 at Page 362.
PARCELS 9 AND 10:
All of Lot One (1) of the H.C. McCabe Subdivision, a plat of which is of record in Book 116 at Page 192 of the Land Records of Warren County, Mississippi, all being located in Sections Seven (7) and Eighteen (18), Township 15 North, Range 3 East, Warren County, Mississippi, together with all other land immediately contiguous to said lands which are now and have been under fence and claimed by the Grantor of that certain property described in the documents recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 302 at Page 160 and Book 390 at Page 377, for many years, said lands being further described by metes and bounds as follows:
PARCEL 9:
Begin at a point common to Sections Seven (7), Eight (8), Eighteen (18) and Seventeen (17), Township 15 North, Range 3, Warren County, Mississippi; run thence North 88 degrees 20 minutes West a distance of 619.8 feet to a point; run thence North 58 degrees 19 minutes 45 seconds West a distance of 613.6 feet to a point begin the Southwest corner of Lot 7 of the H.C. McCabe Subdivision as aforesaid; run thence South 32 degrees 00 minutes West a distance of 2,144.2 feet to the point of beginning of the tract or parcel of land hereinafter described; from said point of beginning run thence North 58 degrees, 00 minutes West a distance of 1,607.5 feet to a point located 15 feet East of and at right angles to the top bank of the Mississippi River as of 1964, which point is described as Point “A” for the purpose of this description; thence following the top bank of the Mississippi River as of 1964, but running 15 feet distant therefrom, run South 37 degrees 11 minutes West the distance of 34.9 feet to a point; run thence South 46 degrees 50 minutes West a distance of 250 feet to a point; run thence South 47 degrees 36 minutes West a distance of 279 feet to a point for the purpose of this description called Point “B”; run thence South 58 degrees 00 minutes East a distance of 2,334 feet to the center of Four Mile or Hennessey’s Bayou; run thence North 46 degrees, 00 minutes East a distance of 50 feet; run thence North 34 degrees 30 minutes East a distance of 100 feet; run thence North 10 degrees 15 minutes East a distance of 140 feet; run thence North 01 degree 00 minutes West a distance of 110 feet; run thence North 8 degrees 00 minutes East a distance of 100 feet; run thence North 19 degrees 16 minutes East a distance of 85 feet to a point; run thence North 58 degrees 00 minutes West a distance of 429.5 feet to the point of beginning.
PARCEL 10:
That certain strip of land lying West of the West boundary of Parcel Nine next above described as follows: Begin at Point “A” in Parcel Nine next above; run thence North 58 degrees 00 minutes West to the Mississippi-Louisiana State Line; then downstream with said state line to its intersection with a line which runs North 58 degrees 00 minutes West from Point “B” in Parcel Nine next above; run thence South 58 degrees 00 minutes East to Point “B” in Parcel Nine next above; run thence North 47 degrees 36 minutes East a distance of 279 feet; run thence North 46 degrees 50 minutes East a distance of 250 feet to a point; run thence North 37 degrees 11 minutes East a distance of 34.9 feet to Point “A” in Parcel Nine next above, being the point of beginning, together with the accretions and alluvium and riparian rights appurtenant to said strip.
It is intended to grant in trust, and it is hereby granted in trust, all lands in Sections 7 and 18, Township 15 North, Range 3 East, aforesaid owned or claimed by the Grantor of the property described in the documents referenced below the description of this Parcel Ten, together with all accretions and alluvium and riparian rights which are appurtenant to this Parcel Ten and Parcel Nine next above, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 302 at Page 160, and Book 390 at Page 377.
PARCELS 11 AND 12:
All of Lot Two (2) of H.C. McCabe Subdivision, a plat of which is of record in Book 116 at Page 192 of the land records of Warren County, Mississippi, all being located in Section 18, Township 15 North, Range 3 East, Warren County, Mississippi, together with all other lands immediately contiguous to said lands which are now and have been under fence and claimed by the Grantor referred to in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 390 at Page 222, for many years, said lands being further described by metes and bounds as follows:
PARCEL 11:
Begin at a point common to Section 7, 8, 18 and 17, Township 15 North, Range 3 East, Warren County, Mississippi; run thence North 88 degrees 20 minutes West a distance of 619.8 feet to a point; run thence North 58 degrees 19 minutes 45 seconds West 613.6 feet to a point being the Southwest corner of Lot 7 of the H.C. McCabe Subdivision as aforesaid; run thence South 32 degrees 00 minutes West a distance of 1604.2 feet to the point of beginning of the tract or parcel hereinafter described; from said point of beginning run thence North 58 degrees 00 minutes West

1209.7 feet to a point; run thence South 32 degrees 01 minute 30 seconds West 220 feet to a point; run thence North 58 degrees 00 minutes West 364.4 feet to a point located 15 feet East of and at right angles to the top bank of the Mississippi River as of 1964, which point is described as Point “A” for the purpose of this description; thence following the top bank of the Mississippi River as of 1964, but running 15 feet distance therefrom run South 43 degrees, 30 minutes West 36.9 feet; run South 37 degrees 11 minutes West 285.1 feet to a point for the purpose of this description called Point “B”; run thence South 58 degrees 00 minutes East a distance of 2037 feet to the center of Four Mile or Hennessey’s Bayou; thence meandering along the center of said Bayou; run North 14 degrees, 30 minutes East 50 feet; run North 7 degrees 00 minutes East a distance of 160 feet; thence North 42 degrees 30 minutes East 105 feet; thence North 78 degrees 00 minutes East 115 feet; thence North 88 degrees 00 minutes East 80 feet; thence North 63 degrees 10 minutes East 139.6 feet; thence North 58 degrees 00 minutes West 587.3 feet to the point of beginning.
PARCEL 12:
That certain strip of land lying West of the West boundary of Parcel Eleven next above described as follows: Begin at Point “A” in Parcel Eleven next above, run thence North 58 degrees 00 minutes West to the Mississippi-Louisiana State line; thence downstream with said State line to its intersection with a line which runs North 58 degrees 00 minutes West from Point “B” in Parcel Eleven next above; run thence South 58 degrees 00 minutes East to Point “B” in Parcel Eleven next above; run thence North 37 degrees 11 minutes East a distance of 285.1 feet; run thence North 43 degrees 30 minutes East 36.9 feet to Point “A” in ‘Parcel Eleven next above being the point of beginning, together with the accretions and alluvium and riparian rights appurtenant to said strip.
It is intended to grant in trust and there is hereby granted in trust all lands in Sections 7 and 18, Township 15 North, Range 3 East aforesaid, owned or claimed by the Grantor referred to in the document referred to below in this description of Parcel Twelve, together with all accretions and alluvium and riparian rights which are appurtenant to this Parcel Twelve and Parcel Eleven next above, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 390 at Page 222.
PARCELS 13 AND 14:
All of Lot Three (3) of H.C. McCabe Subdivision, a plat of which is of record in Book 116, at page 192, of the land records of Warren County, Mississippi, all being located in Section Eighteen (18), Township 15 North, Range 3 East, Warren County, Mississippi, together with all other land immediately contiguous to said lands which are now and have been under fence and claimed by the Grantor referred to in that certain documents recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 390 at Pages 290, 292, 295 and 311, for many years, said lands being further described by metes and bounds as follows:
PARCEL 13:
Begin at a point common to Sections Seven (7), Eight (8), Eighteen (18) and Seventeen (17), Township 15 North, Range 3 East, Warren County, Mississippi; run thence North 88 degrees 20 minutes West a distance of 619.8 feet to a point; run thence North 58 degrees 19 minutes 45 seconds West a distance of 613.6 feet to a point being the Southwest corner of Lot 7 of the H.C. McCabe Subdivision as aforesaid; run thence South 32 degrees 0 minutes West a distance of 1224.2 feet to the point of beginning of the tract or parcel of land hereinafter described; from said point of beginning, run thence North 58 degrees 0 minutes West a distance of 1,209.6 feet to a point; thence continuing North 58 degrees 0 minutes West run a distance of 97.7 feet to a point located 15 feet West of and at right angles to the top bank of the Mississippi River as of 1964, which point is described as Point “A” for the purpose of this description; thence following the top bank of the Mississippi River as of 1964, but running 15 feet distance therefrom, run thence South 54 degrees 14 minutes West a distance of 48 feet; run thence South 63 degrees 44 minutes West a distance of 385 feet; run thence South 43 degrees 30 minutes West a distance of 233.1 feet to a point for the purpose of this description called Point “B”; run thence South 58 degrees 0 minutes East a distance of 364.4 feet to a point; run thence North 32 degrees 1 minute 30 seconds East a distance of 220 feet to a point; run thence South 58 degrees 0 minutes East a distance of 1797 feet to the center of Four Mile or Hennessey’s Bayou; run thence and meandering along the center of said Bayou North 62 degrees 15 minutes East a distance of 275 feet to a point; run thence North 51 degrees 12 minutes East a distance of 150.8 feet to a point; run thence North 58 degrees 0 minutes West a distance of 775.4 feet to the point of beginning.
PARCEL 14:
That certain strip of land lying West of the West boundary of Parcel Thrteen next above described as follows: Begin at Point “A” in Parcel Thirteen next above, run thence North 58 degrees 0 minutes West to the Mississippi-Louisiana State line; thence downstream with said State line to its intersection with a line which runs North 58 degrees 0 minutes West from Point “B” in Parcel Thirteen next above; run thence South 58 degrees 0 minutes East to Point “B” in Parcel Thirteen next above; run thence North 43 degrees 30 minutes East a distance of 233.1 feet; run thence North 63 degrees 44 minutes East a distance of 385 feet; run thence North 54 degrees 14 minutes East a distance of 48 feet to Point “A” in Parcel Thirteen next above, being the point of beginning, together with the accretions and alluvium and riparian rights appurtenant to said strip.
It is intended to grant in trust, and there is hereby granted in trust all lands in Sections 7 and 18, Township 15 North, Range 3 East, aforesaid owned or claimed by the Grantor referred to in the documents hereinafter referred to in this description of Parcel Fourteen, together with all accretions and alluvium and riparian rights which are appurtenant to this Parcel Fourteen and Parcel Thirteen next above, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 390 at Pages 290, 292, 295, and 311.
PARCEL 15:
Begin at a point common to Sections 7, 8, 17 and 18, Township 15 North, Range 3 East, Warren County, Mississippi; run thence North 88 degrees 20 minutes West a distance of 619.8 feet to a point being the point of beginning of the tract or parcel hereinafter described; from said point of beginning, run thence North 58 degrees 19 minutes 45 seconds West a distance of 613.6 feet to a point being the Southwest corner of Lot 7 of the H.C. McCabe Subdivision aforesaid; thence continuing along said line run North 58 degrees 19 minutes 45 seconds West a distance of 905.4 feet to a point located 15 feet East of and at right angles to the top bank of the Mississippi River as of 1964, which point is described as Point “A” for the purpose of this description; thence following the top bank of the Mississippi River as of 1964, but running 15 feet distant therefrom run south 46 degrees 1 minute West a distance of 18.5 feet; run thence South 37 degrees 17 minutes West a distance of 285 feet to a point; run thence South 50 degrees 47 minutes West a distance of 140 feet to a point; run thence South 47 degrees 43 minutes West a distance of 175 feet; run thence South 59 degrees 23 minutes West a distance of 275 feet; run thence South 54 degrees 14 minutes West a distance of 143.1 feet to a point for the purpose of this description called Point “B”; run thence South 32 degrees 4 minutes West a distance of 239.7 feet; run thence South 58 degrees 0 minutes East a distance of 1985 feet to the center of Four Mile or Hennessey’s Bayou; run thence and meandering along the center line of said Bayou run North 50 degrees 0 minutes East a distance of 210 feet; run thence North 68 degrees 0 minutes East a distance of 220 feet; run thence North 79 degrees 30 minutes East a distance of 130 feet; run thence South 87 degrees 30 minutes East a distance of 190 feet; run thence North 78 degrees 0 minutes East a distance of 140 feet; run thence North 61 degrees 30 minutes East a distance of 105 feet to a point; run thence North 50 degrees 30 minutes East a distance of 315 feet; run thence North 55 degres 35 minutes East a distance of 203.8 feet; run thence North 58 degrees 19 minutes 45 seconds West a distance of 45 feet; thence continuing run North 58 degrees 19 minutes 45 seconds West a distance of 906.4 feet to the point of beginning.
PARCEL 16:
That certain strip of land lying West of the West boundary of Parcel Fifteen next above described as follows: Begin at Point “A” in Parcel Fifteen next above, run thence North 58 degrees 19 minutes 45 seconds West to the Mississippi-Louisiana State line; thence downstream with said State line to its intersection with a line which runs North 32 degrees 4 minutes East from Point “B” in Parcel Fifteen next above; run thence South 32 degrees 4 minutes West to Point “B” in Parcel Fifteen next above; run thence North 54 degrees 14 minutes East a distance of 143.1 feet; run thence North 59 degrees 23 minutes East a distance of 275 feet; run thence North 47 degrees 43 minutes East a distance of 175 feet to a point; run thence North 50 degrees 47 minutes East a distance of 140 feet to a point; run thence North 37 degrees 17 minutes East a distance of 285 feet to a point; run thence North 46 degrees 1 minute East a distance of 18.5 feet to Point “A” in Parcel Fifteen next above being the point of beginning, together with the accretions and alluvium and riparian rights appurtenant to said strip.
It is intended to grant in trust and is hereby granted in trust all of the lands in Sections 7, 17, 18, Township 15 North, Range 3 East, Warren County, Mississippi, owned or claimed by the Grantor referred to in the documents referred to below in this description of Parcel Sixteen, together with all accretions and alluvium and riparian rights which are appurtenant to this Parcel Sixteen and Parcel Fifteen next above, all as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Deed Book ZZ at Page 446, and Book 390 at Page 164.
PARCEL 17:
All those certain parts of Lots One (1) and Two (2) of the Magnolia Plantation Survey in Sections Seventeen (17) and Eighteen (18), Township Fifteen (15) North, Range Three (3) East, a plat of which said survey appears of record in Deed Book 69 at Pages 92 and 93 of the Land Records of Warren County, Mississippi, and lying South of the Wigwam Road and being more particularly described as follows, to-wit:
Beginning at the southeast corner of said Lot One (1) in said survey, and running thence northward along the east line of said Lot One (1) 10.75 chains to a stake; thence westward 48.10 chains to the center of the old line of the Y&MV Railroad; run thence North 74 degrees West 37.15 chains to the center of Big Bayou; run thence with the meanderings of said bayou in a southwesterly direction to the southwest corner of said Lot Two (2); run thence South 74 degrees East 47.85 chains along the south line of Lots Two (2) and One (1) to the center of the present track of the

Y&MV Railroad; run thence eastward along the south boundary line of said Lot One (1) 49.75 chains to the place of beginning and containing approximately 99 acres, more or less, and being the same property conveyed to W.O. Sylvester by Correction Warranty Deed dated October 16, 1916, as same appears of record in Book 137 at page 7 of the Land Records of Warren County, Mississippi, hereby intending to describe all of the land owned, claimed, occupied and possessed by the Grantors referred to in the document referred to below in this description of Parcel Seventeen, situate in Fractional Sections Seventeen (17) and Eighteen (18), Township Fifteen (15) North, Range Three (3) East, Warren County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 388 at Page 362.
PARCELS 18 AND 19:
All of Lot Four (4) of H.C. McCabe Subdivision, a plat of which is of record in Book 116, at Page 192, of the land records of Warren County, Mississippi, all being located in Sections 7 and 18, Township 15 North, Range 3 East, Warren County, Mississippi, together with all other lands immediately contiguous to said lands which are now and have been under fence and claimed by the Grantor referred to in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 390 at Page 158, for many years, said lands being further described by metes and bounds as follows:
PARCEL 18:
Begin at a point common to Sections Seven (7), Eight (8), Seventeen (17) and Eighteen (18), Township 15 North, Range 3 East, Warren County, Mississippi; run thence North 88 degrees 20 minute West a distance of 619.8 feet to a point; run thence North 58 degrees 19 minutes 45 seconds West a distance of 613.6 feet to a point being the Southwest corner of Lot 7 of the H.C. McCabe Subdivision as aforesaid; run thence South 32 degrees 0 minutes West a distance of 1,224.2 feet; run thence North 58 degrees 0 minutes West a distance of 1,209.6 feet to the point of beginning of the tract or parcel of land hereinafter described, said point also being the Southwest corner of Lot 5 of the H.C. McCabe Subdivision aforesaid; from said point of beginning run thence North 32 degrees 4 minutes East a distance of 239.7 feet to a point located 15 feet East of and at right angles to the top bank of the Mississippi River as of 1964, which point is described as Point “A” for the purpose of this description; thence following the top bank of the Mississippi River as of 1964, but running 15 feet distant therefrom, run thence South 54 degrees 14 minutes West a distance of 258.9 feet to a point for the purpose of this description called Point “B”; run thence South 58 degrees 0 minutes East a distance of 97.7 feet to the point of beginning.
PARCEL 19:
That certain strip of land lying West of the West boundary of Parcel Eighteen next above described as follows: Begin at Point “A” in Parcel Eighteen next above, run thence North 32 degrees 4 minutes East to the Mississippi-Louisiana State line; run thence downstream with said State line to its intersection with a line which runs North 58 degrees 0 minutes West from Point “B” in Parcel Eighteen next above; run thence South 58 degrees 0 minutes East to Point “B” in Parcel Eighteen next above; run thence North 54 degrees 14 minutes East a distance of 258.9 feet to Point “A” in Parcel Eighteen next above, being the point of beginning, together with the accretions and alluvium and riparian rights appurtenant to said strip, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 390 at Page 158.

PARCELS 20 AND 21:
All of Lot Six (6) of the H.C. McCabe Subdivision, a plat of which is of record in Plat Book 116 at Page 192 of the Land Records of Warren County, Mississippi, all being located in Section 7, Township 15 North, Range 3 East, Warren County, Mississippi, together with all other lands immediately contiguous to said lands which are now and have been under fence and claimed by the Grantor referred to in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 390 at page 159, for many years, said lands being further described by metes and bounds as follows, to-wit:
PARCEL 20:
Begin at a point common to Sections Seven (7), Eight (8), Seventeen (17) and Eighteen (18), Township 15 North, Range 3 East, Warren County, Mississippi; run thence North 88 degrees 20 minutes West a distance of 619.8 feet to a point; run thence North 58 degrees 19 minutes 45 seconds West a distance of 613.6 feet to a point being the Southwest corner of Lot 7 of the H.C. McCabe Subdivision as aforesaid, said point being the point of beginning of the tract or parcel hereinafter described; from said point of beginning run thence North 29 degrees 55 minutes East a distance of 925.4 feet to a point; run thence North 59 degrees 6 minutes West a distance of 451.3 feet to a point located 15 feet East of and at right angles to the top bank of the Mississippi River as of 1964, which point is described as Point “A” for the purpose of this description; thence following the top bank of the Mississippi River as of 1964, but running 15 feet distant therefrom, run South 45 degrees 23 minutes West a distance of 148.1 feet; run thence South 70 degrees 33 minutes West a distance of 175 feet; run thence South 87 degrees 54 minutes West a distance of 170 feet; run thence South 46 degrees 1 minute West a distance of 561.5 feet to a point for the purpose of this description called point “B”; run thence South 58 degrees 19 minutes 45 seconds East a distance of 905.4 feet to the point of beginning.
PARCEL 21:
That certain strip of land lying West of the West Boundary of Parcel Twenty next above described as follows: Begin at point “A” in Parcel Twenty next above; run thence North 59 degrees 6 minutes West to the Mississippi-Louisiana line; thence downstream with said State line to its intersection with a line which runs North 58 degrees 19 minutes 45 seconds West from Point “B” in Parcel Twenty next above; run thence South 58 degrees 19 minutes 45 seconds East to Point “B” in Parcel Twenty next above; run thence North 46 degrees 1 minute East a distance of 561.5 feet to a point; run thence North 87 degrees 54 minutes East a distance of 170 feet to a point; run thence North 70 degrees 33 minutes East 175 feet to a point; run thence North 45 degrees 23 minutes East 148.1 feet to Point “A” in Parcel Twenty next above, being the point of beginning, together with accretions, alluvium and riparian rights appurtenant to said strip, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 390 at Page 159.
PARCEL 22:
Beginning at an iron pipe which marks the intersection of the north line of Section Seventeen (17) in Township Fifteen (15) North of Range Three (3) East with the west line of U.S. Highway 61, and run thence in a southeasterly direction along the west line of said U.S. Highway 61 a distance of Nine Hundred Sixty (960) feet, more or less, to an iron pipe at the intersection of the west line of said U.S. Highway 61 with the west line of the Illinois Central Railroad right-of-way; run thence in a southerly direction along the west line of said Illinois Central Railroad right-of-way a distance of 530.4 feet to an iron pipe; run thence West a distance of Four Hundred Fifty-eight and one-half (458.5) feet to an iron pipe; thence North Seventy-four (74) degrees and no (00) minutes West a distance of Twenty-one Hundred Seventy-two (2,172) feet to an iron pipe on the bank of Hennessey Bayou; thence continue North Seventy-four (74) degrees and no (00) minutes West to the center line of said Hennessey Bayou; run thence in a northeasterly and northerly direction along the center line of said Hennessey bayou a distance of Eleven Hundred Fifty (1,150) feet, more or less, to the intersection of the center line of said Bayou with the north line of Section Seventeen (17) of Township Fifteen (15) North of Range Three (3) East; run thence East along the north line of said Section Seventeen (17) a distance of Fifteen Hundred Seventeen and one-half (1,517.5) feet to the point of beginning, together with all the hereditaments, rights, privileges and appurtenances thereunto appertaining and belonging. Being the same tract or parcel of land conveyed by Vernon C. Farrior, Carlton V. Farrior, Edward V. Farrior, James W. Farrior and Francis L. Farrior to Robert M. Koestler by warranty deed dated February 17, 1964, and duly recorded in Deed Book 386 at Page 531 of the Land Records of Warren County, Mississippi, and as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 392 at Page 350.
PARCEL 23:
A parcel of land situated in the Eastern part of Section 18, Township 15 North, Range 3 East, Warren County, Mississippi, and being a part of Lot 3 of the Mattingly or Magnolia Plantation, a plat of said plantation being recorded in Book 69 at Page 93 of the Land Records of Warren County, Mississippi, said parcel of land being more particularly described as follows, to-wit:
Commencing at a point on the Valley or Public road at a point 49.20 chains in a Northwesterly direction from the crossing of the said road with the South boundary of the Mattingly or Magnolia Plantation, said point being the Southeast corner of the property owned by the Grantor in that certain instrument recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 448 at Page 284, and being located North 74° West a distance of 1,128.6 feet from the West boundary line of the old Yazoo and Mississippi Valley Railroad, run thence North 74° West along the South boundary of Lot Three (3) a distance of 2,246.35 feet to the point of beginning of the parcel of land herein described; thence continue North 74° West along the South boundary of Lot Three (3) a distance of 406.65 feet to a point on the centerline of Big Bayou (Hatcher, four mile or Hennessey’s Bayou); run thence with the meanderings of the center line of said bayou in a Northeasterly direction to the North boundary of Lot Three (3) or an extension thereof; run thence South 74° East along the North boundary of Lot Three (3) a distance of 627.44 feet to a point; run thence South 55° 15’ West a distance of 1,182.85 feet to the point of beginning, containing 13.50 acres, more or less, all as shown on plat attached, marked as Exhibit “A” and made a part of that certain instrument recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 448 at Page 284, the description of this Parcel Twenty-Three being more particularly described therein.
PARCEL 24:
A parcel of land situated in the eastern part of Section 18, Township 15 North, Range 3 East, Warren County, Mississippi, and being a part of Lot 10 of the Mattingly or Magnolia Plantation, a plat of said Plantation is recorded in Book 69 at Page 93 of the Land Records of Warren County, Mississippi, and said parcel of land being more particularly described as follows, to-wit:

Commencing at the intersection of the North line of Lot 9 of the Mattingly or Magnolia Plantation with the West boundary of the old Yazoo and Mississippi Valley Railroad (as it existed in 1901); run thence North 74° West along and on the North line of Lots 9 and 10 of said Plantation a distance of 3,374.95 feet to the point of beginning of the parcel of land herein described; run thence South 55° 15’ West a distance of 455.25 feet to a point of curve; run thence Southwesterly on a 7° 00’ curve to the left with a radius of 818.51 feet a distance of 552.38 feet to a point on the center line of Big Bayou (Hatcher, four mile or Hennessey’s Bayou); run thence with the meanderings of the center line of said Bayou in a Northwesterly direction a distance of 940 feet, more or less, to the North line of Lot 10 or an extension thereof; run thence South 74° East a distance of 406.65 feet to the point of beginning, containing 2.6 acres, more or less, all as shown on plat attached, marked as Exhibit “A” and made a part of that certain instrument recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 448 at Page 409, the description of this Parcel Twenty-Four being more particularly described therein.
(6)The Steam Electric Generating Station situated in the County of Washington, State of Mississippi, including the power houses, buildings and other structures and all of the Company’s right, title and interest in and to lands, rights-of-way, easement rights, franchises, consents, privileges and immunities of every kind and character, owned, used or enjoyed in connection therewith, being that certain parcel of land in said County and State, described as follows:
PARCEL 1:
Commence at the Northeast corner of Unit 8 of the subdivision of the Glenmary Plantation as recorded in Map Book 3, at page 54, of the land records of Washington County, Mississippi; said point being the point of beginning of the tract herein described; thence South 89 degrees 22 minutes 38 seconds West 4264.46 feet along the North line of the Glenmary Plantation to the land side right of way of the Mississippi River Levee; thence North 56 degrees 15 minutes East 3564.31 feet along said levee right of way; thence North 56 degrees 22 minutes East 1525.81 feet along said levee right of way to an iron pipe; thence, leaving said levee right of way South 0 degrees 37 minutes 22 seconds East 2779.14 feet to the point of beginning, containing 136.164 acres, more or less, in Section 2, Township 17 North, Range 9 West, Washington County, Mississippi. A plat of said lands prepared by F.E. Hall & Associates, Engineers and Architects, dated December 18, 1965, is attached as Exhibit “A”, in aid of the description of the property hereby described, to the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1050 at Pages 50-57, which document more particularly described this Parcel One.
PARCEL 2:
Commence at the Northeast corner of Unit 8 of the subdivision of the Glenmary Plantation as recorded in Map Book 3, on page 54, of the land records of Washington County, Mississippi; thence South 89 degrees 22 minutes 38 seconds West 1815 feet to the Northwest corner of said Unit 8 and the point of beginning of the tract herein described; thence South 0 degrees 37 minutes 22 seconds East 1320.0 feet to an iron pipe; thence South 89 degrees 22 minutes 38 seconds West 560.05 feet to an iron pipe; thence North 0 degrees 37 minutes 22 seconds West 265.54 feet to an iron pipe; thence South 89 degrees 22 minutes 38 seconds West 164.05 feet to an iron pipe; thence North 0 degrees 37 minutes 22 seconds West 265.63 feet; thence South 89 degrees 14 minutes 18 seconds West 2362.61 feet to the Mississippi River Levee right of way; thence North 15 degrees 09 seconds East 35.37 feet along the land side of said levee right of way; thence South 81 degrees 04 minutes East 162.00 feet along said levee right of way; thence North 5 degrees 13 minutes East

519.26 feet along said levee right of way; thence North 56 degrees 15 seconds East 495.61 feet along said land side of said levee right of way to the North line of the Glenmary Plantation; thence, along the North line of said Plantation North 89 degrees 22 minutes 38 seconds East 2449.46 feet to the point of beginning, containing 58.937 acres, more or less, in Section 3, Township 17 North, Range 9 West, Washington County, Mississippi. Said tract being all of Unit 12 of the subdivision of the Glenmary Plantation except a one-acre tract retained by M.C. Mitchell and a tract deeded to Levee Board for levee right of way by M.C. Mitchell in 1942 and recorded in Book 310, page 452 of the land records of Washington County, Mississippi. A plat of this Parcel Two prepared by F.E. Hall & Associates, Engineers and Architects, Greenville, Mississippi, dated December 18, 1965, is attached as Exhibit “B”, in aid of the description of the property hereby described, to the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1050 at Pages 50-57, which document more particularly described this Parcel Two.
PARCEL 3:
Commence at the Northeast corner of Unit 8 of the Subdivision of the Glenmary Plantation as recorded in Map Book 3, on page 54 of the land records of Washington County, Mississippi; thence South 89 degrees 22 minutes 38 seconds West 1815 feet to the Northwest corner of said Unit 8; thence South 0 degrees 37 minutes 22 seconds East 1320.0 feet to an iron pipe; thence South 89 degrees 22 minutes 38 seconds West 724.10 feet to an iron pipe marking the point of beginning of the tract herein described; thence South 89 degrees 22 minutes 38 seconds West 237.51 feet; thence South 0 degrees 37 minutes 22 seconds East 784.89 feet along an old fence to an old iron pipe; thence South 88 degrees 42 minutes 16 seconds West 531.62 feet, along an old fence to an iron pipe; thence, continuing along said fence, South 88 degrees 44 minutes 51 seconds West 2058.14 feet to the landside right of way of the Mississippi River Levee; thence North 27 degrees 44 minutes East 25.92 feet along said right of way; thence North 60 degrees 00 minutes West 28.00 feet along said right of way; thence North 25 degrees 26 minutes East 463.00 feet along said right of way; thence North 19 degrees 00 minutes East 235.00 feet along said right of way; thence North 17 degrees 05 minutes East 177.00 feet along said right of way to a levee Engineers monument mark B.M. 66-A; thence North 15 degrees 09 minutes East 515.63 feet along said right of way; thence, leaving said Levee right of way, North 89 degrees 14 minutes 18 seconds East 2362.61 feet; thence South 0 degrees 37 minutes 22 seconds East 531.17 feet to the point of beginning, containing 74.105 acres, more or less, in Section 3, Township 17 North, Range 9 West, Washington County, Mississippi. The lands herein described being all of Unit 13 of the aforementioned Glenmary Plantation and being all of the property owned by the Grantors referred to in the document referred to below in this description of Parcel Three, in Section 3, Township 17 North, Range 9 West, on the landside right of way of the Mississippi Board of Levee Commissioners, whether herein correctly described or not. A plat of said lands herein referred to as Unit 13 of the Glenmary Plantation prepared by F.E. Hall & Associates, Architects and Civil Engineers, is attached as Exhibit “A”, in aid of the description of the property hereby described, to the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1026 at Pages 276-279, reference to which document is hereby made for a more particular description of this Parcel Three.
PARCEL 4:
Commence at the Southwest corner of Section 17, Township 17 North, Range 9 West, Washington County, Mississippi; said corner being marked by a capped iron pipe; thence North 3 degrees 29 minutes 23 second West 631.2 feet along the line common to Sections 4 and 17 of said Township and Range to the Southeast corner of Section 3; thence South 89 degrees, 19 minutes 34 seconds West 5355.85 feet along the south line of Section 3 of the point of beginning of the tract herein described; thence, leaving the south line of said Section 3, North 0 degrees 42 minutes 06 seconds West 1151.57 feet along an old fence to an iron pipe; thence South 88 degrees 42 minutes 16 seconds West 531.62 feet to an iron pipe; thence South 0 degrees 40 minutes 51 seconds East 534.45 feet to an iron pipe; thence South 84 degrees 04 minutes 38 seconds West 470.16 feet to an iron pipe; thence South 6 degrees 12 minutes 32 seconds East 571.00 feet to the south line of Section 3; thence North 89 degrees 19 minutes 34 seconds East 945.19 feet along the south line of Section 3 to the point of beginning, containing 20.004 acres, more or less, in Section 3, Township 17 North, Range 9 West, Washington County, Mississippi, said tract being a portion of Unit 14 of the Subdivision of the Glenmary Plantation as recorded in Map Book 3, on page 54 of the land records of Washington County, Mississippi; a plat of said lands prepared by F.E. Hall & Associates, Engineers and Architects, dated September 4, 1965, being attached as Exhibit “A”, in aid of the description of the property hereby described, to the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1030 at Pages 551-553, reference to which document is hereby made for a more particular description of this Parcel Four is expressly understood and agreed that all oil, gas and mineral rights in said lands are included in this conveyance, and being the same property acquired by W.H. Harbison from Mose Mason and Maggie Mason, by deed recorded in Book 1002 at page 56 of said land records.
PARCEL 5:
Commence at the Southwest corner of Section 17, Township 17 North, Range 9 West, Washington County, Mississippi, said corner being marked by a capped iron pipe; thence North 3 degrees 29 minutes 23 seconds West 631.2 feet along the line common to Sections 4 and 17 of said Township and Range to the Southeast corner of Section 3; thence South 89 degrees 19 minutes 34 seconds West 4230.09 feet along the South line of Section 3 to the point of beginning of the tract herein described; thence, leaving the South line of Section 3, North 0 degrees 37 minutes 22 seconds West 1935.45 feet; thence South 89 degrees 22 minutes 38 seconds West 1127.34 feet; thence South 0 degrees 37 minutes 22 seconds East 784.89 feet along an old fence line to an iron pipe; thence, continue along said fence, South 0 degrees 42 minutes 06 seconds East 1151.57 feet to the South line of Section 3 of said Township and Range; thence North 89 degrees 19 minutes 34 seconds East 1125.76 feet along the South line of Section 3 to the point of beginning, containing 50.082 acres, more or less, in Section 3, Township 17 North, Range 9 West, Washington County, Mississippi. Said tract being Unit 11 of the Subdivision of the Glenmary Plantation as recorded in Map Book 3, on page 54 of the land records of Washington County, Mississippi, a plat of said lands prepared by F.E. Hall & Associates, Engineers and Architects, dated September 4, 1965, being attached as Exhibit “A”, in aid of the description of the property hereby described, to the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1030 at Pages 298-300, reference to which document is hereby made for a more particular description of this Parcel Five.
PARCEL 6:
Commence at the Southwest corner of Section 17, Township 17 North, Range 9 West, Washington County, Mississippi; said corner being marked by a capped iron pipe; thence North 3 degrees 29 minutes 23 seconds West 631.2 feet along the line common to Sections 4 and 17 of said Township and Range to the Southeast corner of Section 3; thence South 89 degrees 19 minutes 34 seconds West 5355.85 feet along the South line of Section 3 to an iron pipe at the Southeast corner of Unit 14 of the Subdivision of the Glenmary Plantation as recorded in Map Book 3 on page 54 of the land records of Washington County; thence, continue South 89 degrees 19 minutes 34 seconds West 945.19 feet along the South line of said Unit 14 to the point of beginning of the tract herein described; thence, continue South 89 degrees 19 minutes 34 seconds West 945.19 feet along the South line of said Unit 14 to the point of beginning of the tract herein described; thence, continue South 89 degrees 19 minutes 34 seconds West 1862.11 feet along the South line of Unit 14 and also the South line of Section 3 to an iron pipe on the East right of way line of the Mississippi River levee; thence, along said levee right of way, North 3 degrees 07 minutes 44 seconds West 433.11 feet; thence North 2 degrees 45 minutes East 289.0 feet, along said levee right of way; thence North 27 degrees 44 minutes East 459.08 feet along said levee right of way to an iron pipe at the Northwest corner of said Unit 14; thence North 88 degrees 44 minutes 51 seconds East 2058.14 feet along the North line of Unit 14 to an iron pipe; thence South 0 degrees 40 minutes 51 seconds East 534.45 feet to an iron pipe; thence South 84 degrees 04 minutes 38 seconds West 470.16 feet to an iron pipe; thence South 6 degrees 12 minutes 32 seconds East 571.00 feet to the point of beginning, containing 52.429 acres, more or less, in Section 3, Township 17 North, Range 9 West, Washington County, Mississippi, said tract being a portion of Unit 14 of the Subdivision of the Glenmary Plantation as recorded in Map Book 3, on page 54 of the land records of Washington County, Mississippi. A plat of the lands herein described prepared by F.E. Hall & Associates, Engineers and Architects, dated May 19, 1966, is attached Exhibit “A”, in aid of the description of the property hereby described, to the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1086 at Pages 177-179, reference to which document is hereby made for a more particular description of this Parcel Six.
PARCEL 7:
Commence at the Southwest Corner of Section 17, Township 17 North, Range 9 West, Washington County, Mississippi; said corner being marked by a capped iron pipe; thence North 30 degrees 29 minutes 23 seconds West 631.2 feet along the line common to Sections 4 and 17 of said Township and Range to the Southeast Corner of Section 3; thence South 89 degrees 19 minutes 34 seconds West 1759.66 feet along the South line of Section 3 to the point of beginning of the tract herein described; thence, leaving the South line of Section 3, North 0 degrees 37 minutes 22 seconds West, 1933.24 feet to an iron pipe; thence South 89 degrees 22 minutes 38 seconds West 938.25 feet to an iron pipe; thence South 0 degrees 37 minutes 22 seconds East 301.35 feet to an iron pipe; thence South 89 degrees 22 minutes 38 seconds West 144.55 feet to an iron pipe; thence North 0 degrees 37 minutes 22 seconds West 301.35 feet to an iron pipe; thence South 89 degrees 22 minutes 38 seconds West 1387.64 feet; thence South 0 degrees 37 minutes 22 seconds East 1935.45 feet to a point on the South line of Section 3; thence North 89 degrees 19 minutes 34 seconds East 2470.43 feet along the South line of Section 3 to the point of beginning, containing 108.704 acres, more or less, in Section 3, Township 17 North, Range 9 West, Washington County, Mississippi. Said tract being all of Units 9 and 10 of the Subdivision of the Glenmary Plantation as recorded in Map Book 3 on page 54 of the Land Records of Washington County, Mississippi, except a one acre tract in the Northwest Quarter of Unit 9 which was conveyed to James A. Easter, Jr. and Isabella T. Easter said being recorded in Deed Book 720 on page 550 of the Land Records of Washington County, Mississippi, said tract being subject to a county road right of way along the north side of said tract and a Mississippi Power and Light Company Transmission line Easement across the Southeast Corner of said tract, a plat of said land prepared by F.E. Hall & Associates, Engineers and Architects, dated May 7, 1968, being attached as Exhibit “A”, in aid of the description of the property hereby described, to the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1176 at Pages

505-509, reference to which document is hereby made for a more particular description of the property described in this Parcel Seven.
PARCEL 8:
One acre, more or less, lying and being situate in Unit 9 of the subdivision of Glenmary Plantation in Section 3, Township 17 North, Range 9 West, Washington County, Mississippi, and being more particularly described as follows, to-wit:
Commence at the Southwest corner of Section 17, Township 17 North, Range 9 West, Washington County, Mississippi; said corner being marked by a capped iron pipe; thence North 3 degrees, 29 minutes, 23 seconds West 631.2 feet along the line common to Sections 4 and 17 of said Township and Range to the Southeast corner of Section 3; thence South 89 degrees, 19 minutes, 34 seconds West 1,759.66 feet along the South line of Section 3 to a point; thence, leaving the South line of Section 3, North 0 degrees, 37 minutes 22 seconds West 1,933.24 feet to an iron pipe; thence South 89 degrees 22 minutes 38 seconds West 938.25 feet to an iron pipe and being the point of beginning of the tract herein described; thence South 0 degrees 37 minutes 22 seconds East 301.35 feet to an iron pipe; thence South 89 degrees 22 minutes 38 seconds West 144.55 feet to an iron pipe; thence North 0 degrees 37 minutes 22 seconds West 301.35 feet to an iron pipe; thence North 89 degrees 22 minutes 38 seconds East to the point of beginning, containing 1.00 acre, more or less, in Section 3, Township 17 North, Range 9 West, Washington County, Mississippi; said tract being a part of Unit 9 of the subdivision of the Glenmary Plantation, all as shown on plat attached, marked Exhibit “A” and made a part of the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1215 at Pages 387-389, reference to which document is hereby made for a more particular description of this Parcel Eight, subject to a county road right of way along the Northerly edge thereof and being that said real property described in Deed Book 720 at page 550 of the land records of Washington County, Mississippi.
PARCEL 9:
Commence at the Southwest Corner of Section 17, Township 17 North, Range 9 West, Washington County, Mississippi; said corner being marked by a capped iron pipe; thence N 3°-29’-23” W 631.2 feet along the line common to Sections 4 and 17 of said Township and Range to the Southeast corner of Section 3; thence S 89°-19’34” W 1759.66 feet along the south line of Section 3; thence, leaving the south line of Section 3, N 0°-37’22” W 1933.24 feet to an iron pipe; thence S 89°-22’38” W 1646.17 feet to an iron pipe marking the point of beginning of the tract herein described; thence N 0°‑37’‑22” W 1320.0 feet to an iron pipe on the North line of Section 3; thence S 89‑22’38” W 990.0 feet along the North line of Section 3 to an iron pipe; thence S 0°‑37’-22” E 1320.0 feet to an iron pipe; thence N 89°-22’-38” E 990.0 feet to the point of beginning, containing 30.0 acres, more or less, in Section 3, Township 17 North, Range 9 West, Washington County, Mississippi. Said tract being the West 990 feet of Unit 8 of the Subdivision of the Glenmary Plantation as recorded in Map Book 3 on page 54 of the Land Records of Washington County, Mississippi, said tract being subject to a county road right of way, a telephone and power line easement and a drainage canal easement, all as shown by survey of William L. Burle, Registered Professional Engineer, dated August 12, 1969, and being attached as Exhibit “A”, in aid of the description of the property herein described, to the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1208 at Pages 93-95, reference to which document is hereby made for a more particular description of this Parcel Nine.

PARCEL 10:
Commence at the Northeast corner of Unit 8 of the subdivision of the Glenmary Plantation as recorded in Map Book 3, on page 54 of the land records of Washington County, Mississippi; thence South 89 degrees 22 minutes 38 seconds West 1815 feet to the Northwest corner of said Unit 8; thence South 0 degrees 37 minutes 22 seconds East 1320.0 feet to an iron pipe; thence South 89 degrees 22 minutes 38 seconds West 560.05 feet to an iron pipe; thence North 0 degrees 37 minutes 22 seconds West 265.54 feet to an iron pipe; thence South 89 degrees 22 minutes 38 seconds West 164.05 feet to an iron pipe; thence North 0 degrees 37 minutes 22 seconds West 265.63 feet; thence South 89 degrees 14 minutes 18 seconds West 2362.61 feet to the Mississippi River levee right of way and the point of beginning of the tract herein described; thence North 15 degrees 09 minutes East 35.37 feet along the land side of the said levee right of way; thence South 81 degrees 04 minutes East 162.00 feet along said levee right of way; thence North 5 degrees 13 minutes East 519.26 feet along said levee right of way; thence North 56 degrees 15 minutes East 439.92 feet along said land side of said levee right of way; thence South 89 degrees 22 minutes West 418.87 feet; thence South 39 degrees 22 minutes 38 seconds West 177.6 feet; thence South 4 degrees 36 minutes 57 seconds West 630.64 feet to the point of beginning; containing 3.740 acres, more or less, in Section 3, Township 17 North, Range 9 West, Washington County, Mississippi; subject to easement for levee purposes held by the Board of Mississippi Levee Commissioners.
PARCEL 11:
Commence at the Northeast corner of Unit 8 of the subdivision of Glenmary Plantation as recorded in Map Book 3, on page 54 of the land records of Washington County, Mississippi; thence South 89 degrees 22 minutes 38 seconds West 1815 feet to the Northwest corner of said Unit 8; thence South 0 degrees 37 minutes 22 seconds East 1320.0 feet to an iron pipe; thence South 89 degrees 22 minutes 38 seconds West 560.05 feet to an iron pipe; thence North 0 degrees 37 minutes 22 seconds West 265.54 feet to an iron pipe; thence South 89 degrees 22 minutes 38 seconds West 164.05 feet to an iron pipe; thence North 0 degrees 37 minutes 22 seconds West 265.63 feet; thence South 89 degrees 14 minutes 18 seconds West 2362.61 feet to the Mississippi River Levee right of way and the point of beginning of the tract herein described; thence North 4 degrees 36 minutes 57 seconds East 630.64 feet; thence North 39 degrees 22 minutes 38 seconds East 177.6 feet; thence South 89 degrees 22 minutes West across the Mississippi River Levee to the Mississippi-Arkansas State Line; thence Southerly along said Mississippi-Arkansas State Line; thence North 89 degrees 14 minutes 18 seconds East to the point of beginning, containing 5.0 acres, more or less, in Section 3, Township 17 North, Range 9 West, Washington County, Mississippi. All of said tract being subject to Mississippi Levee Board Levee right of way. Parcel Ten and Eleven hereof being more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1050 at Pages 50-56.
PARCEL 12:
Commence at the Northeast corner of Unit 8 of the Subdivision of the Glenmary Plantation as recorded in Map Book 3, on page 54 of the land records of Washington County, Mississippi; thence South 89 degrees 22 minutes 38 seconds West 1815 feet to the Northwest corner of said Unit 8; thence South 0 degrees 37 minute 22 seconds East 1320.0 feet to an iron pipe; thence South 89 degrees 22 minutes 38 seconds West 724.10 feet to an iron pipe; thence South 89 degrees 22 minutes 38 seconds West 237.51 feet; thence South 0 degrees 37 minutes 22 seconds East

784.89 feet along an old fence to an old iron pipe; thence South 88 degrees 42 minutes 16 seconds West 531.62 feet, along an old fence, to an iron pipe; thence, continuing along said fence, South 88 degrees 44 minutes 51 seconds West 2058.14 feet to the landside right of way of the Mississippi River Levee and the point of beginning of the tract herein described; thence, continue on a projection of the south line of Unit 13 of the Subdivision of Glenmary Plantation, South 88 degrees 44 minutes 51 seconds West across said levee right of way to Arkansas-Mississippi State line; thence Northerly along said state line to an intersection with a projection of the North line of said Unit 13 of said Subdivision of the Glenmary Plantation; thence, leaving said state line on a projection of said North line of said Unit 13, North 89 degrees 14 minutes 18 seconds East across said levee right of way to the east right of way line of said levee at the Northwest corner of said Unit 13; thence South 15 degrees 09 minutes West 535.63 feet along said levee right of way to a levee Engineers Monument marked B.M. 66-A; thence South 17 degrees 05 minutes West 177.0 feet along said levee right of way; thence South 19 degrees 00 minutes West 235.0 feet along said levee right of way; thence South 25 degrees 26 minutes West 463.0 feet along said levee right of way; thence South 60 degrees 00 minutes East 28.0 feet along said levee right of way; thence South 27 degrees 44 minutes West 25.92 feet to the point of beginning, said tract being in Section 3, Township 17 North, Range 9 West, Washington County, Mississippi. Said tract being subject to the right of way of the Mississippi Levee Board, it being the intent to describe herein all of the right, title and interest in any and all lands owned or claimed by the Grantors referred to in the instrument recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1026 at pages 276-279, in that portion of Section 3, Township 17 North, Range 9 West, lying between the landside edge of the levee right of way as presently constituted westerly to the Arkansas-Mississippi state line, including all rights and interests to accretions and all other riparian rights, all as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1026 at Pages 276-279.
PARCEL 13:
Commence at the Southwest corner of Section 17, Township 17 North, Range 9 West, Washington County, Mississippi; said corner being marked by a capped iron pipe; thence North 3 degrees 29 minutes 23 seconds West 631.2 feet along the line common to Sections 4 and 17 of said Township and Range to the Southeast corner of Section 3; thence South 89 degrees 19 minutes 34 seconds West 5355.85 feet along the South line of Section 3 to an iron pipe at the Southeast corner of Unit 14 of the Subdivision of the Glenmary Plantation as recorded in Map Book 3, on page 54 of the land records of Washington County; thence, continue South 89 degrees 19 minutes 34 seconds West 945.19 feet along the South line of said Unit 14 to an iron pipe; thence, continue South 89 degrees 19 minutes 34 seconds West 1862.11 feet along the South line of Unit 14 and also the South line of Section 3 to an iron pipe on the East right of way line of the Mississippi River Levee, said point being the point of beginning of the tract herein described; thence, continue on the South line of Section 3, South 89 degrees 19 minutes 34 seconds West across said levee right of way to the Mississippi-Arkansas state line; thence Northerly along said state line to an intersection with a projection of the North line of said Unit 14 of said subdivision; thence, leaving said state line, North 88 degrees 44 minutes 51 seconds East along a projection of the North line of said Unit 14 across said levee right of way to the Northwest corner of said Unit 14 on the East right of way line of said levee; thence along said levee right of way South 27 degrees 44 minutes West 459.08 feet; thence South 2 degrees 45 minutes West 289.00 feet; thence South 3 degrees 07 minutes 44 seconds East 433.11 feet to the point of beginning, said tract being in Section 3, Township 17 North, Range 9 West, Washington County, Mississippi. Said tract being subject to the right of way of the Mississippi Levee Board; it being the intent to describe herein all of the right, title and interest of the Grantors referred to in that certain instrument recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1086 at pages 177-179, in any and all lands owned or claimed by them in that portion of Section 3, Township 17 North, Range 9 West, lying between the landside edge of the levee right of way as presently constituted westerly to the Arkansas-Mississippi state line, including all rights and interests to accretions and other riparian rights, all as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1086 at Pages 177-179.
PARCEL 14:
One acre, more or less, lying and being situate in Unit 12 of the Subdivision of Glenmary Plantation in Section 3, Township 17 North, Range 9 West, Washington County, Mississippi, and being more particularly described as follows, to-wit:
Commence at the Northeast corner of Unit 8 of the Subdivision of the Glenmary Plantation as recorded in Map Book 3, on page 54, of the land records of Washington County, Mississippi; thence South 89 degrees 22 minutes 38 seconds West 1815 feet to the Northwest corner of said Unit 8; thence South 0 degrees 37 minutes 22 seconds East 1320.0 feet to an iron pipe; thence South 89 degrees 22 minutes 38 seconds West 560.05 feet to an iron pipe and the point of beginning of the tract herein described; thence North 0 degrees 37 minutes 22 seconds West 265.54 feet to an iron pipe; thence South 89 degrees 22 minutes 38 seconds West 164.05 feet to an iron pipe; thence South 0 degrees 37 minutes 22 seconds East 265.54 feet to a point on the South line of Unit 12 of the subdivision of the Glenmary Plantation; thence North 89 degrees 22 minutes 38 seconds East 164.05 feet to the point of beginning, containing 1.00 acre, more or less, in Section 3, Township 17 North, Range 9 West, Washington County, Mississippi. Said tract being a part of Unit 12 of the subdivision of the Glenmary Plantation, all as shown on plat attached, marked Exhibit “A” and made a part of the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1215 at Pages 315-318, reference to which document is hereby made for a more particular description of this Parcel Fourteen; subject to a county road right of way along the southerly boundary thereof.
PARCEL 15:
Commence at the Levee Board Bench Mark No. 65-A; thence South 33 degrees 00 minutes East 285.00 feet to the Point of Beginning of the tract herein described, said point being on the landside right of way of the Mississippi River Main Levee; thence North 56 degrees 22 minutes East 2678.00 feet along said levee right of way; thence North 66 degrees 04 minutes 12 seconds East 2220.76 feet along said levee right of way to a point on the line common to Sections 1 and 16, Township 17 North, Range 9 West, Washington County, Mississippi; thence North 9 degrees 31 minutes West 135.57 feet along said Section line; thence North 17 degrees 29 minutes East 452.20 feet along said Section line to a point on the center line of the Mississippi River Main Levee; thence, continue North 17 degrees 29 minutes East 173.22 feet along said Section line to a point on the riverside toe of said levee; thence South 66 degrees 07 minutes West 396.71 feet, along said riverside toe of said levee, said toe line being 130 feet Northwest of and parallel to the centerline of said levee, to a point opposite levee station 4200; thence, continue along said toe line, South 65 degrees 52 minutes 30 seconds West 1000.31 feet to a point opposite levee station 4210; thence, continue along said toe line, South 66 degrees 01 minutes West 1007.67 feet to a point opposite levee station 4220; thence, continue along said toe line, South 59 degrees 23 minutes West

1012.65 feet to a point opposite levee station 4230; thence, continue along said toe line South 56 degrees 22 minutes 30 seconds West 1003.77 feet to a point opposite levee station 4240; thence, continue along said toe line, South 56 degrees 25 minutes West 1000.37 feet to a point opposite levee station 4250; thence, continue along said toe line, South 56 degrees 08 minutes West 998.75 feet to a point opposite levee station 4260; thence, continue along said toe line, South 56 degrees 27 minutes 30 seconds West 999.54 feet to a point opposite levee station 4270; thence, continue along said toe line, South 56 degrees 16 minutes 30 seconds West 1000.44 feet to a point opposite levee station 4280; thence, continue along said toe line, South 56 degrees 15 minutes West 1003.39 feet to a point opposite levee station 4290; thence, meandering along a curve in the toe of said levee the following chords: South 53 degrees 49 minutes West 162.44 feet; thence South 49 degrees 41 minutes 38 seconds West 107.90 feet; thence South 35 degrees 35 minutes 39 seconds West 65.39 feet; thence South 31 degrees 26 minutes 40 seconds West 67.41 feet; thence South 17 degrees 43 minutes 13 seconds West 35.26 feet to the point of intersection of the riverside main levee toe with the Second line common to Sections 2 and 3; thence North 89 degrees 22 minutes East 928.25 feet along the line between Sections 2 and 3 to the landside right of way of said levee; thence North 56 degrees 15 minutes East 3620.00 feet along said right of way to the point of beginning, containing 125.747 acres, more or less in Sections 1 and 2, Township 17 North, Range 9 West, Washington County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1266 at Page 335.
PARCEL 16:
A tract of land containing 31.368 acres, more or less, located in Section 16, Township 17 North, Range 9 West, Washington County, Mississippi, as shown and designated on the plat or map prepared by F.E. Hall and Associates, Engineers-Architects, of Greenville, Mississippi, dated July 12, 1973, a copy of which plat is attached as Exhibit “A” to and made a part of that certain instrument recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1296 at Pages 159-160, such plat being incorporated herein by reference as if fully set out herein, said tract being more particularly described as follows, to-wit:
Commence at the Mississippi River Levee Board Bench Mark No. 64-A; thence S. 2° 55’ W. 195.00 feet to the Landside Right of Way of the Mississippi River Main Levee; thence S. 66°-04’-12” W. 353.3 feet along said levee Right of Way to the East line of Section 16, Township 17 North, Range 9 West, Washington County, Mississippi and the Point of Beginning of the tract herein described; thence S. 66°-04’-12” W. 1216.29 feet along said levee Right of Way to the West line of said Section 16; thence N. 9°-31’ W. 135.57 feet along the West line of Section 16; thence N. 17°-29’ E. 462.20 feet along the West line of Section 16 to the centerline of the levee; thence N. 17°-29’ E. 173.22 feet along the West line of Section 16 to an iron pipe at the Riverside Toe of the levee; thence N. 17°-29’ E. 1004.81 feet along the West line of Section 16 to the Riverside Levee Right of Way; thence N. 17°-29’ E. 308.86 feet along the West line of Section 16; thence N. 30°-29’ E. 290.84 feet along the West line of Section 16 to an iron pipe; thence S. 23°-47’ E. 400.12 feet to the Riverside Right of Way of the Main Levee; thence S. 23°-47’ E. 583.90 feet to the East line of Section 16; thence S. 0°-29’-36” E. 187.47 feet along the East line of Section 16 to the Riverside Toe of the Main Levee; thence S. 0°-29’-36” E. 141.53 feet along the East line of Section 16 to the centerline of the main levee; thence S. 0°-29’-36” E. 511.06 feet along the East line of Section 16 to the Point of Beginning, containing 31.368 acres, more or less, in Section 16, Township 17 North, Range 9 West, Washington County, Mississippi. Said acreage consisting of 15.901 acres between Landside Levee Right of Way line and the riverside toe of the main levee, 13.217 acres between the riverside toe of the main levee and the riverside levee Right of Way line; 2.250 acres North of the Riverside Levee Right of Way line which is free of Right of Way, all as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1296 at Pages 159-160.
PARCEL 17:
Tract containing 2.675 acres, more or less, as shown and designated on the plat or map prepared by F.E. Hall & Associates, Engineers-Architects, of Greenville, Mississippi, dated July 12, 1973, a copy of which plat is attached as Exhibit “A” to and made a part of that certain instrument recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1296 at Page 236, such plat being incorporated herein by reference as if fully set out herein, said Tract being more particularly described as follows, to-wit:
Commence at the Mississippi River Levee Board Bench Mark No. 64-A; thence S. 66°‑09’ W. 108.76 feet along a line between said Bench Mark No. 64-A and 64-B; thence N. 23°‑47’ W. 294.42 feet to a 2” iron pipe in the center of the main levee; thence N. 23°-47’ W. 130.0 feet to a 2” iron pipe at the riverside toe of the main levee; thence S. 66°-13’ W. 499.25 feet along the riverside toe of the levee; thence S. 66°-07’ W. 150.75 feet along the riverside toe of the main levee to an iron pipe marking the Point of Beginning of the tract herein described; thence S. 66°-07’ W. 452.53 feet along the riverside toe of the main levee to an iron pipe on the West line of Section 16, Township 17 North, Range 9 West, Washington County, Mississippi; thence N. 17°-29’ E. 686.10 feet along the West line of Section 16 to an iron pipe; thence S. 23°-47’ E. 514.92 feet to the Point of Beginning, containing 2.675 acres, more or less, in Section 16, Township 17 North, Range 9 West, Washington County, Mississippi, all as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1296 at Page 237.
PARCEL 18:
A parcel of land in Washington County, Mississippi, in Sections 1 and 2, Township 18 North, Range 9 West, and Section 13, Township 18 North, Range 9 West, all as more particularly described as follows:
Commence at the Levee Board Bench Mark No. 66-B; thence N. 81°-22’-35” W. 413.63 feet to an iron pipe on the Mississippi-Arkansas State Line; thence N. 0°-55’-44” E. 7.56 feet to the Point of Beginning of the tract herein described, said point being on the line common to Sections 2 and 3, Township 17 North, Range 9 West, Washington County, Mississippi; thence N. 0°-55’-44” E. 403.73 feet along said State line to an iron pipe on an old fence line; thence N. 0°-55’-44” E. 613.27 feet along said state line to an iron pipe on the top bank of the Mississippi River; thence N. 46°-33’-43” E. 601.52 feet along the top bank of said river to the U.S. Corp. of Engineers Bench Mark I.S.-6; thence N. 43°‑49’‑34” E. 432.99 feet along the top bank of said river to the Corps Bench Mark I.S.-5; thence N. 45°-53’-07” E. 553.88 feet along the top bank of said river to the Corps Bench Mark I.S.-4; thence N. 33°-12’-41” E. 575.38 feet along the top bank of said river to the Corps Bench Mark I.S.-3; thence N. 36°-59’-47” E. 488.06 feet along the top bank of said river to the Corps Bench Mark 1.S.-2; thence N. 36°-57’-55” E. 520.54 feet along the top bank of said river to the Corps Bench Mark I.S.-1; thence N. 40°-16’-47” E. 1152.40 feet along the top bank of said river; thence N. 33°-17’-09” E. 872.54 feet along the top bank of said river to the center line of an old levee; thence N. 33°-17’-09” E. 212.16 feet along the top bank of said river to a point 50 feet north of the riverside toe of said old levee; thence, leaving the top bank of said river, N.

62°-56’-57” E. 3284.52 feet along a line parallel to and 50 feet North of the riverside toe of said old levee; thence, continue N. 62°-56’-57” E. 1484.00 feet to a point; thence S. 67°-59’-47” E. 1492.67 feet; thence S. 23°-47’ E. 184.79 feet to a point on the line common to Sections 1 and 16, Township 17 North, Range 9 West; thence S. 30°-29’ W. 290.84 feet along said section line; thence S. 17°-29’ W. 1313.67 feet along said section line to a point on the riverside toe of the Mississippi River Main Levee; thence S. 66°-07’ W. 396.71 feet, along said riverside toe of said levee, said toe line being 130 feet Northwest of and parallel to the center line of said levee, to a point opposite levee station 4200; thence, continue along said toe line, S 65°-52’-30” W. 1000.31 feet to a point opposite Levee Station 4210; thence, continue along said toe line, S. 66°-01’ W. 1007.67 feet to a point opposite Levee Station 4220; thence, continue along said toe line, S. 59°-23’ W. 1012.65 feet to a point opposite Levee Station 4230; thence, continue along said toe line, S. 56°-22’-30” W. 1003.77 feet to a point opposite Levee Station 4240; thence, continue along said toe line, S. 56°-25’ W. 1000.37 feet to a point opposite Levee Station 4250; thence, continue along said toe line, S. 56°-08’ W. 998.75 feet to a point opposite Levee Station 4260; thence, continue along said toe line, S. 56°-27’-30” W. 999.54 feet to a point opposite Levee Station 4270; thence, continue along said toe line, S. 56°-16’-30” W. 1000.44 feet to a point opposite Levee Station 4280; thence, continue along said toe line, S. 56°-15’ W. 1003.39 feet to a point opposite Levee Station 4290; thence, meandering along a curve in the toe of said levee the following chords, S. 53°-49’ W. 162.44 feet; thence S. 49°-41’-38” W. 107.90 feet; thence S. 35°-35’-39” W. 65.39 feet; thence S. 31°-26-’40” 67.41 feet; thence S. 17°‑43’-13” W. 35.26 feet to the Point of Intersection of the riverside main levee toe with the aforesaid line common to Sections 2 and 3; thence, along said section line, S. 89°-22’ W. 213.04 feet to the Point of Beginning, containing 465.465 acres, more or less, in Sections 1 and 2, Township 17 North, Range 9 West, and Section 13, Township 18 North, Range 9 West, Washington County, Mississippi, all as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1266 at Pages 333-334.
PARCEL 19:
A parcel of land in Washington County, Mississippi, in Sections 1 and 2, Township 17 North, Range 9 West, and more particularly described as follows:
Commence at the Mississippi River Levee Board Bench Mark No. 64-A; thence S 2° - 55’ W 195.0 feet to the Landside Right of Way of the Mississippi River Main Levee; thence S 66° - 04’-12” W 1569.59 feet along said Levee Right of Way to the west line of Section 16, Township 17 North, Range 9 West, Washington County, Mississippi; thence N 9° - 31’ W 135.57 feet along the west line of said Section 16; thence N 17° - 29’ E 452.20 feet along the west line of Section 16, to the centerline of the Mississippi River Main Levee; thence, continue, N 17° - 29’ E 173.22 feet along the west line of Section 16 to the riverside toe of the Main Levee and the point of beginning of the tract herein described; thence S 66° - 07’ W 396.71 feet along the riverside toe of said levee to a point opposite Levee Station 4200; thence S 65° - 52’ - 30” W 1000.31 feet along the riverside toe of said levee to a point opposite Levee Station 4210; thence S 66° - 01’ W 1007.67 feet along the riverside toe of said levee to a point opposite Levee Station 4220; thence S 59° - 23’ W 1012.65 feet along the riverside toe of said levee to a point opposite Levee Station 4230; thence S 56° - 22’ - 30” W 538.06 feet along the riverside toe of said levee to the west right-of-way line of the new county road to Warfield Point; thence N 23° - 47’ W 966.51 feet along the west right of way of said county road to a point on the present riverside right of way of the Mississippi River Main Levee; thence N 56° - 02’ E 557.53 feet along said riverside Levee Right of Way; thence N 57° - 14’ E 614.0 feet along said riverside Levee Right of Way; thence N 66° - 02’ E 1896.0 feet along said riverside Levee Right of Way; thence N 23° - 52’ W 205.0 feet, along said riverside Levee Right of Way; thence N 21° - 23’ E 421.0 feet along said riverside Levee Right of Way; thence N 65° - 55’ E 302.0 feet along said riverside Levee Right of Way; thence S 23° 52’ E 698.0 feet along said riverside Levee Right of Way; thence N 65° - 53’ - 12” E 950.55 feet along said riverside Levee Right of Way to the west line of Section 16, Township 17 North, Range 9 West; thence S 17°-29’ W 1004.81 feet along the west line of Section 16 to the point of beginning, containing 97.040 acres, more or less, in Sections 1 and 2, Township 17 North, Range 9 West, Washington County, Mississippi, and as more particularly described in that certain instrument recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1274 at Pages 176-180.
PARCEL 20:
A parcel of land in Washington County, Mississippi, in Section 1, Township 17 North, Range 9 West, and as more particularly described as follows:
Commence at the Mississippi River Levee Bench Mark No. 65-A in Section 2, Township 17 North, Range 9 West, Washington County, Mississippi; thence N 25° - 31’ W 1682.0 feet to the riverside right of way of the Mississippi River Main Line Levee; thence N 20° - 03’ E 250.0 feet along said levee right of way; thence N 34° 15’ W 450.0 feet along said levee right of way; thence N 55° - 50’ E 321.80 feet along said levee right of way to the point of beginning of the tract herein described; thence, continue, N 55° - 50’ E 78.20 feet along said levee right of way; thence N 33° - 45’ W 193.0 feet along said levee right of way; thence S 53° 21’ W 239.77 feet along said levee right of way; thence leaving said levee right of way, N 75° - 22’ 56” W 86.08 feet to the top bank of the Mississippi River; thence N 33° - 17’ 09” E 527.77 feet along the top bank of said river; thence, leaving said top bank, S 75° - 22’ - 56” E 326.55 feet to a point on the south right of way of the old Mississippi River levee; thence S 63° - 04’ W 15.17 feet along said levee right of way; thence S 34° - 52’ E 215.0 feet along the levee right of way; thence S 15° - 47’ W 350.34 feet along said levee right of way; thence, leaving said levee right of way line, N 75° - 22’ - 56” W 311.62 feet to the point of beginning, containing 5.442 acres, more or less, in Section 1, Township 17 North, Range 9 West, Washington County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1274 at Pages 176-180.
LESS AND EXCEPT:
PARCEL 1:
A tract of land situated in Section 1, Township 17 North, Range 9 West, Washington County, Mississippi, and being more particularly described as follows:
Beginning at a point on Mississippi Power & Light Company’s property line, at an intersection of the West boundary of a 100 foot road easement reserved by Washington County in a deed of conveyance to Mississippi Power & Light Company and recorded in the office of Chancery Clerk of Washington County, Mississippi, in deed book 1266 at page 333, said point being 3283.57 feet north of and 92.69 feet east of the Levee Board concrete monument 65-A; thence run North 62 degrees 56 minutes 57 seconds East 1147.69 feet along said Mississippi Power & Light Company property line to a point; run thence South 37 degrees 09 minutes 17 seconds West a distance of 448.13 feet to a point; run thence South 62 degrees 56 minutes 57 seconds West 452.80 feet to a point on a curve to the left, the radius of which is 200.0 feet; thence along said curve 309.77 feet to a point; run thence South 25 degrees 47 minutes 40 seconds East 6.51 feet to a point; thence South 64 degrees 12 minutes 20 seconds West a distance of 100 feet to a point on the West boundary of the above mentioned 100 foot road easement and being approximately 50 feet Westerly of the centerline of an existing County road; run thence North 25 degrees 47 minutes 40 seconds West along the West boundary of said road easement a distance of 395.0 feet to the point of beginning and containing 4.90 acres, more or less, as shown on plat attached to and marked as Exhibit “A” to that certain instrument recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1350 at Page 3, such plat and description being hereby incorporated herein by reference.
PARCEL 2:
A tract of land situated in Section 1, Township 17 North, Range 9 West, Washington County, Mississippi, and being more particularly described as follows:
Commencing at a point on Mississippi Power & Light Company’s property line, at an intersection of the West boundary of a 100 foot road easement reserved by Washington County in a deed of conveyance to Mississippi Power & Light Company and recorded in the office of Chancery Clerk of Washington County, Mississippi in deed book 1266 at page 333, said point being 3283.57 feet North of and 92.69 feet East of the Levee Board concrete monument 65-A; thence run North 62 degrees 56 minutes 57 seconds East along said property line 1470 feet to a point of beginning; thence continuing along said property line North 62 degrees 56 minutes 57 seconds East 120 feet to a point; thence South 27 degrees 03 minutes 03 seconds East for a distance of 65 feet to a point; run thence South 62 degrees 56 minutes 57 seconds West 120 feet to a point; run thence North 27 degrees 03 minutes 03 seconds West 65 feet to the point of beginning and containing 0.18 acre, more or less, as shown on plat attached to and marked as Exhibit “A” to that certain instrument recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1350 at Page 3, such plat and description being hereby incorporated herein by reference.
PARCEL 3:
A tract of land situated in Sections 2 and 3, Township 17 North, Range 9 West, Washington County, Mississippi, and being more particularly described as follows:
Commence at the Northeast corner of Unit 8 of the Subdivision of the Glenmary Plantation as recorded in Map Book 3, page 54 of the land records of Washington County, Mississippi; thence S. 89 degrees 22 minutes 38 seconds W. 2025.0 feet along the North line of Glenmary Plantation to the POINT OF BEGINNING of the tract herein described; thence S. 0 degrees 37 minutes 22 seconds E. 1320.0 feet to the South line of Unit 12 of said subdivision of the Glenmary Plantation; thence S. 89 degrees 22 minutes 38 seconds W. 1300.0 feet along the South line of Unit 12 and then through Unit 13 of said subdivision; thence N. 0 degrees 37 minutes 22 seconds W. 1320.0 feet through Unit 13 and 12 to the North line of Unit 12; thence N. 0 degrees 37 minutes 22 seconds W. 374.24 feet; thence N. 56 degrees 15 minutes E. 1552.32 feet along a line 200.0 feet from and parallel to the land side of right of way of the Mississippi River Levee; thence S. 0 degrees 37 minutes 22 seconds E. 1222.58 feet to the POINT OF BEGINNING, containing 63.222 acres, more or less, in Sections 2 and 3, Township 17 North, Range 9 West, Washington County, Mississippi: LESS AND EXCEPT, all cotton allotments thereon, all as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1302 at Page 222.

PARCEL 4:
Commencing at the Levee Board concrete monument No. 64-A; thence run South 66° 09’ West 1067.3 feet to Levee Board concrete monument No. 64-B; run thence North 3° 10’ West 313.6 feet to a point on the Mississippi River Main Levee; run thence North 66° 07’ East 96.09 feet to the point of beginning of the parcel of land herein described; run thence North 23° 47’ West 530 feet to a point on the section line common to Sections 1 and 16, Township 17 North, Range 9 West, Washington County, Mississippi; run thence along said section line North 17° 29’ East 781.86 feet to a point; run thence North 30° 29’ East 290.84 feet to a point; thence leaving said section line run South 23° 47’ East 984.02 feet to a point on the section line common to Sections 15 and 16, Township 17 North, Range 9 West, Washington County, Mississippi; run thence along said section line South 0° 29’ 36” East 329.0 feet to a point on the center line of the Mississippi River Main Levee; run thence South 66° 13’ West along the center line of the Mississippi River Main Levee 369.06 feet to a point; run thence South 65° 55’ West 252.64 feet to the point of beginning, containing 15.80 acres more or less, all as shown as Parcel No. 1 on the plat attached to and marked as Exhibit “A” to the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1386 at Page 403, reference to which is hereby made for a more particular description of this Parcel Four.
PARCEL 5:
Commencing at the Levee Board concrete monument No 64-A; thence run South 66° 09’ West 1067.3 feet to Levee Board concrete monument No. 64-B; run thence North 3° 10’ West 313.6 feet to a point on the Mississippi River Main Levee; thence North 24° 03’ west parallel and 18 feet East of the center line of Mississippi Power & Light Company east most oil storage retention dike and run 418.45 feet to a point on the section line common to Sections 1 and 16, Township 17 North, Range 9 West, Washington County, Mississippi; run thence along said section line North 17° 29’ East 148.63 feet to the point of beginning of the parcel of land herein described; run thence North 23° 47’ West 217.0 feet to a point; run thence North 74° 28’ West 129.18 feet to a point; run thence North 24° 03’ West 1.94 feet to a point; run thence North 65° 03’ East to a point; run thence North 17° 40’ East to a point; run thence North 22° 19’ 59” feet to a point; run thence North 66° 13’ feet to a point; run thence North 23° 47’ feet to a point; run thence North 66° 13’ feet to a point; run thence South 67° 59’ 47” East 299.93 feet to a point; run thence South 23° 47’ East 184.79 feet to a point on the section line common to Sections 1 and 16, Township 17 North, Range 9 West, Washington County, Mississippi; run thence South 30° 29’ West 290.84 feet to a point; run thence South 17° 29’ West 781.86 feet to the point of beginning, containing 5.56 acres more or less, all as shown as Parcel No. 2 on the plat attached to and marked as Exhibit “A” to the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1386 at Page 403, reference to which is hereby made for a more particular description of this Parcel Five.
PARCEL 6:
Commencing at the Levee Board concrete monument No. 64-A; run thence South 66° 09’ West 1067.3 feet to Levee Board concrete monument No. 64-B; run thence North 3° 10’ West 313.6 feet to the point of beginning of the land herein described; run thence North 24° 3’ West 418.45 feet to a point on the section line common to Sections 1 and 16, Township 17 North, Range 9 West, Washington County, Mississippi; run thence North 17° 29’ East along said section line 148.63 feet to a point; thence leaving the section line run South 23° 47’ East 530.0 feet to a point on the Mississippi River levee; run thence South 66° 07’ West 96.09 feet to the point of beginning, containing 1.06 acres more or less, all as shown as Parcel No. 3 on the plat attached to and marked as Exhibit “A” to the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1386 at Page 403, reference to which is hereby made for a more particular description of the property described in this Parcel Six.
PARCEL 7:
Commencing at the Levee Board concrete monument No. 64-A; run thence South 66° 09’ West 1067.3 feet to Levee Board concrete monument No. 64-B; run thence North 3° 10’ West 313.6 feet to a point on the Mississippi River Main Levee; run thence North 24° 03’ West 418.45 feet to a point on the section line common to Sections 1 and 16, Township 17 North, Range 9 West, Washington County, Mississippi, which is the point of beginning; run thence North 24° 03’ West 410.57 feet to a point; run thence South 74° 28’ East 129.18 feet to a point; run thence South 23° 47’ East 217.0 feet to a point on the second line common to Sections 1 and 16, Township 17 North, Range 9 West, Washington County, Mississippi; run thence South 17° 29’ West along said section line 148.63 feet to the point of beginning, containing 0.71 acres more or less, all as shown as Parcel No. 4 on the plat attached to and marked as Exhibit “A” to the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1386 at Page 403, reference to which is hereby made for a more particular description of this Parcel Seven.
(7)The real property purchased and held for the possible future site of an Electric Generating Station, including the power houses, buildings and other structures and all of the Company’s right, title and interest in and to lands, rights-of-way, easement rights, water rights, franchises, consents, privileges and immunities of every kind and character, owned, used or enjoyed in connection therewith, and that certain parcel of land in the County of Washington, described as follows:
PARCEL 1:
All of the North Half of Section 36 East of gravel road, adjacent to and parallel with Old Yazoo & Mississippi Railroad, less 18.0 acres in the southeast corner, being 15 chains North and South and 12 chains East and West; also, the South Half of Section 36 East of the East Boundary of the Mississippi River Levee, less a strip of land 7.0 chains wide off the North end of that part lying between the East Boundary of the Mississippi River Levee and the West Boundary of the Old Yazoo & Mississippi Railroad, less railroad and road right of way, all being in Township 16 North, Range 8 West. Also, the North Half of Section 6 East of the East Boundary of the Mississippi River Levee, less a strip 2.5 chains wide off the South side, and less railroad and road right of way; also, a strip of land 10.25 chains wide off the West side of the Northwest Quarter of Section 5, all in Township 15 North, Range 8 West; and containing in the aggregate 554 acres, more or less, and being Share No. 3 according to a map showing the division of that part of Glenora Plantation lying East of the Mississippi River Levee, made by M.H. James, C.E., in October, 1943. Less and except, however, the approximately two acres of land heretofore conveyed by Mrs. Ann C. Unkel to F.M. Wigley, et ux, by quitclaim deed dated May 31, 1963, and recorded in Deed Book 904, page 290, of the land records of Washington County, Mississippi, all as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1298 at Page 521.

PARCEL 2:
Commencing at a concrete monument marking the Northwest corner of Section 36, Township 16 North, Range 8 West; thence South 00° 00’ West 6,500.58 feet to the point of beginning of the tract herein described; thence due East 747.43 feet to the center line of the Mississippi River Levee (Levee station 5232+31); thence continue due East 501.2 feet to the Levee Board Landside right-of-way; thence along the said Levee Board Landside right-of-way the following 9 courses and distances: thence South 00°40’ West 44.21 feet; thence South 84°42’ East 170.0 feet; thence South 1°53’ West 388.0 feet; thence North 89°43’ East 93.0 feet; thence South 5°41’ East 465.0 feet; thence North 83°00’ East 327.0 feet; thence South 2°58’ East 817.0 feet; thence South 4°00’ East 320.0 feet; thence South 17°49’ East 944.13 feet; thence leaving the said Levee Board Landside right-of-way South 89°36’ West 1,291.02 feet to the center line of the Mississippi River Levee (Levee station 5261+96); thence continue South 89°36’ West 601.52 feet; thence South 00°24’ East 1,210.96 feet; thence due West 2,305.51 feet to an iron pipe on the East bank of the Mississippi River; thence along the East bank of said Mississippi River the following 7 courses and distances: thence North 10°13’ East 586.7 feet; thence North 31°09’ West 238.0 feet; thence North 7°44’ East 526.0 feet; thence North 2°28’ East 740.0 feet; thence North 27°45’ West 400.0 feet; thence North 1°10’ West 1,400.0 feet; thence North 5°00’ West 333.96 feet to an iron pipe; thence leaving the East bank of said Mississippi River due East 2,120.11 feet to the point of beginning, being located in Section 1, Township 15 North, Range 9 West, and Section 6, Township 15 North, Range 8 West, Washington County, Mississippi; together with all accretions and batture lands thereto and rights of reversion, all as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1298 at Page 521.
(8)The real property purchased and held for the possible future site of an Electric Generating Station, including the power houses, buildings and other structures and all of the Company’s right, title and interest in and to lands, rights-of-way, easement rights, water rights, franchises, consents, privileges and immunities of every kind and character, owned, used or enjoyed in connection therewith, being that certain parcel of land in Wilkinson County, Mississippi, described as follows:
PARCEL 1:
In Wilkinson County, Mississippi, all of Section 24, all of Section 22, all of Section 26, all of Section 25, Lots 1, 2, 5 and 7 of Section 27, and all of Section 50, and all of the Lot allotted to Susan Harris by the Commissioners of the Chancery Court of Wilkinson County in the case of Anthony Haynes vs. Susan Harris, et al, and being Cause Number 1612 on the docket of the said Court, said Lot being Lot 6, Section 36, containing 48.81 acres, all shown by Decree confirming the Commissioners Report in said Cause, said Decree with Plat attached being of record in Book 3-A, Pages 548 and 549, all being in Township 1 North, Range 4 West; and
All of Section 1, less the South 95 acres owned by Mrs. G.E. and C.S. Pitcher in Township 1 North, Range 5 West; also the North 72 acres of Section 4, Township 1 North, Range 5 West, said land being known as the Berry and Williamson land in said Sections, Township and Ranges; also the North 13.78 acres of Section 3, Township 1 North, Range 5 West;
and containing in the aggregate 2,320 acres, more or less.
There is excepted from this description and the lands hereinabove described a tract of land 1500 feet square in the Northwest corner of Section 24, Township 1 North, Range 4 West, said parcel to be between parallel lines, the North and West lines to be the section lines and the South and East lines to be parallel with the North and West lines.
The lands hereby described containing in the aggregate 2,260 acres, more or less.
Also, a right-of-way 36 feet in width along the presently existing roadway across Sections 11, 12 and 23, Township 1 North, Range 4 West, for the purpose of ingress and egress to and from the above described land.
Together with all accretions, batture lands, riparian rights and made lands contiguous to all the hereinabove described lands, all as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Wilkinson County, Mississippi, in Book 6-0 at Page 348.
(9)A twenty-five percent (25%) undivided interest in and to the Steam Electric Generating Station situated in the County of Independence, State of Arkansas, including the power houses, buildings and other structures and all of the Company’s right, title and interest in and to lands, rights-of-way, easement rights, water rights, franchises, consents, privileges and immunities of every kind and character, owned, used or enjoyed in connection therewith, being that certain parcel of land in said County and State, described as follows:
All that part of the SW1/4, SW1/4, Section 3, lying South of the South Right-of-Way of the Missouri Pacific Railroad; all tht part of the SE1/4, SE1/4, Section 4, lying South of the said railroad Right-of-Way; the E½, NE1/4, Section 9; all that part of the SE1/4, Section 9, lying East of the Right-of-Way of Arkansas State Highway 69 along the West side thereof and lying East of the Right-of-Way of a gravel road, running North and South, located in the NW1/4 of said SE1/4, Section 9; all that part of Section 10, lying South of the said railroad Right-of-Way; the SW1/4, Section 11; the W½, SE1/4, Section 11; all that part of the NW1/4, Section 11, lying South of said railroad Right-of-Way; all that part of the SW1/4, NE1/4, Section 11, lying South of said railroad Right-of-Way; the NW1/4, Section 14; the W½, NE1/4, Section 14; the NW1/4, SE1/4, Section 14; the N½, SW1/4, Section 14; the N½, SE1/4, Section 15; the NE1/4, Section 15 and the NW1/4, Section 15, all located in T-12-N, R-4-W, Independence County, Arkansas, being more particularly described as follows:
From a found stone at the S.W. corner of Section 15, T-12-N, R-4-W, run N 05°05’42”W 2781.49 feet to the point of beginning, being the S.W. corner of the NW1/4, said Section 15; thence continue N 05°05’42”W 2663.62 feet; thence S 85°35’38”W 2530.30 feet to a point on the East Right-of-Way of Arkansas State Highway 69; thence N 06°01101”E 771.54 feet along said Highway Right-of-Way; thence N 04°50’27”E 158.40 feet along said highway Right-of-Way; thence N 04°31’42”W 347.39 feet along said highway Right-of-Way; thence N 10°51’53”W 503.85 feet along said highway Right-of-Way; thence N 12°33’19”W 502.59 feet to a point on the East Right-of-Way of a gravel road; thence N 09°52’31”W 358.17 feet along said road Right-of-Way; thence N 85°39’45”E 1225.04 feet; thence N 04°28’26”W 2645.44 feet; thence N 03°53’03”W 625.44 feet (along the West line of the SE1/4, SE1/4, Section 4) to a point on the South Right-of-Way of the Missouri Pacific Railroad; thence S 76°48’31”E 11,268.35 feet along said railroad Right-of-Way (to a point on the East line of the SW1/4, NE¼, Section 11); thence S 04°47’16”E 2700.68 feet; thence S 04°59’47”E 4021.24 feet to the S.E. corner of the NW¼, SE¼, Section 14; thence S 85°59’33”W 4081.85 feet; thence S 87°17’20”W 2687.87 feet; thence N 05°10’09”W 1358.94 feet; thence S 87°58’38”W 2683.76 feet to the point of beginning, containing 1921.76 acres more or less. Subject to easements of record.

Less and except a switchyard substation tract approximately 1200 feet northerly and southerly and approximately 1000 feet easterly and westerly and containing approximately 27.5 acres lying near the center of the west half of Section 10, T 12 N, R 4 W, and more precisely described as follows:
From the southwest corner of said Section 10, run N 13°9’25.5”E 2107.05 feet to a point which is the southwest corner of the switchyard. The boundaries of said switchyard, proceeding from said southwest switchyard corner, are as follows: Run N 13°11’29”E 1200 feet to the northwest corner of said switchyard; thence S 76°48’31”E 1,000 feet to the northeast corner; then S 13°11’29”W 1,200 feet to the southeast corner; then N 76°48’31” west 1,000 feet, returning to the southwest corner.
PARAGRAPH TWO
THE ELECTRIC SUBSTATIONS AND SUBSTATIONS SITES OF THE COMPANY, including all buildings, structures, towers, poles, all equipment, appliances and devices for transforming, converting, transmitting and distributing electric energy, and the land of the Company on which the same are situated, and all of the Company’s land and easements, rights-of-way, rights, machinery, equipment, appliances, devices, and appurtenances forming a part of said substations or any of them, or used or enjoyed or capable of being used or enjoyed in conjunction with any thereof, including all of the Company’s right, title and interest in and to the following, situated in the State of Mississippi:

ADAMS COUNTY:
(1)4.60 acres, Natchez 115 KV substation site, in Section 17, Township 7 North, Range 3 West, being part of Anchorage Plantation, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Adams County, Mississippi, in Book 4W at Page 377.

(2)1.38 acre easement to Johns-Mansville 115 KV substation site in Section 48, Township 7 North, Range 3 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Adams County, Mississippi, in Book 54 at Page 379.

(3)8.23 acres, Natchez Industrial Park 115 KV substation less 1.23 acres, easement to Adams County, Section 54, Township 7 North, Range 3 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Adams County, Mississippi, in Book 10-E at Page 78 and in Book 10-J at Page 562.

(4)2.56 acres, South Natchez 115 KV substation site:
Parcel 1: 2.17 acres along Government Fleet Road and Oscar Street, described as follows:

Tract 1 - 1.972 acres in Section 25, Township 17 North, Range 3 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Adams County, Mississippi, in Book 7-0 at Page 486;
Tract 2 - 0.014 acres in Section 25, Tonwship 7 North, Range 3 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Adams County, Mississippi, in Book 7-Q at Page 48; and
Tract 3 - 0.184 acres in Section 25, Township 7 North, Range 3 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Adams County, Mississippi, in Book 7-P at Page 412.
Parcel 2: 0.39 acres in Section 25, Township 7 North, Range 3 West, being Lot 2, Block 2, as shown on Map 67, and as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Adams County, Mississippi, in Book 14-M at Page 493.
(5)1.51 acres, South Natchez 115 KV substation site, in Section 25, Township 7 North, Range 3 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Adams County, Mississippi, in Book 7-0 at Page 486.

(6)0.31 acres, Natchez 115 KV substation roadway, in Section 25, Township 7 North, Range 3 West, being part of Anchorage Plantation, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Adams County, Mississippi, in Book 4W at Page 379.
AMITE COUNTY:
(1)6.31 acres, Liberty 115 KV substation site in Section 2, Township 2 North, Range 4 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Amite County, Mississippi, in Book 117 at Page 408.

(2)10.80 acres, Gloster 115 KV substation site in Section 18, Township 3 North, Range 2 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Amite County, Mississippi, in Book 79 at Page 248.

(3)0.663 acres, Capline 115 KV substation easement in Section 2, Township 2 North, Range 4 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Amite County, Mississippi, in Book 179 at Page 323.

(4)Interstate Pipeline 115 KV substation easement in Section 2, Township 2 North, Range 4 East.

ATTALA COUNTY:
(1)Attala 115/230 KV substation site, 5.33 acres in Section 3, Township 13 North, Range 6 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Attala County, Mississippi, in Book 351 at Page 473.

(2)McAdams 500 KV substation site:

Parcels 1, 2, 3 and 4: 29.69 acres in Section 4, Township 13 North, Range 6 East, and Section 33, Township 14 North, Range 6 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Attala County, Mississippi, in Book 351 at Page 260;
Parcel 5: 94.22 acres in Section 4, Township 13 North, Range 6 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Attala County, Mississippi, in Book 351 at Page 242;
Parcel 6 (Hollingsworth): 138.49 acres in Section 3, Township 13 North, Range 6 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Attala County, Mississippi, in Book 347 at Page 363 and in Book 349 at Page 481, less 94 acres to IPC 8/22/79, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Attala County, Mississippi, in Book 351 at Page 425;
Parcel 7 (McGowan): 23.10 acres in Section 3, Township 13 North, Range 6 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Attala County, Mississippi, in Book 351 at Page 260.
(3)Kosciusko 115 KV substation site, 4.76 acres, in Section 14, Township 14 North, Range 7 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Attala County, Mississippi, in Book 142 at Page 141.

BOLIVAR COUNTY:
(1)0.978 acres, Stringtown 115 KV substation site, in Section 23, Township 20 North, Range 8 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Bolivar County, Mississippi, in Book H-47 at Page 357.

(2)5.0 acres, Cleveland 115 KV substation site, in South Half of Section 9, Township 22 North, Range 5 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Bolivar County, Mississippi, in Book M-14 at Page 562, less 0.10 acres off North side to Travenol, 12/30/80, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Bolivar County, Mississippi, in Book M-145 at Page 606.

(3)2.96 acres, South Cleveland 115 KV substation, in Northeast Quarter of Section 28, Township 22 North, Range 5 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Bolivar County, Mississippi, in Book M-79 at Page 107.

(4)5.74 acres, Rosedale 115 KV substation site in Sections 13 and 24, Township 23 North, Range 8 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Bolivar County, Mississippi, in Book H-10 at Page 551.

(5)5.42 acres, 115 KV Shelby substation site, in Section 6, Township 24 North, Range 5 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Bolivar County, Mississippi, in Book M-64 at Page 503.

CLAIBORNE COUNTY:
(6)4.48 acres, Port Gibson 115 KV substation site, in Section 20, Township 12 North, Range 2 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Claiborne County, Mississippi, in Book 6-I at Page 71.
(7)GGNS 500 KV Switchyard Site: 52.37 acres, from Middle South Energy, Inc. in Section 12, Township 12 North, Range 2 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Claiborne County, Mississippi, in Book 9-R at Page 177.
COAHOMA COUNTY:
1. 5.74 acres Jonestown 115 KV substation site in West Half of Southeast Quarter, Section 34, Township 29 North, Range 3 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Coahoma County, Mississippi, in Book 319 at Page 494.

2. 3.133 acres, Clarksdale 115 KV substation site in the Northeast Quarter of Northeast Quarter of Section 36, Township 27 North, Range 4 West, and Northwest Quarter of Northwest Quarter of Section 31, Township 27 North, Range 3 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Coahoma County, Mississippi, in Book 88 at Page 589, and in Book 222 at Pages 283 and 325.

3.Easement Rudyard 115 KV switching station site in Section 32, Township 29 North, Range 3 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Coahoma County, Mississippi, in Book 323 at Page 398.
COPIAH COUNTY:
1. 4.56 acres, Hazlehurst 115 KV substation site, in Southeast Quarter of Northeast Quarter, Section 3, Township 10 North, Range 8 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Copiah County, Mississippi, in Book 6-K at Page 133.

2.Crystal Springs 115 KV substation site; Parcel 1: 1.47 acres in Southeast Quarter of Northeast Quarter, Section 35, Township 2 North, Range 2 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Copiah County, Mississippi, in Book 4-G at Page 252;

3.Parcel 2: 0.43 acres in Southeast Quarter of Northeast Quarter of Section 35, Township 2 North, Range 2 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Copiah County, Mississippi, in Book 4-G at Page 253;

4.Parcel 3: 2.63 acres in Southeast Quarter of Northeast Quarter of Section 35, Township 2 North, Range 2 West, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Copiah County, Mississippi, in Book 7-P at Pages 574, 577, 579, 581 and 583.
DESOTO COUNTY:
1.Leased 5.74 acres, Hernando 115 KV substation site in Northwest Quarter of Section 20, Township 3 South, Range 7 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of DeSoto County, Mississippi, in Book 14 Page 479.

2. 5.23 acres, Walls 115 KV substation site in Northwest Quarter of Northwest Quarter of Section 34, Township 1 South, Range 9 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of DeSoto County, Mississippi, in Book 49 at Page 200, less .28 acres to MSHD, all as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of DeSoto County, Mississippi, in Book 175 at Pages 389-390.

3. 4.20 acres, DeSoto 115 KV substation site in North Half of Northeast Quarter of Section 29, Township 1 South, Range 8 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of DeSoto County, Mississippi, in Book 91 at Page 367, less .8 acres sold to DeSoto County on 8-29-84, all as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of DeSoto County, Mississippi, in Book 175 at Pages 389-390.

4. 9.93 acres, Horn Lake 161/115 KV substation site in Section 26, Township 1 South, Range 8 West, less 0.53 acres sold 4/6/61, less 0.35 acres granted for roadway, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of DeSoto County, Mississippi, in Book 36 at Page 435, Book 49 at Page 407, and Book 80 at Page 487. Also less 3.06 acres dedicated to office, engineering and storeroom purposes.

5. 2.07 acres, Nesbit 115 KV substation site, in Southeast Quarter of Section 13, Township 2 South, Range 8 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of DeSoto County, Mississippi, in Book 49 at Page 11, less 0.22 acres to DeSoto County, including 10-foot easement, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of DeSoto County, Mississippi, in Book 100 at Page 618.

6. 4.0 acres, Greenbrook 115 KV substation site along Swinnea Road in the Southwest Quarter of Section 29, Township 1 South, Range 7 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of DeSoto County, Mississippi, in Book 151 at Page 179.
FRANKLIN COUNTY:
1. 5.47 acres, Roxie 115 KV substation site in Southeast Quarter of Southwest Quarter of Section 19, Township 6 North, Range 1 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Franklin County, Mississippi, in Book D-6 at Page 65.

2.Roadway to Franklin E.H.V. substation:
Parcel 1 (Paul C. Gill): 1.53 acres, Southeast Quarter of Northeast Quarter of Section 1, Township 6 North, Range 5 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Franklin County, Mississippi, in Book N-6 at Page 35;
Parcel 2 (James E. Dickey, Jr.): 2.75 acres, Northwest Quarter of Section 6, Township 6 North, Range 6 East, and Northeast Quarter of Section 1, Township 6 North, Range 5 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Franklin County, Mississippi, in Book N-6 at Page 38.
3. 5.16 acres, Meadville 115 KV substation site, South Half of Northeast Quarter of Section 32, Township 6 North, Range 3 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Franklin County, Mississippi, in Book J-5 at Page 329; less .55 acres sold 2/24/67, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Franklin County, Mississippi, in Book G-6 at Page 519.

4.Franklin E.H.V. substation:
Parcel 1 (James E. Dickey): 20.0 acres, East Half of Lot 10 in the East Half of Southwest Quarter of Southeast Quarter of Section 31, Township 7 North, Range 6 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Franklin County, Mississippi, in Book M-6 at Page 521, less 5.0 acres, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Franklin County, Mississippi, in Book 57 at Page 33.
Parcel 2 (L. Brantley Dickey): Lot 7 (44.7 acres) and part of Lot 8 (27.8 acres) in West Half of Section 6, Township 6 North, Range 6 East. West Half of Lot 10 (20 acres) in the West Half of Southwest Quarter of Southeast Quarter of Section 31, Township 7 North, Range 6 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Franklin County, Mississippi, in Book M-6 at Page 506.
Parcel 3 (Vivian H. Posey): Lot 3C (13.5 acres) in North One-third of Southeast Quarter of Southwest Quarter of Section 31, Township 7 North, Range 6 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Franklin County, Mississippi, in Book M-6 at Page 524.
Parcel 4 (Williard L. Herring): Lot 3B (13.5 acres), Middle One-third of Southeast Quarter of Southwest Quarter of Section 31, Township 7 North, Range 6 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Franklin County, Mississippi, in Book M-6 at Page 517.
Parcel 5 (Venton L. Dickey): Lot 2B (13.5 acres) in the South One-third of Southeast Quarter of Southwest Quarter of Section 31, Township 7 North, Range 6 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Franklin County, Mississippi, in Book M-6 at Page 513.
GRENADA COUNTY:
1. 3.71 acres, Grenada 115 KV substation site in the Bledsoe Addition in Southwest Quarter of Northwest Quarter of Section 7, Township 22 North, Range 5 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Grenada County, Mississippi, in Book 64 at Page 629.

2. 7.0 acres, South Grenada 115 KV substation site being Lots 7, 8 and 9 and part of Lots 6, 10-13 and 27 of North Sunnycrest Rev. as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Grenada County, Mississippi, in Book 154 at Page 509.

3. 2.30 acres, Elliott 115 KV substation, along the East side of U.S. Highway 51 near the Montgomery-Grenada County Line in Section 21, Township 21 North, Range 5 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Grenada County, Mississippi, in Book 219 at Page 203.
HINDS COUNTY:
1.Bakers Creek Substation (proposed):
A parcel of land located in the Northwest Quarter of Section 11, Township 5 North, Range 2 West, Second Judicial District of Hinds County, Mississippi, and being more particularly described as follows:
Commence at the NW corner of Section 11, Township 5 North, Range 2 West, and run East 2310 feet to a point; run thence South along a fence line 1288.5 feet to a pin marking the POB of the tract herein described.
From the POB continue South along a fence line 1321.5 feet to a pin at the North ROW of Airport Road; run thence easterly along said North ROW 329.7 feet to a pin; run thence North and parallel to aforementioned west fence line a distance of 1088.9 feet to a point (said point being 220 feet at right angle to an existing MP&L. Co. Power Transmission Line); run thence N 16°52’17” E (along a line parallel to and 220 feet at right angle to said MP&L Co. Power Transmission Line) a distance of 308.8 feet to a point; run thence S 82°09’44”W a distance of 423.3 feet to the point of beginning.
The above described tract lies in the Northwest Quarter of Section 11, Township 5 North, Range 2 West, Second Judicial District of Hinds County, Mississippi, and contains 10.48 acres more or less, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the Second Judicial District of Hinds County, at Raymond, Mississippi, in Book 3358 at Page 91.
2.North Jackson 115 KV substation site:
Parcel 1 (T.L. Carraway, Jr.): 7.50 acres in Lot 4, Hanging Moss Survey in Section 1, Township 6 North, Range 1 East, First Judicial District of Hinds County, Mississippi, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1246 at Page 194, Book 1446 at Page 63; and Book 2254 at Page 529;
Parcel 2 (T. G. Solomon & Others): 4.87 acres in Section 1, Township 6 North, Range 1 East, First Judicial District of Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 2258 at Page 116.
3.Hanging Moss 115 KV substation site:
Parcel 1: 1.9 acres in Southeast Quarter of Southeast Quarter of Section 10, Township 6 North, Range 1 East, First Judicial District of Hinds County, Mississippi, less .027 acres to City of Jackson, 12/23/81, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 2616 at Page 262 and Book 2859 at Page 343.

Parcel 2: 1.07 acres, being Lot 11 and the South 38 feet of Lot 10 in Block B, Hanging Moss Survey, Part C, First Judicial District of Hinds County, Mississippi, Plat Book 11 at Page 11, less .044 acres to City of Jackson, 1/23/81, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 2616 at Page 258 and Book 2859 at Page 343.
4. 2.06 acres, Medical Center 115 KV substation site easement only; includes 0.26 acres in roadway, in Southwest Quarter of Section 26, Township 6 North, Range 2 East, First Judicial District of Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 2486 at Page 696.

5.Fondren 115 KV substation site, beign part of Lots D, E, F and G of Isham Cade Survey, part of Odeneal Survey in Sections 26 and 27, Township 6 North, Range 1 East, First Judicial District of Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1620 at Page 495.

6. 7.15 acres, Old Canton Road substation site in Northeast Quarter of Section 13, Township 6 North, Range 1 East, First Judicial District of Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 2314 at Page 550, less 0.72 acres, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 2862 at Page 778.

7. 4.88 acres, Country Club 115 KV substation site, being a part of Lot 2 in the Northwest Quarter of Northeast Quarter of Section 17, Township 6 North, Range 2 East, First Judicial District of Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1618 at Page 497.

8. 5.51 acres, Northeast Jackson 115 KV substation site: In Lot 4 of Section 30, Township 6 North, Range 2 East, First Judicial District of Hinds County, Mississippi. Also 200-foot wide R.O.W. extended eastward, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 868 at Page 144, less 0.59 acre easement to City of Jackson for street, 5/21/65, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1574 at Page 330, less 0.89 acre easement to City of Jackson for street, 3/16/79, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Hinds County, Mississippi, in Book 2710 at Pge 259.

9.East Jackson 115 KV substation, 2.44 acres in Lot 34 of South Jackson Survey, First Judicial District of Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County, Mississippi, in Book 564 at Page 523, subject to an easement for sanitary sewer to City of Jackson, as more particularly described in the documents recorded among the land records in the office of the

Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1984 at Page 466 and Book 1884 at Page 489.

10.Miami Street 115 KV substation and R.O.W., 0.52 acres, being Lots 1-3, Block 4, Shady Oaks Subdivision, Part 6, in Northwest Quarter of Section 28, Township 6 North, Range 1 East, First Judicial District of Hinds County, Mississippi, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1076 at Page 180 and Book 1844 at Page 334; less portion sold to City of Jackson for streets.

11. 0.505 acre easement to Capline 115 KV substation in Northeast Quarter of Northeast Quarter of Section 21, Township 5 North, Range 2 West, Second Judicial District of Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the Second Judicial District of Hinds County at Raymond, Mississippi, in Book 213 at Page 358.

12. 8 KV substation site (Kennington/McRae Store), part of the North Half of Lot 3, Square 10, South Jackson, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 448 at Page 393; less 10’ x 20’ area sold to Hederman, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 462 at page 287.

13.South Jackson 115/230 KV substation site:
Parcel 1: 13.89 acres in Lot 3 in Section 15, Township 5 North, Range 1 East, First Judicial District, Hinds County, Mississippi, less 0.18 acre easement to City of Jackson for South West Street, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 156 at Page 471; Book 213 at Page 187; Book 262 at Page 630; Book 323 at Page 537; and Book 1006 at Page 158.
Parcel 2: 0.65 acres in Lot 3, Section 15, Township 5 North, Range 1 East, First Judicial District of Hinds County, Mississippi, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1006 at Page 158.
Parcel 3: 2.54 acres in Lot 4 in Section 15, Township 5 North, Range 1 East, First Judicial District of Hinds County, Mississippi, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 316 at Page 503; Book 1008 at page 352; and Book 1884 at Pages 235 and 257.
Parcel 4: 2.07 acres in Lot 4 in Section 15, Township 5 North, Range 1 East, First Judicial District of Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 316 at Page 503; Book 1008 at Page 352; and Book 1564 at Page 146.

Parcel 5: 0.12 acres, being all of Lot 39 and part of Lot 38, Block B, Galilee Subdivision, including a strip of land between Lot 39 and Lot 4 in Section 15, Township 5 North, Range 1 East, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1884 at Page 257.
Parcel 6: Parts of Lots 31 and 32 of Block A of Hightower Subdivision, Plat Book 2 at Page 7; also part of Lots 11 and 12 of Block A, Kiondyke Addition on Plat Book 2 at Page 66, in Section 15, Township 5 North, Range 1 East, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 2446 at Page 247.
Parcel 7: Lot 33 and part of Lot 32 of Block B, Hightower Subdivision, First Judicial District, Hinds County, Mississippi, as shown on Surveyors Record Book B at Page 7, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 2446 at Page 247.
14. 6.17 acres, West Jackson 115 KV substation site in the East Half of Southeast Quarter of Section 1, Township 5 North, Range 1 West, First Judicial District of Hinds County, Mississippi, as described in Cause No. 9302 in Hinds County Court First District, Minute Book 11 at page 593, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 840 at Page 79; less 0.56 acres sold to Highway Commission, 4/2/65, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1564 at Page 258.

15.Treatment Plant 115 KV substation site: Easement in Northeast Quarter of the Northeast Quarter of Section 32, Township 5 North, Range 1 East, First Judicial District of Hinds County, Mississippi.

16. 5.662 acres, Southwest Jackson 115 KV substation site, in East Half of Northeast Quarter of Section 25, Township 5 North, Range 1 West, First Judicial District of Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1356 at Page 337; less 0.051 acres to City of Jackson for street, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 2732 at Page 794.

17. 6.48 acres, Forest Hill 115 KV substation site in the Southeast Quarter of Section 22, Township 5 North, Range 1 West, First Judicial District of Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 2100 at Page 438.

18.Robinson Road 230 KV substation site:
Parcel 1: 6.36 acres, being a part of Lots 8 and 9 of Equitable Investment Company, Part 1, Plat Book 4 at Page 87, in North Half of Northwest Quarter of Section 13 and South Half of Southwest Quarter of Section 12, Township 5 North, Range 1 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Hinds County, Mississippi, in Book 2446 at Page 249.
Parcel 2: 0.99 acre Roadway easement across Lot 9 as described above in Parcel 1, and Lot 10, First Judicial District of Hinds County, Mississippi; all as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 2446 at Page 249.
19. 5.58 acre Northwest Jackson 115 KV substation site in Northeast Quarter of Section 25, Township 6 North, Range 1 West, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1700 at Page 439.

20. 1.45 acres, Northside Drive 230 KV substation site; being part of a 6.20 acre tract in Sections 14 and 15, Township 6 North, Range 1 West, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 2862 at Page 786.

21. 3.26 acres, Terry 115 KV substation site (16th Section lease expiring 4/23/98), in Section 16, Township 3 North, Range 1 West, First Judicial District, Hinds County, Mississippi, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 2236 at page 299 and Book 2238 at Page 192.

22.Monument Street 115 KV substation:
Parcel 1: Lots 5-7 and 26-29 of Block A, McLeod Garner Subdivision, First Judicial District, Hinds County, Mississippi, less parts of Lots 5-7 sold to City of Jackson, including a portion of property leased from Deposit Guaranty Bank & Trust Company, Trustee, all as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 844 at Page 282; Book 422 at Page 97; Book 1056 at Page 104; Book 1054 at Pages 263, 264 and 300; and Book 1188 at Page 485.
Parcel 2: Lots 2-4, Block A, McLeod-Garner Subdivision, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1206 at Page 471.
Parcel 3: Lots 30, 31 and 32 West of Pleasant Avenue (Railroad Avenue), Block A, McLeod Garner Subdivision, First Judicial District, Hinds County, Mississippi, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1218 at Page 571; and Book 1250 at Page 488.
Parcel 4: Part of Lots 9 and 10, Block A, McLeod Garner Subdivision, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1452 at Page 170.

Parcel 5: Lot 8, Block A, McLeod Garner Subdivision, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1432 at Page 22.
23. 1.295 acres, South Gallatin 115 KV substation site, part of Lot 22 per H. C. Daniel 1875 Map, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 2294 at Page 65.

24.Kingswood 115 KV substation site:
Parcel 1 (Irby Construction - Kelso): 0.48 foot strip in Lot 7, Block 4, Englewood Subdivision, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1894 at Page 277.
Parcel 2: 0.29 acres in Lot 7, Block 4, Englewood Subdivision, less the North 20 feet thereof in Northeast Quarter of Section 20, Township 5 North, Range 1 East, First Judicial District, Hinds County, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1898 at Page 104.
Parcel 3: 1.31 acres, being that portion of Englewood Blvd. lying between the West R.O.W. of 1-55 and Kingswood Avenue closed and vacated by the City of Jackson in Ordinance dated 12/1/70, Minute Book ZZ, Page 411, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1914 at Page 480 and Book 1908 at Page 135.
25. 5.47 acres, Clinton 115 KV substation site in Southwest Quarter of Section 28, Township 6 North, Range 1 West, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1556 at Page 124.

26. 5.42 acres, Clinton Industrial Park 230 KV substation in Southeast Quarter of Section 14, Township 6 North, Range 2 West, Second Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the Second Judicial District of Hinds County at Raymond, Mississippi, in Book 241 at Page 169.

27. 6.18 acres, Bolton 115 KV substation site in the Northeast Quarter of Northwest Quarter of Section 1, Township 5 North, Range 3 West, Second Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the Second Judicial District of Hinds County at Raymond, Mississippi, in Book 178 at Page 306.

28. 3.60 acres, Edwards 115 KV substation site in the North Half of Section 4, Township 5 North, Range 4 West, Second Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the Second Judicial District Hinds County at Raymond, Mississippi, in Book 259 at Pages 84 and 87.

29. 7.46 acres, Utica 115 KV substation site in Southeast Quarter of Southeast Quarter of Section 5, Township 3 North, Range 4 West, Second Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the Second Judicial District of Hinds County at Raymond, Mississippi, in Book 193 at page 551.

30. 4.08 acres, Raymond 115 KV substation site in the Southeast Quarter of Section 21, Township 5 North, Range 2 West, Second Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the Second Judicial District of Hinds County at Raymond, Mississippi, in Book 289 at Page 692.

31. 4.75 acres, Northside Drive 230 KV substation site, being part of a 6.20 acre tract in Sections 14 and 15, Township 6 North, Range 1 West, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 2862 at Page 786.

32.Ray Braswell E.H.V. Substation Site:
Parcel 1 (Johnson Tract): 80.49 acres in North Half of Northeast Quarter of Section 6, Township 5 North, Range 1 West, First Judicial District, Hinds County, Mississippi, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1540 at Page 302 and Book 1584 at Page 338.
Parcel 2 (Foshee Tract): 40.50 acres, Northwest Quarter and Southwest Quarter, Section 5, Township 5 North, Range 1 West, First Judicial District, Hinds County, Mississippi, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1320 at Page 336 and Book 1404 at Page 182.
Parcel 3 (Hall Tract): 144.55 acres, North Half of Northwest Quarter and Southeast Quarter of Northwest Quarter and Northeast Quarter of Southwest Quarter of Section 5, Township 5 North, Range 1 West, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1404 at Page 187.
33. 2.32 acres, Byram 115 KV substation site in the West Half of Southwest Quarter of Section 13, Township 4 North, Range 1 West, Second Judicial District, Hinds County, Mississippi, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of the Second Judicial District of Hinds County at Raymond, Mississippi, in Book 2096 at Page 127 and Book 2526 at Page 770.
HOLMES COUNTY:
1. 4.61 acres, Durant 115 KV substation site: In Northeast Quarter of Northwest Quarter, Section 23, Township 14 North, Range 4 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Holmes County, Mississippi, in Book 43 at Page 69.

2.Lexington 115 KV substation site:

Parcel 1: 4.41 acres in Lot 6, in Section 28, Township 15 North, Range 2 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Holmes County, Mississippi, in Book 85 at Page 502.
Parcel 2: 0.24 acres in Southwest Quarter of Southwest Quarter of Section 21, Township 15 North, Range 2 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Holmes County, Mississippi, in Book 85 at Page 500.
3.Pickens 230/115 KV substation site:
Parcel 1: 7.59 acres, in the Northeast Quarter of Section 36, Township 13 North, Range 3 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Holmes County, Mississippi, in Book 97 at Page 517.
Parcel 2: 5.17 acres in the Northeast Quarter of Section 36, Township 13 North, Range 3 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Holmes County, Mississippi, in Book 143 at Page 409.
4.Pickens 230 KV substation: 5.17 acres in the Northeast Quarter of Section 36, Township 13 North, Range 3 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Holmes County, Mississippi, in Book 143 at Page 409.
HUMPHREYS COUNTY:
1. 5.51 acres, Belzoni 115 KV substation site: In the Southeast Quarter of Southwest Quarter of Section 34, Township 16 North, Range 3 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Humphreys County, Mississippi, in Book 46 at Page 17, less 0.25 acres to the Highway Commission, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Humphreys County, Mississippi, in Book 46 at Page 157.

2. 3.20 acres, Midnight 115 KV substation site: In Southeast Quarter of Section 23, Township 14 North, Range 4 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Humphreys County, Mississippi, in Book 48 at Pages 229 and 285; less 0.08 acres to Highway Commission, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Humphreys County, Mississippi, in Book 82 at Page 513.
ISSAQUENA COUNTY:
1.Leasehold - Mayersville 115 KV substation site in Southeast Quarter of Northeast Quarter, Section 21, Township 12 North, Range 8 West.
JEFFERSON COUNTY:
1. 4.60 acres, Fayette 115 KV substation site in Section 4, Township 8 North, Range 1 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Jefferson County, Mississippi, in Book 4-V at Page 23.
JEFFERSON DAVIS COUNTY:
1. 5.00 acres, New Hebron 115 KV substation site along the South Side of Highway 42 in Section 24, Township 9 North, Range 20 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Jefferson Davis County, Mississippi, in Book 114 at Page 147.
LAWRENCE COUNTY:
1. 4.07 acres, Silver Creek 115 KV substation site in Northeast Quarter of Southwest Quarter, Section 2, Township 7 North, Range 20 West, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Lawrence County, Mississippi, in Book A-27 at Page 270 and in Book A-49 at Page 600.
LEAKE COUNTY:
1. 7.00 acres, Carthage 115 KV substation site in West Half of Northwest Quarter, Section 15, Township 10 North, Range 7 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Leake County, Mississippi, in Book 75 at Page 182.
LEFLORE COUNTY:
1.Greenwood 115 KV substation:
Parcel 1: 2.22 acres in Northeast Quarter of Southeast Quarter, Section 21, Township 19 North, Range 1 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Leflore County, Mississippi, in Book 62 at Pages 237 and 457.
Parcel 2 (UC&M Building and substation site): 1.84 acres, being Lot 1, Map 1, Page 50 of Industrial Subdivision in South Half of Section 21, Township 19 North, Range 1 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Leflore County, Mississippi, in Book 94 at Page 337.
Parcel 3: Being 0.165 acres in Section 21, Township 19 North, Range 1 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Leflore County, Mississippi, in Book 245 at Page 219.
2.Leasehold - Mid Valley Pipeline 115 KV substation site: In Lot 8 of the Northeast Quarter of Southeast Quarter, Section 11, Township 21 North, Range 1 West.

3. 4.83 acres, Schlater 115 KV substation site in Southwest Quarter of Section 35, Township 21 North, Range 2 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Leflore County, Mississippi, in Book 112 at Page 311.
LINCOLN COUNTY:
1. 6.73 acres, Brookhaven 115 KV substation site in Northwest Quarter, Section 8, Township 7 North, Range 8 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Lincoln County, Mississippi, in Book 148 at Page 82.

2. 12.30 acres, S. Brookhaven 115 KV substation site: In Northeast Quarter of Northeast Quarter, Section 25, Township 7 North, Range 7 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Lincoln County, Mississippi, in Book 655 at Page 187.
MADISON COUNTY:
1.Canton 115 KV substation - Additional land for 230 KV conversion:

Commencing at the northwest corner of Section 21, Township 9 North, Range 3 East, Madison County, Mississippi, run South 25 feet to the south right of way line of the Illinois Central Gulf Railroad, run thence South 88 Degrees 53 Minutes East, along said south right of way line, a distance of 1,459.5 feet to a point, said point being the northeast corner of Mississippi Power & Light Company’s Canton 115 KV Substation property as described on Page 51 of Book 7 in the office of the Chancery Clerk of Madison County in Canton, Mississippi, and Point of Beginning of the land herein described; continue thence South 88 Degrees 53 Minutes East, along said south right of way line of Illinois Central Gulf Railroad; a distance of 345.2 feet to a point; run thence South 45 Degrees 40 Minutes West a distance of 1,011.3 feet to a point; run thence North 44 Degrees 20 Minutes West a distance of 246 feet to the southernmost corner of said Mississippi Power & Light Company property; run thence North 45 Degrees 40 Minutes East a distance of 769.13 feet, along the southeast property line of said Mississippi Power & Light Company property, to the Point of Beginning, containing 5.03 acres, more or less, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Madison County, Mississippi, in Book 228 at Page 298, and the plat attached as Exhibit “A” thereto.
2. 5.74 acres, Flora 115 KV substation site in Northwest Quarter of Northwest Quarter of Section 15, Township 8 North, Range 1 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Madison County, Mississippi, in Book 96 at Page 292.

3.Charity Church 115 KV substation site in the Northeast Quarter of the Northwest Quarter, Section 33, Township 7 North, Range 2 East: 2.21 acres along the south line of Charity Church Road 255.74 feet where P.O.B. is a point 50 feet East of the East R.O.W. line of the 115 KV transmission line. Includes right of ingress and ingress on a .22 acre parcel 50’ x 190’, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Madison County, Mississippi, in Book 211 at Page 644.

4. 2.46 acres, Livingston Road, 115 KV substation site in Section 33, Township 7 North, Range 1 East, Mary Myler Estate, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Madison County, Mississippi, in Book 190 at Pages 768-770; less .10 acres, roadway easement to the above site.

5. 2.22 acres, Ridgeland 115 KV substation site: Part of Lot 1, Highland Colony Subdivision, Section 31, Township 7 North, Range 2 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Madison County, Mississippi, in Book 133 at Page 49.

6. 9.53 acres, Hoy Road 115 KV substation site in the Southwest Quarter of the Northeast Quarter, Section 10, Township 7 North, Range 2 East, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Madison County, Mississippi, in Book 130 at Page 527 and Book 169 at page 535; less 0.26 acres sold 6/18/80, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Madison County, Mississippi, in Book 174 at Page 134; also 0.70 acres, roadway easement to the above site.

7. 5.02 acres, Canton 115 KV substation site in Northwest Quarter of Section 21, Township 9 North, Range 3 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Madison County, Mississippi, in Book 7 at Page 51.
MONTGOMERY COUNTY:
1. 8.0 acres, Winona 115 KV substation site in the North Half of Northwest Quarter of Northwest Quarter, Section 11, and the South Half of Southwest Quarter-of Southwest Quarter, Section 2, Township 18 North, Range 5 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Montgomery County, Mississippi, in Book EE at Page 155.
PANOLA COUNTY:
1. 5.75 acres, Sardis 115 KV substation site in Southwest Quarter of Southwest Quarter of Southeast Quarter, Section 25, Township 7 South, Range 7 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Panola County, Mississippi, in Book A-42 at Page 33.

2. 5.00 acres, Como 115 KV substation site in Northwest Quarter of Southeast Quarter, Section 4, Township 7 South, Range 7 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Panola County, Mississippi, in Book A-21 at Page 69.

3. 4.00 acres, Crenshaw 115 KV substation site in Southwest Quarter of Southwest Quarter, Section 31, Township 6 South, Range 9 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Panola County, Mississippi, in Book A-21 at Page 39.

4. 2.43 acres, Enid 230/115 KV substation site in East Half of Northwest Quarter, Section 27, Township 10 South, Range 7 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Panola County, Mississippi, in Book M-3 at Page 155.

5. 7.975 acres, Batesville 115/230 KV switching substation site: In East Half of Section 4, Township 9 South, Range 7 West, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Panola County, Mississippi, in Book E-1 at Page 301 and Book J-2 at Page 335.
PIKE COUNTY:
1. 13 KV substation site in Section 1, Township 3 North, Range 7 East, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Pike County, Mississippi, in Minute Book L at Page 338 and Deed Book 57 at Page 534.

2.South McComb 13 KV substation site in Northeast Quarter of Northwest Quarter of Northeast Quarter, Section 13, Township 3 North, Range 7 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Pike County, Mississippi, in Book 58 at Page 170.

3. 4.72 acres, McComb 115 KV substation site in Northwest Quarter of Section 5, Township 3 North, Range 8 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Pike County, Mississippi, in Book 115 at Page 91.

4.Leasehold - Plantation Pipeline 115 KV substation site in the Northeast Quarter of Section 13, Township 1 North, Range 8 East, and the Northwest Quarter of Section 18, Township 1 North, Range 9 East.

5. 13.510 acres, West McComb 115 KV substation site in the Northwest Quarter of Southwest Quarter, Section 2, Township 3 North, Range 7 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Pike County, Mississippi, in Book 157 at Page 119; less 0.021 acres to City of McComb, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Pike County, Mississippi, in Book 173 at Page 147.

6.Leasehold - Colonial Pipeline 115 KV substation site in Northeast Quarter of Southeast Quarter of Section 24, Township 2 North, Range 7 East.

7. 2.15 acres, Fernwood 115 KV substation site in Northwest Quarter of Southwest Quarter and Southwest Quarter of Northwest Quarter, Section 31, Township 3 North, Range 8 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Pike County, Mississippi, in Book 54 at Page 309.
QUITMAN COUNTY:
1.Marks 115 KV substation site:
Tract 1: 1.57 acres in Northeast Quarter of Southeast Quarter, Section 3, and Northwest Quarter of Southwest Quarter, Section 2, all in Township 27 North, Range 1 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Quitman County, Mississippi, in Book AA-8 at Page 518.
Tract 2: 4.51 acres in Northeast Quarter of Southeast Quarter of Section 3, Township 27 North, Range 1 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Quitman County, Mississippi, in Book AA-8 at Page 518; less 0.12 acres sold to Quitman County on 9/5/73, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Quitman County, Mississippi, in Book B-27 at Page 585.
RANKIN COUNTY:
1.Star 115 KV substation:
A parcel of land located in the Northeast Quarter of the Southeast Quarter of Section 2, Township 3 North, Range 3 East, Rankin County, Mississippi, and being more particularly described as follows:
Beginning at a point in the centerline of Westville Road, said point being marked by a nail 4,194.6 feet North and 2,621.1 feet West of the Southeast corner of the West Half of the Northwest 1/4 of Section 12, Township 3 North, Range 2 East, Rankin County, Mississippi, run thence South 89 degrees, 50 minutes East, along the south property line of that tract of land conveyed to Betty Dewees Stewart by Warranty Deed dated May 31, 1972, and recorded in Book 285, Page 212 of the records in the Office of the Chancery Clerk of Rankin County, Mississippi, a distance of 894.4 feet, more or less, to the west property line of that tract of land conveyed to Frazier Morris, Jim Henry Morris, Jewel Brown, Ruby Joyce Thornton, John Morris, Elizah Morris, Bertha Morris Wingate, Mary Morris, Myra Morris, Aitha Morris and Rogers Morris by Quitclaim Deed dated May 22, 1969, and recorded in Book 250, Page 503 of the records in the Office of the Chancery Clerk of Rankin County, Mississippi; run thence northerly, along said west property line a distance of 173.9 feet, more or less, to a point on the centerline of Mississippi Power & Light Company’s South Jackson to Magee 115 KV transmission line; run thence North 44 degrees, 57 minutes West, along the centerline of said transmission line, a distance of 1037.5 feet to a point on the centerline of Westville Road; run thence the following bearings and distances, along the centerline of said Westville Road, South 20 degrees 28 minutes West a distance of 184.72 feet, South 10 degrees 27 minutes West a distance of 592.42 feet; South 02 degrees, 02 minutes East a distance of 149.90 feet to the Point of Beginning, said tract of land containing 11.4 acres, less 0.3 acres of Westville Road right of way, for a net of 11.1 acres, more or less, in the Northeast 1/4 of the Southeast 1/4 of Section 2, Township 3 North, Range 2 East, Rankin County, Mississippi, all as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Rankin County, Mississippi, in Book 524 at Page 448, and as shown on a map or plat attached thereto as Exhibit “A”.
2.Easement - Klean Steel 115 KV substation site in Section 31, Township 6 North, Range 2 East, including parking area and roadway.

3.Leasehold improvements - Marquette Cement 115 KV substation in Section 17, Township 5 North, Range 3 East.

4.Easement - Brandon 115 KV switching station site in East Half of West Half of Northeast Quarter, Section 5, Township 5 North, Range 3 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Rankin County, Mississippi, in Book 131 at Page 425.

5.Luckney 115 KV substation site:
Parcel 1: 1.7 acres, in Southwest Quarter of Northwest Quarter, Section 24, Township 6 North, Range 2 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Rankin County, Mississippi, in Book 297 at Page 363.
Parcel 2: 2.23 acres in the Southwest Quarter of Northwest Quarter, Section 24, Township 6 North, Range 2 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Rankin County, Mississippi, in Book 344 at Page 661.
6. 9.398 acres, Brandon 115 KV substation site in North Half of Section 17, Township 5 North, Range 3 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Rankin County, Mississippi, in Book 235 at Page 99.

7. 2.1 acres, Jackson-Rankin Industrial 115 KV substation site in the North Half of Section 23, Township 5 North, Range 1 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Rankin County, Mississippi, in Book 305 at Page 165.

8.Thompson Airport 115 KV substation site:
Parcel 1: 9.0 acres in West Half of Northwest Quarter, Section 15, Township 5 North, Range 2 East, as. more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Rankin County, Mississippi, in Book 191 at Page 308.
Parcel 2: 14.5 acres in Northwest Quarter of Section 15, Township 5 North, Range 2 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Rankin County, Mississippi, in Book 191 at Page 323.
9. 2.92 acres, Fannin Road, 115 KV substation site in the Northeast Quarter of Northeast Quarter, Section 13, Township 5 North, Range 1 East, including roadway easement 50 feet in width from Highway 80, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Rankin County, Mississippi, in Book 387 at Page 273.

10.Flowood 115 KV substation site:
Parcel 1: 5.07 acres in the South Half of Lot 7, Section 31, Township 6 North, Range 2 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Rankin County, Mississippi, in Book 154 at Page 4.
Parcel 2: 0.969 acres in South Half of Lot 7, Section 31, Township 6 North, Range 2 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Rankin County, Mississippi, in Book 155 at Page 461.
11. 4.02 acres, Florence 115 KV substation site in Northeast Quarter of Northeast Quarter, Section 13, Township 4 North, Range 1 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Rankin County, Mississippi, in Book 231 at Page 546.

12. 137.89 acres, Rankin 500 KV substation site in Section 11, Township 5 North, Range 3 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Rankin County, Mississippi, in Book 436 at Page 573.

13. 5.8 acres, Whitfield 115 KV substation site in Section 27, Township 5 North, Range 2 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Rankin County, Mississippi, in Book 504 at Pages 349‑351.

14. 5.74 acres, Pelahatchie 115 KV substation site in Northwest Quarter of Northwest Quarter, Section 36, Township 6 North, Range 5 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Rankin County, Mississippi, in Book 131 at Page 519.

SCOTT COUNTY:
1. 2.556 acres, Morton 115 KV substation site in Northeast Quarter of Northwest Quarter, Section 23, Township 6 North, Range 6 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Scott County, Mississippi, in Book 5-Z at Page 528.

2. 0.575 acres, 115 KV Line Tower Site (Fee land) in Southeast Quarter of Southwest Quarter, Section 14, Township 6 North, Range 6 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Scott County, Mississippi, in Book 6-A at Page 331.
SHARKEY COUNTY:
1. 8.00 acres, Rolling Fork 115 KV substation site in Northeast Quarter of Section 14, Township 12 North, Range 7 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Sharkey County, Mississippi, in Book 95 at Page 60.
SIMPSON COUNTY:
1.Georgetown 115 KV substation site:
Parcel 1: 5.44 acres in the Southwest Quarter of Southwest Quarter, Section 32, Township 1 North, Range 2 East, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Simpson County, Mississippi, in Book 368 at Page 125 and Book 380 at Page 393.
Parcel 2: 0.21 acres in Northwest Quarter of Southwest Quarter, Section 32, Township 1 North, Range 2 East, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Simpson County, Mississippi, in Book 368 at Page 127 and Book 380 at Page 390.
2. 13 KV substation site in Lot 103 of L.H. May Addition to Mendenhall, Section 34, Township 2 North, Range 4 East, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Simpson County, Mississippi, in Book 177 at Page 450; Book 590 at Page 40; and Book 589 at Page 514.

3. 7.026 acres, Mendenhall 115 KV substation site in the Northwest Quarter of Southeast Quarter, section 27, Township 2 North, Range 4 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Simpson County, Mississippi, in Book 460 at Page 507.

4. 4.25 acres, Magee 115 KV substation site in Southeast Quarter of Northwest Quarter, Section 35, Township 1 North, Range 5 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Simpson County, Mississippi, in Book 225 at Page 443; less 0.55 acres sold to Ray P. Jones, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Simpson County, Mississippi, in Book 307 at Page 70.
SMITH COUNTY:
1. 5.28 acres, Raleigh 115 KV substation site in Southwest Quarter of Southwest Quarter, Section 30, Township 2 North, Range 8 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Smith County, Mississippi, in Book 133 at Page 331.
SUNFLOWER COUNTY:
1. 5.60 acres, Drew 115 KV substation site in Southwest Quarter of Southeast Quarter, Section 9, Township 23 North, Range 3 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Sunflower County, Mississippi, in Book M-13 at Page 322.

2.Indianola 115 KV substation site:
Parcel 1: 8.82 acres in North Half of North Half, Section 5, Township 18 North, Range 4 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Sunflower County, Mississippi, in Book M-7 at Page 230; less 0.39 acres to Highway Commission 12/20/78, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Sunflower County, Mississippi, in Book P-22 at Page 575.
Parcel 2: 10.170 acres in East Half of East Half of Northwest Quarter and West Half of West Half of Northeast Quarter of Section 5, Township 18 North, Range 4 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Sunflower County, Mississippi, in Book W-14 at Page 63; less 0.003 acres to Highway Commission 12/20/78, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Sunflower County, Mississippi, in Book P-22 at Page 575.
3.Indianola 230 KV substation site:
Parcel 1 (Moore-Levingston): 3.19 acres in West Half, Section 5, Township 18 North, Range 4 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Sunflower County, Mississippi, in Book U-19 at Page 398; less 0.06 acres to Highway Commission 12/20/78, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Sunflower County, Mississippi, in Book P-22 at Page 575.
Parcel 2 (R.J. and David Allen): 1.32 acres in East Half of Section 5, Township 18 North, Range 4 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Sunflower County, Mississippi, in Book U-19 at Page 403; less 0.347 acres to Highway Commission 12/20/78, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Sunflower County, Mississippi, in Book P-22 at Page 575.
4. 1.34 acres, Moorhead 115 KV substation site in the Northeast Quarter, Section 4, Township 18 North, Range 3 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Sunflower County, Mississippi, in Book I-18 at Page 345.

5. 3.38 acres, Ruleville 115 KV substation site in Section 30, Township 22 North, Range 3 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Sunflower County, Mississippi, in Book D-24 at Page 452.

6.City of Moorhead 13 KV substation site: All of Lot 5, Block 5, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Sunflower County, Mississippi, in Book Q-7 at Page 146.

7.Leased Inverness 115 KV substation site: 2.41 acres in Northeast Quarter of Northeast Quarter, Section 15, Township 17 North, Range 4 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Sunflower County, Mississippi, in Book K-17 at Page 149.

8.City of Drew Old 13 KV substation site in Lot 7, Block 6, Parks Addition, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Sunflower County, Mississippi, in Book C-10 at Page 517.

9.City of Ruleville 13 KV substation site in Lot 3, Block 3, Rule’s Second Addition, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Sunflower County, Mississippi, in Book M-7 at Page 379.
TALLAHATCHIE COUNTY:
1. 13 KV substation site being Lot 8, Block 1, Cossar Subdivision, in Section 26, Township 25 North, Range 2 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Tallahatchie County, Mississippi, in Book 118 at Page 345.

2. 4.60 acres, Charleston 115 KV substation site in Northeast Quarter of Northeast Quarter, Section 31, Township 25 North, Range 3 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Tallahatchie County, Mississippi, in Book 197 at Page 162.

3.Old 13 KV substation site (vacant): Part of Lot 15, Block F, Thayer’s 1905 Survey, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Tallahatchie County, Mississippi, in Book 36 at Page 371, and Book 74 at Page 51.

4. 5.72 acres, Webb 115 KV substation site in the Southeast Quarter of Northwest Quarter, Section 19, Township 24 North, Range 1 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Tallahatchie County, Mississippi, in Book 97 at Page 433; less 0.28 acres to Tallahatchie County in 1965, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Tallahatchie County, Mississippi, in Book 149 at Page 456.
TATE COUNTY:
1. 13 KV substation site (vacant): Part of Lot 4, Block H, Heard’s Survey, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Tate County, Mississippi, in Book “CC” at Page 542.

2. 4.75 acres, Senatobia 115 KV substation site described as 5.25 acres in Northeast Quarter, Section 29, Township 5 South, Range 7 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Tate County, Mississippi, in Book “NN” at Page 533; less 0.50 acres to City, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Tate County, Mississippi, in Book A-17 at Page 310.

3. 6.0 acres, Coldwater 115 KV substation site in Northeast Quarter of Northeast Quarter, Section 32, Township 4 South, Range 7 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Tate County, Mississippi, in Book A-5 at Page 283.

4.Easement - 13 KV regulator site (vacant) in South Half of Section 6, Township 5 South, Range 7 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Tate County, Mississippi, in Book “TT” at Page 250.

5.Easement - 13 KV regulator site in Southeast Quarter, Section 25, Township 4 South, Range 7 West, and being located 3.6 miles East of Coldwater on Highway 306.
TUNICA COUNTY:
1. 13 KV substation site in the Northeast Quarter of Southeast Quarter, Section 3, Township 5 South, Range 12 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Tunica County, Mississippi, in Book T-2 at Page 482.

2. 5.0 acres, Tunica 115 KV substation site in the East Half of Section 5, Township 5 South, Range 11 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Tunica County, Mississippi, in Book S-2 at Page 580.

3.Tunica 230/115 KV substation site: Being 21 acres in the South Half of Section 5, Township 5 South, Range 11 West, as more particularly described in the document recorded among th eland records in the office of the Chancery Clerk of Tunica County, Mississippi, in Book N-4 at Pages 491-493.

4.Lula 115 KV substation site in Southeast Quarter of Southeast Quarter, Section 9, Township 7 South, Range 12 West:
Parcel 1: 0.39 acres, as more particularly described. in the document recorded among the land records in the office of the Chancery Clerk of Tunica County, Mississippi, in Book B-3 at Page 234.
Parcel 2: 0.183 acres, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Tunica County, Mississippi, in Book F-3 at Page 508.
WALTHALL COUNTY:
1. 10.50 acres, Tylertown 115 KV substation site in the Southwest Quarter of Southeast Quarter, Section 20, Township 2 North, Range 11 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Walthall County, Mississippi, in Book 70 at Page 413.
WARREN COUNTY:
1. 2.81 acres, Bovine 115 KV substation site in Section 17, Township 16 North, Range 5 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 502 at Page 155.

2. 2.67 acres, Openwood 115 KV substation site in Sections 10 and 11, Township 16 North, Range 4 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 578 at Page 417.

3. 4.21 acres, North Vicksburg 115 KV substation site in Lot 3 of Cathell Survey in Section 1, Township 16 North, Range 3 East, and Section 8, Township 16 North, Range 4 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 342 at Page 390.

4. 1.75 acres, Spencer Potash 115 KV substation site in Section 10, Township 15 North, Range 3 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 394 at Page 78.

5.Vicksburg 115 KV substation site:
Parcel 1: 4.0 acres in Section 30, Township 16 North, Range 3 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 158 at Page 513.
Parcel 2: 5.94 acres adjoining Parcel 1 in Section 30, Township 16 North, Range 3 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 306 at Page 228.
6. 0.853 acres, West Vicksburg 115 KV substation site: Lots 294 and 299, Square 62, Vicksburg Proper, including rights, title and interest in an adjoining alley, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 340 at Pages 151, 179, 180, 219, 229 and 280; and Book 488 at Page 323.

7. 7.2 acres, South Vicksburg 115 KV substation site: Part of Lot 13, Mattingly Magnolia Plantation in Sections 19 and 20, Township 15 North, Range 3 East, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 304 at Page 426 and Book 411 at Page 171.

8. 3.82 acres, S.E. Vicksburg 115 KV substation site in the West Half of Section 16, Township 15 North, Range 4 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 554 at Page 84.

9. 2.14 acres, East Vicksburg 115 KV substation site:
Parcel 1 (J.F. Lindigrin): 1.88 acres in the East Half of Section 32, Township 16 North, Range 4 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 462 at Page 430.
Parcel 2 (J.W. Foley): 0.26 acres, including 40’ easement for ingress and egress in Section 32, Township 16 North, Range 4 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 463 at Page 490.
10. 3.63 acres, Redwood 115 KV switching station site in the Northwest Quarter of Section 26, Township 18 North, Range 4 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 352 at Page 187; less .05 acres sold to YVEPA on 11/28/84, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 790 at Pages 132-133.

11.Leasehold - Miss. Valley Portland Cement, in Section 23, Township 18 North, Range 4 East, Warren County, Mississippi.

WASHINGTON COUNTY:
1.E. Greenville 115 KV substation site: Lots 25, 31 and 32, Block 1, and Lot 25, Block 2 of Douglas Lynn Addition; also a lot 200’ x 100’ adjoining Lot 25 to the south. Above parcel includes R.O.W. easement, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 480 at Page 42; less 0.267 acres to Washington County, 5/8/58, for road, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 666 at Page 266.

2. 0.20 Greenville Industrial 115 KV substation site in Section 15, Township 17 North, Range 9 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1244 at Page 325.

3. 9.60 acres, Greenville 115 KV substation site, being the “Hale” tract in Lot 6, Section 21, Township 18 North, Range 8 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 210 at Page 224; less portion sold, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 254 at Page 608; Book 291 at Page 535; and Book 1178 at Page 250.

4. 0.685 acres, Greenville Industrial 115 KV substation site in Section 15, Township 18 North, Range 9 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1244 at Page 325.

5. 8.664 acres, Leland 115 KV substation site in the Northeast Quarter of Northeast Quarter, Section 14, Township 18 North, Range 7 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 532 at Page 258; less 0.15 acres to Highway Commission, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 584 at Page 587.

6. 3.92 acres, Hollandale 115 KV substation site in Southwest Quarter of Section 18, Township 15 North, Range 6 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 338 at Page 204 (excludes property sold to Highway Commission).

7. 13 KV substation site in Lots 3 and 4, Block 27, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 210 at Page 345.

8.S.E. Greenville 115 KV substation site and roadway, all as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1346 at Page 289:
Parcel 1: 1.82 acres in Section 30, Township 18 North, Range 8 West.
Parcel 2: 0.92 acres in roadway in Southeast Quarter, Section 30, Township 18 North, Range 8 West.

Parcel 3: 0.60 acres, perpetual R.O.W. and easement across a tract of land in Section 30, Township 18 North, Range 8 West.
Parcel 4: 0.66 acres, R.O.W. and easement in Sections 30 and 35, Township 18 North, Range 8 West.
9. 5.60 acres, N. Greenville 115 KV substation site in Section 2, Township 18 North, Range 8 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 480 at Page 275; less 0.21 acres to Highway Commission, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 640 at Page 20 and Book 648 at Page 235.

10.Leasehold - Midtown 115 KV substation site: Lots 1, 2, 4-7, Block 1, Brown’s Addition; leased from Salvador C. Sarullo, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1012 at Page 376.
WILKINSON COUNTY:
1. 4.0 acres, Centreville 115 KV substation site in Sections 4 and 15, Township 1 North, Range 1 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Wilkinson County, Mississippi, in Book 4-W at Page 283.
YALOBUSHA COUNTY:
1. 18.33 acres, Tillatoba 230 KV substation site in the Southeast Quarter of Northwest Quarter and Southwest Quarter of Northeast Quarter, Section 8, Township 24 North, Range 4 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Yalobusha County, Mississippi, in Book D-20 at Page 220.

2.Leasehold - 115 KV switching station site in Southwest Quarter of Northeast Quarter and the Southeast Quarter of Northwest Quarter, Section 8, Township 24 North, Range 4 East:
Tract 1: 0.34 acres, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Yalobusha County, Mississippi, in Book 65 at Pages 355 and 362.
Tract 2: 0.06 acres, 0.12 acres, and 0.29 acres, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Yalobusha County, Mississippi, in Book D-8 at Pages 123, 125, 127 and 128.
YAZOO COUNTY:
1. 0.57 leasehold to Capline-Benton 115 KV substation site: In Northeast Quarter of Northwest Quarter, Section 18, Township 11 North, Range 1 East.

2. 7.0 acres, Yazoo City 115 KV substation site: A part of Lots 5 and 6 as described in Circuit Court Cause Number 3258, in Section 15, Township 12 North, Range 2 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Yazoo County, Mississippi, in Book IX at Page 36.

3. 8.11 acres, Yazoo City switching station site in the West Half of Southeast Quarter and East Half of Southwest Quarter of Section 15, Township 12 North, Range 2 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Yazoo County, Mississippi, in Book 34-A at Page 78.
Also all other electric substations and substation sites or parts thereof owned by the Company, whether developed or undeveloped, or partially developed, and whether now equipped or operating or not and wherever situated, and all property acquired for use in connection therewith, including towers, poles, machinery, equipment, appliances and devices and appurtenances, buildings and other structures, and all of the Company’s lands on which any of the same are situated and whether now owned, or hereafter acquired, and also all rights-of-way, easements, permits, franchises and privileges owned by the Company, used or enjoyed in connection therewith, whether nor or hereafter acquired, subject, however, to the provisions of Section 15.03 hereof.
PARAGRAPH THREE
THE ELECTRIC TRANSMISSION AND DISTRIBUTION LINES OF THE COMPANY, including the towers, poles, wires, cables, switch racks, conductors, transformers, pole type substations, insulators and all appliances, devices, and equipment used or useful in connection with said transmission and distribution lines and systems, and all other property, real, personal or mixed, forming a part thereof or appertaining thereto, together with all rights-of-way, easements, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any public streets or highways, or other lands, public or private, including all of the Company’s right, title and interest in and to the following property situated in the State of Mississippi, to-wit:
ADAMS COUNTY:
1. 0.40 acres, 115 KV R.O.W. (fee) in Section 27, Township 7 North, Range 3 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Adams County, Mississippi, in Book 10-G at Page 529.

2. 1.472 acres, River Crossing Tower Site in Section 55, Township 7 North, Range 3 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Adams County, Mississippi, in Book 10-E at Page 78.

3. 40.00 acres, 115 KV Mississippi River Crossing Tower Site in Section 12, Township 8 North, Range 3 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Adams County, Mississippi, in Book 4-Z at Page 39.
AMITE COUNTY:
1. 1.38 acres, 115 KV R.O.W. (fee) in Section 18, Township 3 North, Range 5 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Amite County, Mississippi, in Book 179 at Page 306.

2. 1.27 acres, 115 KV R.O.W. (fee) in Section 19, Township 3 North, Range 5 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Amite County, Mississippi, in Book 179 at Page 306.

COAHOMA COUNTY:
1. 14.4 acres, 115 KV River Crossing Tower Site: Including accretions in North Half of Section 2, Township 30 North, Range 4 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Coahoma County, Mississippi, in Book 152 at Page 492.

2. 230/500 KV River Crossing Site near Lula:
Parcel 1 (C.M.T. Kirkman): 14.664 acres along the Mississippi River in Section 13, Township 30 North, Range 4 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Coahoma County, Mississippi, in Book 372 at Page 289.
Parcel 2 (C.M.T. Kirkman): A strip lying West of the west boundary line of Parcel One next above, containing 6.25 acres, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Coahoma County, Mississippi, in Book 372 at Page 290.
COPIAH COUNTY:
1. 115 KV Transmission Line R.O.W. (fee land):
Parcel 1 (Henley Estate): 0.25 acres in North Half of Southeast Quarter, Section 23, Township 2 North, Range 2 West, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Copiah County, Mississippi, in Book 6-Y at Pages 546, 548, 550 and 553.
Parcel 2: A parcel of land in the South Half of the Southeast Quarter of Section 23, Township 2 North, Range 2 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Copiah County, Mississippi, in Book 6-Y at Page 552.
Parcel 3 (Berry): 0.08 acres, Southwest Quarter of Southeast Quarter, Section 23, Township 2 North, Range 2 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Copiah County, Mississippi, in Book 5-W at Page 547, less property sold to Highway Commission, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Copiah County, Mississippi, in Book 6-X at Pages 238 and 241.
DESOTO COUNTY:
1.Being Lots 7, 9, and 15 of Oak Ridge Estates as shown in Plat Book 23, Pages 10-11, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of DeSoto County, Mississippi, in Book 192 at Page 302; Book 191 at Page 354; and Book 191 at Page 353.

GRENADA COUNTY:
1. 3.706 acres, Fee R.O.W. being part of Lots 10, 11 and 27 of North Sunnycrest Rev. Plat Book 1, Page 60, in East Half of Section 32, Township 22 North, Range 5 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Grenada County, Mississippi, in Book 154 at Page 509.

JEFFERSON COUNTY:
1. 500 KV Transmission Line R.O.W. (fee land):
Parcel 1: 40.96 acres in the Northeast Quarter of Section 21, Section 22, and the Southwest Quarter of Section 23, Township 9 North, Range 4 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Jefferson County, Mississippi, in Book 5X at Page 200.
Parcel 2: 1.15 acres in the Southeast Quarter of Southeast Quarter, Section 7, Township 9 North, Range 4 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Jefferson County, Mississippi, in Book 5X at Page 200.
Parcel 3: 4.68 acres, in the Southeast Quarter of Section 7, Township 9 North, Range 4 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Jefferson County, Mississippi, in Book 5X at Page 200.
HINDS COUNTY:
1.Transmission R.O.W. (S/W Jackson - in fee): 0.35 acres in Northwest Quarter of Northeast Quarter, Section 31, Township 5 North, Range 1 East, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1332 at Page 180.

2.Transmission R.O.W. (S/W Jackson - in fee): 2.168 acres in the Southeast Quarter of Southwest Quarter, Section 30, and Southwest Quarter of Southeast Quarter, Section 30, and Northwest Quarter of Northeast Quarter, Section 31, in Township 5 North, Range 1 East, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1338 at Page 134.

3.Transmission R.O.W. (S/W Jackson - in fee): 0.727 acres in Northwest Quarter of Southwest Quarter and 5.246 acres in East Half of Southwest Quarter, all in Section 30, Township 5

North, Range 1 East, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1338 at Page 128.

4.Transmission R.O.W. (S/W Jackson - in fee): 1.41 acres in Southwest Corner of Lot 17, Cooper Suburban Farms, Section 30, Township 5 North, Range 1 East, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1298 at Page 365.

5.Transmission R.O.W. (S/W Jackson - in fee): 2.73 acres in East Half of Southwest Quarter of Northwest Quarter, Section 30, Township 5 North, Range 1 East, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1326 at Page 92.

6.Transmission R.O.W. (S/W Jackson - in fee): 4.033 acres, East Half of East Half of Northeast Quarter, Section 25, Township 5 North, Range 1 West, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1356 at Page 337.

7.Transmission R.O.W. (R.B.S.E.S./Monument - in fee): Portion of Lot 9 of Cohea Estates Survey, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of the Hinds County at Jackson, Mississippi, in Book 1122 at Page 20, less .157 acres to City of Jackson 7/24/80, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 2768 at Page 777.

8.Transmission R.O.W. (Kingswood/Terry - in fee): 100 foot strip of land between Block B, C, D and E of Creston Hills Subdivision, Part 3, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1006 at Page 208.

9.Transmission R.O.W. (Kingswood/Terry - in fee): 100 foot wide strip lying West of Block “D” and West of Lots 5 and 6, Block E, Creston Hills Subdivision, First Judicial District, Hinds County, Mississippi, as shown in Plat Book 7, Page 39; less area 50.0’ x 82.5’ sold to Hunt, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1298 at Page 502.

10.Transmission R.O.W. (Kingswood/Terry - in fee): 0.06 acres of Lot 6, Block 4, Englewood Subdivision, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1526 at Page 609.

11.Transmission R.O.W. (Treatment Plant - in fee): 1.76 acres along the West Boundary of Meadows Subdivision, being a part of Lots 26 and 27 in Southwest Quarter of Northwest Quarter, Section 32, Township 5 North, Range 1 East, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 2158 at Page 226.

12.Transmission R.O.W. (S/W Jackson - in fee): 3.87 acres in Northeast Quarter, Section 31, Township 5 North, Range 1 East, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1332 at Page 182.

13.Transmission R.O.W. (S/W Jackson - in fee): 0.06 acres in Northwest Quarter of Northeast Quarter, Section 31, Township 5 North, Range 1 East, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1340 at Page 159.

14.Transmission R.O.W. (S/W Jackson - in fee): 8.66 acres in Northwest Quarter of Northeast Quarter, Section 31, Township 5 North, Range 1 East, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1346 at Page 472.

15. 13 KV Line - Right-of-way (fee land) Jackson Air Base Line: Lot 2, Block 30, Country Club Subdivision, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 347 at Page 407.

16. 13 KV Line - Right-of-way (fee land) M.P.I. Line: Part of Lot 5, Block F, Roebuck Subdivision, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 518 at Page 463.

17. 19.89 acres, fee R.O.W. in South Half, Section 5, Township 5 North, Range 1 West, First Judicial District, Hinds County, Mississippi, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1572 at Page 240 and Book 1634 at Page 198, less 6.75 acres sold 8/30/83, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 2932 at Page 327.

18. 5.32 acres fee R.O.W. in Southeast Quarter of Southeast Quarter, Section 4, Township 4 North, Range 2 West, Second Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the Second Judicial District of Hinds County at Raymond, Mississippi, in Book 201 at Page 167.

19.Transmission R.O.W. in fee (RBEHV - Rankin 500 KV Lines) being 1.21 acres in the Southeast Quarter, Section 9, Township 4 North, Range 1 West, Second Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the Second Judicial District of Hinds County at Raymond, Mississippi, in Book 3306 at Page 21.

20.Transmission R.O.W. (at S. Jackson - in fee): 3.28 acres, West Half of Section 15, Township 5 North, Range 1 East, First Judicial District, Hinds County, Mississippi, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 316 at Page 503 and Book 1564 at Page 146.

21.Transmission R.O.W. (Robinson/W. Jackson - in fee): 4.97 acres being a portion of Lots 15-22 of Block A, a portion of Lots 13-17 of Block B, a portion of Lots 12-15 of Block C, and a portion of Lots 10-13 of Block D, Green Hills Subdivision II in the West Half of Northeast Quarter, Section 12, Township 5 North, Range 1 West, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1830 at Page 533.

22.Transmission R.O.W. (R.B.S.E.S./Monument - in fee): Lots 1-3, Block C of Shady Oaks Subdivision, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1090 at Page 444. Also North Half of Corley Avenue as set out in Minute Book JJ, Page 167, and as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1176 at Page 415, less 0.504 acre easement to City, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1136 at Page 412, and less 0.405 acres sold to W.Y. McCain, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1946 at Page 116.

23.Transmission R.O.W. (R.B.S.E.S./Monument - in fee): Lot 31, Block 4, Shady Oaks Subdivision, Part 6, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1090 at Page 444; less easement to City, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1136 at Page 412.

24.Transmission R.O.W. (R.B.S.E.S./Monument - in fee): Lot 11, Block W of Shady Oaks Subdivision, Part 5, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1076 at Page 84.

25.Transmission R.O.W. (R.B.S.E.S./Monument - in fee): Lot 1, Block 19, Shady Oaks Subdivision, Part 10, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of First Judicial District of Hinds County at Jackson, Mississippi, in Book 1076 at Page 86.

26.Transmission R.O.W. (R.B.S.E.S./Monument - in fee): Lot 21, Block 28, Shady Oaks Subdivision, Part 10, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1076 at Page 82.

MADISON COUNTY:
1.Transmission R.O.W. (in fee): Being .49 acres in the Rex Brown Steam Electric Station to Hoy Road 230/115 transmission line, being a strip of land 50 feet wide extending 424.47 feet from the South line of Charity Church Road, in the Northeast Quarter of the Northwest Quarter, Section 33, Township 7 North, Range 2 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Madison County, Mississippi, in Book 211 at Page 644.
PIKE COUNTY:
1. 13 KV Right-of-way (fee land) across Square 52 in Section 13, Township 3 North, Range 7 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Pike County, Mississippi, in Book 39 at Page 418.

2.Fernwood 13 KV Line Right-of-way (fee land): Land 50 feet wide across the South Half of Southeast Quarter of Section 25 and Northeast Quarter of Northeast Quarter, Section 36, all in Township 3 North, Range 7 East; also across the West Half of Northwest Quarter and Northwest Quarter of Southwest Quarter, Section 31, Township 3 North, Range 8 East, and all as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Pike County, Mississippi, in Book 39 at Page 370.

3.Fernwood 13 KV Line Right-of-way (fee land): Land 100 feet wide across the Northwest Quarter of Southwest Quarter, Section 31, Township 3 North, Range 8 East; also across the Northeast Quarter of Southeast Quarter and the Southeast Quarter of Southeast Quarter, Section 36, Township 3 North, Range 7 East, all as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Pike County, Mississippi, in Book 39 at Pages 370, 436, 451 and 453, subject to R.O.W. easement to City of Magnolia, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Pike County, Mississippi, in Book 172 at Page 12.

4.Fernwood 13 KV Right-of-way (fee land): Land 100 feet wide across South Half, Section 24, Township 3 North, Range 7 East, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Pike County, Mississippi, in Book 39 at Pages 390, 391, 416, 417, 430 and 450.

5.Fernwood 13 KV Line Right-of-way (fee land): Land 100 feet wide across Northeast Quarter of Section 25, and the Southeast Quarter of Section 25, Township 3 North, Range 7 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Pike County, Mississippi, in Book 39 at Page 370.

6. 13 KV Line Right-of-way (fee land): Land 75 feet wide across the North Half of Southwest Quarter of Southeast Quarter and South Half of Northwest Quarter of Southeast Quarter of Section 1, Township 2 North, Range 7 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Pike County, Mississippi, in Book 39 at Page 451.

7.Magnolia 13 KV Line Right-of-way (fee land): Land 100 feet wide across the Northeast Quarter and South Half of Southwest Quarter of Southeast Quarter and North Half of Northwest quarter of Southeast Quarter, Section 1, Township 2 North, Range 7 East; also across the North Half, Section 12,

Township 2 North, Range 7 East, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Pike County, Mississippi, in Book 39 at Pages 370, 431, 432, 434, 437, 439, 451, 453 and 454.

8.Magnolia 13 KV Line Right-of-way (fee land): Land in the North Half of Section 12, Township 2 North, Range 7 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Pike County, Mississippi, in Book L at Page 196.
SIMPSON COUNTY:
1. 13 KV Line R.O.W. (fee land): 0.09 acres in Southeast Quarter of Northwest Quarter, Section 35, Township 1 North, Range 5 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Simpson County, Mississippi, in Book 617 at Page 387.
SUNFLOWER COUNTY:
1. 230 KV Transmission Line R.O.W. (fee land):
Parcel 1 (Moore-Levingston): 1.63 acres in Southwest Quarter, Section 5, Township 18 North, Range 4 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Sunflower County, Mississippi, in Book U-19 at Page 398, less 0.01 acres to Highway Commission 12/20/78, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Sunflower County, Mississippi, in Book P-22 at Page 575.
Parcel 2 (R.J. and David Allen): 1.81 acres in Southeast Quarter, Section 5, Township 18 North, Range 4 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Sunflower County, Mississippi, in Book U-19 at Page 403, less 0.11 acres to Highway Commission 12/20/78, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Sunflower County, Mississippi, in Book P-22 at Page 575.
WARREN COUNTY:
1. 115 KV Transmission Line R.O.W. (fee land):
Parcel 1 (Anderson Tully Co.): 22.58 acres 150 feet in width across the Southeast Quarter of Southwest Quarter, Section 4, and the Northwest Quarter, Section 9, and East Half, Section 8, all in Township 16 North, Range 5 East, and all as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 406 at Page 12.
Parcel 2 (Anderson Tully Co.): 6.75 acres 150 feet in width across the Northeast Quarter, Section 4, Township 16 North, Range 5 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 406 at Page 18.
Parcel 3 (Anderson Tully Co.): 45.06 acres 150 feet wide across the Northeast Quarter of Section 34, Northwest Quarter of Northwest Quarter of Section 35, Section 26, Southeast Quarter of Southeast Quarter of Section 23, West Half of Southwest Quarter of Section 24, all in Township 17 North, Range 5 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 406 at Page 9.

Parcel 4 (Anderson Tully Co.): 24.95 acres 150 feet wide across the Northwest Quarter of Section 34, and the Southwest Quarter of Section 27, Township 8 North, Range 4 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 406 at Page 15.
2.Leasehold - Vertac 115 KV Substation, in Section 11, Township 15 North, Range 3 East.

3.G.G.N.S. - B.W.S.E.S. - 500 KV R.O.W. (leased from Board of Supervisors);
Parcel 1: 8.72 acres. A 200 foot wide strip of land extending from the South Line of Section 16, Township 14 North, Range 3 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 620 at Page 301.
Parcel 2: 23.29 acres. A 200 foot wide strip extending south from Goodrun Road, in Section 28, Township 15 North, Range 4 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 620 at Page 301.
Parcel 3: 9.18 acres. A 200 foot wide strip extending Northwesterly from the South Line of Section 16, Township 15 North, Range 4 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 620 at Page 301.
4. 500 KV Transmission Lines R.O.W. (fee land): Lot 115 of the Warrenton Lots in Sections 29 and 31, Township 15 North, Range 3 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 596 at Page 279.

5. 14.4 acres, North Vicksburg - Redwood 115 KV Line R.O.W. (fee land) in Northeast Quarter of Southwest Quarter and Northwest Quarter of Southeast Quarter, Section 26, Township 18 North, Range 4 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 344 at Page 311.

WASHINGTON COUNTY:
1. 115 KV Line R.O.W. (K.C. Archer, et al): 1.42 acres across the West Half of Southwest Quarter, Section 22, Township 18 North, Range 8 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 216 at Page 67.

2. 115 KV Line R.O.W. (Mrs. Kate C. Archer); 2.70 acres across Lots 1, 2, and 5 in Section 21, Township 18 North, Range 8 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 208 at Page 165, less 1.25 acres to Geo. Archer 11/29/50, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 441 at Page 511.

3. 115 KV Line R.O.W. (Greenville Law Association): 3.88 acres in Section 22, Township 18 North, Range 8 West, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 208 at Pages 192 and 195, and Book 212 at Page 472.

4. 115 KV Line R.O.W. (H.J. Smyth): 1.68 acres in the Southeast Quarter of Section 22 and the Southwest Quarter of Section 23, Township 18 North, Range 8 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 208 at Page 250.

5. 115 KV Line R.O.W. (M.L. Leavenworth): 1.13 acres in Block 1 of Section 22, Township 18 North, Range 8 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 208 at Page 175.

6. 115 KV Line R.O.W. (H.L. Westherbee, et al): 1.50 acres in Southwest Quarter, Section 22, Township 18 North, Range 8 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book, 566 at Page 200.

7. 115 KV Line R.O.W. (Geo. E. Archer): Lot 6, Block 4, Southside Addition, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 734 at Page 582.

TRANSMISSION AND POWER LINES

FROM	TO	POLE MILES

500KV Lines:

1/2 Mississippi River Crossing	S. of Vicksburg	0.45
Miss. River Crossing Tower	Dead End Tower	0.21
Dead End Tower	B. Wilson S.E.S.	0.86
B. Wilson S.E.S.	Ray Braswell E.H.V.	35.68
Ray Braswell E.H.V. Sub.	McAdams E.H.V. Sub.	65.34
McAdams E.H.V. Sub.	French Camp (tie with TVA)	24.84
Ray Braswell E.H.V.	Franklin E.H.V. Sub.	58.25
Franklin E.H.V. Sub.	La. State Line (Amite)	38.37
Franklin E.H.V. Sub.	La. State Line (Bogalusa)	51.48
B. Wilson S.E.S.	Grand Gulf 500KV Sw. Yard	21.46
Grand Gulf 500 KV Sw. Yard	Franklin E.H.V.	43.53

230KV LINES:

1/2 Mississippi River Crossing	Near Lula	0.58
Miss. River Cr. Tower (Lula)	Batesville 230 KV Sub.	39.28
G. Andrus S.E.S.	Miss. - Ark. State Line	3.59
G. Andrus S.E.S.	Indianola 230 KV Sub.	33.82
Indianola 230KV Sub.	Tillatobia 230 KV Sub.	56.48
Tillatoba 230 KV Sub.	Enid 230KV Sub.	16.23
Enid 230KV Sub.	Batesville 230 KV Sub.	10.00
G.A.S.E.S./Indianola Jct.	Clinton Ind. 230 KV Sub.	75.71
Clinton Ind. 230 KV Sub.	Ray Braswell E.H.V. Sub.	1.95
Ray Braswell E.H.V. Sub.	Northside Dr. 230KV Sub.	5.14
Northside Dr. 230KV Sub.	Rex Brown 230KV Sub.	3.99
Ray Braswell E.H.V. Sub.	Robinson Rd. 230KV Sub.	4.89
Rex Brown S.E.S.	Luckney 230KV Sub.	4.67
Luckney 230KV Sub.	Rankin 230/115KV Sub.	8.50

FROM	TO	POLE MILES

Robinson Rd. 230KV Sub.	South Jackson 230KV Sub.	4.63
McAdams E.H.V. Sub.	Attala 230KV Sub.	1.19
McAdams E.H.V. Sub.	Pickens 230KV Sub.	16.20
Hoy Road 230KV Sub.	Canton 115KV Sub.	11.45

161KV LINES:

Hornlake 115KV Sub.	Tenn. State Line	5.90

115KV Lines:

Delta S.E.S.	Shelby Sw. Station	11.83
Shelby Sw. Station	Shelby 115KV Sub.	5.76
Shelby Sw. Station	Roundaway Sw. Station	4.63
Roundaway Sw. Station	Clarksdale 115KV Sub.	12.17
Clarksdale 115KV Sub.	Jonestown Sw. Station	11.97
Jonestown Sw. Station	Jonestown 115KV Sub.	2.08
Jonestown Sw. Station	Lula 115KV Sub.	10.42
Lula 115KV Sub.	Miss. River Crossing Tower	6.44
1/2 Miss. River Crossing	Near Lula	0.70
Lula 115KV Sub.	Tunica 230KV Sub.	14.19
Tunica 230KV Sub.	Tunica 115KV Sub.	0.58
Tunica 115KV Sub.	Walls 115KV Sub.	25.18
Walls 115KV Sub.	DeSoto 115KV Sub.	6.55
DeSoto 115KV Sub.	Horn Lake 115KV Sub.	2.78
Tunica 115KV Sub.	Crenshaw 115KV Sub.	16.33
Crenshaw 115KV Sub.	Como 115KV Sub.	14.80
Como 115KV Sub.	Batesville 230KV Sub.	12.57
Batesville 230KV Sub.	Sardis 115KV Sub.	8.73
Sardis 115KV Sub.	Senatobia 115KV Sub.	13.61
Senatobia 115KV Sub.	Coldwater 115KV Sub.	5.57
Coldwater 115KV Sub.	Hernando 115KV Sub.	8.15
Hernando 115KV Sub.	Nesbit Sw. Station	6.77
Nesbit Sw. Station	Nesbit 115KV Sub.	1.46
Nesbit Sw. Station	Horn Lake 115KV Sub.	5.79
Horn Lake 115KV Sub.	Greenbrook 115KV Sub.	3.23
Delta S.E.S.	Drew 115KV Sub.	13.25
Drew 115KV Sub.	Webb 115KV Sub.	11.19
Webb 115KV Sub.	Marks 115KV Sub.	22.67
Marks 115KV Sub.	Batesville 230KV Sub.	22.30
Tillatoba 230KV Sub.	Charleston 115KV Sub.	7.33
Tillatoba 230KV Sub.	Grenada 115KV Sub.	13.70
Grenada 115KV Sub.	South Grenada 115KV Sub.	5.51
South Grenada 115KV Sub.	Elliott Sw. Station	4.11
Elliott Sw. Station	Elliott 115KV Sub.	1.10

FROM	TO	POLE MILES

Elliott Sw. Station	Sawyer Sw. Station	11.62
Sawyer 115KV Sw. Station	Winona 115KV Sub.	5.03
Delta S.E.S.	Ruleville 115KV Sub.	11.06
Ruleville 115KV Sub.	Schlater 115KV Sub.	12.14
Schlater 115KV Sub.	Greenwood 115KV Sub.	18.43

Delta S.E.S.	Cleveland 115KV Sub.	2.14
Cleveland 115KV Sub.	South Cleveland 115KV Sub.	4.23
South Cleveland 115KV Sub.	Shaw Sw. Station	11.11
Shaw Sw. Station	Indianola 115KV Sub.	9.85
Indianola 115KV Sub.	Indianola 230KV Sub.	0.38

Delta S.E.S.	Pace Sw. Station	7.81
Pace Sw. Station	Rosedale 115KV Sub.	8.57
Rosedale 115KV Sub.	Stringtown 115KV Sub.	18.40
Stringtown 115KV Sub.	North Greenville 115KV Sub.	10.02
North Greenville 115KV Sub.	East Greenville 115KV Sub.	4.07
East Greenville 115KV Sub.	Greenville 115KV Sub.	3.48
Greenville 115KV Sub.	Leland 115KV Sub.	7.64
Leland 115KV Sub.	Indianola 230KV Sub.	15.16
Indianola 230KV Sub.	Moorhead 115KV Sub.	7.95
Moorhead 115KV Sub.	Itta Bena Sw. Station	11.24
Itta Bena Sw. Station	Greenwood 115KV Sub.	8.51
Greenwood 115KV Sub.	Browning Sw. Station	3.97
Browning Sw. Station	Carrollton Sw. Station	12.60
Carrollton Sw. Station	D.E.P.A. 115KV Sub.	0.25
Carrollton Sw. Station	Winona 115KV Sub.	10.66
Rankin 230/115KV Sub.	Brandon 115KV Sub.	2.09
Rankin 230/115KV Sub.	Pelahatchie 115KV Sub.	15.02
Pelahatchie 115KV Sub.	Morton 115KV Sub.	6.07
Morton 115KV Sub.	Miss. Power Co., Tie (Forest)	8.93
Pelahatchie 115KV Sub.	Scott Sw. Station	16.79
Scott Sw. Station	Carthage 115KV Sub.	14.49
Carthage 115KV Sub.	Attala 230KV Sub.	26.89
Attala 230KV Sub.	Kosciusko 115KV Sub.	4.78
Kosciusko 115KV Sub.	Winona 115KV Sub.	29.70
Rex Brown S.E.S.	Hoy Road 115KV Sub.	14.78
Canton 115KV Sub.	Pickens 115KV Sub.	22.59
Pickens 115KV Sub.	Durant 115KV Sub.	10.64
Durant 115KV Sub.	Bowling Green Sw. Station	11.62
Bowling Green Sw. Station	Lexington 115KV Sub.	9.43
Bowling Green Sw. Station	Acona Sw. Station	5.70
Acona Sw. Station	Greenwood D.E.P.A.Sw.Station	8.43
Greenwood D.E.P.A.Sw Station	Greenwood 115KV Sub.	9.38
Rex Brown S.E.S.	Flora 115KV Sub.	14.14
Flora 115KV Sub.	Little Yazoo Sw. Station	13.42
Little Yazoo Sw. Station	Yazoo City Sw. Station	12.94
Yazoo City Sw. Station	Midway Sw. Station	11.62

FROM	TO	POLE MILES

Midway Sw. Station	Pickens 115KV Sub.	15.24

B. Wilson S.E.S.	S.E. Vicksburg 115KV Sub.	0.38
S.E. Vicksburg 115KV Sub.	Bovina 115KV Sub.	8.19
Bovina 115KV Sub.	Openwood 115KV Sub.	5.15
Openwood 115KV Sub.	N. Vicksburg 115KV Sub.	4.35
Bovina 115KV Sub.	Yazoo City Mun.Sw.Station	40.57
Yazoo City Mun. Sw. Station	Y.V.E.P.A. Sw. Station	3.38
Y.V.E.P.A. Sw. Station	Yazoo City Sw. Station	0.81
Yazoo City Sw. Station	Yazoo City 115KV Sub.	0.12
Yazoo City Sw. Station	Midnight 115KV Sub.	15.61
Midnight 115KV Sub.	Belzoni Sw. Station	1.70
Belzoni Sw. Station	Belzoni 115KV Sub.	12.38
Belzoni 115KV Sub.	Isola Sw. Station	7.54
Isola Sw. Station	Inverness Sw. Station	5.45
Inverness Sw. Station	Inverness 115KV Sub.	1.57
Inverness Sw. Station	Indianola 230KV Sub.	8.06
Indianola 230KV Sub.	Indianola 115KV Sub.	0.38
Belzoni Sw. Station	Murphy Sw. Station	7.62
Murphy Sw. Station	Hollandale 115KV Sub.	9.74
Hollandale 115KV Sub.	T.C.E.P.A. Sw. Station	17.14
T.C.E.P.A. Sw. Station	S.E. Greenville 115KV Sub.	2.70
S.E. Greenville 115KV Sub.	Greenville 115KV Sub.	2.66
Greenville 115KV Sub.	Greenville Ind. 115KV Sub.	3.45
Greenville Ind. 115KV Sub.	G. Andrus S.E.S.	1.84
Greenville 115KV Sub.	G. Andrus S.E.S.(W/L of D.C.)	0.13
Greenville 115KV Sub.	Midtown 115KV Sub.	2.73
Midtown 115KV	North Greenville 115KV Sub.	2.36
Hollandale 115KV Sub.	Nitta Yuma Sw. Station	8.97
Nitta Yuma Sw. Station	Rolling Fork 115KV Sub.	9.97
Rex Brown S.E.S.	Hico Sw. Station	1.89
Hico Sw. Station	North Jackson 115KV Sub.	2.75
North Jackson 115KV Sub.	Canton Road 115KV Sub.	2.41
Canton Road 115KV Sub.	N.E. Jackson 115KV Sub.	3.12
Hico Sw. Station	Fondren 115KV Sub.	3.47
Fondren 115KV Sub.	Medical Center 115KV Sub.	1.05
Fondren 115KV Sub.	Monument St. 115KV Sub.	2.43
Rex Brown S.E.S.	Livingston Rd. 115KV Sub.	4.01
Livingston Rd. 115KV Sub.	Ridgeland 115KV Sub.	4.20
Ridgeland 115KV Sub.	Country Club 115KV Sub.	4.37
Country Club 115KV Sub.	N.E. Jackson 115KV Sub.	3.54
N.E. Jackson 115KV Sub.	Klean Steel 115KV Sub.	2.63
Klean Steel 115KV Sub.	Flowood 115KV Sub.	0.27
Flowood 115KV Sub.	Fannin Road 115KV Sub.	2.24
Fannin Road 115KV Sub.	East Jackson 115KV Sub.	3.54
East Jackson 115KV Sub.	South Jackson 115KV Sub.	1.78
Ray Braswell E.H.V. Sub.	West Jackson 115KV Sub.	2.02

FROM	TO	POLE MILES

West Jackson 115KV Sub.	South Jackson 115KV Sub.	1.18
Ray Braswell E.H.V. Sub.	Forest Hill 115KV Sub.	5.24
Forest Hill 115KV Sub.	S.W. Jackson 115KV Sub.	2.84
Rex Brown S.E.S.	Miami St. 115KV Sub.	1.76
Miami St. 115KV Sub.	Monument St. 115KV Sub.	2.80
Monument St. 115KV Sub.	Gallatin 115KV Sub.	0.82
Gallatin 115KV Sub.	S. Jackson 115KV Sub.	1.55
Rex Brown 230KV Sub.	Rex Brown S.E.S.	0.22
Rex Brown S.E.S.	N.W. Jackson Sw. Station	2.26
N.W. Jackson Sw. Station	N.W. Jackson 115KV Sub.	1.70

N.W. Jackson Sw. Station	Clinton 115KV Sub.	4.61
Clinton 115KV Sub.	Ray Braswell E.H.V. Sub.	2.39
Ray Braswell E.H.V. Sub.	Bolton 115KV Sub.	7.80
Bolton 115KV Sub.	Utica 115KV Sub.	16.62
Bolton 115KV Sub.	Raymond Capline 115KV Sub.	5.15
Raymond Capline 115KV Sub.	Raymond 115KV Sub.	1.29
Bolton 115KV Sub.	Edwards 115KV Sub.	9.13
Edwards 115KV Sub.	East Vicksburg Sw. Station	11.42
East Vicksburg Sw. Station	East Vicksburg 115KV Sub.	3.14
East Vicksburg Sw. Station	Waterways 115KV Sub.	3.15
Waterways 115KV Sub.	Vicksburg 115KV Sub.	1.83
Vicksburg 115KV Sub.	Spencer Potash 115KV Sub.	1.95
Spencer Potash 115KV Sub.	B. Wilson S.E.S.	2.62
B. Wilson S.E.S.	B. Wilson Sw. Yard	0.07
B. Wilson S.E.S.	E.H.V. River Tower	0.48
B. Wilson S.E.S.	South Vicksburg 115KV Sub.	1.83
South Vicksburg 115KV Sub.	Port Gibson 115KV Sub.	22.85
Vicksburg 115KV Sub.	West Vicksburg 115KV Sub.	2.76
West Vicksburg 115KV Sub.	North Vicksburg 115KV Sub.	2.84
North Vicksburg 115KV Sub.	Redwood (MVC) Sw. Station	10.12
Redwood (MVC) Sw. Station	Onward Sw. Station	16.34
Onward Sw. Station	Rolling Fork 115KV Sub.	13.40
South Jackson 115KV Sub.	Florence 115KV Sub.	7.61
Florence 115KV Sub.	Florence Sw. Station	3.45
Florence Sw. Station	Star 115KV Sub.	3.66
Star 115KV Sub.	Mendenhall 115KV Sub.	15.75
Mendenhall 115KV Sub.	Magee 115KV Sub.	10.04
Magee 115KV Sub.	Raleigh 115KV Sub.	15.68
Magee 115KV Sub.	Mt. Olive (Tie to M.P.& Co.)	12.54
Magee 115KV Sub.	NewHebron 115KV Sub.	16.63
NewHebron 115KV Sub.	Silver Creek 115KV Sub.	9.16
South Jackson 115KV Sub.	Georgetown 115KV Sub.	29.04
Georgetown 115KV Sub.	Silver Creek 115KV Sub.	20.80

Silver Creek 115KV Sub.	Tylertown 115KV Sub.	36.03
Tylertown 115KV Sub.	Dexter Sw. Station	7.21
Dexter Sw. Station	La. State Line	3.05

FROM	TO	POLE MILES

South Jackson 115KV Sub.	Rankin Industrial 115KV Sub.	2.42
Rankin Industrial 115KV Sub.	Jackson Airport 115KV Sub.	5.49
Jackson Airport 115KV Sub.	Brandon 115KV Sub.	5.92
South Jackson 115KV Sub.	Kingswood 115KV Sub.	1.00
Kingswood 115KV Sub.	Caney Creek Sw. Station	2.40
Caney Creek Sw. Station	S.W. Jackson 115KV Sub.	1.82
S.W. Jackson 115KV Sub.	Byram 115KV Sub.	4.05
Byram 115KV Sub.	Terry 115KV Sub.	6.36
Terry 115KV Sub.	Crystal Springs 115KV Sub.	10.70
Crystal Springs 115KV Sub.	Copiah Sw. Station	6.91
Copiah Sw. Station	Hazlehurst 115KV Sub.	0.66
Hazlehurst 115KV Sub.	Brookhaven 115KV Sub.	19.57
Brookhaven 115KV Sub.	Mallalieu Sw. Station	6.83
Mallalieu Sw. Station	Norfield Sw. Station	6.88
Norfield Sw. Station	McComb 115KV Sub.	9.39
McComb 115KV Sub.	Jayess Sw. Station	7.91
Jayess Sw. Station	Tylertown 115KV Sub.	14.37
McComb 115KV Sub.	West McComb 115KV Sub.	4.71
McComb 115KV Sub.	Oakdale Sw. Station	2.90
Oakdale Sw. Station	Fernwood 15KV Sub.	3.28
Fernwood 115KV Sub.	Colonial P.L. 115KV Sub.	4.50
Colonial P.L. 115KV Sub.	La. State Line	8.88
Natchez S.E.S.	Miss. River Crossing Tower	4.50
1/2 of River Crossing	North of Natchez (Red Gum)	0.78
Natchez S.E.S.	Fayette 115KV Sub.	18.31
Fayette 115KV Sub.	Lorman Sw. Station	11.76
Lorman Sw. Station	Port Gibson 115KV Sub.	9.79
Natchez S.E.S.	Pine Ridge Sw. Station	1.12
Pine Ridge Sw. Station	Natchez 115KV Sub.	3.19
Natchez 115KV Sub.	Johns-Manville 115KV Sub.	2.97
Johns-Manville 115KV Sub.	I.P.C. Sw. Station	3.15
I.P.C. Sw. Station	South Natchez 115KV Sub.	2.20
South Natchez 115KV Sub.	Natchez Ind. Park 115KV Sub.	1.94
Natchez Ind. Park 115KV Sub.	Miss. River Crossing Tower	0.74
1/2 Miss. River Crossing	South of Natchez	0.59
Natchez 115KV Sub.	S. Natchez 115KV Sub.	4.74
Natchez S.E.S.	Washington Sw. Station	4.13
Washington Sw. Station	Roxie 115KV Sub.	14.82
Roxie 115KV Sub.	Meadville (Bude) 115KV Sub.	12.79
Meadville (Bude) 115KV Sub.	Franklin E.H.V. Sub.	20.26

Franklin E.H.V. Sub.	Vaughn Sw. Station	3.08
Vaughn Sw. Station	W. Brookhaven Sw. Station	5.17
W. Brookhaven Sw. Station	Brookhaven 115KV Sub.	6.17
Franklin E.H.V. Sub.	S. Brookhaven 115KV Sub.	12.49
So. Brookhaven 115KV Sub.	Brookhaven 115KV Sub.	4.32
Franklin E.H.V. (Leased)	Magnolia E.P.A. (Smithdale)	11.95
Magnolia E.P.A. (Smithdale)	Liberty 115KV Sub.	14.70
Natchez S.E.S.	Natchez 115KV Sub.	2.82
Natchez 115KV Sub.	S.E. Natchez Sw. Station	5.74
S.E. Natchez Sw. Station	Crosby Sw. Station	20.62
Crosby Sw. Station	Gloster 115KV Sub.	6.28
Gloster 115KV Sub.	Centreville 115KV Sub.	11.10
Gloster 115KV Sub.	Liberty 115KV Sub.	21.12
Liberty 115KV Sub.	Gillsburg Sw. Station	14.95
Gillsburg Sw. Station	La. State Line	0.92
And also all extension, replacements, branches, taps, developments and improvements of said transmission and distribution lines, or any of them, and all other transmission and distribution lines owned by the Company wherever situated, whether connected or not connected with any of the foregoing lines, or whether now owned or hereafter acquired, and/or constructed hereafter, as well as all of the Company’s rights-of-way, easements, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation of said lines, or any of them, or any part thereof, under or upon the public streets or highways, or any public or private lands, subject, however, to the provisions of Section 15.03 hereof.
PARAGRAPH FOUR
THE ELECTRIC DISTRIBUTION SYSTEMS OF THE COMPANY, including the towers, poles, wires, cables, switch racks, conductors, transformers, insulators and all appliances and devices used or useful in connection with said distribution systems, and all other property, real, personal or mixed, forming a part thereof or appertaining thereto, together with all rights-of-way, easements, permits, privileges, licenses, consents, immunities and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any public streets or highways, or other lands, public or private, including all of the Company’s right, title and interest in and to the following property situated in the State of Mississippi, to-wit:
The electric distribution systems of the Company as constructed and equipped in or near the Cities, Towns, Municipalities, Villages and Communities listed below, to-wit:

Name	County

Albin	Tallahatchie
Aldens	DeSoto
Aldridge	Washington
Allen	Warren
Alligator	Bolivar
Allison’s Wells	Madison
Alphaba	DeSoto
Anchorage	Humphreys
Andrews Chapel	Rankin
Anguilla	Sharkey
Anse	Rankin
Arcola	Washington
Ariel	Amite
Asia Plantation	Bolivar
Austin	Tunica
Avalon	Carroll
Baird	Sunflower
Ballston	Sunflower
Banks	Tunica
Barksdale	Sunflower
Barnesville	DeSoto
Barr	Tate
Bear Creek	Attala
Bear Town	Pike
Beatty	Carroll
Beauregard	Copiah
Beaver Dam	Tunica
Beechwood	Amite
Beechwood	Warren
Belen	Quitman
Belmont	Bolivar
Belzoni	Humphreys
Benoit	Bolivar
Benton	Yazoo
Bentonia	Yazoo
Berclair	Leflore
Berthdale	Pike
Berwick	Amite
Betts	Tate
Beulah	Bolivar

Bew Springs	Grenada
Bewelcome	Amite
Black Bayou	Tallahatchie
Black Bayou Junction	Tallahatchie
Blaine	Sunflower
Blanton	Sharkey
Blue Lake	Tallahatchie
Bobo	Coahoma
Bogue Chitto	Lincoln
Bolivar	Bolivar
Bolton	Hinds
Bourbon	Washington
Bowdre	Tunica
Bowmantown	Tate
Boyette	Attala
Boyle	Bolivar
Brandon	Rankin
Braxton	Simpson
Bright	DeSoto
Bright Corner	Leflore
Brookhaven	Lincoln
Browning	Leflore
Bude	Franklin
Bullfrog Corner	DeSoto
Burdett	Washington
Burgess	Quitman
Bushtown	Simpson
Busy Corner	Amite
Byram	Hinds
Caile	Sunflower
Camaron	Madison
Camden	Madison
Cameta	Sharkey
Camp McCain	Grenada
Canton	Madison
Carrollton	Carroll
Carthage	Leake
Cary	Sharkey
Castalian Springs	Holmes
Cedars	Warren
Center	Attala
Centreville	Wilkinson
Champion Hill	Hinds
Charleston	Tallahatchie
Clack	Tunica
Claremont	Coahoma
Clarksburg	Rankin
Clarksdale Rural	Coahoma
Clayton	Tunica
Cleveland	Bolivar

Clinton	Hinds
Cloverhill	Coahoma
Coahoma	Coahoma
Cockrum	DeSoto
Colby	Yazoo
Coldwater	Tate
Commerce	Tunica
Como	Panola
Corley	Quitman
Cottondale	Sunflower
Courtland	Panola
Crenshaw	Panola
Crockett	Tate
Crosby	Amite-Wilkinson
Cruger	Holmes
Crystal Springs	Copiah
Cynthia	Hinds
D’Lo	Simpson
Dahomey	Bolivar
Dark Corner	DeSoto
Darling	Quitman
Davo	Walthall
Days	DeSoto
Deans Corner	Tate
Deansonville	Yazoo
Delta City	Sharkey
Delta Exper. Station	Washington
Dickerson	Coahoma
Dixon	Hinds
Dockery	Sunflower
Doddsville	Sunflower
Drew	Sunflower
Dubbs	Tunica
Dublin	Coahoma
Duck Hill	Montgomery
Duncan	Bolivar
Dundee	Tunica
Dunleith	Washington
Durant	Holmes
Durham	Coahoma
Dwiggins	Sunflower
Eagle Nest	Coahoma
East Jackson	Rankin
Eastland	Sunflower
Eddiceton	Franklin
Eden	Yazoo
Edwards	Hinds
Egremont	Sharkey
Elizabeth	Washington
Elliott	Grenada

Enid	Tallahatchie
Eskridge	Montgomery
Essex	Quitman
Estill	Washington
Ethel	Attala
Eudora	DeSoto
Eutaw	Bolivar
Evansville	Tunica
Fair River	Lincoln
Falcon	Quitman
Fallback	Bolivar
Farrell	Coahoma
Fayette	Jefferson
Fernwood	Pike
Fishlake	Washington
Fitzhugh	Sunflower
Flautt	Tallahatchie
Flora	Madison
Florence	Rankin
Flowood	Rankin
Fort Loring	Leflore
Freeze Corner	DeSoto
Friars Point	Coahoma
Friendship	Lincoln
Futheyville	Grenada
Gallman	Copiah
Geeslin Corner	Grenada
Geneill	Washington
George	Rankin
Georgetown	Copiah
Ginger Hill	Tate
Gladys	Attala
Glen Allan	Washington
Glen Aubin	Coahoma
Glendora	Tallahatchie
Glenwild	Grenada
Gloster	Amite
Glover	DeSoto
Goldfield	Sunflower
Goodman	Holmes
Gore Springs	Grenada
Grapeland	Bolivar
Greenleaf	Tate
Greens Crossing	Hinds
Greenville	Washington
Greenwood Rural	Leflore
Grenada	Grenada
Guide	Rankin
Gunnison	Bolivar
Gwin	Holmes

Halstead	Sunflower
Hamlin	Tunica
Hannah	Bolivar
Harlow	Bolivar
Haserway	Grenada
Haynes Chapel	Rankin
Hazlehurst	Copiah
Heathman	Sunflower
Hernando	DeSoto
Hesterville	Attala
Highlandale	Leflore
Hinchcliff	Quitman
Hitt Spur	Tallahatchie
Holcomb	Grenada
Hollandale	Washington
Holly Bluff	Yazoo
Holly Bush	Rankin
Holly Ridge	Sunflower
Hollyknowe	Washington
Hollywood	Tunica
Home Park	Yazoo
Hopsons	Coahoma
Horn Lake	DeSoto
Howard	Holmes
Howell	Rankin
Hushpuckena	Bolivar
Idlewild	Pike
Independence	Tate
Indianola	Sunflower
Inverness	Sunflower
Isola	Humphreys
Issaquena	Sharkey
Jackson	Hinds
Jacquith	Sunflower
Jago	DeSoto
Johnston	Washington
Jones Crossing	Holmes
Jonestown	Coahoma
Keirn	Holmes
Kilmichael	Montgomery
Kimball Lake	Bolivar
Kincaid	Grenada
King & Anderson	Coahoma
Kings	Warren
Kioto	Walthall
Kirby	Franklin
Kirkman	Grenada
Kosciusko	Attala
Lake Cormorant	DeSoto
Lake Vista	Bolivar

Lakeland	Rankin
Lambert	Quitman
Lamont	Bolivar
Laughlin	Bolivar
Learned	Hinds
Lee Store	DeSoto
Leflore	Grenada
Leland	Washington
LeTourneau	Warren
Lewisburg	DeSoto
Lexie	Walthall
Lexington	Holmes
Liberty	Amite
Linsey	Washington
Lobdell	Bolivar
Lombardy	Sunflower
Longswitch	Washington
Louise	Humphreys
Love	DeSoto
Lucien	Franklin
Luckney	Rankin
Lula	Coahoma
Lurline	Tate
Lynchburg	DeSoto
Lyon	Coahoma
Madison	Madison
Magee	Simpson
Magnolia	Pike
Malmaison	Carroll
Malvina	Bolivar
Manhattan	Washington
Markham	Sunflower
Marks	Quitman
Martha	Washington
Martindale	Tunica
Mason	Grenada
Matagorda	Coahoma
Mattson	Coahoma
Maud	Tunica
McAdams	Attala
McAfee	Leake
McCall Creek	Franklin
McComb	Pike
McCool	Attala
McCutcheon	Washington
McGehee	Panola
McMillan	Holmes
Meadville	Franklin
Mendenhall	Simpson
Merigold	Bolivar

Merit	Simpson
Mesa	Walthall
Metcalfe	Washington
Midnight	Humphreys
Minot	Sunflower
Minter City	Leflore
Mize	Smith
Money	Leflore
Monroe	Franklin
Mont Helena	Sharkey
Monticello	Lawrence
Moon	Coahoma
Mooretown	DeSoto
Moorhead	Sunflower
Morgan City	Leflore
Morton	Scott
Mound Bayou	Bolivar
Mount Olive	Covington
Murphreesboro	Tallahatchie
Natchez	Adams
Nesbitt	DeSoto
New Garden	Tate
New Hebron	Lawrence
New Hope	Tate
New Town	Tate
New Zion	Walthall
Newsport	Attala
Niles	Bolivar
Nitta Yuma	Sharkey
Nixona	Humphreys
Norfolk	DeSoto
North Carrollton	Carroll
Oak Grove	DeSoto
Oakdale	Pike
Oakland	Yalobusha
Oakley	Hinds
Oaks	Madison
Ofahoma	Leake
Onward	Sharkey
Osyka	Pike
Overpark	DeSoto
Owen Wells	Holmes
Pace	Bolivar
Paducah	Washington
Palestine	Tate
Pantherburn	Sharkey
Parchman	Sunflower
Patozi	Yazoo
Pearl	Rankin
Pearson	Rankin

Pelahatchie	Rankin
Pellez	Webster
Penton	DeSoto
Percy	Washington
Perthshire	Bolivar
Phillip	Tallahatchie
Pickens	Holmes
Pine Hill	Grenada
Pine Tree	Leake
Piney Woods	Rankin
Pinola	Simpson
Plain	Rankin
Pleasant Grove	Panola
Plum Point	DeSoto
Poagville	Tate
Pocahontas	Hinds
Pollack	Sunflower
Pope	Panola
Poplar Corner	DeSoto
Poplar Creek	Montgomery
Port Gibson	Claiborne
Powell	Coahoma
Prentiss	Jefferson Davis
Pugh City	Leflore
Quinten	Franklin
Quinto	Leflore
Rabbit Ridge	DeSoto
Rainbow	Tallahatchie
Raleigh	Smith
Rankin	Rankin
Raymond	Hinds
Redding	Grenada
Rehobeth	Rankin
Renova	Bolivar
Renshaw	Yazoo
Rexburg	Washington
Rich	Coahoma
Richland	Rankin
Ridgeland	Madison
Robinsonville	Tunica
Rolling Fork	Sharkey
Rome	Sunflower
Roseacres	Coahoma
Rosedale	Bolivar
Roxie	Franklin
Ruby	Leflore
Ruleville	Sunflower
Rushing	Walthall
Sallis	Attala
Sanatorium	Simpson

Sardis	Panola
Schlater	Leflore
Scobey	Yalobusha
Scott	Bolivar
Senatobia	Tate
Session	Coahoma
Shady Grove	DeSoto
Sharkey	Tallahatchie
Sharpsburg	Madison
Shaw	Bolivar
Shelby	Bolivar
Shellmound	Leflore
Shepardtown	Leflore
Sherard	Coahoma
Shivers	Simpson
Sibleyton	Montgomery
Sidon	Leflore
Silver City	Humphreys
Silver Creek	Lawrence
Siwell	Hinds
Skene	Bolivar
Sledge	Quitman
Sligo	Washington
Smokeyhollow	DeSoto
Smyrna	Attala
Somerville	Leflore
South Lake	Tallahatchie
Star	Rankin
State Line	DeSoto
Stewart	Montgomery
Stillions	Coahoma
Stoneville	Washington
Stout	Warren
Stovall	Coahoma
Stover	Tallahatchie
Street	Amite
Stringtown	Bolivar
Summit	Pike
Sumner	Tallahatchie
Sunflower	Sunflower
Sunflower Plantation	Sunflower
Sunnyside	Leflore
Swan Lake	Tallahatchie
Sweethome	Grenada
Swiftown	Leflore
Symonds	Bolivar
Tallahatchie	Panola
Tchula	Holmes
Terry	Hinds
Thayer	Lincoln

Thornhill	Rankin
Tie Plant	Grenada
Tillotoba	Yalobusha
Tomnolen	Webster
Tougaloo	Hinds
Tralake	Washington
Tribbett	Washington
Tunica	Tunica
Turnbull	Wilkinson
Tutwiler	Tallahatchie
Tylertown	Walthall
Union	Simpson
Utica	Hinds
Vaiden	Carroll
Valley Hill	Carroll
Value	Rankin
Van Winkle	Hinds
Vance	Quitman
Vaughan	Yazoo
Vicksburg	Warren
Victor	Bolivar
Waco	Washington
Wade	Tallahatchie
Wakefield	Tate
Walkers Bridge	Walthall
Walls	DeSoto
Waltersville	Warren
Warfield	Washington
Washington	Adams
Waveland	Bolivar
Waxhaw	Bolivar
Way	Madison
Weathersby	Simpson
Webb	Tallahatchie
Wesson	Copiah
West	Holmes
West Days	DeSoto
West Hill	Holmes
Whaley	Carroll
Whitaker	Wilkinson
Whitehead	Tallahatchie
Whitfield	Rankin
Whitney	Sunflower
Wildwood	Coahoma
Williamsville	Attala
Wilmot	Washington
Winona	Montgomery
Winstonville	Bolivar
Wintersville	Washington
Woodlawn	Washington

Woodville	Wilkinson
Woolworth	Lincoln
Wright	Bolivar
Yazoo City Rural	Yazoo
Yokena	Warren
Zemuly	Attala
Zetus	Lincoln

Also all branches, extensions, improvements and developments of or appertaining to or connected with said distribution systems, or any of them, and all other distribution systems of the Company and parts thereof wherever situated whether connected or not connected with any of the foregoing systems, and whether now owned or hereafter acquired and/or constructed during the existence of this trust, as well as all of the Company’s rights-of-way, easements, privileges, permits, municipal or other franchises, consents and rights for or relating to the construction, maintenance or operation thereof or any part thereof, through, over, under or upon any public streets or highways, or public or private lands, subject, however, to the provisions of Section 15.03 hereof.

PARAGRAPH FIVE
All franchises, licenses, ordinances, permits, privileges and Certificates of Public Convenience and Necessity issued, granted or held by the Company or its predecessors in interest, including among others, the following Certificates of Public Convenience and Necessity:

1.	Mississippi Public Service Commission Docket U-176 Certificate of Public Convenience and Necessity issued November 27, 1956.

2.	Mississippi Public Service Commission Docket U-190 Certificate of Public Convenience and Necessity issued January 23, 1957.

3.	Mississippi Public Service Commission Docket U-200 Certificate of Public Convenience and Necessity issued April 23, 1957.

4.	Mississippi Public Service Commission Docket U-210 Certificate of Public Convenience and Necessity issued April 18, 1957.

5.	Mississippi Public Service Commission Docket U-211 Certificate of Public Convenience and Necessity issued March 22, 1957.

6.	Mississippi Public Service Commission Docket U-228 Certificate of Public Convenience and Necessity issued June 7, 1957.

7.	Mississippi Public Service Commission Docket U-259 Certificate of Public Convenience and Necessity issued December 2, 1957.

8.	Mississippi Public Service Commission Docket U-260 Certificate of Public Convenience and Necessity issued December 2, 1957.

9.	Mississippi Public Service Commission Docket U-281 Certificate of Public Convenience and Necessity issued March 4, 1958.

10.	Mississippi Public Service Commission Docket U-282 Certificate of Public Convenience and Necessity issued March 4, 1958.

11.	Mississippi Public Service Commission Docket U-318 Certificate of Public Convenience and Necessity issued June 11, 1958.

12.	Mississippi Public Service Commission Docket U-359 Certificate of Public Convenience and Necessity issued December 15, 1958.

13.	Mississippi Public Service Commission Docket U-390 Certificate of Public Convenience and Necessity issued August 10, 1959.

14.	Mississippi Public Service Commission Docket U-399 Certificate of Public Convenience and Necessity issued June 4, 1959.

15.	Mississippi Public Service Commission Docket U-448 Certificate of Public Convenience and Necessity issued October 6, 1959.

16.	Mississippi Public Service Commission Docket U-474 Certificate of Public Convenience and Necessity issued January 5, 1960.

17.	Mississippi Public Service Commission Docket U-481 Certificate of Public Convenience and Necessity issued January 5, 1960.

18.	Mississippi Public Service Commission Docket U-484 Certificate of Public Convenience and Necessity issued February 2, 1960.

19.	Mississippi Public Service Commission Docket U-551 Certificate of Public Convenience and Necessity issued October 4, 1960.

20.	Mississippi Public Service Commission Docket U-573 Certificate of Public Convenience and Necessity issued December 14, 1960.

21.	Mississippi Public Service Commission Docket U-593 Certificate of Public Convenience and Necessity issued March 7, 1961.

22.	Mississippi Public Service Commission Docket U-630 Certificate of Public Convenience and Necessity issued October 17, 1961.

23.	Mississippi Public Service Commission Docket U-655 Certificate of Public Convenience and Necessity issued January 3, 1962.

24.	Mississippi Public Service Commission Docket U-737 Certificate of Public Convenience and Necessity issued October 31, 1962.

25.	Mississippi Public Service Commission Docket U-741 Certificate of Public Convenience and Necessity issued November 6, 1962.

26.	Mississippi Public Service Commission Docket U-780 Certificate of Public Convenience and Necessity issued March 5, 1963.

27.	Mississippi Public Service Commission Docket U-781 Certificate of Public Convenience and Necessity issued March 5, 1963.

28.	Mississippi Public Service Commission Docket U-821 Certificate of Public Convenience and Necessity issued July 2, 1963.

29.	Mississippi Public Service Commission Docket U-825 Certificate of Public Convenience and Necessity issued August 12, 1963.

30.	Mississippi Public Service Commission Docket U-826 Certificate of Public Convenience and Necessity issued August 12, 1963.

31.	Mississippi Public Service Commission Docket U-896 Certificate of Public Convenience and Necessity issued March 3, 1964.

32.	Mississippi Public Service Commission Docket U-942 Certificate of Public Convenience and Necessity issued September 1, 1964.

33.	Mississippi Public Service Commission Docket U-991 Certificate of Public Convenience and Necessity issued February 2, 1965.

34.	Mississippi Public Service Commission Docket U-1000 Certificate of Public Convenience and Necessity issued April 6, 1965.

35.	Mississippi Public Service Commission Docket U-1013 Certificate of Public Convenience and Necessity issued April 6, 1965.

36.	Mississippi Public Service Commission Docket U-1063 Certificate of Public Convenience and Necessity issued October 25, 1965.

37.	Mississippi Public Service Commission Docket U-1067 Certificate of Public Convenience and Necessity issued August 12, 1965.

38.	Mississippi Public Service Commission Docket U-1171 Certificate of Public Convenience and Necessity issued March 1, 1966.

39.	Mississippi Public Service Commission Docket U-1189 Certificate of Public Convenience and Necessity issued April 5, 1966.

40.	Mississippi Public Service Commission Docket U-1223 Certificate of Public Convenience and Necessity issued June 7, 1966.

41.	Mississippi Public Service Commission Docket U-1328 Certificate of Public Convenience and Necessity issued January 4, 1967.

42.	Mississippi Public Service Commission Docket U-1341 Certificate of Public Convenience and Necessity issued January 4, 1967.

43.	Mississippi Public Service Commission Docket U-1352 Certificate of Public Convenience and Necessity issued February 13, 1967.

44.	Mississippi Public Service Commission Docket U-1362 Certificate of Public Convenience and Necessity issued February 7, 1967.

45.	Mississippi Public Service Commission Docket U-1372 Certificate of Public Convenience and Necessity issued March 7, 1967.

46.	Mississippi Public Service Commission Docket U-1392 Certificate of Public Convenience and Necessity issued April 4, 1967.

47.	Mississippi Public Service Commission Docket U-1440 Certificate of Public Convenience and Necessity issued October 24, 1967.

48.	Mississippi Public Service Commission Docket U-1559 Certificate of Public Convenience and Necessity issued February 6, 1968.

49.	Mississippi Public Service Commission Docket U-1564 Certificate of Public Convenience and Necessity issued March 6, 1968.

50.	Mississippi Public Service Commission Docket U-1586 Certificate of Public Convenience and Necessity issued April 2, 1968.

51.	Mississippi Public Service Commission Docket U-1594 Certificate of Public Convenience and Necessity issued April 2, 1968.

52.	Mississippi Public Service Commission Docket U-1644 Certificate of Public Convenience and Necessity issued June 4, 1968.

53.	Mississippi Public Service Commission Docket U-1702 Certificate of Public Convenience and Necessity issued November 5, 1968.

54.	Mississippi Public Service Commission Docket U-1801 Certificate of Public Convenience and Necessity issued March 4, 1969.

55.	Mississippi Public Service Commission Docket U-1812 Certificate of Public Convenience and Necessity issued April 1, 1969.

56.	Mississippi Public Service Commission Docket U-1901 Certificate of Public Convenience and Necessity issued November 10, 1969.

57.	Mississippi Public Service Commission Docket U-1954 Certificate of Public Convenience and Necessity issued April 7, 1970.

58.	Mississippi Public Service Commission Docket U-1995 Certificate of Public Convenience and Necessity issued July 13, 1970.

59.	Mississippi Public Service Commission Docket U-2042 Certificate of Public Convenience and Necessity issued January 5, 1971.

60.	Mississippi Public Service Commission Docket U-2043 Certificate of Public Convenience and Necessity issued January 15, 1971.

61.	Mississippi Public Service Commission Docket U-2110 Certificate of Public Convenience and Necessity issued May 25, 1971.

62.	Mississippi Public Service Commission Docket U-2201 Certificate of Public Convenience and Necessity issued October 5, 1971.

63.	Mississippi Public Service Commission Docket U-2249 Certificate of Public Convenience and Necessity issued December 17, 1971.

64.	Mississippi Public Service Commission Docket U-2288 Certificate of Public Convenience and Necessity issued April 4, 1972.

65.	Mississippi Public Service Commission Docket U-2419 Certificate of Public Convenience and Necessity issued October 3, 1972.

66.	Mississippi Public Service Commission Docket U-2497 Certificate of Public Convenience and Necessity issued February 12, 1973.

67.	Mississippi Public Service Commission Docket U-2563 Certificate of Public Convenience and Necessity issued June 5, 1973.

68.	Mississippi Public Service Commission Docket U-2629 Certificate of Public Convenience and Necessity issued August 7, 1973.

69.	Mississippi Public Service Commission Docket U-2659 Certificate of Public Convenience and Necessity issued October 2, 1973.

70.	Mississippi Public Service Commission Docket U-2764 Certificate of Public Convenience and Necessity issued March 11, 1974.

71.	Mississippi Public Service Commission Docket U-2800 Certificate of Public Convenience and Necessity issued May 29, 1974.

72.	Mississippi Public Service Commission Docket U-2819 Certificate of Public Convenience and Necessity issued June 4, 1974.

73.	Mississippi Public Service Commission Docket U-2993 Certificate of Public Convenience and Necessity issued June 3, 1975.

74.	Mississippi Public Service Commission Docket U-3166 Certificate of Public Convenience and Necessity issued August 3, 1976.

75.	Mississippi Public Service Commission Docket U-3247 Certificate of Public Convenience and Necessity issued March 1, 1977.

76.	Mississippi Public Service Commission Docket U-3315 Certificate of Public Convenience and Necessity issued July 19, 1977.

77.	Mississippi Public Service Commission Docket U-3365 Certificate of Public Convenience and Necessity issued October 6, 1977.

78.	Mississippi Public Service Commission Docket U-3410 Certificate of Public Convenience and Necessity issued December 8, 1977.

79.	Mississippi Public Service Commission Docket U-3411 Certificate of Public Convenience and Necessity issued December 8, 1977.

80.	Mississippi Public Service Commission Docket U-3615 Certificate of Public Convenience and Necessity issued February 2, 1979.

81.	Mississippi Public Service Commission Docket U-3616 Certificate of Public Convenience and Necessity issued January 22, 1979.

82.	Mississippi Public Service Commission Docket U-3707 Certificate of Public Convenience and Necessity issued September 10, 1979.

83.	Mississippi Public Service Commission Docket U-3865 Certificate of Public Convenience and Necessity issued September 2, 1980.

84.	Mississippi Public Service Commission Docket U-3866 Certificate of Public Convenience and Necessity issued August 19, 1980.

85.	Mississippi Public Service Commission Docket U-3967 Certificate of Public Convenience and Necessity issued June 19, 1981.

86.	Mississippi Public Service Commission Docket U-4005 Certificate of Public Convenience and Necessity issued April 16, 1981.

87.	Mississippi Public Service Commission Docket U-4093 Certificate of Public Convenience and Necessity issued October 20, 1981.

88.	Mississippi Public Service Commission Docket U-4326 Certificate of Public Convenience and Necessity issued June 7, 1983.

89.	Mississippi Public Service Commission Docket U-4472 Certificate of Public Convenience and Necessity issued April 3, 1984.

90.	Mississippi Public Service Commission Docket U-4473 Certificate of Public Convenience and Necessity issued April 3, 1984.

91.	Mississippi Public Service Commission Docket U-4489 Certificate of Public Convenience and Necessity issued June 5, 1984.

92.	Mississippi Public Service Commission Docket U-4579 Certificate of Public Convenience and Necessity issued October 2, 1984.

93.	Mississippi Public Service Commission Docket U-4709 Certificate of Public Convenience and Necessity issued July 2, 1985.

94.	Mississippi Public Service Commission Docket U-4807 Certificate of Public Convenience and Necessity issued May 5, 1986.

95.	Mississippi Public Service Commission Docket U-4929 Certificate of Public Convenience and Necessity issued December 9, 1986.

96.	Mississippi Public Service Commission Docket U-4989 Certificate of Public Convenience and Necessity issued May 5, 1987.
Also all extensions, renewals, improvements, modifications and amendments connected with or affecting such Certificates of Public Convenience and Necessity, and any hereafter acquired by or granted to the Company, subject, however, to the provisions of Section 15.03 hereof.

PARAGRAPH SIX
ALL AND SINGULAR THE MISCELLANEOUS LANDS AND REAL ESTATE OR RIGHT AND INTERESTS THEREIN OF THE COMPANY NOW OWNED, OR HEREAFTER ACQUIRED DURING THE EXISTENCE OF THIS TRUST, INCLUDING:

ADAMS COUNTY:
1.Vacant lots (old storeroom and diesel plant) North Side St. Catherine Street, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Adams County, Mississippi, in Book 4-0 at Page 201; also lot being 523 Aldrich as shown on 1929 tax receipt 1434 of Southwestern G. & E. Co. less 0.42 acre to City of Natchez for streets, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Adams County, Mississippi, in Book 12-Q at Pages 158-R and 160.

2.Vacant Lot No. 11, Block A, Bellevue Subdivision, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Adams County, Mississippi, in Book 4-0 at Page 201.

3. 3.69 acre Service Center and Office Site, a part of Phardusky Subdivision, Plat Book 2, Page 49; less 0.31 acre to Highway Commission, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Adams County, Mississippi, in Book 9-H at Page 623 and Book 10-N at Page 138.

4. 0.14 acre N.S.E.S. Pipeline R.O.W. (fee) in Section 4, Township 6 North, Range 3 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Adams County, Mississippi, in Book 12-H at Page 528.

5. 2.07 acre Cranfield Microwave Tower Site in Section 55, Township 7 North, Range 1 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Adams County, Mississippi, in Book 7-F at Page 568.

AMITE COUNTY:
1. 2.07 acre Microwave Tower Site in Section 23, Township 3 North, Range 2 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Amite County, Mississippi, in Book 105 at Page 475.

2.Gloster Office: Part of Lots 7, 8, 9, 10, 11 and 12 of Block 52; also an area between Blocks 52 and 84 in Section 34, Township 3 North, Range 2 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Amite County, Mississippi, in Book 181 at Page 55.

ATTALA COUNTY:
1.Easement to 13 KV Regulator Site in Section 34, Township 14 North, Range 5 East.

BOLIVAR COUNTY:
1.Easement to Dahoney Regulator Site in Section 34, Township 21 North, Range 8 West, located just north of Dahoney on Highway No. 1.

2. 2.0 acres, Caretaker’s house site, in Southwest Quarter of Section 3, Township 22 North, Range 5 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Bolivar County, Mississippi, in Book M-71 at Page 301.

3.Water rights for pumping in Sections 1, 2, 11 and 12, Township 22 North, Range 5 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Adams County, Mississippi, in Book M-58 at Pages 353 and 468; also Sections 13, 24, 25, 26 and 35 in Township 23 North, Range 5 West, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Bolivar County, Mississippi, in Book M-58 at Pages 251, 254, 533, 537, 549 and 556, and Book M-59 at Pages 195, 197 and 296.

4.Leased vacant lot (old 13 KV substation) - Lease expires 12/31/2070, in the Southwest Quarter, Section 16, Township 22 North, Range 5 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Bolivar County, Mississippi, in Book M-108 at Page 646.

5.Old 13 KV Switching Station (vacant) in Section 9, Township 23 North, Range 7 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Bolivar County, Mississippi, in Book G-4 at Pages 110 and 137.

6.Water rights for pumping water in Section 12, Township 23 North, Range 5 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Bolivar County, Mississippi, in Book M-58 at Page 581.

7.Shelby Office Building Site: Lot 5, Block 6, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Bolivar County, Mississippi, in Book M-59 at Pages 345 and 377 and Book M-60 at Page 451.

8. 13 KV Regulator Site (vacant) in Section 21, Township 23 North, Range 5 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Bolivar County, Mississippi, in Book M-26 at Page 385.

9.Easement - 13 KV Regulator Site in Southeast Quarter of Southwest Quarter, Section 27, Township 26 North, Range 5 West.

10.Easement - 0.29 acre 115 KV Shelby Switching Station Site in Section 1, Township 24 North, Range 5 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Bolivar County, Mississippi, in Book M-65 at Page 501.

11.Leased Cleveland Office Site (expires 12/31/2070) in Section 16, Township 22 North, Range 5 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Bolivar County, Mississippi, in Book M-108 at Page 645, less portion to City of Cleveland, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Bolivar County, Mississippi, in Book M-133 at Page 463.

CARROLL COUNTY:
1.Easement - 13 KV Regulator Site in Southeast Quarter, Section 12, Township 19 North, Range 3 East.

CLAIBORNE COUNTY:
1.Port Gibson Office Building Site: Lot 1, Square 1 of the Suburb of St. Mary, along East Side Market (Main) Street, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Claiborne County, Mississippi, in Book 6-N at Page 348.

COAHOMA COUNTY:
1.Easement - 13 KV Regulator Site in Southeast Quarter, Section 25, Township 28 North, Range 5 West.

2. 0.57 acre Regulator Site (vacant) in Southwest Quarter of Southeast Quarter, Section 34, Township 26 North, Range 3 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Coahoma County, Mississippi, in Book 98 at Page 35.

3. 5.74 acre Leased Microwave Tower Site: In Northeast Quarter of Northeast Quarter, Section 13, Township 26 North, Range 5 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Coahoma County, Mississippi, in Book 299 at Page 437.

4. 1.12 acre Clarksdale Office Site fronting 180 feet along the West R.O.W. line of U.S. Highway 49 in Section 31, Township 27 North, Range 3 West, and Section 36, Township 27 North, Range 4 West, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Coahoma County, Mississippi, in Book 88 at Page 589, and Book 222 at Pages 283 and 325.

COPIAH COUNTY:
1.Crystal Springs Office Building Site:
Parcel 1: Part of Lots 6, 7 and 8, Square 9 of Dabney Map (also described as being part of Lots 9, 10 and 11, Square 16 of Stowell Map), as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Copiah County, Mississippi, in Book 7-D at Pages 540, 544, 546 and 621.
Parcel 2: Part of Lot 8, Square 9, Dabney Map (also being Lot 9, Square 16, Stowell Map), as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Copiah County, Mississippi, in Book 7-0 at Page 595.

2.Hazlehurst Office Building Site: A part of Lot 100, Plummer Plat, less part of lot and building sold to Hazlehurst, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Copiah County, Mississippi, in Book 7-F at Page 42; Book 6-R at Page 341; Book 6-S at Page 348; Book 6-T at Page 403; and Book 7-0 at Page 521.

3. 0.1921 acre roadway to Crystal, Springs 115 KV substation in Southeast Quarter of Northeast Quarter and the Southeast Quarter, Section 35, Township 2 North, Range 2 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Copiah County, Mississippi, in Book 4-I at Pages 47 and 159.

4.Old Power Plant Site in Block JJ, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Copiah County, Mississippi, in Book 4-F at Page 532.

5. 13 KV Substation Site in Lot 7, Square E, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Copiah County, Mississippi, in Book 4-F at Page 605.

DESOTO COUNTY:
1.Hernando Office Building Site being part of Lots 7, 8, 27 and 30, all of Lot 28, and a closed alley in Section 13, Township 3 South, Range 8 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of De Soto County, Mississippi, in Book 55 at Page 7.

2.Easement - 13 KV Regulator Site in Southwest Quarter, Section 13, Township 4 South, Range 8 West.

3.Easement - 13 KV Regulator Site in Southeast Quarter, Section 32, Township 2 South, Range 10 West.

FRANKLIN COUNTY:
1.Easement to Regulator Site - Northeast Quarter, Section 19, Township 6 North, Range 1 East.

GRENADA COUNTY:
1.Grenada Office: 50 feet off North side of South Half of Lot 175, East Ward, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Grenada County, Mississippi, in Book 99 at Page 593.

2.Grenada Office Parking Lot: South Half of Lot 175, East Ward; less 50 feet; also, North Half of a 10-foot alley between Lots 175 and 180, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Grenada County, Mississippi, in Book 125 at Page 176, and Book 172 at page 276; less North Half of a 10-foot alley sold to Magnolia Federal Bank on 10/1/85, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Grenada County, Mississippi, in Book 225 at Page 56.

3.Grenada Service Center: 0.33 acre, part of West Half of Lot 179, East Ward, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Grenada County, Mississippi, in Book 177 at Pages 71 and 426.

4.Storage Lot (Cooley): Part of West Half of Lot 176, East Ward, in Section 8, Township 22 North, Range 5 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Grenada County, Mississippi, in Book 108 at Page 46.

5.Storage Lot (K. Penn): East Ward; also an 8-foot alley closed in 1939, Minute Book 1935, Page 363, all in Section 8, Township 22 North, Range 5 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Grenada County, Mississippi, in Book 160 at Page 183.

6.Storage Lot (M. Cooley): 0.35 acres, part of West Half of Lot 176, East Ward, in Section 8, Township 22 North, Range 5 East, less 62.00’ x 104.57’ portion on south end, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Grenada County, Mississippi, in Book 175 at Page 584 and in Book 210 at Page 350.

7. 0.08 acre 13 KV Regulator Site in the Northwest Quarter of Southwest Quarter, Section 11, Township 23 North, Range 4 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Grenada County, Mississippi, in Book 89 at Page 330.

8.Easement to 13 KV Regulator Site in Section 24, Township 22, Range 6 East, being 11 miles East of Grenada on Highway No. 8.

HINDS COUNTY:
1.MP&L Conference Center:
A part of Lot 11 of Garland Community Farm Subdivision, First Judicial District, Hinds County, Mississippi, a map or plat of said subdivision being recorded in Surveyor’s Record Book “B” at page 67, in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, being more particularly described as follows, to-wit:
Beginning at the Northeast corner of Lot 12 of said subdivision and run thence west along and on the North line of said Lot 12 a distance of 400 feet to a point; thence angle right 90 degrees 03 minutes and 30 seconds for a distance of 1016.05 feet to a point on the North line of Lot 11 of said subdivision; thence angle right 90 degrees 10 minutes for a distance of 615.3 feet to a point on the South right of way line of Y.& M.V. Railroad; thence angle right 40 degrees 16 minutes (on long chord) for a distance of 367 feet to the point of tangent on South line of said railroad right of way; thence angle left 1 degree 39 minutes and 30 seconds along and on the South line of Y.& M.V. Railroad right of way line a distance of 266.9 feet to a point; thence angle right 100 degrees 21 minutes for a distance of 929.2 feet to point of beginning, containing 17.95 acres; together with all improvements and appurtenances thereon.
Also, a strip of land 30 feet in width parallel with and adjacent to the South line of Lot 11 of Garland Community Farm Subdivision, First Judicial District, Hinds County, Mississippi, a map or plat of said subdivision being recorded in Surveyor’s Record book “B” at page 67, in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, the center line of said 30 foot strip being more particularly described as follows, to-wit:
Commencing at the Northeast corner of Lot 12 of said subdivision and run thence West along and on the North line of said Lot 12 a distance of 400 feet to a point; thence angle right 90 degrees 03 minutes and 30 seconds for a distance of 15 feet to the point of beginning of the center line herein described; run thence West 15 feet North of and parallel to South line of Lot 11 of Garland Community Farm Subdivision a distance of 892 feet to the East right of way line of county road containing 0.61 acres, all as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 3384 at Page 520.
2.Mayes Street Storeroom and Transformer Shop: 8.178 acres, being a part of Lots 6, 7 and 8 of the E & S Virden Subdivision of Nichols Place in Section 22, Township 6 North, Range 1 East, First Judicial District, Hinds County, Mississippi, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 614 at Page 267, and Book 2478 at Page 285, subject to easement to City of Jackson for street, 4/18/57.

3.Lots 23-29 of Block G, Cottage Grove Subdivision, Part 2, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 864 at Page 300.

4. 1.34 acres, Division Engineering Office Site in Lot 39, E & S Virden Subdivision of Nichols Place in Section 22, First Judicial District, Hinds County, Mississippi.

5.Clinton Office (Former C.E.P.A. Office) and Skill Development Center Site: 8.0 acres in West Half of Southwest Quarter, Section 28, Township 6 North, Range 1 West, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 2096 at Page 131.

6.Division Construction Center and Storeroom Site: Lots 2, 3, 4, 5 and Part of Lot 6, Court Green Addition, in East Half of Northeast Quarter, Section 10, Township 5 North, Range 1 East, First Judicial District, Hinds County, Mississippi, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 148 at Page 201, and Book 1514 at Page 68.

7.Dispatcher Office and Service Center: 1.12 acres in Lot 34 of South Jackson Survey, First Judicial District, Hinds County, Mississippi, subject to an easement for sanitary sewer sold to City of Jackson, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1402 at Page 210, and Book 1884 at Page 489.

8.Mayes-Lawson Street Storage Lot: 3.09 acres in South Half of Section 22, Township 6 North, Range 1 East, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 2286 at Page 240.

9.Leasehold in 8.0 acres, General Storeroom Site owned by Ross, Eubanks, Betts & Co., being a part of Lots 6-8 of E. & S. Virden Subdivision of Nichols Place in Section 22, Township 6 North, Range 1 East, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 512 at Page 557, and subject to easement to City of Jackson for a street, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1020 at Page 473.

10.Leasehold to 0.41 acre Spur Track Site to General Storeroom, being a part of Lot 39, E & S Virden Subdivision of Nichols Place in Section 22, Township 6 North, Range 1 East, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 514 at Page 90.

11.Electric (Lampton) Building Site, being the South Half of Lot 6 and South Half of Lot 5 less 11 feet off East side in Southwest corner of Square 11 South, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 1800 at Page 116.

12. 6.91 acre Railroad Spur in the Southwest Quarter, Section 5, Township 5 North, Range 1 West, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 2854 at Page 1185.

13.Chevron Property being Lots 7, 8, 9, 10 and 11 of Green Court, South Jackson, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 3180 at Page 344.

14. 2.40 acre Newman Microwave Tower Site in the East Half of Northeast Quarter, Section 26, Township 15 North, Range 5 East, Second Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the Second Judicial District of Hinds County at Raymond, Mississippi, in Book 212 at Page 61.

15.Easement to 13 KV Regulator Site in the Southwest Quarter of Section 16, Township 5 North, Range 2 West, Second Judicial District, Hinds County, Mississippi.

16.Leasehold in Pole Yard Site: Lot 5 of Virden’s Survey, First Judicial District, Hinds County, Mississippi, leased from G.M. & O. R.R. along the North R.O.W. line of Tombigbee Street.

17. 13 KV Switchrack Site: A 25-year leasehold expiring 11/27/91 under House Bill 1602 (Ch. 475) of the 1973 Regular Session, Lots 21 and 22 of A. Virden Survey, Square 8, East Jackson, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 2490 at Page 508.

18. 21.02 acre Railroad Spur in Sections 3, 4 and 5, Township 5 North, Range 1 West, First Judicial District, Hinds County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of the First Judicial District of Hinds County at Jackson, Mississippi, in Book 2854 at Page 1185.

HOLMES COUNTY:
1.Lexington Office Building Site:
Parcel 1 (Ervin-Dunn): In Southwest corner of Lot 4, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Holmes County, Mississippi, in Book 96 at Page 118.
Parcel 2 (Ellis E. Wynn): South 112 feet of Lot 4 less Parcel 1 above, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Holmes County, Mississippi, in Book 95 at Page 562.
Parcel 3 (Annie Wynn): North 19.25 feet of Lot 4 and the South 0.75 feet of Lot 3, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Holmes County, Mississippi, in Book 122 at Page 794.
Parcel 4 (Joy Wynn Brooks and Anne W. Love): The North Part of Lot 3, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Holmes County, Mississippi, in Book 127 at Page 628.
2.Easement - 13 KV Regulator Site (vacant) in Northwest Quarter of Northeast Quarter, Section 30, Township 13 North, Range 4 East.

3. 0.075 acre 13 KV Regulator Site: In Northwest Quarter of Southeast Quarter of Section 17, Township 15 North, Range 5 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Holmes County, Mississippi, in Book 55 at Page 129.

4. 0.98 acre Roadway Easement to Durant 115 KV Substation and 0.39 acre portion of Durant 115 KV Substation in Southwest Quarter, Section 14, Township 14 North, Range 4 East, a total of 1.37 acres, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Holmes County, Mississippi, in Book 43 at Page 68, and Book 44 at Page 219.

5.Easement 13 KV Regulator Site in Southeast Quarter, in Section 33, Township 14 North, Range 3 East.

6. 13 KV Substation Site, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Holmes County, Mississippi, in Book 42 at Page 331.

HUMPHREYS COUNTY:
1.Belzoni Office Building Site: Lots 5-8, 14-21 of Block 5, West Side Addition; also a closed alley, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Humphreys County, Mississippi, in Book 73 at Pages 230, 232, 235 and 236.

JEFFERSON COUNTY:
1. 5.17 acres, Microwave Tower Site (vacant) in Section 4, Township 8 North, Range 4 East, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Jefferson County, Mississippi, in Book 4-S at Pages 151 and 166.

LAWRENCE COUNTY:
1.Easement - 13 KV Regulator Site in Northwest Quarter, Section 18, Township 7 North, Range 20 West.

LEAKE COUNTY:
1.Carthage Office Building Site: Lot 4, Block 11, Original Survey less the East 24 feet, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Leake County, Mississippi, in Book 102 at Page 196.

LEFLORE COUNTY:
1.Easement - 13 KV Regulator Site in Section 5, Township 17 North, Range 1 East.

2.Easement - 13 KV Regulator Site in Section 17, Township 21 North, Range 1 West.

3.Easement - 13 KV Regulator Site in Section 29, Township 18 North, Range 1 West, 2 miles North of Morgan City - Swiftown Line.

LINCOLN COUNTY:
1.Leasehold - Brookhaven Office Site at 111 South Whitworth Avenue, in Section 18, Township 7 North, Range 8 East.

2. 3.97 acre Brookhaven Service Center and Storeroom Site: Part of Block 164 in Northeast Quarter of Southwest Quarter, Section 13, Township 7 North, Range 7 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Lincoln County, Mississippi, in Book 490 at Page 42.

3.Easement - 13 KV Regulator site in Southeast Quarter, Section 31, Township 7 North, Range 7 East.

4.Easement - 13 KV Regulator Site in Northeast Quarter, Section 27, Township 7 North, Range 9 East.

MADISON COUNTY:
1. 3.00 acre Radio Tower Site: In Southwest Quarter of Northwest Quarter of Section 30, Township 10 North, Range 3 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Madison County, Mississippi, in Book 161 at Page 131.

2.Easement to 13 KV Regulator Site in Southwest Quarter, Section 22, Township 8 North, Range 1 West.

3. 13 KV Regulator Site (vacant) in Southeast Quarter of Northwest Quarter, Section 2, Township 9 North, Range 4 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Madison County, Mississippi, in Book 31 at Page 428.

4.New Madison Office Building Site:
Parcel No. 1 (J.S. Harris, Jr.): 4.11 acres in North Half of the Northeast Quarter of Section 8, Township 7 North, Range 2 East, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Madison County, Mississippi, in Book 179 at Pages 249 and 732.
Parcel No. 2 (Marian H. Quinn): 3.62 acres adjacent and to the South of Parcel No. 1 in Section 8, Township 7 North, Range 2 East, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Madison County, Mississippi, in Book 179 at Pages 251 and 729.
5.Leasehold - Lots 5 and 7 of Overlook Subdivision, in North Half of Section 27, Township 7 North, Range 2 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Madison County, Mississippi, in Book 335 at Page 85.

MONTGOMERY COUNTY:
1.Winona Office Building Site in Lot 154 and part of Lot 159, Mercer Map, in Southwest Quarter, Section 25, Township 19 North, Range 5 East, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Montgomery County, Mississippi, in Book HH at Page 373 and in Book II at Page 45.

PANOLA COUNTY:
1.Sardis Office Building Site: A part of Block 2, in Section 34, Township 7 South, Range 7 West, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Panola County, Mississippi, in Book A-32 at Pages 276, 277 and 499.

PIKE COUNTY:
1.McComb Office Building Site:
Parcel No. 1 (City of McComb): Land between the South side of Lot 8, Square G, of West McComb, and the North side of Clark Street, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Pike County, Mississippi, in Book 130 at Page 116.
Parcel No. 2 (Palmer & Wilson): Part of Lot 8, Square G of West McComb, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Pike County, Mississippi, in Book 127 at Page 304.

Parcel No. 3 (Mrs. K. M. Benjamin): Part of Lot 7, Square G, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Pike County, Mississippi, in Book 127 at Page 327.
Parcel No. 4 (C.C. Cotten Estate): Part of Lot 7, Square G, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Pike County, Mississippi, in Book 127 at Pages 329, 379 and 394.
Parcel No. 5 (Mrs. B. Jackson): Lot 2, Square G, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Pike County, Mississippi, in Book 145 at Pages 106 and 391.
Parcel No. 6 (J.T. and Polly Stewart): Part of Lot 8, Square G, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Pike County, Mississippi, in Book 171 at Page 301.
Parcel No. 7 (R.L. and Wilda Crutcher): A lot in Square G, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Pike County, Mississippi, in Book 171 at Page 299.
2. 4.84 acres, Storage Lot Site in Section 13, Township 3 North, Range 7 East, White - as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Pike County, Mississippi, in Book 112 at Page 116; Sherman - as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Pike County, Mississippi, in Book 107 at Page 394; Caruth - as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Pike County, Mississippi, in Book 108 at Page 159; Jones - as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Pike County, Mississippi, in Book 105 at Page 125; Gillis - as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Pike County, Mississippi, in Book 105 at Page 98; M.C.P. Co. - as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Pike County, Mississippi, in Book 57 at Page 534; Highway Commission - as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Pike County, Mississippi, in Book 187 at Page 507.

3.Old 13 KV Substation Site (vacant), located in Section 1, Township 3 North, Range 7 East, in Pike County, Mississippi, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Pike County, Mississippi, in Book 57 at Page 534.

QUITMAN COUNTY:
1.Easement - 13 KV Regulator Site in Section 25, Township 29 North, Range 1 West.

2.Leasehold - Marks Office Building Site on Lots 1-6, Block 35, Addition 1, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Quitman County, Mississippi, in Book B-13 at Page 486.

RANKIN COUNTY:

1. 13 KV Regulator Site in Southeast Quarter of Northwest Quarter, Section 30, Township 4 North, Range 2 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Rankin County, Mississippi, in Book 99 at Page 535.

2.Easement - 13 KV Regulator Site in Northwest Quarter, Section 2, Township 5 North, Range 4 East.

3. 7.68 acres, Pearl District Office Site in the Southwest Quarter of the Northwest Quarter, Section 7, Township 5 North, Range 3 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Rankin County, Mississippi, in Book 411 at Page 59.

4. 6.04 acre Rankin Office Site (new) in Section 13, Township 5 North, Range 2 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Rankin County, Mississippi, in Book 438 at Page 218.

SCOTT COUNTY:
1.Morton Office Building Site:
Parcel 1 (A.S. Byrd, Jr.): Part of Lots 13 and 14, Block 3, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Scott County, Mississippi, in Book 5-N at Page 282.
Parcel 2 (D.R. Ott): Part of Lot 13, Block 3, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Scott County, Mississippi, in Book 5-N at Page 185.
Parcel 3 (J.N. & Mrs. M.A. Stuart): Part of Lots 13, 15 and 16, Block 3, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Scott County, Mississippi, in Book 5-N at Page 283.
SHARKEY COUNTY:
1.Rolling Fork Office Building Site: Lots 1 and 6, Block 6 of East Rolling Fork, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Sharkey County, Mississippi, in Book 100 at Page 558, less 6-foot strip sold to Town of Rolling Fork, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Sharkey County, Mississippi, in Book 152 at Page 564.

SIMPSON COUNTY:
1.Easement - 13 KV Regulator Site in Section 1, Township 10 North, Range 17 West.

2.Magee Office Building Site in Lots 1, 12 and part of 2 and 11, in Block 81, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Simpson County, Mississippi, in Book 442 at Page 101.

3.Mendenhall Office Building Site: Part of Lots 6 and 8, all of Lot 7 in Block 4 of Original Survey of the Town of Edna, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Simpson County, Mississippi, in Book 431 at Page 145.

SUNFLOWER COUNTY:
1.Water Rights for pumping (Sunflower River) in Sections 18 and 19, Township 21 North, Range 3 West; Sections 18-20 and 30-35, Township 22 North, Range 4 West; Sections 2, 3 and 12, Township 21 North, Range 4 West; all as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Sunflower County, Mississippi, in Book P-14 at Pages 82, 85, 88 and 334; Book R-14 at Page 147; and Book 0-14 at Pages 540, 546, 551 and 556.

2.Water Rights for pumping water in Sections 19 and 20, Township 23 North, Range 4 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Sunflower County, Mississippi, in Book X-14 at Page 427.

3.New Indianola Office Building Site in Southeast Quarter, Section 31, Township 19 North, Range 4 West:

Parcel 1: 1.0 acre being a part of Lot 27, Block “0”, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Sunflower County, Mississippi, in Book M-13 at Page 241.
Parcel 2: 0.11 acre being a part of Lot 26, Block “0”, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Sunflower County, Mississippi, in Book M-13 at Page 241.
Parcel 3: 0.19 acres being part of Lot 26, Block “0”, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Sunflower County, Mississippi, in Book W-19 at Page 89.
Parcel 4: 0.40 acres being Lot 26, Block “0” less a 40-foot strip off the South Side, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Sunflower County, Mississippi, in Book S-20 at Page 147.
4.Drew Office Building Site: Part of Lots 3 and 4 and Lot 5 in Block 3, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Sunflower County, Mississippi, in Book Q-14 at Pages 165 and 205.

TALLAHATCHIE COUNTY:
1.Easement - 13 KV Regulator Site in Section 28, Township 23 North, Range 1 West.

2.Charleston Office Building Site: Lots 1 and 2, Block 1, Northwest Ward, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Tallahatchie County, Mississippi, in Book 215 at Page 176.

TATE COUNTY:
1.Coldwater Office Building Site: Lot 32, and part of Lot 31, an area 86’ x 115’ adjoining said Lot, also an area 75’ x 175’ adjacent to Lot 29, all in Block 29, Part 4 of 1941 Extension to Coldwater in the Southeast Quarter of Section 31, Township 4 South, Range 7 West, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Tate County, Mississippi, in Book “NN” at Page 74, and Book “YY” at Page 438.

2.Senatobia Office Building Site: All of Lots 69-71, 76 and 77, Part of Lots 68, 72, 75 and 78, Block 1, Tatum’s Survey, in Northwest Quarter, Section 29, Township 5 South, Range 7 West, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Tate County, Mississippi, in Book “MM” at Pages 433 and 456, Book “NN” at Page 89; Book “00” at Page 600, and Book A-5 at Page 200.

3. 4.35 acres, Arkabutla Repeater Station Site in Northeast Quarter of Northwest Quarter, Section 2, Township 5 South, Range 9 West, less 0.19 acre in Road R.O.W. and 1.24 acres reserved for cemetery, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Tate County, Mississippi, in Book A-39 at Page 515.

TUNICA COUNTY:
1.Tunica Office Building being the Northeast Quarter, Block 2 in the Southeast Quarter of Tunica, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Tunica County, Mississippi, in Book H-3 at Page 410, and Book J-3 at Page 1.

2.Easement - 13 KV Regulator Site in the Northeast Quarter, Section 16, Township 4 South, Range 11 West, and being located .5 miles West of Hollywood.

3.Easement - 13 KV Regulator Site in Section 36, Township 5 South, Range 12 West, and being located .25 miles North of Clayton.

WALTHALL COUNTY:
1.Leased Tylertown Office Site.

WARREN COUNTY:
1.Parking Lot at Vicksburg Leased Office: Part of Lot 236, Square 38, Vicksburg Proper, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 292 at Page 294.

2. 0.17 acre, Leased Vicksburg Office Building Site in Lot 236, Square 38, Vicksburg Proper, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 274 at Page 575.

3.Vickburg Office Building Site (new) in Section 32, Township 16 North, Range 3 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 158 at Page 424.

4. 1.55 acres, Vicksburg Service Center Site in Section 32, Township 16 North, Range 3 East, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 254 at Page 477, and Book 324 at Page 295.

5.Leased Microwave Tower Site in Section 16, Township 15 North, Range 3 East, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Warren County, Mississippi, in Book 432 at Page 64.

WASHINGTON COUNTY:
1. 115 KV Tower Anchor Site (vacant): .537 acre being Lot 1, part of Lots 2 and 3, Block 41, Skinners Addition, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 206 at Page 506.

2.Service Center and Storage Yard Site leased from Belhaven College: Part of Block 16, Third Addition, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 416 at Page 210.

3.Office Building and Storage Yard Site, being Lots 3 and 4, Block 16, Third Addition, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 882 at Page 119.

4.Hollandale Office Building Site: Lot 3 and part of Lot 4, Block 29, Original Town, as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 608 at Page 455.

5.Easement - 13 KV Regulator Site in Northwest Quarter, Section 1, Township 16 North, Range 7 West.

6.Easement - 13 KV Regulator Site in Southeast Quarter, Section 3, Township 17 North, Range 6 West.

7.Storage Lot Site (Old Plant Site): Lots 2, 3, 6-8, and part of Lot 1 in Block 19, Skinners Addition, as more particularly described in the documents recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 197 at Page 100, and Book 566 at Pages 264 and 266.

8.Greenville Service Center:
Commencing at the Northwest corner of Block 16 of the Third Addition to the City of Greenville, where the Eastern boundary of Broadway intersects the Southern boundary of Main Street; thence running easterly along the Southern Boundary of Main Street, which coincides with the Northern boundary of Lots 1 and 2 of said Block, 170 feet to and for the point of beginning; thence from said point of beginning, running Southerly on a line perpendicular to Main Street, 310 feet to an alley; thence running Easterly along the Northern Boundary of said alley, 94 feet to the Eastern boundary of Lot 2 of said block; thence running Northerly along the Eastern boundary of said Lot 2, and perpendicular to Main Street, 310 feet to the Southern boundary of Main Street; thence running Westerly along the Southern boundary of Main Street 94 feet to the point of beginning, and being the East 94 feet of Lot 2 of Block 16 of the Third Addition, as shown by a map or plat of said Addition on file in the office of the Chancery Clerk of Washington County in Book K-2, Page 1, all as more particularly described in the document recorded among the land records in the office of the Chancery Clerk of Washington County, Mississippi, in Book 1616 at Page 366.
YAZOO COUNTY:
1.Easement - 13 KV Regulator Site in the Northeast Quarter, Section 23, Township 12 North, Range 3 West.

IN WITNESS WHEREOF, MISSISSIPPI POWER & LIGHT COMPANY, party hereto of the first part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and Bank of Montreal Trust Company, one of the parties hereto of the second part, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be attested by one of its Assistant Secretaries, and Z. George Klodnicki, the other party hereto of the second part, for like purposes, has hereunto set his hand and affixed his seal, all as of the day and year first above written.
MISSISSIPPI POWER & LIGHT COMPANY

By    /s/ G.A. GOFF
G.A. GOFF
Senior Vice President
[CORPORATE SEAL]

ATTEST:

/s/ J.R. MARTIN
J. R. MARTIN
Assistant Secretary

Executed, sealed and delivered by
MISSISSIPPI POWER & LIGHT COMPANY,
in the presence of:

/s/ ALLAN H. MAPP
ALLAN H. MAPP
/s/ JAMES E. COFER
JAMES E. COFER

BANK OF MONTREAL TRUST COMPANY
as Trustee

/s/ K. O. HEALEY
K. O. HEALEY
Vice President and Trust Officer

[CORPORATE SEAL]

ATTEST:

/s/ T. GABALLAH
T. GABALLAH
Assistant Secretary

/s/ Z. GEORGE KLODNICKI    [L.S.]
Z. GEORGE KLODNICKI,
as Co-Trustee

Executed, sealed and delivered by
BANK OF MONTREAL TRUST COMPANY and
Z. GEORGE KLODNICKI, in the
presence of:

/s/ MIRIAM M. PICO
MIRIAM M. PICO
/s/ TIMMY CORTES
TIMMY CORTES

STATE OF MISSISSIPPI     )
) SS.:
COUNTY OF HINDS

Personally appeared before me, the undersigned authority in and for the aforesaid County and State, the within named G. A. GOFF, as Senior Vice President, and J. R. MARTIN, as Assistant Secretary of MISSISSIPPI POWER & LIGHT COMPANY, who acknowledged that they signed, attached the corporate seal of the corporation thereto and delivered the foregoing instrument on the day and year therein stated, by the authority and as the act and deed of the corporation.
On the 9th day of February, 1988, before me personally came G. A. GOFF, to me known, who, being by me duly sworn, did depose and say that he resides at 425 North Pointe Parkway, Jackson, Mississippi 39211; that he is Senior Vice President of MISSISSIPPI POWER & LIGHT COMPANY, the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.
Given under my hand and seal this 9th day of February, 1988.

/s/ JOY L. SPEARS
JOY L. SPEARS
My Commission Expires
March 30, 1990

STATE OF NEW YORK     )
) SS.:
COUNTY OF NEW YORK    )

Personally appeared before me, the undersigned authority in and for the aforesaid County and State, the within named K. O. HEALEY, as Vice President and Trust Officer, and T. GABALLAH, as Assistant Secretary of BANK OF MONTREAL TRUST COMPANY, who acknowledged that they signed, attached the corporate seal of the corporation thereto and delivered the foregoing instrument on the day and year therein stated, by the authority and as the act and deed of the corporation.
On the 8th day of February, 1988, before me personally came K. O. HEALEY, to me known, who, being by me duly sworn, did depose and say that he resides at 25 McCutcheon Court, Middletown, New Jersey 07748; that he is a Vice President and Trust Officer of BANK OF MONTREAL TRUST COMPANY, the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.
Given under my hand and seal this 8th day of February, 1988.

/s/ MAUREEN RADIGAN
MAUREEN RADIGAN
Notary Public, State of New York
No. 31-4865983
Qualified in New York County
Commission Expires July 28, 1988

STATE OF NEW YORK     )
) SS.:
COUNTY OF NEW YORK    )

Personally appeared before me, the undersigned authority in and for the aforesaid County and State, the within named Z. GEORGE KLODNICKI, who acknowledged that he signed, sealed and delivered the foregoing instrument on the day and year therein mentioned.
On the 8th day of February, 1
988, before me personally came Z. GEORGE KLODNICKI, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same.
Given under my hand and seal this 8th day of February, 1988.

/s/ MAUREEN RADIGAN
MAUREEN RADIGAN
Notary Public, State of New York
No. 31-4865983
Qualified in New York County
Commission Expires July 28, 1988

SUMMARY OF RECORDING DATA

(to be inserted)